  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 6, 1998

                                                REGISTRATION NO. 333-56213
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------

                      PRE-EFFECTIVE AMENDMENT NO. 1

                                    TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
                             ACE SECURITIES CORP.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                ---------------
               DELAWARE                              APPLIED FOR
    (STATE OR OTHER JURISDICTIONOF                 (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                IDENTIFICATION NO.)
                          6707 FAIRVIEW ROAD, SUITE D
                        CHARLOTTE, NORTH CAROLINA 28210
                                (704) 365-0569
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                             ELIZABETH S. ELDRIDGE
                             ACE SECURITIES CORP.
                          6707 FAIRVIEW ROAD, SUITE D
                        CHARLOTTE, NORTH CAROLINA 28210
                                (704) 365-0569
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                                ---------------
                                   COPY TO:
                           JORDAN M. SCHWARTZ, ESQ.
                        CADWALADER, WICKERSHAM & TAFT
                             100 MAIDEN LANE NEW
                             YORK, NEW YORK 10038
                                ---------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    From time to time after this Registration Statement becomes effective.
                                ---------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
 TITLE OF EACH CLASS OF                PROPOSED MAXIMUM  PROPOSED MAXIMUM
    SECURITIES TO BE      AMOUNT BEING     OFFERING          AGGREGATE        AMOUNT OF
       REGISTERED          REGISTERED  PRICE PER UNIT(1) OFFERING PRICE(1) REGISTRATION FEE
-------------------------------------------------------------------------------------------
 Asset Backed
  Certificates (the
  "CERTIFICATES") and
  Asset Backed Notes
  (the "NOTES" and,
  together with the
  Certificates, the
  "SECURITIES"), issued
  in Series............   $500,000,000       100%          $500,000,000     $147,500.00(2)

-------------------------------------------------------------------------------
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(1) Estimated solely for the purposes of calculating the registration fee on the basis of the proposed maximum aggregate offering price.

(2) Previously paid.
                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION
8(A), MAY DETERMINE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER + +TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF + +THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD + +BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS +
+OF ANY SUCH STATE.                                                            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

PROSPECTUS SUPPLEMENT, SUBJECT TO COMPLETION, DATED AUGUST 6, 1998

PROSPECTUS SUPPLEMENT
(To Prospectus dated      , 199 )

--------------------------------------------------------------------------------
 ACE SECURITIES CORP.,
 DEPOSITOR

 [     ] TRUST 199

 ISSUER
 $
 ASSET BACKED CERTIFICATES, SERIES 199 -
 [      ],
 ASSET SELLER AND SERVICER

--------------------------------------------------------------------------------
 The Series 199 -   Asset Backed Certificates (the "CERTIFICATES") will
 include the following four senior classes: Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates (each, a "CLASS" and collectively, the "Class A Certificates"). In addition to the
 Class A Certificates, the Series 199 -   Asset Backed Certificates will
 include the Class R Certificates (the "RESIDUAL CERTIFICATES"). Only the
 Class A Certificates are offered hereby.

 The Depositor has caused         (the "CERTIFICATE INSURER") to issue a
 certificate guaranty insurance policy (the "CERTIFICATE INSURANCE POLICY") for the benefit of the Class A Certificateholders pursuant to which it will guarantee certain payments to the Class A Certificateholders as described herein.

 The Certificates will each evidence a beneficial ownership interest in a trust fund (the "TRUST FUND") consisting primarily of (i) certain conventional, fixed-rate, one- to four-family, first lien and second lien mortgage loans, with terms to maturity of approximately 30 years (the
 "INITIAL MORTGAGE LOANS"), to be deposited by ACE Securities Corp. (the "DEPOSITOR") into the Trust Fund for the benefit of the Certificateholders,
 (ii) amounts on deposit in the Pre-Funding Account and the Capitalized
 Interest Account and (iii) the Certificate Insurance Policy described herein. Certain characteristics of the Mortgage Loans are described herein under "Description of the Mortgage Loans."
                                                  (Cover continued on next page)

 Capitalized terms used in this Prospectus Supplement and not otherwise defined herein have the meanings assigned in the Prospectus. See the "Index of Defined Terms" beginning on page S- herein and the "Index of Defined Terms" in the Prospectus.

 PROCEEDS OF THE ASSETS IN THE TRUST FUND AND PROCEEDS FROM THE CERTIFICATE INSURANCE POLICY ARE THE SOLE SOURCE OF PAYMENTS ON THE CLASS A CERTIFICATES. THE CLASS A CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE CERTIFICATE INSURER, THE SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES. NEITHER THE CLASS A CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY THE DEPOSITOR, THE SERVICER OR ANY OF THEIR AFFILIATES.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

  CLASS DESIGNATION OF THE    SECURITY   PASS-THROUGH
  ASSET BACKED CERTIFICATES   BALANCE(1) RATE
  Class A-1                      $              %
  Class A-2                      $              %
  Class A-3                      $              %
  Class A-4                      $              %

 (1) Approximate. The initial Security Balances are subject to adjustment as described herein.

 PROSPECTIVE INVESTORS IN THE CLASS A CERTIFICATES SHOULD CONSIDER THE MATERIAL RISKS DISCUSSED UNDER "RISK FACTORS" IN THIS PROSPECTUS SUPPLEMENT BEGINNING ON PAGE S-[ ] AND IN THE PROSPECTUS BEGINNING ON PAGE [ ].

 The Class A Certificates are being offered by Deutsche Bank Securities Inc. and [Other Underwriter] (the "UNDERWRITERS") from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of
 sale. Proceeds to the Depositor are expected to be $      plus accrued
 interest from       , 199  to, but not including,        , 199 , before
 deducting issuance expenses payable by the Depositor estimated to be $   .

 The Class A Certificates purchased by each Underwriter are offered by such Underwriter subject to prior sale, when, as and if delivered to and accepted by such Underwriter and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject any order in whole or in part. It is expected that delivery of the Class A Certificates will be made only in book-entry form through the facilities of
 The Depository Trust Company, on or about       , 199  against payment
 therefor in immediately available funds.

                                                             [OTHER UNDERWRITER]
 DEUTSCHE BANK SECURITIES

      , 199

 (Cover continued from previous page)

  It is a condition of the issuance of the Class A Certificates that they be
rated " " by     and " " by      .

  The Class A Certificates initially will be represented by certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), as further described herein, which will be the "holders" or "CERTIFICATEHOLDERS" of such Certificates, as such terms are used herein. The interests of beneficial owners of the Class A Certificates will be represented by book entries on the records of DTC and the participating members of DTC. Definitive certificates will be available for the Class A Certificates only under limited circumstances. See "Description of the Certificates -- General" herein and "Risk Factors -- Owners of Book-Entry Securities Not Entitled to Exercise Rights of Holders of Securities" and "Description of the Securities -- Book-Entry Registration and Definitive Securities" in the Prospectus.

  As described herein, a "real estate mortgage investment conduit" ("REMIC") election will be made in connection with the Trust Fund for federal income tax purposes. Each Class of Class A Certificates will represent ownership of "regular interests" in the REMIC and the Class R Certificates will constitute the sole class of "residual interests" in the REMIC. See "Federal Income Tax Consequences" herein and in the Prospectus.

  Distributions on the Class A Certificates will be made on the [25th] day of each month or, if such day is not a business day, then on the next business
day, commencing in      , 199  (each, a "DISTRIBUTION DATE"). As described
herein, interest payable with respect to each Distribution Date on each Class of Class A Certificates will accrue on the basis of a 360-day year consisting of twelve 30-day months and will be based on the Security Balance thereof and the then-applicable Pass-Through Rate thereof. Distributions in respect of principal of the Class A Certificates will be made as described herein under "Description of the Certificates -- Class A Principal Distribution Amount."

  THE YIELD TO MATURITY ON THE CLASS A CERTIFICATES WILL BE SENSITIVE IN VARYING DEGREES TO THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS. INVESTORS IN THE CLASS A CERTIFICATES SHOULD CONSIDER THE ASSOCIATED RISKS, INCLUDING, IN THE CASE OF CLASS A CERTIFICATES PURCHASED AT A DISCOUNT, THE RISK THAT A SLOWER THAN ANTICIPATED RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN ANTICIPATED. A FASTER THAN ANTICIPATED RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS COULD RESULT IN AN ACTUAL YIELD THAT IS LOWER THAN ANTICIPATED FOR INVESTORS PURCHASING CLASS A CERTIFICATES AT A PREMIUM. INVESTORS PURCHASING CLASS A CERTIFICATES AT A PREMIUM SHOULD ALSO CONSIDER THE RISK THAT A RAPID RATE OF PAYMENTS IN RESPECT OF PRINCIPAL (INCLUDING PREPAYMENTS) ON THE MORTGAGE LOANS COULD RESULT IN THE FAILURE OF SUCH INVESTORS TO FULLY RECOVER THEIR INITIAL INVESTMENTS.

  The Mortgage Loans generally may be prepaid in full or in part at any time; however, a prepayment may subject the related Mortgagor to a prepayment charge with respect to the majority of the Mortgage Loans. See "Summary -- Special Prepayment Considerations" and "-- Special Yield Considerations" herein, "Certain Yield and Prepayment Considerations" herein and "Yield Considerations" in the Prospectus.

  On or about    , 19  (the "CLOSING DATE"), approximately $   (the "PRE-
FUNDED AMOUNT") will be deposited in the name of (the "TRUSTEE") in an account (the "PRE-FUNDING ACCOUNT"). The Pooling and Servicing Agreement provides that additional mortgage loans (the "SUBSEQUENT MORTGAGE LOANS," and together with the Initial Mortgage Loans, the "MORTGAGE LOANS") may be deposited in the Trust Fund by the Depositor from time to time between the Closing Date and
   , 199 (the "PRE-FUNDING PERIOD") upon being acquired with funds on deposit in the Pre-Funding Account in the manner and to the extent described herein.

  On the Closing Date an amount will be deposited in the name of the Trustee in the Capitalized Interest Account. The Capitalized Interest Account will be applied by the Trustee to cover shortfalls in interest accrued on the Class A Certificates during the Pre-Funding Period attributable to the pre-funding feature.

  To the extent statements contained herein do not relate to historical or current information, this Prospectus Supplement may be deemed to consist of forward looking statements that involve risks and uncertainties that may adversely affect the distributions to be made on, or the yield of, the Class A Certificates, which risks and uncertainties are discussed under "Risk Factors" and "Prepayment and Yield Considerations" herein. As a consequence, no assurance can be given as to the actual distributions on, or the yield of, any Class of Class A Certificates.

  There is currently no secondary market for the Class A Certificates. The Underwriters intend to make a secondary market in the Class A Certificates, but are not obligated to do so. There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue. The Class A Certificates will not be listed on any securities exchange. Accordingly, the liquidity of the Class A Certificates may be limited.

  THE CLASS A CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE DEPOSITOR AND ARE
BEING OFFERED PURSUANT TO THE PROSPECTUS DATED    , 199 , OF WHICH THIS
PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE CLASS A CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE CLASS A CERTIFICATES, INCLUDING SHORT-COVERING TRANSACTIONS IN SUCH CERTIFICATES, AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "METHOD OF DISTRIBUTION."

  UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                           PAGE
                                                                           ----
SUMMARY...................................................................  S-5
RISK FACTORS.............................................................. S-15
  Sub-prime Loans May be More Likely to Default........................... S-15
  Risk of Delinquencies and Potential Delinquencies....................... S-15
  Increased Risk of Loss on Foreclosure of Second Liens................... S-15
  Characteristics of Trust Fund May Change With Addition of Subsequent
   Mortgage Loans......................................................... S-16
  Failure to Comply With Consumer Protection Laws May Adversely Affect
   Certificates........................................................... S-16
  Book-Entry Certificates May Experience Decreased Liquidity and Payment
   Delay.................................................................. S-17
DESCRIPTION OF THE MORTGAGE LOANS......................................... S-18
  General................................................................. S-18
  Mortgage Rates.......................................................... S-19
  Mortgage Loan Characteristics........................................... S-19
  Subsequent Mortgage Loans............................................... S-23
  The Asset Seller........................................................ S-24
  Underwriting............................................................ S-24
  Additional Information.................................................. S-25
DESCRIPTION OF THE CERTIFICATES........................................... S-26
  General................................................................. S-26
  Pre-Funding Account..................................................... S-26
  Capitalized Interest Account............................................ S-27
  Overcollateralization Provisions and Support Features................... S-27
  Priority of Payment..................................................... S-29
  Class A Interest Distribution Amount.................................... S-30
  Class A Principal Distribution Amount................................... S-31
  Advances................................................................ S-32
  Certificate Insurance Policy............................................ S-32
CERTIFICATE INSURER....................................................... S-35
CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS............................... S-36
THE SERVICER.............................................................. S-40
  General................................................................. S-40
  Delinquency and Loss Experience of the Servicer......................... S-40
POOLING AND SERVICING AGREEMENT........................................... S-42
  General................................................................. S-42
  Servicing and Other Compensation and Payment of Expenses................ S-42
  The Trustee............................................................. S-42
  Termination............................................................. S-42
FEDERAL INCOME TAX CONSEQUENCES........................................... S-44
LEGAL INVESTMENT.......................................................... S-45
ERISA CONSIDERATIONS...................................................... S-45
METHOD OF DISTRIBUTION.................................................... S-47
SECONDARY MARKET.......................................................... S-47
LEGAL OPINIONS............................................................ S-48
RATINGS................................................................... S-48
EXPERTS................................................................... S-49
INDEX OF DEFINED TERMS.................................................... S-50

                                    SUMMARY

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus. Reference is made to the "Index of Defined
Terms" beginning on page   herein and the "Index of Defined Terms" in the
Prospectus.

Title of Certificates.......  Asset Backed Certificates, Series 199 -- (the
                              "CERTIFICATES").

Issuer......................  [     ] Trust 199 -  .

Depositor...................  ACE Securities Corp. (the "DEPOSITOR"). See "The
                              Depositor" in the Prospectus.

Servicer....................       (the "SERVICER "). Among other things, the
                              Servicer is obligated under certain circumstances to advance delinquent payments of principal and interest with respect to the Mortgage Loans. The Servicer will be entitled to (i) a monthly servicing fee (the "SERVICING FEE") with respect to each Mortgage Loan it services payable on each Distribution Date that is expressed as one-twelfth of [a fixed percentage per annum] multiplied by the scheduled principal balance of such Mortgage Loan on the first day of the related Due Period and (ii) other additional servicing compensation described herein. See "The Servicer" herein.

Asset Seller................
                                   (the "ASSET SELLER "). See "Description of
                              the Mortgage Loans--The Asset Seller" herein.

Trustee.....................      , a [national banking association] (the
                              "TRUSTEE").

Cut-off Date................      , 199 .

Closing Date................  On or about    .

Forms of Class A
Certificates;
Denominations...............
                              Each Class of Class A Certificates will be issued in book-entry form. Each Class of Class A Certificates will be issued in a minimum
                              denomination of $    and integral multiples of
                              $    in excess thereof.

                              The Class A Certificates will be issued in book-entry form through the facilities of The Depository Trust Company ("DTC ") and are referred to collectively herein as the "Book-Entry Certificates." Each Class of Book-Entry Certificates will be represented by one or more certificates registered in the name of Cede & Co., as nominee of DTC. No person acquiring an interest in the Book-Entry Certificates (a "BENEFICIAL OWNER ") will be entitled to receive a Class A Certificate in fully registered, certificated form (a "DEFINITIVE CERTIFICATE"), except under the limited circumstances described under Description of the

                              Certificates--Book-Entry Registration and
                              Definitive Securities" in the Prospectus. The interests of Beneficial Owners of the Book-Entry Certificates will be represented by book entries on the records of DTC and its anticipating organizations. All references herein to holders and Certificateholders reflect the rights of Beneficial Owners only as such rights may be exercised through DTC and its participating organizations, for so long as such Certificates remain Book-Entry Certificates. See "Risk Factors--Book-Entry Certificates May Experience Decreased Liquidity and Payment Delay" and "Description of the Certificates--General" herein and "Description of the Securities--Book Entry Registration and Definitive Securities" in the Prospectus.

The Trust Property..........  The Certificates represent interests in a trust fund (the "TRUST FUND ", initially consisting primarily of (i) a pool of conventional, fixed-rate mortgage loans originated by or purchased by the Asset Seller as described herein (each, an "INITIAL MORTGAGE LOAN") and evidenced by promissory notes or other evidence of indebtedness (each, a "MORTGAGE NOTE") secured by mortgages, deeds of trust or other instruments (each, a "MORTGAGE") creating a first or second lien on one- to four-family dwellings (each a "MORTGAGED PROPERTY "), with an aggregate
                              principal balance of approximately $   as of the
                              Cut-off Date, after giving effect to payments received prior to the Cutoff Date, (ii) all monies received with respect to the Mortgage Loans on and after the Cut-off Date (other than amounts received on and after the Cut-off Date in respect of interest occurred on the Mortgage Loans prior to the Cut-off Date), (iii) an irrevocable certificate guaranty insurance policy (the "CERTIFICATE INSURANCE POLICY ") to be issued on or before the Closing Date by (the "CERTIFICATE INSURER ") in favor of the Trustee for the benefit of the Class A Certificateholders and (iv) amounts on deposit in the Pre-Funding Account and the Capitalized Interest Account and certain other property. The Initial Mortgage Loans will be deposited into the Trust Fund on the Closing Date. The actual Mortgage Loans may vary from the description below due to number of factors, including prepayments, substitutions or the purchase of Subsequent Mortgage Loans. In the event that any of the characteristics as of the Cut-off Date of the Initial Mortgage Loans that constitute the Trust Fund on the date of initial issuance of the Certificates vary materially from those described herein, revised information regarding the Initial Mortgage Loans will be made available to purchasers of the Class A Certificates, on or before such issuance date, and a Current Report on Form 8-K containing such information will be filed with the Securities and Exchange Commission within 15 days following such date. In addition, a Current Report on Form 8-K will be filed following each purchase of Subsequent Mortgage Loans. On the Closing Date, the Pre-Funded Amount will be deposited in the name of the Trustee into the Pre-Funding Account. It is intended that additional mortgage loans originated by or purchased by the Asset Seller (the "SUBSEQUENT MORTGAGE LOANS," and together with the Initial Mortgage Loans, the "MORTGAGE LOANS") will be transferred into the Trust Fund by the Depositor from time to time during the Pre-Funding Period upon being acquired with funds on deposit in the Pre-Funding Account. On the Closing Date, the sum of the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and the Pre-Funding Amount will equal the original aggregate Security Balance of the Class A Certificates.

The Mortgage Loans..........  The Initial Mortgage Loans had approximate individual principal balances at origination of
                              at least $   but not more than $   with an
                              average principal balance at origination of
                              approximately $ . All of the Initial Mortgage Loans have terms to maturity from the date of origination or modification of 30 years. The Initial Mortgage Loans have a weighted average remaining term to stated maturity of
                              approximately   months as of the Cut-off Date.

                              Approximately % of the Initial Mortgage Loans (by aggregate principal balance as of the Cut-off
                              Date) are refinanced mortgage loans. None of the Mortgage Loans were thirty or more days delinquent in their Monthly Payments (such Mortgage Loans, "DELINQUENT MORTGAGE LOANS") as of the Cut-off Date. Prospective investors in the Class A Certificates should be aware, however, that only approximately % of the Initial Mortgage Loans (by aggregate principal balance as of the Cut-off Date) had a first payment due on
                              or before    , and therefore, the remaining
                              Initial Mortgage Loans could not have been Delinquent Mortgage Loans as of the Cut-off Date. Approximately % of the Initial Mortgage Loans (by aggregate principal balance as of the Cut-off
                              Date) will be secured by second liens on the related Mortgaged Property.

                              The mortgage interest rate specified in the related Mortgage Note (the "MORTGAGE RATE") on each Initial Mortgage Loan is fixed. As of the Cut-off Date, the Initial Mortgage Loans will bear interest at Mortgage Rates of at least % per annum but no more than % per annum, with a weighted average Mortgage Rate of approximately % per annum as of the Cut-off Date.

                              The Initial Mortgage Loans were underwritten, and the Subsequent Mortgage Loans will be underwritten, in accordance with the underwriting standards described in "DESCRIPTION OF THE MORTGAGE LOANS--UNDERWRITING STANDARDS" in this Prospectus Supplement. See also "Risk Factors-- Sub-prime Loans May be More Likely to Default" in this Prospectus Supplement. For a further description of the Mortgage Loans, see "DESCRIPTION OF THE MORTGAGE LOANS" herein.

Pre-Funding Account.........  On the Closing Date, approximately $   (the "PRE-
                              FUNDED AMOUNT") will be deposited into an account
                              maintained with the Trustee (the "PRE-FUNDING
                              ACCOUNT"). During the period (the "PRE-FUNDING
                              PERIOD") from and including the Closing Date
                              until the earliest of (i) the date on which the
                              amount on deposit in the Pre-Funding Account is
                              less than $   or (ii) the close of business on
                                  , 199 , the Pre-Funded Amount will be
                              maintained in the Pre-Funding Account. The Pre-
                              Funded Amount will be reduced by the amount
                              thereof used to purchase Subsequent Mortgage
                              Loans in accordance with the Pooling and
                              Servicing Agreement. The Depositor expects that
                              the Pre-Funded Amount will be reduced to less
                              than $   by     , 199 . Any Pre-Funded Amount
                              remaining at the end of the Pre-Funding Period will be payable to the Class A Certificateholders in accordance with the priorities set forth herein under "Description of the Certificates--
                              Class A Principal Distribution Amount".

Capitalized Interest          On the Closing Date an amount will be deposited
Account.....................  into an account maintained with the Trustee (the
                              "CAPITALIZED INTEREST ACCOUNT"). The Capitalized
                              Interest Account will be applied by the Trustee to cover shortfalls in interest accrued during the Pre-Funding Period on the Class A
                              Certificates attributable to the pre-funding feature. Any amounts remaining in the Capitalized
                              Interest Account and not used for such purpose following the Pre-Funding Period are required to be paid directly to the Class R
                              Certificateholders.

The Class A Certificates....  The Class A Certificates will each evidence a beneficial ownership interest in the Trust Fund and will be issued pursuant to a Pooling and Servicing Agreement, to be dated as of the Cut-off Date, among the Depositor, the Servicer and the Trustee (the "POOLING AND SERVICING AGREEMENT"). Each Class of Class A Certificates will have the approximate Security Balance as of the Closing Date set forth on the cover of this Prospectus Supplement. Any difference between the aggregate Security Balances of the Class A Certificates as of the Closing Date and the approximate initial aggregate Security Balance of such Classes as of the date of this Prospectus Supplement will not exceed 5% of the initial aggregate Security Balance of the Class A Certificates as stated on the cover of this Prospectus Supplement. Any difference allocated to the Class A Certificates will be allocated to one or more of the Classes of Class A Certificates.

Interest Distributions......  On each Distribution Date, the holders of the
                              Class A Certificates will be entitled to receive, to the extent of amounts available for distribution as described herein, interest distributions in an amount equal to the sum of
                              (i) interest accrued during the calendar month immediately preceding the month in which such Distribution Date occurs (the "INTEREST ACCRUAL PERIOD") on the Security Balance thereof immediately prior to such Distribution Date at the applicable Pass-Through Rate (based on a 360-day year consisting of twelve 30-day months) and
                              (ii) the Class A Carry-Forward Amount, if any. The aggregate amount of interest allocable to the Class A Certificates (the "Class A Interest Distribution Amount") will be allocable to the related Class A Certificates on a pro rata basis. See "Description of the Certificates--Priority of Payment" and "--Class A Interest Distribution Amount" herein.

                              The "PASS-THROUGH RATE" for each Class of Class A Certificates is set forth on the cover of this Prospectus Supplement.

Principal Distribution......  Holders of the Class A Certificates will be entitled to receive on each Distribution Date, to the extent of amounts available for distribution as described herein remaining after interest on the Class A Certificates is distributed, an mount (the "CLASS A PRINCIPAL DISTRIBUTION AMOUNT") equal to the sum of (i) the portion of the Class A Carry-Forward Amount, as applicable, which relates to a shortfall in a distribution of a related Subordination Deficit, (ii) all scheduled installments of principal in respect of the Mortgage Loans received or advanced during the related Due Period, together with all unscheduled recoveries of principal on such Mortgage Loans received by the Servicer during the prior calendar month, (iii) the Principal Balance of each Mortgage Loan that was repurchased by the Asset Seller, (iv) any amounts received in connection with a substitution of a Mortgage Loan, (v) the net Liquidation Proceeds collected by the Servicer on liquidated Mortgage Loans during the prior calendar month (to the extent such net Liquidation

                              Proceeds are related to principal), (vi) the
                              amount of any related Subordination Deficit for such Distribution Date, (vii) the proceeds received by the Trustee of any termination of the Trust Fund (to the extent such proceeds are related to principal), (viii) the amount of any related Subordination Increase Amount for such Distribution Date and (ix) with respect to the
                              Distribution Date occurring in    , 199 , any
                              amounts in the Pre-Funding Account after giving effect to any purchase of Subsequent Mortgage Loans; minus (x) the amount of any related Subordination Reduction Amount for such Distribution Date.

                              In no event will any Class A Principal
                              Distribution Amount with respect to any
                              Distribution Date be less than zero or greater than the Security Balances of the Class A Certificates.

                              See "Description of the Certificates--Priority of Payment" and "--Class A Principal Distribution Amount" herein.

Credit Enhancement..........  The credit enhancement provided for the benefit of the Class A Certificateholders consists solely of (a) the overcollateralization mechanics that use the internal cash flows of the Mortgage Loans and (b) the Certificate Insurance Policy.

                              OVERCOLLATERALIZATION. The subordination provisions of the Trust Fund result in a limited acceleration of the Class A Certificates relative to the amortization of the Mortgage Loans, generally in the early months of the transaction. The accelerated amortization is achieved by the application of certain excess interest to the payment of the Security Balances of the Class A Certificates. This acceleration feature creates overcollateralization which equals the excess of the aggregate principal balances of the Mortgage Loans and the Pre-Funded Amount over the aggregate Security Balance of the Class A Certificates. Once the required level of the acceleration feature will cease, unless overcollateralization is reached, and subject to the provisions described in the next paragraph, the acceleration feature will cease, unless necessary to maintain the required level of collateralization.

                              The Pooling and Servicing Agreement provides that, subject to certain trigger tests, the required level of overcollateralization with respect to the Mortgage Loans may increase or decrease over time. An increase would result in a temporary period of accelerated amortization of the Class A Certificates to increase the actual level of overcollateralization to its required level; a decrease would result in a temporary period of decelerated amortization to reduce the actual level of overcollateralization to its required level. See "Description of the Certificates-- Overcollateralization Provisions and Support Features" herein.

                              THE CERTIFICATE INSURANCE POLICY. The Class A Certificateholders will have the benefit of the Certificate Insurance Policy, as discussed more fully below. See "Description of the Certificates--Certificate Insurance Policy" herein.

Certificate Insurer.........  (the "CERTIFICATE INSURER"). See "     " herein.

Certificate Insurance         The Certificate Insurer will issue the
Policy......................  Certificate Insurance Policy as a means of providing additional credit enhancement to the Class A Certificates.

                              Under the Certificate Insurance Policy, the
                              Certificate Insurer will pay the Trustee, for the benefit of the holders of the Class A Certificates, as further described herein, an amount that will insure the payment of (i) on each Distribution Date, an amount equal to (a) the Class A Interest Distribution Amount and (b) the Subordination Deficit and (ii) any unpaid Preference Amount. A payment by the Certificate Insurer under the Certificate Insurance Policy is referred to herein as an "Insured Payment." See "Description of the Certificates--The Certificate Insurance Policy" herein.

Advances....................  The Servicer is required to make advances
                              ("ADVANCES") in respect of delinquent payments of principal and interest on the Mortgage Loans, subject to the limitations described herein. See "Description of the Certificates--Advances" herein and "Description of the Securities-- Advances in Respect of Delinquencies" in the Prospectus.

Optional Termination........  The Servicer, at its option, on any Distribution
                              Date when the aggregate Principal Balance of the Mortgage Loans is less than % of the sum of the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and the aggregate principal balance of the Subsequent Mortgage Loans as of the first day of the month such Subsequent Mortgage Loans are added to the Trust Fund (the "SUBSEQUENT CUT-OFF DATE"), may purchase from the Trust Fund all remaining Mortgage Loans and other assets thereof at the price described herein, and thereby effect early retirement of the related Certificates. No such termination is permitted without the prior written consent of the Certificate Insurer if it would result in a draw on the Certificate Insurance Policy. See "Pooling and Servicing Agreement--Termination" herein and "Description of the Securities--Termination" in the Prospectus.

Special Prepayment
Considerations..............
                              The rate and timing of principal payments on the Class A Certificates will depend, among other things on the rate and timing of principal payments (including prepayments, defaults, liquidations and purchases of the Mortgage Loans due to a breach of a representation or warranty) on the Mortgage Loans. As is the case with mortgage-backed certificates generally, the Class A Certificates are subject to substantial inherent cash-flow uncertainties because the Mortgage Loans may be prepaid at any time. Generally, when prevailing interest rates increase, prepayment rates on mortgage loans tend to decrease, resulting in a slower return of principal to investors at a time when reinvestment at such higher prevailing rates would be desirable. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a faster return of principal to investors at a time when reinvestment at comparable yields may not be possible.

                              The Class A Certificates are subject to various priorities for payment of principal as described herein. Distributions of principal on such Classes having an earlier priority of payment will be affected by the rates of prepayments of the Mortgage Loans earlier than such Classes having a later priority of payment. The timing of commencement of principal distributions and the weighted average lives of the Class A Certificates with a later priority of payment will be affected by the rates of prepayments experienced both before and after the commencement of principal distributions on such Classes.

                              See "Description of the Certificates--Class A Principal Distribution Amount" and "Certain Yield and Prepayment Considerations" herein, and "Yield Considerations" in the Prospectus.

Special Yield                 The yield to maturity of the Class A Certificates
Considerations..............  ill depend on, among other things, the rate and timing of principal payments (including
                              repayments, defaults, liquidations and purchases of the Mortgage Loans due to a breach of a representation or warranty) on the Mortgage Loans and the allocation thereof to reduce the Security
                              Balances thereof. The yield to maturity on the Class A Certificates will also depend on the Pass-Through Rate and the purchase price for such Certificates. If the Class A Certificates are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.
                              Conversely, if the Class A Certificates are purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase.

                              See "Certain Yield and Prepayment Considerations" herein and "Yield Considerations" in the Prospectus.
Federal Income Tax
Consequences................
                              A real estate mortgage investment conduit
                              ("REMIC") election will be made with respect to the Trust Fund for federal income tax purposes. Assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a REMIC under Sections 860A through 86OG of the Internal Revenue Code of 1986, as amended (the "CODE").

                              For federal income tax purposes, the Class R
                              Certificates will be the sole class of "residual interests" in the REMIC and each Class of Class A Certificates will represent "regular interests" in the REMIC and will generally be treated as representing ownership of debt instruments of the REMIC. Holders of Class A Certificates will be required to report interest income thereon on the accrual method of accounting, which may require them to report taxable income before actually receiving a cash distribution.

                              For federal income tax reporting purposes, the Class A Certificates will [not] be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, with respect to the Class A Certificates for federal income tax purposes will be a rate equal to % SPA. No representation is made that the Mortgage Loans will prepay at these rates or at any other rates. See "Certain Yield and Prepayment Considerations" herein.

                              For further information regarding the federal income tax consequences of investing in the Class A Certificates, see "Federal Income Tax Consequences" herein and in the Prospectus.

ERISA Considerations........  The United States Department of Labor has issued an individual exemption, Deutsche Bank Securities Inc. that generally exempts from certain of the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code, transactions relating to the purchase, sale and holding by Plans (as defined herein) of pass-through certificates underwritten by Deutsche Bank Securities Inc., such as the Class A Certificates, provided that certain conditions are satisfied. A fiduciary of a Plan should make its own determination as to whether the Exemption or any other prohibited transaction exemption will be applicable to an investment in the Class A Certificates. See "ERISA Considerations" herein and in the Prospectus.

Legal Investment............  [The Class A Certificates will constitute
                              "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. As such, the Class A Certificates will be legal investments for certain entities to the extent provided in SMMEA.]

                              [The Class A Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.] Institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities may be subject to restrictions on investment in the Class A Certificates and should consult with their legal advisors. See "Legal Investment" herein and in the Prospectus.

Ratings.....................  It is a condition to the issuance of the Class A
                              Certificates that they be rated "   " by and
                              "   " by      . A rating is not a recommendation
                              to buy, sell or hold the Class A Certificates and may be subject to revision or withdrawal at any time by the assigning rating organization. A rating does not address the possibility that, as a result of principal prepayments, holders of such Certificates may receive a lower than anticipate yield. See "Certain Yield and Prepayment Considerations" and "Ratings" herein and "Yield Considerations" and "Rating" in the Prospectus.

                                 RISK FACTORS

  Prospective Class A Certificateholders should consider, among other things, the factors discussed under "Risk Factors" in the Prospectus and the following factors in connection with the purchase of the Class A Certificates.

SUB-PRIME LOANS MAY BE MORE LIKELY TO DEFAULT

  The Initial Mortgage Loans were underwritten, and the Subsequent Mortgage Loans will be underwritten, by the Asset Seller in accordance with its underwriting standards described in "Description of the Mortgage Loans-- Underwriting" below, which are primarily intended to provide single family mortgage loans for non-conforming credits. A "non-conforming credit" or "SUB-PRIME LOAN" means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to credit characteristics that do not meet the Fannie Mae or Freddie Mac underwriting guidelines, including mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. ACCORDINGLY, SUB-PRIME LOANS ARE LIKELY TO EXPERIENCE RATES OF DELINQUENCY, FORECLOSURE AND LOSS THAT ARE HIGHER, AND MAY BE SUBSTANTIALLY HIGHER, THAN MORTGAGE LOANS ORIGINATED IN ACCORDANCE WITH THE FANNIE MAE OR FREDDIE MAC UNDERWRITING GUIDELINES.

  Under the Asset Seller's non-conforming credit underwriting standards, the critical factors in underwriting a Mortgage Loan are the income and employment history of the prospective mortgagor, the creditworthiness of the prospective mortgagor, an assessment of the value of the related Mortgaged Property and the adequacy of such property as collateral in relation to the amount of such Mortgage Loan. Therefore, changes in values of the Mortgaged Properties may have a greater effect on the delinquency, foreclosure and loss experience of the related Mortgage Loans than on mortgage loans originated in accordance with the Fannie Mae or Freddie Mac credit underwriting guidelines. No assurance can be given that the values of the Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the Mortgage Loans. If the values of the Mortgaged Properties decline after the dates of origination of the Mortgage Loans, then the rates of delinquencies, foreclosures and losses on the Mortgage Loans may increase and such increase may be substantial.

RISK OF DELINQUENCIES AND POTENTIAL DELINQUENCIES

  None of the Initial Mortgage Loans were thirty or more days delinquent in their scheduled payments (such Mortgage Loans, "DELINQUENT MORTGAGE LOANS") as of the Cut-off Date. Prospective investors in the Class A Certificates should
be aware, however, that only approximately   % of the Mortgage Loans (by
aggregate principal balance as of the Cut-off Date), had a first scheduled payment due on or before 199 , and therefore, the remaining Initial Mortgage Loans could not have been Delinquent Mortgage Loans as of the Cut-off Date.

INCREASED RISK OF LOSS ON FORECLOSURE OF SECOND LIENS

  Approximately % of the Initial Mortgage Loans (by aggregate outstanding principal balance as of the Cut-off Date) are secured by second liens on the related Mortgaged Properties. Mortgage Loans secured by second mortgages will be entitled to proceeds that remain from the sale of the related Mortgaged Property after any related senior mortgage loans and prior statutory liens have been satisfied and, if such were satisfied by the Servicer, after the Servicer has been reimbursed. In the event that such proceeds are insufficient to satisfy such loans and prior liens in the aggregate and the Certificate Insurer is unable to perform its obligations under the Certificate Insurance Policy, the Class A Certificates may bear (i) the risk of delay in distributions while a deficiency judgment against the borrower is obtained and
(ii) the risk of loss if the deficiency judgment is not realized upon. See "Risk Factors--Junior Mortgage Loans are More Likely to Experience Losses on Foreclosure" in the Prospectus. In addition, the rate of default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

CHARACTERISTICS OF TRUST FUND MAY CHANGE WITH ADDITION OF SUBSEQUENT MORTGAGE LOANS

  Subsequent Mortgage Loans may have characteristics different from those of the related Initial Mortgage Loans. However, each Subsequent Mortgage Loan must satisfy the eligibility criteria referred to herein under "Description of the Mortgage Loans--Subsequent Mortgage Loans" at the time of its conveyance to the Trust Fund and be underwritten in accordance with the criteria set forth herein under "Description of the Mortgage Loans--Underwriting." However, Subsequent Mortgage Loans may be of a different credit quality and seasoning than the Initial Mortgage Loans. Following the transfer of Subsequent Mortgage Loans to the Trust Fund, the aggregate characteristics of the Mortgage Loans then held in the Trust Fund may vary from those of the Initial Mortgage Loans.

  To the extent that any Pre-Funded Amount on deposit in the Pre-Funding Account has not been fully applied to the acquisition of Subsequent Mortgage Loans by the end of the Pre-Funding Period, the holders of the Class A Certificates will receive a prepayment of principal in an amount equal to the Pre-Funded Amount (net of reinvestment income payable to the Class R Certificateholders) remaining on deposit in the Pre-Funding Account.

  The addition of Subsequent Mortgage Loans to the Trust Fund on any date (each, a "SUBSEQUENT TRANSFER DATE") is subject to the receipt of confirmation from the Rating Agencies that the addition of such Subsequent Mortgage Loans will not result in a reduction or withdrawal of the initial rating of any of the Class A Certificates and the approval of the Certificate Insurer. If, as a result of the failure to receive such confirmation or approval, the Depositor is unable to transfer Subsequent Mortgage Loans to the Trust Fund, principal prepayments to holders of the Class A Certificates will occur following the Pre-Funding Period.

FAILURE TO COMPLY WITH CONSUMER PROTECTION LAWS MAY ADVERSELY AFFECT
CERTIFICATES

  Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the [Asset Seller] [Other Originators]. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Mortgage Loans. The [Asset Seller] will be required to repurchase any Mortgage Loans which, at the time of origination, fail to comply with applicable federal and state laws and regulations, which failure results in a material adverse effect on the Trust Fund, the Certificate Insurer or the parties to the Pooling and Servicing Agreement. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the Mortgagor to a refund of amounts previously paid and, in addition, could subject the Depositor, the Servicer, the Asset Seller or the Other Originators to damages and administrative enforcement. See "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

  The Mortgage Loans are also subject to federal laws, including:

    (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the Mortgagors regarding the terms of the Mortgage Loans;

    (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

    (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the Mortgagor's credit experience.

  Violations of certain provisions of these federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Mortgage Loans and in addition could subject the Asset Seller, the Other Originators, the Depositor or the Servicer to damages and administrative enforcement. The [Asset Seller] will be required to repurchase any Mortgage Loans which, at the time of origination, did not comply with such federal laws or regulations. See "Certain Legal Aspects of Mortgage Loans" in the Prospectus.

  It is possible that some of the Mortgage Loans will be subject to the Riegle Community Development and Regulatory Improvement Act of 1994 (the "RIEGLE ACT") which incorporates the Home Ownership and Equity Protection Act of 1994. The Riegle Act adds certain additional provisions to Regulation Z, the implementing regulation of the Truth-In-Lending Act. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high upfront fees and charges. In general, mortgage loans within the purview of the Riegle Act have annual percentage rates over 10% greater than the yield on Treasury Securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $400. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

BOOK-ENTRY CERTIFICATES MAY EXPERIENCE DECREASED LIQUIDITY AND PAYMENT DELAY

  Issuance of the Class A Certificates in book-entry form may reduce the liquidity of such Certificate in the secondary trading market since investors may be unwilling to purchase Class A Certificates for which they cannot obtain physical certificates.

  Since transactions in the Book-Entry Certificates will be effected only through DTC, the ability of a Beneficial Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Certificates, may be limited due to lack of a physical certificate representing such Certificates.

  Beneficial Owners may experience some delay in their receipt of distributions of interest and principal on the Book-Entry Certificates since such distributions will be forwarded by the Trustee to DTC, and DTC will credit such distributions to the accounts of its Participants which will thereafter credit them to the accounts of Beneficial Owners either directly or indirectly through Indirect Participants. See "Description of the Securities-- Book Entry Registration and Definitive Securities" in the Prospectus.

                       DESCRIPTION OF THE MORTGAGE LOANS

GENERAL

  The statistical information presented in this Prospectus Supplement describes the mortgage loans included in the Trust Fund as of the Closing Date (the "INITIAL MORTGAGE LOANS").

  The Initial Mortgage Loans underlying the Certificates had an aggregate
Principal Balance as of the Cut-off Date of $   . The Initial Mortgage Loans
will generally consist of conventional, fixed-rate, monthly payment, first
lien mortgage loans (except that approximately   % of the Initial Mortgage
Loans (by aggregate Principal Balance as of the Cut-Off Date) are second lien mortgages). All of the Initial Mortgage Loans have terms to maturity from the date of origination or modification of 30 years. The Initial Mortgage Loans
will be originated by            (the "ASSET SELLER") or acquired by the Asset
Seller from various other entities (the "OTHER ORIGINATORS"). The Initial Mortgage Loans were underwritten substantially in accordance with the underwriting criteria described herein under "--Underwriting" below. The Depositor will acquire the Initial Mortgage Loans from the Asset Seller. The Asset Seller will make certain representations and warranties with respect to the Mortgage Loans and, as more particularly described in the Prospectus, will have certain repurchase or substitution obligations in connection with a breach of any such representation or warranty, as well as in connection with an omission or defect in respect of certain constituent documents required to be delivered with respect to the Mortgage Loans, in any event if such breach, omission or defect cannot be cured and it materially and adversely affects the interests of Certificateholders. See "Description of the Agreements Material-- Terms of the Pooling and Servicing Agreements, Trust Agreements and Underlying Servicing Agreements--Assignment of Assets; Repurchases" and "-- Representations and Warranties; Repurchases" in the Prospectus.

  Pursuant to the terms of the Pooling and Servicing Agreement, the Depositor will assign the representations and warranties made by the Asset Seller to the Trustee for the benefit of the Certificateholders.

  Each Mortgage Loan will contain a customary "due-on-sale" clause. See "Certain Legal Aspects of Mortgage Loans-Due-on-Sale Clauses" in the Prospectus.

  Approximately   % of the Initial Mortgage Loans (by aggregate Principal
Balance as of the Cut-Off Date) provide for payment of a prepayment charge. Generally, each such Mortgage Loan provides for payment of a prepayment charge for certain partial prepayments and all prepayments in full made within approximately three or five years of the origination of such Initial Mortgage Loan, in an amount equal to six months' advance interest on the amount of the prepayment that, when added to all other amounts prepaid during the twelve-month period immediately preceding the date of the prepayment, exceeds twenty percent of the original principal amount of the Initial Mortgage Loan. The Servicer will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution on the Certificates.

  [None of the Mortgage Loans originated under a program which does not meet the credit underwriting standards of the Federal Home Loan Mortgage Corporation ("FREDDIE MAC") or Fannie Mae (a "STANDARD NON-CONFORMING PROGRAM") are insured by a primary mortgage insurance policy.] [Approximately
  % of the Initial Mortgage Loans (by aggregate Principal Balance as of the Cut-off Date) had Loan-to-Value Ratios at the date of origination in excess of
 % but will not be covered by a primary mortgage insurance policy.]

MORTGAGE RATES

  The Mortgage Rate on each Initial Mortgage Loan is fixed. The day of each month in which Mortgage Loan payments are due (the "DUE DATE") is generally the first day of the month for all of the Initial Mortgage Loans. Initial
Mortgage Loans, comprising approximately   % of the Initial Mortgage Loans (by
aggregate Principal Balance as of the Cut-off Date) have a first Due Date that is not the first day of the month. There is no Retained Interest (as defined in the Prospectus) with respect to any of the Mortgage Loans.

MORTGAGE LOAN CHARACTERISTICS

  The Initial Mortgage Loans will consist of Mortgage Loans with an aggregate Principal Balance as of the Cut-off Date, after deducting payments of
principal due on or prior to such date, of $   . All percentages of the
Initial Mortgage Loans described herein are approximate percentages (except as otherwise indicated) by aggregate Principal Balance as of the Cut-off Date.

  Approximately   % of the Initial Mortgage Loans were originated by      and
    , respectively. Approximately   % of the Initial Mortgage Loans have
original terms to stated maturity of approximately 30 years.

  Approximately   % and   % of the Initial Mortgage Loans are secured by first
liens and second liens, respectively.

  As of the Cut-off Date, each Initial Mortgage Loan will have a Principal
Balance of not less than $    or more than $    and the average Principal
Balance of the Initial Mortgage Loans will be approximately $   . The latest
stated maturity date of any of the Initial Mortgage Loans will be     ;
however, the actual date on which any Mortgage Loan is paid in full may be earlier than the stated maturity date due to unscheduled payments of principal. Based on information supplied by the mortgagors in connection with
their loan applications at origination, approximately   % of the Initial
Mortgage Loans will be secured by Mortgaged Properties which are owner
occupied primary residences, approximately   % of the Initial Mortgage Loans
will be secured by Mortgaged Properties which are second homes and
approximately   % of the Initial Mortgage Loans will be secured by Mortgaged
Properties which are non-owner occupied properties. No Initial Mortgage Loan provides for negative amortization or deferred interest.

  Set forth below is a description of certain additional characteristics of the Initial Mortgage Loans as of the Cut-off Date (except as otherwise indicated). Dollar amounts and percentages may not add up to totals due to rounding.

                                 MORTGAGE RATES

                                                                         PERCENTAGE OF CUT-
                                     NUMBER OF INITIAL AGGREGATE UNPAID  OFF DATE AGGREGATE
MORTGAGE RATES                        MORTGAGE LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
--------------                       ----------------- ----------------- ------------------





                                            ---               ---               ---

                                            ===               ===               ===

                      REMAINING MONTHS TO STATED MATURITY

                                                                         PERCENTAGE OF CUT-
                                     NUMBER OF INITIAL AGGREGATE UNPAID  OFF DATE AGGREGATE
REMAINING MONTHS TO STATED MATURITY   MORTGAGE LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
-----------------------------------  ----------------- ----------------- ------------------





                                            ---               ---               ---

                                            ===               ===               ===

  The weighted average remaining term to stated maturity of the Initial
Mortgage Loans will be approximately   months.

                              YEARS OF ORIGINATION

                                                          PERCENTAGE OF CUT-
                      NUMBER OF INITIAL AGGREGATE UNPAID  OFF DATE AGGREGATE
YEARS OF ORIGINATION   MORTGAGE LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
--------------------  ----------------- ----------------- ------------------





                             ---               ---               ---

                             ===               ===               ===

  The earliest month and year of origination of any Initial Mortgage Loan is
    , 199  and the latest month and year of origination is     , 199 .

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)

ORIGINAL LOAN-                                      PERCENTAGE OF CUT-
TO-             NUMBER OF INITIAL AGGREGATE UNPAID  OFF DATE AGGREGATE
VALUE RATIOS     MORTGAGE LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
--------------  ----------------- ----------------- ------------------





                       ---               ---               ---

                       ===               ===               ===

--------
(1) The Loan-to-Value Ratio of Initial Mortgage Loans secured by second liens includes the outstanding principal balance of the related Senior Liens. See "Description of the Trust Funds--The Mortgage Loans" in the Prospectus.

  The minimum and maximum Loan-to-Value Ratios at origination of the Initial Mortgage Loans were approximately % and %, respectively, and the weighted average Loan-to-Value Ratio at origination of the Initial Mortgage Loans was approximately %.

                             MORTGAGE LOAN PROGRAM

                                                             PERCENTAGE OF CUT-
                         NUMBER OF INITIAL AGGREGATE UNPAID  OFF DATE AGGREGATE
LOAN PROGRAM              MORTGAGE LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
------------             ----------------- ----------------- ------------------
Full Documentation......
Stated Income...........
Alternate Documenta-
 tion...................
Quick Documentation.....
No Income Qualifica-
 tion...................
Lite Documentation......
                                ---               ---               ---
  Total.................
                                ===               ===               ===

                   ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES

                                                               PERCENTAGE OF CUT-
ORIGINAL INITIAL MORTGAGE  NUMBER OF INITIAL AGGREGATE UNPAID  OFF DATE AGGREGATE
LOAN PRINCIPAL BALANCE      MORTGAGE LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
-------------------------  ----------------- ----------------- ------------------





                                  ---               ---               ---

                                  ===               ===               ===

  The average original principal balance of the Initial Mortgage Loans will be
approximately $   .

                                 PROPERTY TYPE

                                                             PERCENTAGE OF CUT-
                         NUMBER OF INITIAL AGGREGATE UNPAID  OFF DATE AGGREGATE
PROPERTY TYPE             MORTGAGE LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
-------------            ----------------- ----------------- ------------------
Single Family...........
2-4 Family..............
Condominium.............
PUD.....................
                                ---               ---               ---
  Total.................
                                ===               ===               ===

                                RISK CATEGORIES

                                                             PERCENTAGE OF CUT-
                         NUMBER OF INITIAL AGGREGATE UNPAID  OFF DATE AGGREGATE
RISK CLASSIFICATION       MORTGAGE LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
-------------------      ----------------- ----------------- ------------------
A.......................
A--.....................
B.......................
C.......................
D.......................
                                ---               ---               ---
  Total.................
                                ===               ===               ===

                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                           PERCENTAGE OF CUT-
       NUMBER OF INITIAL AGGREGATE UNPAID  OFF DATE AGGREGATE
STATE   MORTGAGE LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
-----  ----------------- ----------------- ------------------




              ---               ---               ---

              ===               ===               ===

  No more than approximately % of the Initial Mortgage Loans will be secured by Mortgaged Properties located in any one zip code.

                          PURPOSES OF MORTGAGE LOANS

                                                             PERCENTAGE OF CUT-
                         NUMBER OF INITIAL AGGREGATE UNPAID  OFF DATE AGGREGATE
LOAN PURPOSE              MORTGAGE LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
------------             ----------------- ----------------- ------------------
Purchase................
Refinance (Rate/Term)...
Refinance (Equity Take-
 Out)...................
                                ---               ---               ---
  Total.................
                                ===               ===               ===

  In general, in the case of a Mortgage Loan made for "rate/term" refinance purposes (not for "equity take-out"), substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a Mortgaged Property and to pay origination and closing costs associated with such refinancing. Mortgage Loans made for "equity take out" refinance purposes involve the use of the proceeds to pay in full the principal balance of such previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the Mortgaged Property. The amount of such proceeds retained by the mortgagor may be substantial.

                               OCCUPANCY STATUS

                                                                 PERCENTAGE OF
                                                                 CUT-OFF  DATE
                           NUMBER OF INITIAL AGGREGATE UNPAID      AGGREGATE
OCCUPANCY                   MORTGAGE LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
---------                  ----------------- ----------------- -----------------
Investment................
Primary...................
Second Homes..............
                                  ---               ---               ---
  Total...................
                                  ===               ===               ===

                              DELINQUENCY STATUS

                                                                 PERCENTAGE OF
                                                                 CUT-OFF  DATE
                           NUMBER OF INITIAL AGGREGATE UNPAID      AGGREGATE
STATUS                      MORTGAGE LOANS   PRINCIPAL BALANCE PRINCIPAL BALANCE
------                     ----------------- ----------------- -----------------
30-59 days................
60-89 days................
90 days or more...........
                                  ---               ---               ---
  Total...................
                                  ===               ===               ===

  The indicated periods of delinquency are based on the number of days past due, based on a 30-day month. No Mortgage Loan is considered delinquent for these purposes until one month has passed since its contractual due date.

SUBSEQUENT MORTGAGE LOANS

  The obligation of the Trust Fund to purchase Subsequent Mortgage Loans on a Subsequent Transfer Date will be subject to the aggregate Subsequent Mortgage Loans, including the Subsequent Mortgage Loans to be conveyed to the Trust Fund on such Subsequent Transfer Date, meeting the following criteria: (i) the weighted average Mortgage Rate of the Subsequent Mortgage Loans will not be less than %; (ii) no Subsequent Mortgage Loan will have a Mortgage Rate of less than %; (iii) the weighted average remaining term of the Subsequent Mortgage Loans will not be greater than months; and (iv) no Subsequent
Mortgage Loan will have a final scheduled payment due later than     , 20 .
Such criteria will be based on the characteristics of the Subsequent Mortgage Loans on the related Subsequent Transfer Date. In addition, no Subsequent Mortgage Loan, as of the Subsequent Cut-off Date, will be more than 30 days past due or have a mortgagor that has been noted in the related records of the Servicer as being the subject of a bankruptcy proceeding.

  Except for the criteria described in the preceding paragraph, there will be no required characteristics of the Subsequent Mortgage Loans. Therefore, the aggregate characteristics of Subsequent Mortgage Loans, including the composition of the Subsequent Mortgage Loans, the distribution by Mortgage Rate and the geographic distribution may vary significantly from time to time, and will bear no particular relationship to the characteristics of the Initial Mortgage

Loans at any time. It is expected that a substantial portion of the Subsequent
Mortgage Loans will be originated in the State of     .

  The addition of Subsequent Mortgage Loans to the Trust Fund on any Subsequent Transfer Date is subject to the receipt of confirmation from the Rating Agencies that the addition of such Subsequent Mortgage Loans will not result in a reduction or withdrawal of the initial rating of any of the Class A Certificates and the approval of the Certificate Insurer. If, as a result of the failure to receive such confirmation or approval, the Depositor is unable to transfer Subsequent Mortgage Loans to the Trust Fund, principal prepayments to holders of the Class A Certificates will occur following the Pre-Funding Period.

THE ASSET SELLER

     (in its capacity as seller of the Mortgage Loans to the Depositor, the "Asset Seller") is a corporation. The Asset Seller's residential lending division underwrites first and second lien mortgage loans secured by one- to four-family residences. The Asset Seller acquires mortgage loans through a network of branch offices and approved mortgage brokers. The Asset Seller also acquires mortgage loans from other financial institutions in accordance with the underwriting standards described below under "Description of the Mortgage Loans--Underwriting." The Asset Seller began originating and acquiring
mortgage loans as of    . The Asset Seller, which has its principal place of
business in    , had assets as of    , 199  in excess of $   .

UNDERWRITING

  [All of the Initial Mortgage Loans were underwritten, and all of the Subsequent Mortgage Loans will be underwritten, by the Asset Seller in accordance with the "STANDARD NON-CONFORMING PROGRAM" which does not meet the credit underwriting standards of Fannie Mae or Freddie Mac. The Asset Seller's current single family mortgage loan volume is generally originated based on loan packages submitted through a mortgage broker network. Such loan packages, which generally contain relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage broker and submitted to the Asset Seller for approval and funding. The mortgage broker receives as compensation all or a portion of the loan origination fee charged to the mortgagor at the time the loan is made. As part of its quality control procedures, the Asset Seller accepts loan packages submitted by pre-approved mortgage brokers. In connection with the approval process, it requires that the mortgage broker be licensed by the appropriate state agencies, as required, and review a package of documents consisting of, among other things, an application, resumes of key personnel, narrative of the company, organizational documentation and financial statements. At least annually, the Asset Seller reviews the performance of each of its mortgage brokers for poor processing, misrepresentation, fraud or delinquency, and substandard mortgage brokers are terminated.

  Each prospective mortgagor completes a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. At least two credit reports on each applicant from national credit reporting companies are required. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments.

  Mortgaged properties are appraised by licensed appraisers. The Asset Seller does not approve all appraisers but instead relies on the mortgage brokers to evaluate the appraiser's experience and ability; however, in the event that a mortgage broker uses an appraiser who has not been approved by the Asset Seller, the related appraisal will be reviewed by an approved appraiser of the Asset Seller for conformance with its guidelines. The Asset Seller requires the appraiser to address neighborhood conditions, site and zoning status and condition and valuation of improvements. Following each appraisal, the appraiser prepares a report which includes a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice and must be on forms acceptable to Fannie Mae and Freddie Mac. Every appraisal is reviewed by a non-affiliated appraisal review firm, or by another review appraiser acceptable to the Asset Seller before the mortgage loan is made.]

  [Describe any other material elements of underwriting criteria for Mortgage Loans applied by Asset Seller or Other Originator.]

ADDITIONAL INFORMATION

  The description in this Prospectus Supplement of the Initial Mortgage Loans and the Mortgaged Properties is based upon the Initial Mortgage Loans as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before such date. Prior to the issuance of the Certificates, Mortgage Loans may be excluded from the Trust Fund as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate. A limited number of other mortgage loans may be added prior to the issuance of the Certificates. The Depositor believes that the information set forth herein will be substantially representative of the characteristics of the Initial Mortgage Loans at the time the Class A Certificates are issued although the range of Mortgage Rates and maturities and certain other characteristics of the Mortgage Loans may vary. In addition, the Mortgage Loans ultimately included in the Trust Fund will include the Subsequent Mortgage Loans and therefore the characteristics of the Mortgage Loans ultimately included in the Trust Fund will differ from those set forth above for the Initial Mortgage Loans.

  In the event that any of the characteristics as of the Cut-off Date of the Initial Mortgage Loans that constitute the Trust Fund on the date of initial issuance of the Certificates vary materially from those described herein, revised information regarding the Initial Mortgage Loans will be made available to purchasers of the Class A Certificates, on or before such issuance date, and a Current Report on Form 8-K containing such information will be filed with the Securities and Exchange Commission within 15 days following such date. In addition, a Current Report on Form 8-K will be filed following each purchase of Subsequent Mortgage Loans.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

  The Series 199 - Asset Backed Certificates (the "CERTIFICATES" ) will include the following four senior classes (the "CLASS A CERTIFICATES" ): Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates and Class A-4 Certificates (each, a "Class" and collectively, the "CLASS A CERTIFICATES" ). In addition to the Class A Certificates, the Series 199 - Asset Backed Certificates will include the Class R Certificates (the "RESIDUAL
CERTIFICATES" ). Only the Class A Certificates are offered hereby.

  The Certificates will evidence the entire beneficial ownership interest in the Trust Fund. The Trust Fund will consist of: (i) the Mortgage Loans; (ii) such assets from time to time are identified as deposited in respect of the Mortgage Loans in the Certificate Account; (iii) property acquired by foreclosure of such Mortgage Loans or deed in lieu of foreclosure; (iv) the Trustee's rights with respect to the Mortgage Loans under all insurance policies (including the Certificate Insurance Policy) required to be maintained pursuant to the Pooling and Servicing Agreement and any proceeds thereof; (v) liquidation proceeds; and (vi) amounts on deposit in the Pre-Funding Account and the Capitalized Interest Account.

  Distributions on the Class A Certificates will be made on the [25th] day of each month or, if such day is not a business day, then on the next succeeding
business day (each, a "DISTRIBUTION DATE" ), commencing in     , to
Certificateholders of record on the immediately preceding Record Date. The record date (the "RECORD DATE" ) for each Distribution Date will be the close of business on the last day of the month immediately preceding the related Distribution Date.

  Each Class of Class A Certificates will be issued in a minimum denomination
of $    and integral multiples of $    in excess thereof.

  The Class A Certificates will be represented by one or more certificates registered in the name of Cede & Co. ("CEDE" ), the nominee of DTC (Class A Certificates so registered, "BOOK-ENTRY CERTIFICATES" ). No person acquiring an interest in the Class A Certificates (a "BENEFICIAL OWNER" ) will be entitled to receive a physical certificate representing such person's interest (a "DEFINITIVE CERTIFICATE" ), except as set under "Description of the Securities--Book-Entry Registration and Definitive Securities" in the Prospectus.

PRE-FUNDING ACCOUNT

  On the Closing Date approximately $    (the "PRE-FUNDED AMOUNT" ) will be
deposited in the Pre-Funding Account, which account shall be part of the Trust Fund. The maximum aggregate principal amount of the Subsequent Mortgage Loans which may be deposited in the Trust Fund is equal to the sum of the Pre-Funded Amount and the principal payments received on the Initial Mortgage Loans between the Cut-off Date and the Closing Date. During the period (the "PRE-FUNDING PERIOD" ) from and including the Closing Date until the earlier of (i) the date on which the Pre-Funding Amount on deposit in the Pre-Funding Account
is less than or equal to $   , or (ii)     , 199 , the Pre-Funded Amount will
be maintained in the Pre-Funding Account. The Pre-Funding Account will be reduced during the Pre-Funding Period by the amount of Subsequent Mortgage Loans deposited in the Trust Fund in accordance with the Pooling and Servicing Agreement. Immediately following the Pre-Funding Period, the Pre-Funded Amount (net of reinvestment income payable to the Class R Certificateholders), remaining at the end of such Pre-Funding Period will be distributed to the holders of the Class A Certificates in reduction of the Security Balances of their Certificates in accordance with the priorities set forth herein under "--Class A Principal Distribution Amount", resulting in a partial principal prepayment of such Certificates.

  Amounts on deposit in the Pre-Funding Account will be invested in investments permitted by the Pooling and Servicing Agreement and all interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will be distributed to the Class R Certificateholders following the Pre-Funding Period.

CAPITALIZED INTEREST ACCOUNT

  The Depositor will establish for the benefit of the Class A Certificateholders a trust account (the "CAPITALIZED INTEREST ACCOUNT"). On the Closing Date, the Depositor will deposit in such account a cash amount as required by the Pooling and Servicing Agreement. On each Distribution Date during the Pre-Funding Period and on the Distribution Date immediately following, funds on deposit in the Capitalized Interest Account will be applied by the Trustee to cover shortfalls in the Class A Interest Distribution Amount attributable to the pre-funding feature during the related Pre-Funding Period. Such shortfall initially will exist during the Pre-Funding Period because while the Class A Certificateholders are entitled to receive interest accruing on the Security Balance of the Class A Certificates, the Security Balance of the Class A Certificates during the Pre-Funding Period will be greater than the aggregate principal balance of the related Mortgage Loans on the Closing Date. Following the termination of the Pre-Funding Period, funds on deposit in the Capitalized Interest Account will be distributed by the Trustee to the Class R Certificateholders.

OVERCOLLATERALIZATION PROVISIONS AND SUPPORT FEATURES

  OVERCOLLATERALIZATION RESULTING FROM CASH FLOW STRUCTURE. The Pooling and Servicing Agreement requires that, on each Distribution Date, the Net Monthly Excess Cashflow with respect to the Mortgage Loans, if any, be applied on such Distribution Date as an accelerated payment of principal on the related Class A Certificates, but only to the limited extent hereafter described. The "NET MONTHLY EXCESS CASHFLOW" for any Distribution Date is equal to (x) the amount on deposit in the Collection Account on such Distribution Date with respect to the Mortgage Loans, other than Future Distribution Amounts, the related Insured Payments and the Trustee's Fee and Premium Amount payable on such Distribution Date (such amount, the related "AVAILABLE FUNDS" for such Distribution Date) minus (y) the sum of (i) the sum of the related Class A Interest Distribution Amount and the related Class A Principal Distribution Amount (calculated for this purpose without regard to any Subordination Increase Amount, Subordination Reduction Amount or portion thereof included therein) and (ii) any Reimbursement Amount owed to the Certificate Insurer. This application has the effect of accelerating the amortization of the related Class A Certificates relative to the amortization of the Mortgage Loans.

  With respect to any Distribution Date, the excess, if any, of (x) the sum of
(i) the aggregate Principal Balances of the Mortgage Loans as of the close of business on the last day of the related Due Period and (ii) any amounts on deposit in the Pre-Funding Account (other than reinvestment income) over (y) the Security Balances of the Class A Certificates as of such Distribution Date (and following the making of all distributions on such Distribution Date) is the "SUBORDINATED AMOUNT" as of such Distribution Date. The Pooling and Servicing Agreement requires that the Net Monthly Excess Cashflows will be applied as an accelerated payment of principal on the related Class A Certificates until the related Subordinated Amount has increased to the level equal to the related Required Subordinated Amount for such Distribution Date. Any amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal is a "SUBORDINATION INCREASE AMOUNT". The required level of the Subordinated Amount with respect to a Distribution Date is the "REQUIRED SUBORDINATED AMOUNT" with respect to such Distribution Date. Initially, the Required Subordinated Amount will be set at an amount equal to a percentage, specified in the Pooling and Servicing Agreement, of the aggregate Principal Balances of the Mortgage Loans as of the Cut-off Date and the original Pre-Funded Amount. The Pooling and Servicing Agreement generally provides that the Required Subordinated Amounts may, over time, decrease, or increase, subject to certain floors, caps and triggers, including triggers that allow the Required Subordinated Amount to decrease or "step down" based on the performance of the Mortgage Loans with respect to certain tests specified in the Pooling and Servicing Agreement based on delinquency rates and cumulative losses. If certain delinquency and/or loss levels set forth in the Pooling and Servicing Agreement are exceeded, the Required Subordinated Amount may become unlimited. Net Monthly Excess Cashflow will then be applied in reduction of principal of the Class A Certificates during the period that the Mortgage Loans are unable to meet certain tests specified in the Pooling and Servicing Agreement based on delinquency rates and cumulative losses.

  In the event that the Required Subordinated Amount is permitted to decrease or "step down" on a Distribution Date in the future, the Pooling and Servicing Agreement provides that some or all of the principal that would otherwise be distributed to the holders of the Class A Certificates on such Distribution Date will be available to satisfy other cash flow priorities of the Trust Fund including distributions to the holders of the Class R Certificates on such Distribution Date. This has the effect of decelerating the amortization of the Class A Certificates relative to the amortization of the Mortgage Loans, and of reducing the related Subordinated Amount. With respect to any Distribution Date, the difference, if any, between (a) the related Subordinated Amount that would apply on such Distribution Date after taking into account all distributions to be made on such Distribution Date (exclusive of any reductions thereto attributable to Subordination Reduction Amounts (as described below) on such Distribution Date) and (b) the Required Subordinated Amount for such Distribution Date is the "EXCESS SUBORDINATED AMOUNT" with respect to such Distribution Date. If, on any Distribution Date, the Excess Subordinated Amount is, or, after taking into account all other distributions to be made on such Distribution Date would be, greater than zero (i.e., the related Subordinated Amount is or would be greater than the Required Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the Class A Certificates on such Distribution Date shall instead be distributed to the holders of the Class R Certificates (to the extent available therefor) in an amount equal to the lesser of (x) the related Excess Subordinated Amount and (y) the amount available for distribution on account of principal with respect to the related Class A Certificates on such Payment Date; such amount being a "SUBORDINATION REDUCTION AMOUNT". In addition, due to the cash flow structure of the Certificates as described below, Subordination Reduction Amounts may result even prior to the occurrence of any decrease of "step down" in the related Required Subordinated Amount. This is because the holders of the related Class A Certificates will generally be entitled to receive 100% of collected principal, even though the Security Balances of the Class A Certificates will, following the accelerated amortization resulting from the application of the Net Monthly Excess Cashflow, represent less than 100% of the related Mortgage Loan's principal balance. In the absence of the provisions relating to Subordination Reduction Amounts, the foregoing may otherwise increase the Subordinated Amounts above the Required Subordinated Amount requirements even without the application of any Net Monthly Excess Cashflow.

  The Pooling and Servicing Agreement provides that, on any Distribution Date, all unscheduled collections on account of principal (other than any such amount applied to the payment of a Subordination Reduction Amount) with respect to each Mortgage Loan during the period beginning on the day following the Due Date in the month preceding the month in which such Distribution Date occurs, and ending on the Due Date of the month in which such Distribution Date occurs (each such period, a "DUE PERIOD") will be distributed to the holders of the Class A Certificates on such Distribution Date. If any Mortgage Loan became a Liquidated Mortgage Loan during its Due Period, the net Liquidation Proceeds (as defined in the

Prospectus) related thereto and allocated to principal may be less than the Principal Balance of the related Mortgage Loan; the amount of any such insufficiency is a "LIQUIDATED LOAN LOSS." A "LIQUIDATED MORTGAGE LOAN" is, in general, a defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover on such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment). In addition, the Pooling and Servicing Agreement provides that the principal balance of any Mortgage Loan after it becomes a Liquidated Mortgage Loan shall equal zero. The Pooling and Servicing Agreement does not contain any rule that requires that the amount of any Liquidated Loan Loss be distributed to the holders of the Class A Certificates on the Distribution Date that immediately follows the event of loss; i.e., the Pooling and Servicing Agreement does not require the current recovery of losses. However, the occurrence of a Liquidated Loan Loss will reduce the Subordinated Amount (an may result in a Subordination Deficit as described below under "--Overcollateralization and the Certificate Insurance Policy"), which, to the extent that such reduction causes the Subordinated Amount to be less than the related Required Subordinated Amount applicable to the related Distribution Date, will require the payment of a Subordination Increase Amount on such Distribution Date (or, if insufficient funds are available on such Distribution Date, on subsequent Distribution Dates, until the Subordinated Amount equals the Required Subordinated Amount).

  Overcollateralization and The Certificate Insurance Policy. The Pooling and Servicing Agreement defined a "SUBORDINATION DEFICIT" with respect to a Distribution Date as the amount, if any, by which (x) the Security Balances with respect to a Distribution Date, after taking into account all distributions to be made on such Distribution Date (except for any Subordination Deficit and Subordination Increase amount), exceeds (y) the sum of (a) the aggregate Principal Balances of the related Mortgage Loans as of the close of business on the last day of the related Due Period and (b) the amount, if any, on deposit in the Pre-Funding Account on such Distribution Date, exclusive of reinvestment income. The Pooling and Servicing Agreement requires the Trustee to make a claim for an Insured Payment under the related Certificate Insurance Policy not later than the second Business Day prior to any Distribution Date as to which the Trustee has determined that a Subordination Deficit will occur for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the holders of the Class A Certificates on such Distribution Date. No payments in respect of principal will be made under such Certificate Insurance Policy unless a Subordination Deficit occurs. Investors in the Class A Certificates should realize that, under extreme loss or delinquency scenarios applicable to the Mortgage Loans that occur when no Subordination Deficit exists, they may temporarily receive no distributions of principal when they would otherwise be entitled thereto under the principal allocation provisions described herein. The exposure to risk of loss of principal to the holders of the Class A Certificates depends in part on the ability of the Certificate Insurer to satisfy its obligations under the Certificate Insurance Policy.

PRIORITY OF PAYMENT

  On each Distribution Date, the Trustee shall make the following distributions, from funds on deposit in the Collection Account (other than Future Distribution Amounts) and the amount of Insured Payments to be made on such Distribution Date:

    (a) to the Certificate Insurer, the Premium Amount;

    (b) to the Trustee, an amount equal to the Trustee's Fees then due to it;

    (c) to the Certificate Insurer the lesser of (x) an amount equal to (i) the amount then on deposit in the Collection Account remaining after the foregoing distributions minus (ii) the Insured Distribution Amount for such Distribution Date and (y) the amount of all Insured Payments and other payments made by the Certificate Insurer pursuant to the Certificate

  Insurance Policy (together with interest thereon at the Pass-Through Rate for the Class A Certificates) which have not been previously repaid (the "REIMBURSEMENT AMOUNT") as of such Distribution Date;

    (d) from amounts then on deposit in the Collection Account (including any Insured Payments), to the Class A Certificateholders an amount equal to the Class A Interest Distribution Amount, distributed on a pro rata basis to the Class A Certificateholders as described below under "--Class A Interest Distribution Amount";

    (e) from amounts then on deposit in the Collection Account (including any related Insured Payments), to the Class A Certificateholders an amount equal to the Class A Principal Distribution Amount, distributed as described below under "--Class A Principal Distribution Amount";

    (f) from amounts then on deposit in the Collection Account, to the holders of the Class R Certificates, the amount remaining on such Distribution Date, if any.

  With respect to any Distribution Date, "FUTURE DISTRIBUTION AMOUNTS" include
(i) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period, (ii) all unscheduled recoveries of principal, together with related payments of interest thereon, on the Mortgage Loans received during the month in which such Distribution Date occurs, (iii) all amounts received with respect to a Mortgage Loan that was repurchased by the Asset Seller during the month in which such Distribution Date occurs and
(iv) all net Liquidation Proceeds collected by the Servicer during the month in which such Distribution Date occurs.

CLASS A INTEREST DISTRIBUTION AMOUNT

  On each Distribution Date, holders of each Class of Class A Certificates will be entitled to receive interest distributions in an amount equal to the sum of (a) interest accrued for the related Interest Accrual Period on the related Security Balance thereof immediately prior to such Distribution Date at the applicable Pass-Through Rate (to the extent of the amounts remaining for distributions after payments under clauses (a) through (c) under "-- Priority of Payment" above) and (b) the Class A Carry-Forward Amount, as applicable, allocable to interest. The aggregate amount of interest allocable to the Class A Certificates as determined separately (the "CLASS A INTEREST DISTRIBUTION AMOUNT") will be allocable to the Class A Certificates on a pro rata basis in proportion to the amount of interest payable thereon. The Class A Interest Distribution Amount with respect to the Class A Certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months.

  With respect to any Distribution Date and the Class A Certificates, the sum of the related Class A Interest Distribution Amount and the amount of the related Subordination Deficit, if any, with respect to such Distribution Date is the related "INSURED DISTRIBUTION AMOUNT" for such Distribution Date.

  For each Distribution Date, the "INTEREST ACCRUAL PERIOD" is the previous calendar month.

  The "CLASS A CARRY-FORWARD AMOUNT" as of any Distribution Date equals the sum of (a) the amount, if any, by which (i) the related Insured Distribution Amount for the immediately preceding Distribution Date exceeded (ii) the amount actually distributed to the holders of the Class A Certificates on such Distribution Date in respect thereof (including, without limitation, amounts paid under the Certificate Insurance Policy) and (b) 30 days' interest on such amount at the Pass-Through Rate applicable to the Class A Certificates for such Distribution Date.

  As described herein, the Class A Interest Distribution Amount allocable to each Class of Class A Certificates is based on the Security Balance of such Class immediately prior to the related Distribution Date. The Security Balance of any Class of Class A Certificates as of any date of determination is equal to the initial Security Balance thereof, reduced as described herein with respect to such Class.

  On any Distribution Date, the amount of the premium (the "PREMIUM AMOUNT") payable to the Certificate Insurer is equal to one-twelfth of the product of a percentage specified in the Pooling and Servicing Agreement and the aggregate Security Balance of the Class A Certificates.

CLASS A PRINCIPAL DISTRIBUTION AMOUNT

  Holders of the Class A Certificates will be entitled to receive on each Distribution Date, to the extent of the portion of the amounts remaining for distribution after payments under clauses (a) through (d) under "--Priority of Payment" above, an amount ("CLASS A PRINCIPAL DISTRIBUTION AMOUNT"), in reduction of the Security Balances thereof as described below, which equals the sum of (i) the portion of any Class A Carry-Forward Amount which relates to a shortfall in a distribution of a related Subordination Deficit, (ii) all scheduled installments of principal in respect of the Mortgage Loans received or advanced during the Due Period, together with all unscheduled recoveries of principal on such Mortgage Loans received by the Servicer during the prior calendar month, (iii) the Principal Balance of each Mortgage Loan that was repurchased by the Asset Seller during the prior calendar month, (iv) any amounts received in connection with a substitution of a Mortgage Loan, (v) the net Liquidation Proceeds collected by the Servicer during the prior calendar month (to the extent such net Liquidation Proceeds are related to principal),
(vi) the amount of any Subordination Deficit for such Distribution Date, (vii) the proceeds received by the Trustee of any termination of the Trust Fund (to the extent such proceeds are related to principal), (viii) the amount of any related Subordination Increase Amount for such Distribution Date, and (ix)
with respect to the Distribution Date occurring in     , any amounts in the
Pre-Funding Account after giving effect to any purchase of Subsequent Mortgage Loans; minus (x) the amount of any Subordination Reduction Amount for such Distribution Date.

  In no event will the Class A Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Security Balance of the Class A Certificates.

  Distributions of the Class A Principal Distribution Amount will be allocated [insert distribution priorities].

  The "SERVICER REMITTANCE DATE" with respect to any Distribution Date is the 18th day of the month in which such Distribution Date occurs, or if such 18th day is not a business day, the business day immediately preceding such 18th day.

  The "PRINCIPAL BALANCE" of any Mortgage Loan as of any date of determination is the principal balance of such Mortgage Loan as of the Due Date preceding such date of determination, as such principal balance is specified for such Due Date in the amortization schedule, (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations (as defined in the Prospectus)) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to prepayments received prior to such Due Date, Deficient Valuations incurred prior to such Due Date, and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related

Mortgagor. The Principal Balance of a Mortgage Loan that becomes a Liquidated Mortgage Loan (as defined herein) on or prior to such Due Date shall be zero.

  As of any Distribution Date, the "SECURITY BALANCE" of a Class of Class A Certificates will equal the initial principal amount of such Class on the Closing Date less all amounts distributed to the holders of such Class on account of principal.

  See "Summary Special--Prepayment Considerations" and "--Special Yield Considerations" and "Certain Yield and Prepayment Considerations" herein.

ADVANCES

  Prior to each Distribution Date, the Servicer is required to make Advances with respect to any payments of principal and interest (net of the related Servicing Fees) which were due on the Mortgage Loans on the immediately preceding Due Date and have not been received as of the business day immediately preceding the related Servicer Remittance Date.

  Such Advances are required to be made by the Servicer only to the extent they are deemed by the Servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds. The purpose of making such Advances is to maintain a regular cash flow to the Certificateholders, to maintain a specified level of overcollateralization and to pay the premium due the Certificate Insurer and to pay the Trustee, rather than to guarantee or insure against losses. Any failure by the Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an Event of Default thereunder, in which case the Trustee, as successor servicer, will be obligated to make any such Advance, in accordance with the terms of the Pooling and Servicing Agreement.

  All Advances will be reimbursable to the Servicer making the Advance, subject to certain conditions and restrictions, from late collections, insurance proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made.

CERTIFICATE INSURANCE POLICY

  The following information regarding the Certificate Insurance Policy has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement.

  The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Insurance Policy, thereby unconditionally and irrevocably guarantees to any Owner that an amount equal to each full and complete Insured Payment will be received by the Trustee, or its successor as Trustee for the Owners, on behalf of the Owners from the Certificate Insurer, for distribution by the Trustee to each Owner of each Owner's proportionate share of the Insured Payment. The Certificate Insurer's obligations under the Certificate Insurance Policy with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Trustee, whether or not such funds are properly applied by the Trustee. Insured Payments shall be made only at the time set forth in the Certificate Insurance Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Class A Certificates, unless such acceleration is at the sole option of the Certificate Insurer.

  Notwithstanding the foregoing paragraph, the Certificate Insurance Policies do not cover shortfalls, if any, attributable to the liability of the Trust Fund, the REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

  The Certificate Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Certificate Insurer's Fiscal Agent of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the Certificate Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Owner relating to or arising under the Class A Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Certificate Insurer as agent for such Owner in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Certificate Insurer, provided that if such documents are received after 12:00 noon New York City time on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Owner and not to any Owner directly unless such Owner has returned principal or interest paid on the Class A Certificates to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Owner.

  The Certificate Insurer will pay any other amount payable under the Certificate Insurance Policy no later than 12:00 noon, City of New York time, on the later of the Distribution Date on which the related Insured Payment is due or the Business Day following receipt in New York, New York on a Business
Day by    , as the Certificate Insurer's Fiscal Agent or any successor fiscal agent appointed by the Certificate Insurer (the "CERTIFICATE INSURER'S FISCAL AGENT") of a Notice (as described below); provided that if such Notice is received after 12:00 noon, City of New York time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Certificate Insurer's Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim under the Certificate Insurance Policy it shall be deemed not to have been received by the Certificate Insurer's Fiscal Agent for purposes of this paragraph, and the Certificate Insurer or the Certificate Insurer's Fiscal Agent, as the case may be, shall promptly so advise the Trustee and the Trustee may submit an amended Notice.

  Insured Payments due under the Certificate Insurance Policy, unless otherwise stated therein, will be disbursed by the Certificate Insurer's Fiscal Agent to the Trustee on behalf of the Owners by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Trustee for the payment of such Insured Payment and legally available therefor.

  The Certificate Insurer's Fiscal Agent is the agent of the Certificate Insurer only and the Certificate Insurer's Fiscal Agent shall in no event be liable to Owners for any acts of the Certificate Insurer's Fiscal Agent or any failure of the Certificate Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under the Certificate Insurance Policy.

  As used in the Certificate Insurance Policy, the following terms shall have the following meanings:

    "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in New York City or in the city in which the corporate trust office of the Trustee under the Pooling and Servicing Agreement is located are authorized or obligated by law or executive order to close.

    "INSURED PAYMENT" means (i) as of any Distribution Date, an amount equal to the sum of (a) the Class A Interest Distribution Amount minus the related Available Funds and (b) the Subordination Deficit and (ii) the related unpaid Preference Amount.

    "NOTICE" means the telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A attached to each Certificate Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

    "OWNER" means each related Class A Certificateholder (as defined in the Pooling and Servicing Agreement) who, on the applicable Distribution Date, is entitled under the terms of the applicable Class A Certificate, to payment under the related Certificate Insurance Policy.

    "PREFERENCE AMOUNT" means any amount previously distributed to an Owner on the related Class A Certificates that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

  Capitalized terms used in the Certificate Insurance Policy and not otherwise defined in the Certificate Insurance Policy shall have the respective meanings set forth in the Pooling and Servicing Agreement as of the date of execution of the Certificate Insurance Policies, without giving effect to any subsequent amendment or modification to the Pooling and Servicing Agreement unless such amendment or modification has been approved in writing by the Certificate Insurer.

  Any notice under the Certificate Insurance Policy or service of process on the Certificate Insurer's Fiscal Agent may be made at the address listed below for the Certificate Insurer's Fiscal Agent or such other address as the Certificate Insurer shall specify in writing to the Trustee.

  The notice address of the Certificate Insurer's Fiscal Agent is     ,
Attention: Municipal Registrar and Paying Agency, or such other address as the Certificate Insurer's Fiscal Agent shall specify to the Trustee in writing.

  The Certificate Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

  The insurance provided by the Certificate Insurance Policies is not covered by the Property/Casualty Insurance Certificate Fund specified in Article 76 of the New York Insurance Law.

  The Certificate Insurance Policy is not cancelable for any reason. The premium on each of the Certificate Insurance Policies is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Class A Certificates.

                              CERTIFICATE INSURER

  The following information has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement.

  The Certificate Insurer is a      company, incorporated under the laws of
the State of       and licensed to do business in all 50 states, the District of Columbia and Puerto Rico.

     ,     and     have each assigned a claims-paying ability rating to the
Certificate Insurer.

  All information regarding the Certificate Insurer, a wholly owned subsidiary
of         , including the financial statements of the Certificate Insurer for the year ended December 31, 199 , prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of for the year ended December 31, 199 , is hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

  All financial statements of the Certificate Insurer included in documents filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

  The tables below present selected financial information of the Certificate Insurer determined in accordance with generally accepted accounting principles:

                                                                    SAP
                                                           ---------------------
                                                           (AUDITED) (UNAUDITED)
Admitted Assets...........................................
Liabilities...............................................
Capital and Surplus.......................................

                                                                    , 199
                                                           ---------------------
                                                           (AUDITED) (UNAUDITED)
                                                               (IN MILLIONS)
Admitted Assets...........................................
Liabilities...............................................
Capital and Surplus.......................................

  For additional financial information concerning the Certificate Insurer, see the audited financial statements of the Certificate Insurer incorporated by reference herein. Copies of the financial statements of the Certificate Insurer incorporated herein by reference and copies of the Certificate Insurer's annual statement for the year ended December 31, 199 prepared in accordance with statutory accounting standards are available, without charge, from the Certificate Insurer. The address of the Certificate Insurer's
administrative offices and its telephone number are        and       .

                  CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

  The yield to maturity and the aggregate amount of distributions on the Class A Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans. Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments on the Mortgage Loans. The rate of principal payments on such Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans, the rate and timing of principal prepayments thereon by the Mortgagors, liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans due to certain breaches of representations or warranties. The timing of changes in the rate of prepayments, liquidations and purchases of the Mortgage Loans may, and the timing of losses on the Mortgage Loans will, significantly affect the yield on the Class A Certificates to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described herein and in the Prospectus under "Yield Considerations"), no assurance can be given as to such rate or the timing of principal payments on the Class A Certificates.

  The Mortgage Loans may be prepaid by the mortgagors at any time; however, certain of the Mortgage Loans are subject to a prepayment charge for prepayments. See "Description of the Mortgage Loans" herein. In addition, the Mortgage Loans contain a provision that may result in the acceleration of the payment of the Mortgage Loan in the event of the transfer or sale of the Mortgaged Property. Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to holders of the Class A Certificates of principal amounts that would otherwise be distributed over the remaining terms of the Mortgage Loans. Factors affecting prepayment (including defaults and liquidations) of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the Mortgage Rates on the Mortgage Loans, the rate of prepayments (including refinancings) would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the Mortgage Rates on the Mortgage Loans, the rate of prepayments on the Mortgage Loans would be expected to decrease.

  The yield to maturity on the Class A Certificates will depend on, among other things, the price paid by the holders of the Class A Certificates and the Pass-Through Rate. The extent to which the yield to maturity of a Class A Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a Class of Class A Certificates is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if a Class of Class A Certificates is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that assumed at the time of purchase. For additional considerations relating to the yield on the Class A Certificates, see "Yield Considerations" in the Prospectus.

  The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

  In addition, with respect to the Class A Certificates, because principal distributions are paid to certain of such classes before other classes, holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

  "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a Certificate until each dollar of principal of such Certificate is scheduled to be repaid to an investor (assuming no losses). The weighted average life of the Class A Certificates will be influenced by the rate at which principal of the Mortgage Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes liquidations due to default).

  Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement, the Standard Prepayment Assumption ("SPA"), represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% SPA assumes constant prepayment rates of 0.2% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the mortgage loans, 100% SPA assumes a constant prepayment rate of 6% per annum each month. As used in the table below, "0% SPA" assumes prepayment rates equal to 0% of SPA, i.e. no prepayments. Correspondingly, " % SPA" assumes prepayment rates equal to % of SPA, and so forth. SPA DOES NOT PURPORT TO BE A HISTORICAL DESCRIPTION OF PREPAYMENT EXPERIENCE OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF MORTGAGE LOANS, INCLUDING THE MORTGAGE LOANS.

  The following table has been prepared assuming that the Mortgage Loans have the following characteristics (dollar amounts are approximate):

                                 REMAINING TERM ORIGINAL TERM
                                  TO MATURITY    TO MATURITY
PRINCIPAL BALANCE  MORTGAGE RATE  (IN MONTHS)    (IN MONTHS)
-----------------  ------------- -------------- -------------





                        ---           ---            ---

                        ===           ===            ===

  In addition, the following tables have been prepared assuming that the Mortgage Loans have the following characteristics: (i) all calculations for the Mortgage Loans are done on the basis of a 360-day year consisting of twelve 30-day months; (ii) with respect to the Class A Certificates, all weighted average lives are calculated on the basis of a 360-day year and a 30-day month; (iii) Due Dates on each Mortgage Loan are the first day of the month; (iv) all scheduled monthly payments on the Mortgage Loans are made in a
timely fashion on the first day of each month, commencing in    , and
prepayments are assumed to be received on the last day of each month,
commencing in (except for the hypothetical mortgage loans with an       or
      first Due Date, for which scheduled monthly payments commence in or
    , respectively, and prepayments commence in       or     , respectively);
(v) distributions on the Class A Certificates are made on the 25th day of each month,
commencing in     ; (vi) the Closing Date is     ; (vii) the Required
Subordinated Amount will be set as provided in the Pooling and Servicing Agreement; (viii) the Mortgage Loans will prepay at the indicated assumed percentages of SPA; and (ix) with regard to the weighted average lives, the Servicer does not exercise its option to terminate the Trust Fund when the aggregate principal balance of the Mortgage Loans is reduced to less than % of the aggregate Principal Balance of the Initial Mortgage Loans as of the Cut-off Date and the aggregate Principal Balance of the Subsequent Mortgage Loans as of the related Subsequent Cut-off Date.

  Based upon the foregoing assumptions, certain of which may not reflect actual experience, the following tables indicate the projected weighted average life of each Class of Class A Certificates and the percentages of the initial Security Balance of each such Class that would be outstanding after each of the dates shown at various percentages of SPA.

                    PERCENTAGE OF INITIAL SECURITY BALANCE
                OUTSTANDING AT THE FOLLOWING PERCENTAGES OF SPA
                            CLASS A-1 CERTIFICATES

DISTRIBUTION DATE                                 %   %   %   %   %   %   %   %
-----------------                                --- --- --- --- --- --- --- ---








Weighted Average Lives in Years(1)..............

--------
(1) The weighted average life of a Class A Certificate is determined by (i) multiplying the amount of each distribution in reduction of the Security Balance by the number of years from the date of issuance of such Certificate to the related Distribution Date, (ii) adding the results and
    (iii) dividing the sum by the initial Security Balance of the Certificate.

                    PERCENTAGE OF INITIAL SECURITY BALANCE
                OUTSTANDING AT THE FOLLOWING PERCENTAGES OF SPA
                            CLASS A-2 CERTIFICATES

DISTRIBUTION DATE                                 %   %   %   %   %   %   %   %
-----------------                                --- --- --- --- --- --- --- ---








Weighted Average Lives in Years(1)..............

--------
(1) The weighted average life of a Class A Certificate is determined by (i) multiplying the amount of each distribution in reduction of the Security Balance by the number of years from the date of issuance of such Certificate to the related Distribution Date, (ii) adding the results and
    (iii) dividing the sum by the initial Security Balance of the Certificate.

                    PERCENTAGE OF INITIAL SECURITY BALANCE
                OUTSTANDING AT THE FOLLOWING PERCENTAGES OF SPA
                            CLASS A-3 CERTIFICATES

DISTRIBUTION DATE                                 %   %   %   %   %   %   %   %
-----------------                                --- --- --- --- --- --- --- ---








Weighted Average Lives in Years(1)..............

--------
(1) The weighted average life of a Class A Certificate is determined by (i) multiplying the amount of each distribution in reduction of the Security Balance by the number of years from the date of issuance of such Certificate to the related Distribution Date, (ii) adding the results and
    (iii) dividing the sum by the initial Security Balance of the Certificate.

                    PERCENTAGE OF INITIAL SECURITY BALANCE
                OUTSTANDING AT THE FOLLOWING PERCENTAGES OF SPA
                            CLASS A-4 CERTIFICATES

DISTRIBUTION DATE                                 %   %   %   %   %   %   %   %
-----------------                                --- --- --- --- --- --- --- ---








Weighted Average Lives in Years(1)..............

--------
(1) The weighted average life of a Class A Certificate is determined by (i) multiplying the amount of each distribution in reduction of the Security Balance by the number of years from the date of issuance of such Certificate to the related Distribution Date, (ii) adding the results and
     (iii) dividing the sum by the initial Security Balance of the Certificate.

  The actual characteristics and performance of the Mortgage Loans will differ from the assumptions used in constructing the table set forth above, which is hypothetical in nature and is provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the Mortgage Loans will prepay at the given percentages of SPA until maturity or that all of the Mortgage Loans will prepay at the same percentage of SPA. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table at the various percentages of SPA specified, even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed. Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will affect the percentages of initial Security Balance outstanding over time and the weighted average lives of the Classes of Class A Certificates.

                                 THE SERVICER

GENERAL

     (in its capacity as servicer, the "SERVICER") will act as servicer for the Mortgage Loans pursuant to the Pooling and Servicing Agreement. The
Servicer is an indirect subsidiary of     , a      corporation.

  As of     , the Servicer and its subsidiaries were servicing approximately mortgage loans in its Owned and Managed Servicing Portfolio representing an
aggregate outstanding principal balance of approximately $   , and
approximately     mortgage loans in its Third-Party Servicing Portfolio
representing an aggregate outstanding principal balance of approximately $   .

  The Certificates will not represent an interest in or obligation of, nor are the Mortgage Loans guaranteed by, the Servicer or any of its affiliates.

DELINQUENCY AND LOSS EXPERIENCE OF THE SERVICER

  Owned and Managed Servicing Portfolio. The following tables set forth information relating to the delinquency, loan loss and foreclosure experience of the Servicer for its Owned and Managed Servicing Portfolio for 199 , and
for each of the    prior years. The Servicer's "OWNED AND MANAGED SERVICING
PORTFOLIO" consists of the Servicer's servicing portfolio of fixed and variable rate mortgage loans excluding certain loans serviced by the Servicer that were not originated or purchased and reunderwritten by the Servicer or any affiliate thereof. In addition to the Owned and Managed Servicing
Portfolio, the Servicer serviced as of     , 199 , approximately     mortgage
loans with an aggregate principal balance as of such date of approximately
$   ; such loans were not originated by the Servicer or any affiliate thereof and are being serviced for third parties on a contract servicing basis (the "THIRD-PARTY SERVICING PORTFOLIO"). No loans in the Third-Party Servicing Portfolio are included in the tables set forth below.

                   DELINQUENCY AND FORECLOSURE EXPERIENCE OF
             THE SERVICER'S OWNED AND MANAGED SERVICING PORTFOLIO

                                                   YEAR ENDING DECEMBER 31,
                                               ---------------------------------
                               MONTHS ENDING         19               19
                              ---------------- ---------------- ----------------
                              NUMBER OF DOLLAR NUMBER OF DOLLAR NUMBER OF DOLLAR
                              MORTGAGE  AMOUNT MORTGAGE  AMOUNT MORTGAGE  AMOUNT
                                LOANS   (000)    LOANS   (000)    LOANS   (000)
                              --------- ------ --------- ------ --------- ------
Portfolio....................
Delinquency..................
Percentage(1)................
  30-59 days.................
  60-89 days.................
  90 days or more............
    Total....................
Foreclosure Rate(2)..........
REO Properties(3)............

                                               NUMBER OF DOLLAR NUMBER OF DOLLAR
                                               MORTGAGE  AMOUNT MORTGAGE  AMOUNT
                                                 LOANS   (000)    LOANS   (000)
                                               --------- ------ --------- ------
Portfolio.....................................
Delinquency...................................
  Percentage(1)...............................
  30-59 days..................................
  60-89 days..................................
  90 days or more.............................
    Total.....................................
Foreclosure Rate(2)...........................
REO Properties(3).............................

--------
(1) The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics for the period exclude loans in foreclosure.
(2) "Foreclosure Rate" is the number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans, as the case may be, as of the date indicated.
(3) REO Properties (i.e., "real estate owned" properties--properties relating to mortgage foreclosed or for which deeds in lieu of foreclosure have been accepted, and held by the Servicer pending disposition) percentages are calculated using the number of loans, not the dollar amount.

               LOAN LOSS EXPERIENCE OF THE SERVICER'S OWNED AND
                 MANAGED SERVICING PORTFOLIO OF MORTGAGE LOANS

                                   MONTHS ENDING  YEARS ENDING DECEMBER 31,
                                   ------------- ------------------------------
                                                  19      19      19      19
                                                 ------  ------  ------  ------
                                            (DOLLARS IN THOUSANDS)
Average amount outstanding(1)....
Gross losses(2)..................
Recoveries(3)....................
Net losses(4)....................
Net losses as a percentage of av-
 erage amount outstanding........

--------
(1) "Average Amount Outstanding" during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period.
(2) "Gross Losses" are amounts which have been determined to be uncollectible relating to mortgage loans for each respective period.
(3) "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.
(4)  "Net Losses" represents "Gross Losses" minus "Recoveries".

  There can be no assurance that the delinquency experience of the Mortgage Loans will correspond to the delinquency experience of the Servicer's servicing portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for the Servicer's servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the Mortgage Loans will depend on the results obtained over the life of the Mortgage Loans. The Servicer's servicing portfolio includes mortgage loans with a variety of payment and other characteristics (including geographic location) which are not necessarily representative of the payment and other characteristics of the Mortgage Loans. The Servicer's servicing portfolio includes mortgage loans underwritten pursuant to guidelines not necessarily representative of those applicable to the Mortgage Loans. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by the Servicer. In addition, adverse economic conditions may affect the actual rates of delinquencies and foreclosures with respect to the Mortgage Loans.

                        POOLING AND SERVICING AGREEMENT

GENERAL

  The Certificates will be issued pursuant to a Pooling and Servicing
Agreement (the "POOLING AND SERVICING AGREEMENT" ), dated as of     , 199
among the Depositor, the Servicer and        , as Trustee. Reference is made
to the Prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Class A Certificates. See "Description of the Agreements-- Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements" in the Prospectus.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

  The servicing fee for each Mortgage Loan (the "SERVICING FEE" ) is payable out of the interest payments on such Mortgage Loan. The Servicing Fee on each Mortgage Loan is payable monthly and is equal to one-twelfth of [a fixed percentage per annum] (the "SERVICING FEE RATE") multiplied by the Principal Balance of such Mortgage Loan on the first day of the related Due Period. In addition to the Servicing Fee, the Servicer shall be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related Mortgage Notes, any late payment charges, assumption fees or similar items. The Servicer shall pay all expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement and shall not be entitled to reimbursement therefor except as specifically provided in the Pooling and Servicing Agreement.

THE TRUSTEE

         (the "TRUSTEE" ), [a national banking association,] will act as trustee for the Certificates pursuant to the Pooling and Servicing Agreement. The Trustee will be entitled to a fee, payable monthly, equal to one-twelfth of % per annum multiplied by the Principal Balance of each Mortgage Loan on the first day of the related Due Period (the "TRUSTEE'S FEE" ). See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--The Trustee" in the Prospectus.

TERMINATION

  The Pooling and Servicing Agreement will terminate upon notice to the Trustee of either: (a) the later of the distribution to Certificateholders of the final payment or collection with respect to the last Mortgage Loan (or Advances of same by the Servicer), or the disposition of all funds with respect to the last Mortgage Loan and the remittance of all funds due under the Pooling and Servicing Agreement and the payment of all amounts due and payable to the Certificate Insurer and the Trustee or (b) mutual consent of the Servicer, the Certificate Insurer and all Certificateholders in writing; provided, however, that in no event will the Trust Fund established by the Pooling and Servicing Agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the Pooling and Servicing Agreement.

  Subject to provisions in the Pooling and Servicing Agreement, the Servicer may, at its option and at its sole cost and expense, on any Distribution Date when the aggregate Principal Balance of the Mortgage Loans is less than % of the sum of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date and the aggregate principal balance of the Subsequent Mortgage Loans as of the related Subsequent Cut-off Date, purchase from the Trust Fund all of the outstanding Mortgage Loans at a price equal to the sum of (a) 100% of the

Principal Balance of each outstanding Mortgage Loan, (b) the aggregate amount of accrued and unpaid interest on the Mortgage Loans through the related Due Period and 30 days' accrued interest thereon at a rate equal to the Mortgage Rate (net of the Servicing Fee Rate in the case of such a purchase by the Servicer), (c) any unreimbursed amounts due to the Certificate Insurer under the Pooling and Servicing Agreement), (d) any excess of the actual stated principal balance of each such Mortgage Loan over the Principal Balance thereof, the aggregate amount of accrued and unpaid interest on such excess through the related due period and 30 days' interest on such excess at a rate equal to the related Mortgage Rate with respect to each related Mortgage Loan, and (e) the amount of any unreimbursed Servicing Advances made by the Servicer with respect to the related Mortgage Loans. Any such purchase shall be accomplished by deposit into the related Collection Account of the purchase price specified above. No such termination is permitted without the prior written consent of the Certificate Insurer if it would result in a draw on the related Certificate Insurance Policy. See "Description of the Securities Termination" in the Prospectus.

                        FEDERAL INCOME TAX CONSEQUENCES

  The following discussion represents the opinion of Cadwalader, Wickersham & Taft, special tax counsel to the Depositor. Assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, the Trust Fund will qualify as a REMIC under the Code.

  For federal income tax purposes, each Class of Class A Certificates will represent ownership of "regular interests" in the REMIC and will generally be treated as representing ownership of debt instruments issued by the REMIC and the Class R Certificates will constitute the sole class of "residual interests" in the REMIC. See "Federal Income Tax Consequences--REMICs" in the Prospectus.

  For federal income tax reporting purposes, the Class A Certificates will [not] be treated as having been issued with original issue discount. The prepayment assumption that will be used with respect to the Class A Certificates in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the
Mortgage Loans will prepay at a rate equal to a   % SPA. No representation is
made that the Mortgage Loans will prepay at this rate or at any other rate. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of Regular Securities--Original Issue Discount" in the Prospectus.

  The Internal Revenue Service (the "IRS") has issued regulations (the "OID REGULATIONS") under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the Class A Certificates should be aware that the OID Regulations do not adequately address certain issues relevant to, or are not applicable to, securities such as the Class A Certificates. In addition, there is considerable uncertainty concerning the application of the OID Regulations to REMIC Regular Certificates that provide for payments based on an adjustable rate. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such Certificates and because the rules of the OID Regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such Certificates even in the absence of Section 1272(a)(6) of the Code, the IRS could assert that the Class A Certificates are issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the Class A Certificates are advised to consult their tax advisors concerning the tax treatment of such Certificates.

  In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a Certificate may be able to select a method for recognizing original issue discount that differs from that used in preparing reports to the Certificateholders and the IRS.

  The Class A Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a Class A Certificate will be treated as holding a certificate with amortizable bond premium will depend on such Certificateholders' purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such Certificateholder. Holders of the Class A Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Certain Federal Income Tax Consequences--REMICs--Taxation of Owners of Regular Securities" and "--Amortizable Premium" in the Prospectus.

  The Class A Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest on the Class A Certificates will be treated as "interest on obligations secured by mortgages on real property" under Section 856(c)(3)(B) of the Code generally to the extent that such Class A Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Moreover, the Class A Certificates will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code. See "The Pooling and Servicing Agreement--Termination" herein and "Certain Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Securities" in the Prospectus.

  For further information regarding federal income tax consequences of investing in the Class A Certificates, see "Federal Income Tax Consequences-- REMICs" in the Prospectus.

                               LEGAL INVESTMENT

  [The Class A Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. As such, the Class A Certificates will be legal investments for certain entities to the extent provided in SMMEA. However, institutions subject to the jurisdiction of federal or state banking, insurance or other agencies or authorities should review applicable rules, supervisory policies and guidelines of these agencies before purchasing any of the Class A Certificates, as certain Classes of Class A Certificates may be deemed to be unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines. It should also be noted that certain states have enacted legislation limiting to varying extents the ability of certain entities (in particular insurance companies) to invest in mortgage related securities.] [The Class A Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended.] Investors should consult with their own legal advisors in determining whether and to what extent the Class A Certificates constitute legal investments for such investors. See "Legal Investment" in the Prospectus.

                             ERISA CONSIDERATIONS

  As described in the Prospectus under "ERISA Considerations", Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and
Section 4975 of the Code impose certain duties and restrictions on employee benefit plans and certain other retirement plans and arrangements subject thereto (collectively, "PLANS") and on persons who have certain specified relationships to Plans, including fiduciaries and service providers. Comparable duties and restrictions may exist with respect to any "governmental plan" (as defined in Section 3(32) of ERISA) subject to a federal, state or local law ("SIMILAR LAW") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code. There are certain exemptions issued by the United States Department of Labor (the "DOL") that may be applicable to an investment by a Plan in the Class A Certificates, including the individual administrative exemption described below and Prohibited Transaction Class Exemption 83-1 ("PTE 83-1"). For a further discussion of the individual administrative exemption and PTE 83-1, including the necessary conditions to their applicability, and other important factors to be considered by a Plan contemplating investing in the Class A Certificates, see "ERISA Considerations" in the Prospectus.

  The DOL has issued to DBSI an individual administrative exemption (the "EXEMPTION"), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by a Plan of certificates in pass-through trusts that meet the conditions and requirements of the Exemption. The Exemption might apply to the acquisition, holding and resale of the Class A Certificates by a Plan, provided that specified conditions are met.

  Among the conditions which would have to be satisfied for the Exemption to apply to the acquisition by a Plan of the Class A Certificates is the condition that the Plan investing in the Class A Certificates be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT").

  Before purchasing a Class A Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption or the availability of any other prohibited transaction exemptions (including PTE 83-1), and whether the conditions of any such exemption will be applicable to the Class A Certificates, and fiduciary of a governmental plan should make its own determination as to the need for an availability of any exemptive relief under Similar Law. Any fiduciary of a Plan or governmental plan considering whether to purchase a Class A Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA, the Code or Similar Law to such investment. See "ERISA Considerations" in the Prospectus.

  INVESTMENTS BY PLANS ARE SUBJECT TO ERISA'S GENERAL FIDUCIARY REQUIREMENTS. ACCORDINGLY, BEFORE INVESTING IN A CLASS A CERTIFICATE, A PLAN FIDUCIARY SHOULD DETERMINE WHETHER SUCH AN INVESTMENT IS PERMITTED IN ACCORDANCE WITH THE DOCUMENTS GOVERNING THE PLAN AND IS PRUDENT FOR THE PLAN IN VIEW OF ITS OVERALL INVESTMENT POLICY AND THE COMPOSITION AND DIVERSIFICATION OF ITS PORTFOLIO.

  The sale of Class A Certificates to a Plan is in no respect a representation by the Depositor or Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                            METHOD OF DISTRIBUTION

  Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor, Deutsche Bank Securities Inc. ("DBSI") and [Other
Underwriter] ("     ", and together with DBSI, the "UNDERWRITERS"), the
Depositor has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Depositor, the respective principal amounts of the Class A Certificates set forth opposite their names below.

UNDERWRITER                                                 CLASS A CERTIFICATES
-----------                                                 --------------------
Deutsche Bank Securities Inc...............................         $
[Other Underwriter]........................................         $

  Under the terms of the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth herein, to purchase all of the Class A Certificates if any of the Class A Certificates are purchased.

  The Underwriters have advised the Depositor that they propose to offer the Class A Certificates from time to time for sale in negotiated transactions or otherwise, at prices determined at the time of sale. The Underwriters may effect such transactions by selling Class A Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of Class A Certificates for whom they act as agents. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Class A Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Class A Certificates by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended.

  The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  In connection with the offering, the Underwriters may purchase and sell the Class A Certificates in the open market. These transactions may include purchases to cover short positions created by an Underwriter in connection with the offering. Short positions created by an Underwriter involve the sale by an Underwriter of a greater number of Class A Certificates than they are required to purchase from the Depositor in the offering. An Underwriter may also impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of securities sold in the offering may be reclaimed by such Underwriter if such Class A Certificates are repurchased by such Underwriter in covering transactions. These activities may maintain or otherwise affect the market price of the Class A Certificates, which may be higher in price than might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

                               SECONDARY MARKET

  There will not be any market for the Class A Certificates prior to the issuance thereof. The Underwriters intend to act as market makers in the Class A Certificates, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but are under no obligation to do so. There can be no assurance that a secondary market for the Class A Certificates will develop or, if it does develop, that it will continue. Further, no application will be made to list the Class A Certificates on any securities exchange. Accordingly, the liquidity of the Class A Certificates may be limited. The primary source of information available to investors concerning the Class A Certificates will be the monthly statements discussed in the Prospectus under "Description of the Securities--Reports to Securityholders," which will include information as to the outstanding Security Balances of the Class A Certificates. There can be no assurance that any additional information regarding the Class A Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Class A Certificates will be generally available on an ongoing basis. The limited nature of such information regarding the Class A Certificates may adversely affect the liquidity of the Class A Certificates, even if a secondary market for the Class A Certificates becomes available.

                                LEGAL OPINIONS

  The validity of the Class A Certificates and certain tax matters with respect thereto will be passed upon for the Depositor by Cadwalader, Wickersham & Taft.

                                    RATINGS

  It is a condition of the issuance of the Class A Certificates that they be
rated "      " by and "       " by       .

  The ratings assigned by        to mortgage loan asset backed pass-through
certificates address the likelihood of the receipt by Certificateholders of
payments required under the Pooling and Servicing Agreement.        's ratings
take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required
under the Certificates.        's rating on the Certificates does not,
however, constitute a statement regarding frequency of prepayments on the mortgages. See "Certain Yield and Prepayment Considerations" herein.

  The ratings assigned by       to mortgage loan asset backed pass-through
certificates also address the likelihood of the receipt by Certificateholders of all distributions to which such Certificateholders are entitled. The rating process addresses the structural and legal aspects associated with the Certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage loan asset backed pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments. The ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield.

  The Depositor has not requested a rating on the Class A Certificates by any
rating agency other than       and      . However, there can be no assurance
as to whether any other rating agency will rate the Class A Certificates, or, if it does, what rating would be assigned by any such other rating agency. A rating on the Certificates by another rating agency, if assigned at all, may
be lower than the ratings assigned to the Class A Certificates by       and
     .

  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Class A Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to the Class A Certificates.

                                    EXPERTS

  The balance sheets of the Certificate Insurer, as of       and the related
statements of income, changes in shareholder's equity and cash flow for the
years ended       and      , incorporated by reference in this Prospectus
Supplement have been audited by      , independent auditors, as set forth in
their report thereon in reliance upon the authority of such firm as experts in accounting and auditing.

                             INDEX OF DEFINED TERMS

Advances................................................................... S-11
Asset Seller............................................................... S-18
Available Funds............................................................ S-27
Average Amount Outstanding................................................. S-41
Beneficial Owner........................................................... S-26
Book-Entry Certificates.................................................... S-26
Business Day............................................................... S-33
Capitalized Interest Account............................................... S-27
Cede....................................................................... S-26
Certificate Insurance Policy...............................................  S-1
Certificate Insurer........................................................  S-1
Certificate Insurer's Fiscal Agent......................................... S-33
Certificateholders.........................................................  S-2
Certificates...............................................................  S-1
Class......................................................................  S-1
Class A Carry-Forward Amount............................................... S-30
Class A Certificates.......................................................  S-1
Class A Interest Distribution Amount....................................... S-30
Class A Principal Distribution Amount...................................... S-31
Closing Date...............................................................  S-2
Code....................................................................... S-13
DBSI....................................................................... S-47
Definitive Certificate..................................................... S-26
Delinquent Mortgage Loans.................................................. S-15
Depositor..................................................................  S-1
Distribution Date..........................................................  S-2
DOL........................................................................ S-45
DTC........................................................................  S-2
Due Date................................................................... S-19
Due Period................................................................. S-28
ERISA...................................................................... S-45
Excess Subordinated Amount................................................. S-28
Exemption.................................................................. S-46
Foreclosure Rate........................................................... S-41
Freddie Mac................................................................ S-18
Future Distribution Amounts................................................ S-30
Gross Losses............................................................... S-41
holders....................................................................  S-2
Initial Mortgage Loan......................................................  S-6
Initial Mortgage Loans.....................................................  S-1
Insured Distribution Amount................................................ S-30
Insured Payment............................................................ S-33
Interest Accrual Period.................................................... S-30
IRS........................................................................ S-44
Liquidated Loan Loss....................................................... S-29
Liquidated Mortgage Loan................................................... S-29
Mortgage...................................................................  S-6
Mortgage Loans.............................................................  S-2
Mortgage Note..............................................................  S-6

Mortgage Rate..............................................................  S-7
Mortgaged Property.........................................................  S-6
Net Losses................................................................. S-41
Net Monthly Excess Cashflow................................................ S-27
NOTES......................................................................    1
Notice..................................................................... S-33
OID Regulations............................................................ S-44
Other Originators.......................................................... S-18
Owned and Managed Servicing Portfolio...................................... S-40
Owner...................................................................... S-34
Pass-Through Rate..........................................................  S-9
Plans...................................................................... S-45
Pooling and Servicing Agreement............................................ S-42
Preference Amount.......................................................... S-34
Pre-Funded Amount..........................................................  S-2
Pre-Funding Account........................................................  S-2
Pre-Funding Period.........................................................  S-2
Premium Amount............................................................. S-31
Principal Balance.......................................................... S-31
PTE 83-1................................................................... S-45
Record Date................................................................ S-26
Recoveries................................................................. S-41
Reimbursement Amount....................................................... S-30
REMIC......................................................................  S-2
Required Subordinated Amount............................................... S-27
Residual Certificates......................................................  S-1
Riegle Act................................................................. S-17
Securities.................................................................    1
Securities Act............................................................. S-46
Security Balance........................................................... S-32
Servicer................................................................... S-40
Servicer Remittance Date................................................... S-31
Servicing Fee.............................................................. S-42
Servicing Fee Rate......................................................... S-42
Similar Law................................................................ S-45
SMMEA...................................................................... S-45
SPA........................................................................ S-37
Standard Non-Conforming Program............................................ S-18
Sub-prime Loan............................................................. S-15
Subordinated Amount........................................................ S-27
Subordination Deficit...................................................... S-29
Subordination Increase Amount.............................................. S-27
Subordination Reduction Amount............................................. S-28
Subsequent Cut-off Date.................................................... S-11
Subsequent Mortgage Loans..................................................  S-2
Subsequent Transfer Date................................................... S-16
Third-Party Servicing Portfolio............................................ S-40
Trust Fund.................................................................  S-1
Trustee....................................................................  S-2
Trustee's Fee.............................................................. S-42
Underwriters...............................................................  S-1
Weighted Average Life...................................................... S-37

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFOR-MATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLE-MENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTA-TIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTI-TUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UN-LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                           PROSPECTUS SUPPLEMENT
Summary....................................................................  S-5
Risk Factors............................................................... S-15
Description of the Mortgage Loans.......................................... S-18
Description of the Certificates............................................ S-26
Certificate Insurer........................................................ S-35
Certain Yield and Prepayment Considerations................................ S-36
The Servicer............................................................... S-40
Pooling and Servicing Agreement............................................ S-42
Federal Income Tax Consequences............................................ S-44
Legal Investment........................................................... S-45
ERISA Considerations....................................................... S-45
Method of Distribution..................................................... S-47
Secondary Market........................................................... S-47
Legal Opinions............................................................. S-48
Ratings.................................................................... S-48
Experts.................................................................... S-49
Index of Defined Terms..................................................... S-50
                                PROSPECTUS
Summary of Prospectus......................................................    1
Risk Factors...............................................................   13
Description of the Trust Funds.............................................   20
Use of Proceeds............................................................   32
Yield Considerations.......................................................   32
The Depositor..............................................................   37
Description of the Securities..............................................   38
Description of the Agreements..............................................   45
Description of Credit Support..............................................   66
Certain legal Aspects of Mortgage Loans....................................   69
Certain Legal Aspects of the Contracts.....................................   81
Federal Income Tax Consequences............................................   85
State and Other Tax Consequences...........................................  119
ERISA Considerations.......................................................  119
Legal Investment...........................................................  122
Methods of Distribution....................................................  124
Legal Matters..............................................................  125
Financial Information......................................................  125
Rating.....................................................................  125
Index of Defined Terms.....................................................  126

-------------------------------------------------------------------------------

 ACE SECURITIES CORP.
 DEPOSITOR

 $

 ASSET BACKED CERTIFICATES,
 SERIES 199 -

 $    CLASS A-1 CERTIFICATES

 $    CLASS A-2 CERTIFICATES

 $    CLASS A-3 CERTIFICATES

 $    CLASS A-4 CERTIFICATES

 DEUTSCHE BANK SECURITIES

 [OTHER UNDERWRITER]


 PROSPECTUS SUPPLEMENT

      , 199

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER + +TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF + +THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD + +BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS +
+OF ANY SUCH STATE.                                                            +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

PROSPECTUS SUPPLEMENT, SUBJECT TO COMPLETION, DATED AUGUST 6, 1998

PROSPECTUS SUPPLEMENT
(To Prospectus dated      , 199 )

--------------------------------------------------------------------------------
 $

 ACE SECURITIES CORP.,
 (DEPOSITOR)

 [ ] HOME LOAN DEPOSIT TRUST 199 , (ISSUER)

 ASSET BACKED NOTES, SERIES 199 -

  $     Class A-1               Floating Rate                           Asset Backed Notes
  $     Class A-2                     %                                 Asset Backed Notes
  $     Class A-3                     %                                 Asset Backed Notes
  $     Class A-4                     %                                 Asset Backed Notes
  $     Class A-5                     %                                 Asset Backed Notes
  $     Class M-1                     %                                 Asset Backed Notes
  $     Class M-2                     %                                 Asset Backed Notes
  $     Class B-1                     %                                 Asset Backed Notes

                        ,
 (ASSET SELLER AND SERVICER)

--------------------------------------------------------------------------------
 The [   ] Home Loan Owner Trust 199 -  (the "TRUST") will be formed pursuant
 to a trust agreement dated as of      , 199  (the "DEPOSIT TRUST AGREEMENT")
 and entered into by ACE Securities Corp., as depositor (the "DEPOSITOR"),   ,
 as owner trustee (the "OWNER TRUSTEE") and     as Servicer ("   "). The Trust
 will issue ten classes of Asset Backed Notes (the "NOTES") in the classes set forth above (the "OFFERED NOTES"), the Class B-2 Notes and the Class X-1
 Notes (each, a "CLASS") pursuant to an indenture to be dated as of      ,
 199  (the "INDENTURE"), between the Trust and      , as indenture trustee (in
 such capacity, the "INDENTURE TRUSTEE"). The Trust also will issue certificates evidencing the residual interest in the Trust (the "RESIDUAL INTEREST CERTIFICATES"). The Notes and the Residual Interest Certificates are collectively referred to herein as the "SECURITIES." Only the Offered Notes are offered hereby.

 The Trust will consist primarily of a pool (the "POOL") of closed-end, fixed-rate home loans (the "LOANS") as described herein under "The Pool" which are either secured primarily by junior-lien mortgages, deeds of trust or other similar security instruments (the "MORTGAGES") or unsecured. In addition, substantially all of the Loans will be secured by Mortgaged Properties in which the borrowers have little or no equity at the time of origination (i.e., the related combined loan-to-value ratios approach or exceed 100%).
 Loans having an aggregate unpaid principal balance as of      , 199  of
 approximately $  (the "INITIAL LOANS") have been designated for inclusion in
 the Pool. On or prior to      , 199 , the Trust may purchase additional loans
 (the "SUBSEQUENT LOANS") having an aggregate unpaid principal balance of up
 to $    with amounts on deposit in an account (the "PRE-FUNDING ACCOUNT")
 established for such purpose on the Closing Date.

 [Approximately %, by principal balance of the Initial Mortgage Loans as of the Cut-Off Date, are expected to be Sub-prime Loans, as described under "Risk Factors--Sub-prime Mortgage Loans may be more likely to Default"]

                                                  (Cover continued on next page)

 Capitalized terms used in this Prospectus Supplement and not otherwise defined herein have the meanings assigned in the Prospectus. See the "Index of Defined Terms" beginning on page S- herein and the "Index of Defined Terms" in the Prospectus.

 PROSPECTIVE INVESTORS IN THE OFFERED NOTES SHOULD CONSIDER THE MATERIAL RISKS DISCUSSED UNDER "RISK FACTORS" IN THIS PROSPECTUS SUPPLEMENT BEGINNING ON PAGE S-[ ] AND IN THE PROSPECTUS BEGINNING ON PAGE [ ].

 THE OFFERED NOTES REPRESENT INTERESTS IN OR OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, ASSET SELLER, SERVICER, OWNER TRUSTEE OR INDENTURE TRUSTEE OR ANY AFFILIATE THEREOF, EXCEPT TO THE EXTENT PROVIDED HEREIN. NEITHER THE LOANS NOR THE OFFERED NOTES ARE INSURED OR GUARANTEED BY ANY FINANCIAL GUARANTY INSURER OR ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

 THE OFFERED NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 The Offered Notes are being offered by Deutsche Bank Securities Inc. and [Other Underwriter] (the "UNDERWRITERS") from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of
 sale. Proceeds to the Depositor are expected to be $    plus accrued interest
 from      , 199  (or, in the case of the Class A-1 Notes, from      , 199 )
 to, but not including,      , 199  (the "CLOSING DATE"), before deducting
 issuance expenses payable by the Depositor estimated to be $ .

 The Offered Notes purchased by each Underwriter are offered by such Underwriter, subject to prior sale, when, as and if delivered to and accepted by such Underwriter and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify such offer and to reject any order in whole or in part. It is expected that delivery of the Offered Notes will be made only in book-entry form through the facilities of The Depository Trust Company, on or about , 199 against payment therefor in immediately available funds.

                                                            [OTHER UNDERWRITER]
 DEUTSCHE BANK SECURITIES

 The date of this Prospectus Supplement is      , 199

  Payments on the Notes will be made on the 25th day of each month or, if such day is not a Business Day, the next succeeding Business Day (each, a
"DISTRIBUTION DATE"), beginning in       199 . The Notes will be secured by
the assets of the Trust pursuant to the Indenture. With respect to each Accrual Period (as defined herein), interest on the Classes of Offered Notes (other than the Class A-1 Notes) will accrue at the above-specified fixed interest rates per annum. Interest will accrue on the Class A-1 Notes during
the initial Accrual Period at a rate of approximately   % per annum and
thereafter at a per annum rate equal to LIBOR (as defined herein) for the
related Accrual Period plus   %, subject to a maximum rate equal to the Net
Weighted Average Rate (as defined herein). On each Distribution Date, the holders of the Notes will be entitled to receive, from and to the extent that funds are available therefor in the Note Distribution Account, distributions with respect to interest and principal calculated as described herein under "Description of the Offered Notes--Distributions on the Offered Notes." Payments of interest and principal on the Class M-1 and Class M-2 Notes (the "MEZZANINE NOTES") will be subordinated in priority to payments of interest and principal, respectively, on the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Notes (collectively, the "CLASS A NOTES") and to payments of interest on the Class X-1 Notes (collectively with the Class A Notes, the "SENIOR NOTES") as described herein. Payments on the Class B Notes will be subordinated in priority to payments due on the Senior Notes and Mezzanine Notes to the extent described herein. Payments on the Class B-2 Notes and the Residual Interest Certificates will be subordinated in priority to payments due on the Senior Notes, Mezzanine Notes and Class B-1 Notes to the extent described herein.

  The Offered Notes initially will be represented by notes registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), as further described herein, which will be the "holders" of such Notes, as such term is used herein. The interests of beneficial owners of the Offered Notes will be represented by book entries on the records of DTC and the participating members of DTC. Definitive notes will be available for the Offered Notes only under limited circumstances. See "Description of the Offered Notes--General" herein, "Risk Factors--Owners of Book-Entry Securities Not Entitled to Exercise Rights of Holders of Securities" and "Description of the Securities--Book-Entry Registration and Definitive Securities" in the Prospectus.

  The yields to maturity of any Offered Notes may vary from the anticipated yields to the extent such Offered Notes are purchased at a discount or a premium and to the extent the rate and timing of payments thereof are sensitive to the rate and timing of principal payments (including prepayments) of the Loans. Prospective purchasers of the Offered Notes should consider, in the case of any Offered Notes to be purchased at a discount, the risk that a lower than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield and, in the case of any Offered Notes to be purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

  To the extent statements contained herein do not relate to historical or current information, this Prospectus Supplement may be deemed to consist of forward looking statements that involve risks and uncertainties that may adversely affect the distributions to be made on, or the yield of, the Offered Notes, which risks and uncertainties are discussed under "Risk Factors" and "Certain Prepayment and Yield Considerations" herein. As a consequence, no assurance can be given as to the actual distributions on, or the yield of, any Class of Offered Notes.

  There is currently no secondary market for the Offered Notes. The Underwriters intend to make a secondary market in the Offered Notes, but are not obligated to do so. There can be no assurance that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue. The Offered Notes will not be listed on any securities exchange. Accordingly, the liquidity of the Offered Notes may be limited.

  THE OFFERED NOTES CONSTITUTE PART OF A SEPARATE SERIES OF NOTES ISSUED BY
THE DEPOSITOR AND ARE BEING OFFERED PURSUANT TO THE PROSPECTUS DATED      ,
199 , OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED NOTES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

  CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE OFFERED NOTES, INCLUDING SHORT-COVERING TRANSACTIONS IN THE OFFERED NOTES, AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "METHOD OF DISTRIBUTION."

  UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS

                               TABLE OF CONTENTS

SUMMARY...................................................................  S-6
RISK FACTORS.............................................................. S-19
  Prepayment May Adversely Affect Yield................................... S-19
  Credit Enhancement is Limited in Amount................................. S-20
  Geographic Concentration May Increase the Potential for Losses Because
   of Adverse Economic Conditions or Natural Disasters.................... S-21
  Inability to Acquire Subsequent Loans Will Increase Prepayments......... S-22
  Inadequacy of the Mortgaged Properties as Security for the Mortgage
   Loans May Result in Loss............................................... S-23
  Unsecured Loans May Not be Collectible.................................. S-23
  Realization Upon Defaulted Mortgage Loans............................... S-23
  Value of Mortgaged Property May be Insufficient to Cover Loans,
   Resulting in Loss Upon Sale............................................ S-24
  Recent Origination of Loans............................................. S-24
  No Servicer Delinquency Advances........................................ S-24
  Bankruptcy of Asset Seller May Delay or Reduce Collectors on Mortgage
   Loans.................................................................. S-25
  Bankruptcy of Borrower May Affect Auditing to Collect on Loans Which are
   Junior Liens........................................................... S-25
  Effects of Failure to Comply With Certain Federal and State Loans        S-25
  Increased Losses May Result From Limitations on Repurchase or
   Replacement of Defective Loans by Asset Seller......................... S-26
THE POOL.................................................................. S-26
  General................................................................. S-26
  Payments on the Loans................................................... S-27
  Characteristics of the Loans............................................ S-27
  Loan Statistics......................................................... S-28
  Conveyance of Subsequent Loans.......................................... S-31
[ASSET SELLER AND SERVICER]............................................... S-31
  General................................................................. S-31
  Servicing Procedures.................................................... S-31
  Underwriting Criteria................................................... S-32
  Repurchase or Substitution of Loans..................................... S-32
  Delinquency Experience.................................................. S-33
CERTAIN PREPAYMENT AND YIELD CONSIDERATIONS............................... S-35
  Excess Spread and Reduction of Overcollateralization Amount............. S-38
  Reinvestment Risk....................................................... S-39
  Maturity Dates.......................................................... S-39
  Weighted Average Lives of the Offered Notes............................. S-39
THE TRUST................................................................. S-44
  General................................................................. S-44
  The Owner Trustee....................................................... S-44
DESCRIPTION OF THE OFFERED NOTES.......................................... S-45
  General................................................................. S-45
  Distributions on the Offered Notes...................................... S-45
  Priority of Distributions............................................... S-47
  Related Definitions..................................................... S-48
  Application of Allocable Loss Amounts................................... S-52
  Pre-Funding Account..................................................... S-53
  Capitalized Interest Account............................................ S-53
  Optional Termination of the Trust....................................... S-53

DESCRIPTION OF CREDIT ENHANCEMENT......................................... S-54
  Subordination and Allocation of Losses.................................. S-54
  Overcollateralization................................................... S-55
DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS...................... S-56
  Sale and Assignment of the Loans........................................ S-56
  Representations and Warranties.......................................... S-56
  Trust Fees and Expenses................................................. S-57
  Servicing............................................................... S-57
  Collection Account, Note Distribution Account and Certificate
   Distribution Account................................................... S-57
  Income from Accounts.................................................... S-58
  Collection and Other Servicing Procedures for Loans..................... S-58
  Insurance............................................................... S-58
  Realization upon Defaulted Mortgage Loans............................... S-59
  Evidence as to Compliance............................................... S-59
  Certain Matters Regarding the Servicer.................................. S-59
  Rights of Noteholders Upon Occurrence of Event of Default............... S-60
  Servicer Events of Default.............................................. S-60
  The Owner Trustee and Indenture Trustee................................. S-61
  Duties of the Owner Trustee and Indenture Trustee....................... S-62
FEDERAL INCOME TAX CONSEQUENCES........................................... S-63
  Classification of Investment Arrangement................................ S-63
  Taxation of Holders..................................................... S-63
  Backup Withholding and Information Reporting............................ S-64
ERISA CONSIDERATIONS...................................................... S-65
  General................................................................. S-65
  Prohibited Transactions................................................. S-65
  Review by Plan Fiduciaries.............................................. S-66
LEGAL INVESTMENT.......................................................... S-67
USE OF PROCEEDS........................................................... S-67
METHOD OF DISTRIBUTION.................................................... S-68
SECONDARY MARKET.......................................................... S-69
LEGAL MATTERS............................................................. S-69
RATINGS................................................................... S-69
INDEX OF DEFINED TERMS.................................................... S-71

                                    SUMMARY

  The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere herein and in the Prospectus. Capitalized terms used herein and not otherwise defined herein have the meanings assigned in the Prospectus. Reference is made to the "Index of Defined
Terms" beginning on page   herein and the "Index of Defined Terms" in the
Prospectus.

Issuer......................  [     ] Home Loan Owner Trust 199 --(the "TRUST"
                              or the "ISSUER"), a Delaware business trust, will
                              be established pursuant to a trust agreement
                              dated as of      , 199  (the "DEPOSIT TRUST
                              AGREEMENT"), among the Depositor, the Owner
                              Trustee and      .

Depositor...................  ACE Securities Corp. (the "DEPOSITOR"), a
                              Delaware corporation. See "The Depositor" in the Prospectus and "Method of Distribution" herein. Neither the Depositor nor any of its affiliates or any other person or entity will insure or guarantee or otherwise be obligated with respect to the Offered Notes.

Asset Seller and Servicer...        ("     "), a       corporation. Pursuant to
                              a Home Loan Purchase Agreement dated as of      ,
                              199  (the "HOME LOAN PURCHASE AGREEMENT"),
                              between       and the Depositor,       (in such
                              capacity, the "ASSET SELLER") will sell the Loans to the Depositor. Pursuant to a Sale and
                              Servicing Agreement to be dated as of      , 199
                              (the "SALE AND SERVICING AGREEMENT") among the
                              Trust, the Depositor,       and the Indenture
                              Trustee, the Depositor will sell the Loans to the
                              Trust.       will service the Loans (in such
                              capacity, the "SERVICER") pursuant to the Sale and Servicing Agreement.

Indenture Trustee,
Custodian and                      , a national banking association, as the
Administrator...............  indenture trustee (in such capacity, the
                              "INDENTURE TRUSTEE") under an Indenture to be
                              dated as of      , 199  (the "INDENTURE") between
                              the Trust and the Indenture Trustee, as the
                              custodian (the "CUSTODIAN") under the Custodial
                              Agreement to be dated as of      , 199  among the
                              Owner Trustee, the Indenture Trustee and the
                              Custodian and as the administrator (in such
                              capacity, the "ADMINISTRATOR") under the
                              Administration Agreement to be dated as of      ,
                              199 (the "ADMINISTRATION AGREEMENT") among the Issuer, the Administrator and the Servicer.

Owner Trustee...............       , a       banking corporation, as owner
                              trustee under the Deposit Trust Agreement (the "OWNER TRUSTEE").

Closing Date................       , 199 .

Cut-Off Date................  The close of business on      , 199 .

Distribution Date...........  The 25th day of each month or, if such day is not a Business Day, the next succeeding Business Day,
                              commencing in      , 199  (each, a "DISTRIBUTION
                              DATE").

Due Period..................  With respect to a Distribution Date, the calendar month immediately preceding such Distribution Date (each, a "DUE PERIOD").

Determination Date..........  The 14th calendar day of each month or, if such day is not a Business Day, the immediately preceding Business Day (each, a "DETERMINATION DATE").

Record Date.................  The last Business Day of the month immediately preceding the month in which each Distribution Date occurs (each, a "RECORD DATE").

Securities Issued:
 The Notes..................  The Trust will issue the Classes of Notes pursuant to the Indenture in the respective
                              aggregate initial principal amounts specified on the cover hereof, with respect to the Offered
                              Notes and $    with respect to the Class B-2
                              Notes (each such aggregate principal amount being the "ORIGINAL SECURITY BALANCE" for the related Class). The Class X-1 Notes will initially have a
                              Notional Amount (as defined herein) of $   , but
                              will have no Original Security Balance. The Notes will be secured by the assets of the Trust pursuant to the Indenture and, except as described herein, will be senior in right of payment to the Residual Interest Certificates. In addition, as described herein, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Notes (collectively, the "CLASS A NOTES") and Class X-1 Notes (collectively with the Class A Notes the "SENIOR NOTES") will also be senior in right of payment to the Class M-1 and Class M-2 Notes (the "MEZZANINE NOTES") and the Class B-1 and Class B-2 Notes (the "CLASS B NOTES"). The Class B-2 Notes and the Class X-1 Notes will be privately placed and will not be offered hereby. The Class X-1 Notes may be issued in two or more subclasses. Interest will accrue for the applicable Accrual Period on the Classes of Offered Notes (except the Class A-1 Notes) at the respective interest rates per annum set forth on the cover hereof, on the Class A-1 Notes at a rate per annum equal to LIBOR (as defined herein)
                              for the related Accrual Period plus   %, subject
                              to a maximum rate equal to the Net Weighted
                              Average Rate, on the Class B-2 Notes at   % per
                              annum and on the Class X-1 Notes at   % per annum
                              (as to each such Class, the "INTEREST RATE"). Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period. Interest on the other Classes of Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. See "Description of the Offered Notes--Distributions on the Offered Notes" herein.

 Residual Interest            The Trust also will issue certificates evidencing
Certificates................  the residual interest in the assets of the Trust
                              (the "RESIDUAL INTEREST CERTIFICATES" ), which are not being offered hereby. The Residual
                              Interest Certificates will have no Security
                              Balance and will be subordinate in right of payment to the Notes.

Priority of Distributions:
 Regular Distribution         The Regular Distribution Amount (as defined
Amount......................  herein) will be distributed on each Distribution
                              Date in the following order of priority:

                              (i) to pay accrued and unpaid interest on the
                                  Senior Notes PRO RATA;

                              (ii) sequentially, to pay accrued and unpaid
                                   interest on the Class M-1 Notes, the Class
                                   M-2 Notes, the Class B-1 Notes and the Class
                                   B-2 Notes, in that order;

                              (iii) sequentially, to pay as principal of the
                                    Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Notes, in that order, until the respective Security Balances thereof are reduced to zero, the amount necessary to reduce the aggregate Security Balance of such Senior Notes to the Senior Optimal Principal Balance for such Distribution Date; PROVIDED, HOWEVER, that on each Distribution Date occurring on or after any reduction of the Security Balances of the Class M-1 Notes, Class M-2 Notes, Class B-1 Notes and Class B-2 Notes to zero through the application of Allocable Loss Amounts, distributions shall be made among the then outstanding Class A Notes PRO RATA and not sequentially, until the respective Security Balances thereof are reduced to zero;

                              (iv) sequentially, to pay as principal of the
                                   Class M-1 and Class M-2 Notes, in that
                                   order, until the Security Balances thereof are reduced to the Class M-1 Optimal Principal Balance and Class M-2 Optimal Principal Balance, respectively;

                              (v) sequentially, to pay as principal of the
                                  Class B-1 and the Class B-2 Notes, in that order, until the Security Balances thereof are reduced to the Class B-1 Optimal Principal Balance and Class B-2 Optimal Principal Balance, respectively;

                              (vi) to the Class M-1 Notes, the Class M-2 Notes,
                                   the Class B-1 Notes and the Class B-2 Notes, in that order, their respective Loss Reimbursement Deficiencies, if any; and

                              (vii) any remaining amount to the Residual
                                    Interest Certificates.

                              The Class X-1 Notes are "interest only" Notes and will receive no distributions in respect of principal.

 Excess Spread..............  The Excess Spread (as defined herein) will be distributed on each Distribution Date in the following order of priority (after giving effect to all distributions specified above under "-- REGULAR DISTRIBUTION AMOUNT" ): (i) in an amount equal to the Overcollateralization Deficiency Amount, if any, as follows: (A) sequentially, as principal of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Notes, in that order, until the respective Security Balances thereof are reduced to zero, the amount necessary to reduce the aggregate Security Balance of such Senior Notes to the Senior Optimal Principal Balance; (B) sequentially, as principal of the Class M-1 and Class M-2 Notes, in that order, until the respective Security Balances thereof are reduced to the Class M-1 Optimal Principal Balance and Class M-2 Optimal Principal Balance, respectively; and (C) sequentially, as principal of the Class B-1 and Class B-2 Notes, in that order, until the respective Security Balances thereof are reduced to the Class B-1 Optimal Principal Balance and Class B-2 Optimal Principal Balance, respectively; (ii) sequentially, to the Class M-1 Notes, the Class M-2 Notes, the Class B-1 and the Class B-2 Notes, in that order, their respective Loss Reimbursement Deficiencies, if any; and (iii) any remaining amount to the Residual Interest Certificates.

Maturity Date...............  The Security Balance of, and all accrued and unpaid interest on, each Class of Offered Notes, to the extent not previously paid, will be payable in full on the applicable maturity date specified below (as to each Class, the "MATURITY DATE" ), although the actual final Distribution Date for each Class of Notes may occur earlier than the applicable Maturity Date. See "Certain Prepayment and Yield Considerations--Maturity Dates" herein.

                   CLASS                                           MATURITY DATE
                   -----                                           -------------
                   A-1............................................    [     ]
                   A-2............................................    [     ]
                   A-3............................................    [     ]
                   A-4............................................    [     ]
                   A-5............................................    [     ]
                   M-1............................................    [     ]
                   M-2............................................    [     ]
                   B-1............................................    [     ]

Form and Registration of
the Offered Notes...........  The Offered Notes will be issued only in book-
                              entry form. Persons acquiring beneficial
                              ownership interests in the Offered Notes
                              ("BENEFICIAL OWNERS") will hold such Offered
                              Notes through the book-entry facilities of The Depository Trust Company ("DTC"). Transfers within DTC will be in accordance with the usual rules and operating procedures of DTC. So long as each Class of Offered Notes is in book-entry form, each such Class of Offered Notes will be evidenced by one or more notes registered in the name of the nominee of DTC. The interests of such Beneficial Owners will be represented by book-entries on the records of DTC and participating members thereof. No Security Owner will be entitled to receive a definitive note representing such person's interest, except in the event that definitive notes are issued under the limited circumstances described herein. All references in this Prospectus Supplement to any Class of Offered Notes reflect the rights of the Beneficial Owners of such Class only as such rights may be exercised through DTC and its participating members so long as such Class of Offered Notes is held by DTC. See "Risk Factors-- Owners of Book Securities Not Entitled to Exercise Rights of Holders of Securities" and "Description of the Securities--Book-Entry Registration and Definitive Securities" in the Prospectus. The Beneficial Owners' interests in each Class of Offered Notes will be held only in
                              minimum denominations of $    and integral
                              multiples of $    in excess thereof.

Assets of the Trust.........  On the Closing Date, the Trust is expected to purchase closed-end, fixed-rate home loans (the "INITIAL LOANS") having an aggregate unpaid principal balance as of the Cut-Off Date of
                              approximately $    (the "ORIGINAL POOL PRINCIPAL
                              BALANCE") pursuant to the Sale and Servicing
                              Agreement. On or prior to      , 199 , the Trust
                              may purchase additional loans (the "SUBSEQUENT LOANS" and, together with the Initial Loans, the "LOANS") having an aggregate unpaid balance of up
                              to $    (the "ORIGINAL PRE-FUNDED AMOUNT").

                              The assets of the Trust will consist primarily of a pool (the "POOL") of Loans which are either secured by mortgages, deeds of trust or other similar security instruments (the "MORTGAGES") or unsecured. The assets of the Trust also will include (i) payments of principal and interest received in respect of the Loans after the Cut-Off Date; (ii) amounts on deposit in the Collection Account, Note Distribution Account, Pre-Funding Account, Capitalized Interest Account and Certificate Distribution Account; (iii) the assignment of all rights of the Depositor under the Home Loan Purchase Agreement; and (iv) certain other ancillary or incidental funds, rights and properties related to the foregoing. See "The Trust--General" herein. The Trust will include the unpaid principal balance of each Loan as of the Cut-Off Date (the "CUT-OFF DATE PRINCIPAL BALANCE"). The "PRINCIPAL BALANCE" of a Loan on any day subsequent to the Cut-Off Date is equal to its Cut-Off Date Principal Balance minus all principal reductions credited against the Principal Balance of such Loan since the Cut-Off Date, including any principal losses reported by the Servicer on account of a modification of such Loan. With respect to any date, the "POOL PRINCIPAL BALANCE" will be equal to the aggregate of the Principal Balances of the Loans as of such date.

The Loans...................  All of the Loans will be closed-end, fixed-rate home loans which are not insured or guaranteed by any governmental agency and the related proceeds of which were used to (i) finance property improvements, (ii) finance the acquisition of personal property such as home appliances or furnishings, (iii) finance debt consolidation,
                              (iv) finance the partial refinancing of
                              residential properties, (v) provide cash to the borrower for unspecified purposes or (vi) a combination of the foregoing. The Loans may be
                              (i) secured (the "MORTGAGE LOANS") by liens on residential properties (I.E., one-to four-family residences, condominium units and townhouses, including investment properties) (the "MORTGAGED PROPERTIES") that are generally junior (I.E., second or third) in priority to one or more senior liens on the related Mortgaged Properties or (ii) unsecured (the "UNSECURED LOANS"). The Loans will not be insured by primary mortgage insurance policies or any pool insurance policy or any financial guaranty policy. Moreover, the Loans will not be guaranteed by the Asset Seller, the Depositor or any of their respective affiliates. A substantial majority of the Loans will be either Mortgage Loans secured by liens on Mortgaged Properties in which the borrowers have little or no equity therein (I.E., the related Combined Loan-to-Value Ratios exceed 100%) at the time of origination of such Loans or Unsecured Loans. See "The Pool" herein and "Description of the Trust Funds" in the Prospectus.

                              "COMBINED LOAN-TO-VALUE RATIO" means, with respect to any Loan, the fraction, expressed as a percentage, the numerator of which is the principal balance of such Loan at origination plus, in the case of a junior lien Loan, the aggregate outstanding principal balance of the related senior lien loans on the date of origination of such Loan, and the denominator of which is the value of the related Mortgaged Property at the time of origination of such Loan (as such value is determined in a manner described herein under "[Asset Seller and Servicer]--Underwriting Criteria").

                              The Asset Seller will be obligated either (i) to repurchase any Loan as to which a representation or warranty has been breached, which breach remains uncured for a period of 60 days and has a materially adverse effect on the value of such Loan or the interests of the holders of the Securities therein (a "DEFECTIVE LOAN"), or (ii) to remove such Defective Loan and substitute a Qualified Substitute Loan. As used herein, a "QUALIFIED SUBSTITUTE LOAN" will have characteristics that are generally the same as or substantially similar to the characteristics of the Loan which it replaces. The repurchase of any Loan (rather than the replacement thereof through substitution) will result in accelerated payments of principal distributions on the Offered Notes. See "[Asset Seller and Servicer]--Repurchase or Substitution of Loans" and "Certain Prepayment and Yield Considerations" herein.

Credit Enhancement..........
                              Credit enhancement with respect to the Offered Notes will be provided by (i) the subordination of the right of the Residual Interest Certificates and of certain Classes of Notes to receive distributions with respect to interest and principal to the extent described below and
                              (ii) the overcollateralization feature described below. See "Risk Factors--Credit Enhancement is Limited in Amount" herein.

Subordination...............  The rights of the holders of the Class M-1 Notes to receive distributions of interest on each Distribution Date will generally be subordinated to such rights of the holders of the Senior Notes, the rights of the holders of the Class M-2 Notes to receive distributions of interest on each Distribution Date will generally be subordinated to such rights of the holders of the Class M-1 Notes and the Senior Notes, the rights of the holders of the Class B-1 Notes to receive distributions of interest on each Distribution Date will generally be subordinated to such rights of the holders of the Senior Notes and the Mezzanine Notes and the rights of the holders of the Class B-2 Notes to receive distributions of interest on each Distribution Date will generally be subordinated to such rights of the holders of the Senior Notes, the Mezzanine Notes and the Class B-1 Notes. In addition, the rights of the holders of the Class M-1 Notes to receive distributions of principal on each Distribution Date will generally be subordinated to the rights of the holders of the Senior

                              Notes to receive distributions of interest and principal on each Distribution Date, and the rights of the holders of the Class M-2 Notes to receive distributions of principal on each Distribution Date will generally be subordinated to the rights of the holders of the Senior Notes and the Class M-1 Notes to receive distributions of interest and principal on each Distribution Date. The rights of the holders of the Class B-1 Notes to receive distributions of principal on each Distribution Date will generally be subordinated to the rights of the holders of the Senior Notes and the Mezzanine Notes to receive distributions of interest and principal on each Distribution Date. The rights of the holders of the Class B-2 Notes to receive distributions of principal on each Distribution Date will generally be subordinated to the rights of the holders of the Senior Notes, the Mezzanine Notes and the Class B-1 Notes to receive distributions of interest and principal on each Distribution Date. In addition, the rights of the holders of the Residual Interest Certificates to receive any distributions from amounts available on each Distribution Date will be subordinated to such rights of the holders of the Offered Notes and the Class B-2 Notes. The subordination described above is intended to enhance the likelihood of receipt by the holders of the Offered Notes of the full amount of interest and principal distributions due to such holders and to afford such holders protection against losses on the Loans. The subordination of the Class B-2 Notes and the Residual Interest Certificates to the Class B-1 Notes is intended to enhance the likelihood of receipt by the holders of the Class B-1 Notes of the full amount of interest and principal distributions due to such holders and to afford such holders protection against losses on the Loans. See "Description of Credit Enhancement--Subordination and Allocation of Losses" herein.

Overcollateralization.......  As of any date of determination, the
                              "OVERCOLLATERALIZATION AMOUNT" will equal the excess of the sum of the Pool Principal Balance and the Pre-Funded Amount over the aggregate of the Security Balances of the Notes. On the Closing Date, the Overcollateralization Amount will be zero. As a result of the application of Excess Spread in reduction of the Security Balances of the Notes, the Overcollateralization Amount is expected to increase over time until such amount is equal to the Overcollateralization Target Amount.

                              Generally, the "OVERCOLLATERALIZATION TARGET
                              AMOUNT" prior to the Stepdown Date will be equal
                              to the greater of (x)   % of the Original Pool
                              Principal Balance and the

                              Original Pre-Funded Amount and (y) the Net
                              Delinquency Calculation Amount (as defined
                              herein); on and after the Stepdown Date, the
                              Overcollateralization Target Amount will be equal
                              to the greater of (x)   % of the Pool Principal
                              Balance as of the end of the related Due Period and (y) the Net Delinquency Calculation Amount. The Overcollateralization Target Amount will not
                              in any event be less than   % of the sum of the
                              Original Pool Principal Balance and the Original Pre-Funded Amount or greater than the outstanding Security Balances of the Notes.

                              While the distribution of Excess Spread to holders of the Offered Notes in reduction of their respective Security Balances has been designed to produce and maintain a given level of overcollateralization with respect to the Offered Notes, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that such overcollateralization level will be achieved or maintained at all times. While the Class A-1 Notes are outstanding, any increase in LIBOR will decrease the amount of Excess Spread for the related Distribution Date. See "Description of Credit Enhancement--Subordination and Allocation of Losses" and "Risk Factors-- Adequacy of Credit Enhancement" herein.

Application of Allocable
Loss Amounts................  In the event that (a) the aggregate of the
                              Security Balances of all Classes of Notes on any Distribution Date (after giving effect to all distributions on such date) exceeds (b) the Pool Principal Balance as of the end of the immediately preceding Due Period (such excess, an "ALLOCABLE LOSS AMOUNT"), such Allocable Loss Amount will be applied, sequentially, in reduction of the Security Balances of the Class B-2, the Class B-1 Notes, the Class M-2 Notes and the Class M-1 Notes, in that order, until the respective Security Balances thereof have been reduced to zero. Allocable Loss Amounts will not be applied in reduction of the Security Balance of any Class of Senior Notes. Allocable Loss Amounts applied to any applicable Class of Offered Notes will entitle such Class to reimbursement (such entitlement, a "LOSS REIMBURSEMENT DEFICIENCY") under the circumstances and to the extent described herein. See "Description of the Offered Notes-- Application of Allocable Loss Amounts" herein.

Fees and Expenses of the      On each Distribution Date, prior to distributions
Trust.......................  on the Notes, amounts from the Available
                              Collection Amount (as defined herein) will be distributed to pay the following periodic fees:
                              (1) the unpaid and accrued fees of the

                              Servicer (the "SERVICING COMPENSATION"), (2) the unpaid and accrued fees of the Indenture Trustee (the "INDENTURE TRUSTEE FEE"), (3) the unpaid and accrued fees of the Owner Trustee (the "OWNER TRUSTEE FEE") and (4) the unpaid and accrued fees of the Custodian (the "CUSTODIAN FEE") (collectively, the "TRUST FEES AND EXPENSES").

Pre-Funding Account.........  On the Closing Date, $    will be deposited in an
                              account (the "PRE-FUNDING ACCOUNT"), which
                              account is in the name of the Indenture Trustee
                              and is part of the Trust and will be used to
                              acquire Subsequent Loans. During the Pre-Funding
                              Period (as defined below), the amount on deposit
                              in the Pre-Funding Account (net of investment
                              earnings thereon) (the "PRE-FUNDED AMOUNT") will
                              be reduced by the amount thereof used to purchase
                              Subsequent Loans in accordance with the Sale and
                              Servicing Agreement. The "PRE-FUNDING PERIOD" is
                              the period commencing on the Closing Date and
                              ending generally on the earlier to occur of (i)
                              the date on which the amount on deposit in the
                              Pre-Funding Account (net of any investment
                              earnings thereon) is less than $    and (ii)
                                   , 199 . On the Distribution Date following
                              the Due Period in which the termination of the
                              Pre-Funding Period occurs, if the Pre-Funded
                              Amount at the end of the Pre-Funding Period is
                              less than $   , any such Pre-Funded Amount will
                              be distributed to holders of the Classes of Notes
                              then entitled to receive principal on such
                              Distribution Date in reduction of the related
                              Security Balances, thus resulting in a partial
                              redemption of the related Notes on such date. On
                              the Distribution Date following the Due Period in
                              which the termination of the Pre-Funding Period
                              occurs, if the Pre-Funded Amount at the end of
                              the Pre-Funding Period is greater than or equal
                              to $    (such event, a "PRE-FUNDING DISTRIBUTION
                              TRIGGER"), such Pre-Funded Amount will be distributed to the holders of all Classes of Offered Notes and the Class B-2 Notes, PRO RATA, based on the respective Original Security
                              Balances thereof.

Capitalized Interest          On the Closing Date, a portion of the sales
Account.....................  proceeds of the Notes will be deposited in an account (the "CAPITALIZED INTEREST ACCOUNT") for
                              application by the Indenture Trustee on the
                              Distribution Dates in       199 ,       199 ,
                                    199  and       199  to cover shortfalls in
                              interest on the Notes that may arise due to the
                              utilization of the Pre-Funding Account as
                              described herein. Any amounts in the Capitalized
                              Interest Account that are not required to cover
                              such interest shortfalls (and any investment
                              income on such amounts) will be distributed to
                                   .

Optional Termination........  The holders of Residual Interest Certificates exceeding in the aggregate a 50% percentage interest therein (the "MAJORITY RESIDUAL INTERESTHOLDERS") may, at their option, effect an early termination of the Trust on or after any Distribution Date on which the Pool Principal Balance declines to 10% or less of the sum of the Original Pool Principal Balance and the Original Pre-Funded Amount (the first such Distribution Date, the "CLEAN-UP CALL DATE"), by purchasing all of the Loans at a price equal to or greater than the Termination Price. The proceeds from any such sale will be distributed (i) first, to the payment of Trust Fees and Expenses, (ii) second, to the Servicer for unreimbursed Servicing Advances including such Servicing Advances deemed to be nonrecoverable, (iii) third, to the holders of each Class of Notes in an amount equal to the then outstanding Security Balance thereof plus all accrued and unpaid interest thereon, or in the case of Class X-1 Notes, all accrued and unpaid interest on their Notional Amount, and
                              (iv) fourth, to the holders of the Residual
                              Interest Certificates, the amount remaining, if any, after the distributions specified in clauses
                              (i)-(iii) above. See "Description of the Offered Notes--Optional Termination of the Trust" herein.

Servicing of the Loans......  The Servicer will perform the loan servicing functions with respect to the Loans pursuant to the Sale and Servicing Agreement and will be entitled to receive a fee (the "SERVICING FEE") and other servicing compensation (together with the Servicing Fee, the "SERVICING COMPENSATION"), payable monthly, as described herein (See "Description of the Transfer and Servicing Agreements--Servicing" herein). The Servicer may subcontract its servicing obligations and duties with respect to the Loans to qualified servicers pursuant to a subservicing agreement (each such servicer, in this capacity, a "SUBSERVICER"). As of the Closing Date, the Servicer will not have subcontracted its servicing obligations and duties with respect to any of the Loans. The Servicer will not be relieved of its servicing obligations and duties with respect to any subserviced Loans. In addition, the Servicer will be responsible for paying the fees of any such Subservicer.

Tax Status..................  In the opinion of Cadwalader, Wickersham & Taft, special counsel to the Depositor and the Underwriters, for federal income tax purposes, the Offered Notes will be treated as debt and the Trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation or a taxable mortgage pool for federal income tax purposes. Each holder of a Note, by the acceptance of an Offered Note, will agree to treat the Offered Notes as indebtedness for federal income tax purposes. It is anticipated that the Offered Notes will not be issued with original issue discount for federal income tax purposes. The prepayment assumption that will be used for the purpose of computing original issue discount for federal income tax purposes is 100% of the Prepayment Assumption. See "Federal Income Tax Consequences" herein in the Prospectus for additional information concerning the application of federal income tax laws to the Trust and the Offered Notes.

ERISA.......................  A fiduciary of an employee benefit plan or other retirement plan or arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE"), should carefully review with its legal advisors whether the purchase or holding of the Offered Notes could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code. Subject to the conditions set forth herein, the Offered Notes may, in general, be purchased by and on behalf of such plans and arrangements. See "ERISA Considerations" herein and in the Prospectus.

Legal Investment............  The Offered Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), because substantially all of the Loans are either unsecured or secured by Mortgages that are not first mortgages. The appropriate characterization of the Offered Notes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Notes, may be subject to significant interpretative uncertainties. Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Notes constitute legal investments for them. See "Legal Investment" herein and in the Prospectus.

Ratings of the Offered        It is a condition to the issuance of the Offered
Notes.......................  Notes that each of the Class A Notes be rated
                              "   " by       ("     ") and       ("     " and
                              together with      , the "RATING AGENCIES"), and
                              that the Class M-1 Notes be rated "   ", the
                              Class M-2 Notes be rated "   " and the Class B-1
                              Notes be rated "   " by       and      . A
                              security rating does not address the frequency of principal prepayments or the corresponding effect on yield to holders of the

                              Offered Notes. The security rating does not address the ability of the Trust to acquire Subsequent Loans, any potential redemption with respect thereto or the effect on yield resulting therefrom. None of the Depositor, Asset Seller, Servicer, Indenture Trustee, Owner Trustee or any other person is obligated to maintain the rating on any Class of Offered Notes.

                                 RISK FACTORS

  Prospective investors in the Offered Notes should consider, among other things, the factors discussed under "Risk Factors" in the Prospectus and the following factors in connection with the purchase of Offered Notes. These factors are intended to identify certain significant sources of risk affecting an investment in the Offered Notes. Unless the context indicates otherwise, any numerical or statistical information presented is based upon the characteristics of the Loans proposed to be included in the Pool as of the date of this Prospectus Supplement.

PREPAYMENTS MAY ADVERSELY AFFECT YIELD

  The rates of principal payments on the Offered Notes and the aggregate amount of distributions and yields to maturity of the Offered Notes will be related to, among other things, the rate and timing of payments of principal on the Loans. The rate of principal payments on the Loans will in turn be affected by the amortization of the Loans and by the rate of principal prepayments thereon (including for this purpose, prepayments resulting from (i) refinancing, (ii) liquidations of the Loans due to defaults, casualties and condemnations, (iii) repurchases by the Asset Seller as required pursuant to the Home Loan Purchase Agreement), and (iv) amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period that are not used to acquire Subsequent Loans. Generally, if prevailing interest rates on similar loans fall significantly below the interest rates on the Loans, the Loans may be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the Loans. Conversely, if prevailing interest rates rise significantly above the interest rates on the Loans, the rate of prepayments may decrease. The Loans may be prepaid by the obligors thereunder (the "OBLIGORS") at any time. Certain of the Loans contain prepayment penalty provisions which generally obligate the related Obligor to pay a penalty in connection with a prepayment of the Obligor's Loan. Substantially all of the Mortgage Loans are subject to the "due-on-sale" provisions included therein. Prepayments, liquidations and purchases of the Loans (including any purchase of the remaining Loans in connection with the termination of the Trust by the Majority Residual Interestholders) will, subject to certain conditions, result in distributions to holders of the Offered Notes then entitled to receive principal payments that would otherwise be distributed over the remaining terms of such Loans. In addition, the overcollateralization provisions will result in a limited acceleration of principal payments to the holders of the Offered Notes. See "Description of the Offered Notes--Priority of Distributions" herein. Since the rate of payment of principal on the Loans will depend on future events and a variety of factors, no assurance can be given as to such rate or the rate of principal prepayments.

  All of the Loans may be prepaid by the Obligors thereunder in whole or in part at any time. Home loans such as the Loans have been originated in significant volume only during the past few years and none of the Asset Seller, the Depositor or the Servicer is aware of any publicly available studies or statistics on the rate of prepayment of such loans. The prepayment experience of the Loans may differ significantly from that of first lien residential mortgage loans or second lien mortgage loans with combined loan-to-value ratios at or below 100%. The Trust's prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing, the Combined Loan-to-Value Ratio of the Mortgage Loans, the existence and enforceability of prepayment penalties and homeowner mobility. In addition, substantially all of the Mortgage Loans contain due-on-sale provisions and the Servicer intends to enforce such provisions unless (i) the Servicer, in a manner consistent with accepted servicing practices, permits the purchaser of the related Mortgaged Property to assume the Mortgage Loan or (ii) such enforcement is not permitted by applicable law. To the extent permitted by applicable law, such assumption will not release the original borrower from its obligation under any such Mortgage Loan. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" in the Prospectus.

  The extent to which the yield to maturity of an Offered Note may vary from the anticipated yield will depend upon (i) the degree to which it is purchased at a premium or a discount, (ii) the degree to which the timing of distributions to holders thereof is sensitive to scheduled payments, prepayments, liquidations, defaults, delinquencies, substitutions, modifications and repurchases of Loans and the distribution of Excess Spread and amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period, (iii) to the application of Allocable Loss Amounts to certain Classes of Offered Notes as specified herein, and (iv) in the case of the Class A-1 Notes, the level of LIBOR from time to time. In the case of any Offered Note purchased at a discount, an investor should consider the risk that a slower than anticipated rate of principal distributions to the holders of such Offered Note (including, without limitation, principal prepayments on the Loans) could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Note purchased at a premium, the risk that a faster than anticipated rate of principal distributions to the holders of such Offered Note (including, without limitation, principal prepayments on the Loans) could result in an actual yield to such investor that is lower than the anticipated yield. On each Distribution Date, until the Overcollateralization Amount is at least equal to the Overcollateralization Target Amount, the allocation of the Excess Spread for such Distribution Date as an additional distribution of principal on one or more Classes of the Offered Notes will accelerate the amortization of such Classes of the Offered Notes relative to the amortization of the Loans. Further, in the event that significant distributions of principal are made to holders of the Offered Notes as a result of prepayments, liquidations, repurchases and purchases of the Loans or distributions of Excess Spread or amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period, there can be no assurance that holders of the Offered Notes will be able to reinvest such distributions in a comparable alternative investment having a comparable yield. See "Certain Prepayment and Yield Considerations" herein and "Yield Considerations" and "Risk Factors--Rate of Prepayments on Assets May Adversely Affect Average Lives and Yields of Securities" and "--Priority of Payment of Securities May Adversely Affect Average Lives and Yields of Securities" in the Prospectus.

CREDIT ENHANCEMENT IS LIMITED IN AMOUNT

  Credit enhancement with respect to the Offered Notes will be provided by (i) the subordination of distributions in respect of the Residual Interest Certificates and the Class B-2 Notes (as well as the subordination of certain Classes of Offered Notes to other Classes of Offered Notes, as described herein) and (ii) the overcollateralization feature which results from the limited acceleration of the principal amortization of one or more Classes of the Offered Notes relative to the amortization of the Loans by the application of Excess Spread, as described herein. If the Loans experience higher rates of delinquencies, defaults and losses than initially anticipated, the amounts available from the credit enhancement may not be adequate to cover the delays or shortfalls in distributions to the holders of the Offered Notes that result from such higher delinquencies, defaults and losses. If the amounts available from the credit enhancement are inadequate, the holders of the Offered Notes will bear the risk of any delays in payments and losses.

  The rights of the holders of the Class M-1 Notes to receive distributions of interest on each Distribution Date will generally be subordinated to such rights of the holders of the Senior Notes, the rights of the holders of the Class M-2 Notes to receive distributions of interest on each Distribution Date will generally be subordinated to such rights of the holders of the Class M-1 Notes and the Senior Notes, the rights of the holders of the Class B-1 Notes to receive distributions of interest on each Distribution Date will generally be subordinated to such rights of the holders of the Senior Notes and the Mezzanine Notes and the rights of the holders of the Class B-2 Notes to receive distributions of interest on each Distribution Date will generally be subordinated to such rights of the holders of the Senior Notes, the Mezzanine Notes and the

Class B-1 Notes. In addition, the rights of the holders of the Class M-1 Notes to receive distributions of principal on each Distribution Date will generally be subordinated to the rights of the holders of the Senior Notes to receive distributions of interest and principal on each Distribution Date, the rights of the holders of the Class M-2 Notes to receive distributions of principal on each Distribution Date will generally be subordinated to the rights of the holders of the Senior Notes and the Class M-1 Notes to receive distributions of interest and principal on each Distribution Date, the rights of the holders of the Class B-1 Notes to receive distributions of principal on each Distribution Date will generally be subordinated to the rights of the Senior Notes and the Mezzanine Notes to receive distributions of interest and principal on each Distribution Date and the rights of the holders of the Class B-2 Notes to receive distributions of principal on each Distribution Date will generally be subordinated to the rights of the Senior Notes, the Mezzanine Notes and the Class B-1 Notes to receive distributions of interest and principal on each Distribution Date. Consequently, the holders of the Class B-1 Notes may receive no distributions of interest on a Distribution Date until all amounts due on the Senior Notes and the Mezzanine Notes on account of interest have been distributed, and may receive no distributions of principal on a Distribution Date until all amounts due on the Senior Notes and the Mezzanine Notes on account of interest and principal have been distributed. See "Description of Credit Enhancement--Subordination and Allocation of Losses" herein.

  While the distribution of Excess Spread to the holders of the Offered Notes in the manner specified herein has been designed to produce and maintain a given level of overcollateralization with respect to the Offered Notes, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that such overcollateralization level will be achieved or maintained at all times. In particular, as a result of delinquencies on the Loans during any Due Period, the Excess Spread that will be available on the related Distribution Date will be reduced. Such an occurrence will cause the Security Balances of the Offered Notes to decrease at a slower rate relative to the Pool Principal Balance, resulting in a reduction of the Overcollateralization Amount and, in some circumstances, an Allocable Loss Amount.

  The holders of the Class B-2 Notes and the Residual Interest Certificates will not be required to refund any amounts previously distributed to such holders pursuant to the Transfer and Servicing Agreements (as such term is defined herein), including any distributions of Excess Spread, regardless of whether there are sufficient funds on a subsequent Distribution Date to pay all amounts then payable to holders of the Offered Notes. See "Risk Factors-- Credit Support is Limited in Amount and Coverage" and "Description of Credit Support" in the Prospectus.

GEOGRAPHIC CONCENTRATION MAY INCREASE THE POTENTIAL FOR LOSSES BECAUSE OF ADVERSE ECONOMIC CONDITIONS OR NATURAL DISASTERS

  Approximately   % of the Original Pool Principal Balance will consist of
Loans that either are secured by Mortgaged Properties located in or have the related borrowers residing in the State of California. Because of the relative geographic concentration of Mortgaged Properties and borrowers within California, delinquencies and losses on the Loans may be higher than would be the case if the Loans were more geographically diversified. Adverse economic conditions, including a recession, in California (which may or may not affect real property values) may affect the ability of the related borrowers to make timely payments of their scheduled monthly payments of principal and interest and, accordingly, the actual rates of delinquencies, defaults and losses on such Loans could be higher than those currently experienced in the home lending and consumer finance industry for similar types of loans. In addition, with respect to the Loans secured by Mortgaged Properties located in California, certain of such Mortgaged Properties may be more susceptible to certain types of special hazards that are not covered by any casualty insurance, such as earthquakes, floods and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In general, declines in the California residential real estate market may adversely affect the values of the Mortgaged Properties located in California such that the outstanding principal balance of such Mortgage Loans, together with the outstanding principal amount of any senior liens on such Mortgaged Properties, will further increase relative to the value of such Mortgaged Properties. Accordingly, the actual rates of defaults and losses on such Loans secured by Mortgaged Properties located in California could be higher than those currently experienced in the home lending and consumer finance industry in general. See "Risk Factors-- Real Estate Conditions Affect Mortgage Loan Performance" and "Geographic Concentration May Increase Rates of Loss and Delinquency" in the Prospectus.

INABILITY TO ACQUIRE SUBSEQUENT LOANS WILL INCREASE PREPAYMENTS

  The ability of        to acquire or originate loans subsequent to the date
hereof and on or prior to      , 199  that meet the requirements for transfer
during the Pre-Funding Period under the Sale and Servicing Agreement is affected by a variety of factors, including interest rates, employment levels, the rate of inflation and consumer perception of economic conditions
generally. Although         expects that substantially all of the Pre-Funding
Amount will be used to acquire Subsequent Loans, so that there will be no material principal payments to holders of the Offered Notes from the amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period, no assurances can be given that this will occur. On the Distribution Date following the Due Period in which the termination of the Pre-Funding Period occurs, if the Pre-Funded Amount at the end of the Pre-Funding Period is less
than $   , any such Pre-Funded Amount will be distributed to the holders of the Classes of Notes then entitled to receive principal on such Distribution Date in reduction of the related Security Balances, thus resulting in a partial redemption of the related Notes on such date. On the Distribution Date following the Due Period in which the termination of the Pre-Funding Period occurs, if the Pre-Funded Amount at the end of the Pre-Funding Period is
greater than or equal to $    (such event, a "PRE-FUNDING DISTRIBUTION
TRIGGER"), such Pre-Funded Amount will be distributed to the holders of all Classes of Offered Notes and the Class B-2 Notes, pro rata, based on the respective Original Security Balances thereof.

SUB-PRIME LOANS MAY BE MORE LIKELY TO DEFAULT

  [Pursuant to the underwriting guidelines of the Asset Seller, the assessment of the creditworthiness of the related Obligor is the primary consideration in underwriting the Loans, and with respect to any Mortgage Loans, the evaluation of the adequacy of the value of the related Mortgaged Property or other secured property in relation to the Mortgage Loan, together with the amount of all liens senior to the lien of the Mortgage Loan, is given less consideration, and in many cases no consideration, in underwriting the Loans. See "[Asset Seller and Servicer]--Underwriting Criteria" herein. The credit quality of some of the borrowers under the Loans is lower than that of mortgage loans conforming to the underwriting guidelines of Fannie Mae ("FANNIE MAE") or the Federal Home Loan Mortgage Corporation ("FREDDIE MAC") for first lien, single family mortgage loans (loans to such lower credit borrowers, "SUB-PRIME LOANS"). Sub-prime Loans are likely to experience higher rates of delinquencies, defaults and losses (which rates could be substantially higher) than those rates that would be experienced by similar types of loans underwritten in conformity with Fannie Mae or Freddie Mac underwriting guidelines for first lien, single family mortgage loans. In addition, the losses sustained from defaulted Loans are likely to be more severe (and will frequently be total losses), because (i) the costs incurred in the collection and liquidation of defaulted Loans in relation to the smaller principal balances thereof are proportionately higher than for first lien, single family mortgage loans, (ii) in the case of the Mortgage Loans, the majority of such Loans are secured by junior liens on Mortgaged Properties in which the Obligors had no equity (i.e., the related Combined Loan-to-Value Ratio exceeded 100%) at the time of origination of such Loans, and (iii) in the case of the Unsecured Loans, are not secured by any property of the Obligor. Furthermore, with respect to substantially all of the Mortgage Loans, the Combined Loan-to-Value Ratios were based upon the Obligor's representations as to the value of the Mortgaged Property. Accordingly, there can be no assurance that such values accurately reflect prevailing market values. See "--Realization Upon Defaulted Mortgage Loans" below and "Risk Factors-- Junior Mortgage Loans are More Likely to Experience Losses on Foreclosure" in the Prospectus.

  Although the creditworthiness of the related Obligor is the primary consideration in the underwriting of the Loans, no assurance can be given that such creditworthiness will not deteriorate as a result of future economic and social factors and lead to increased levels of delinquency and default.

INADEQUACY OF THE MORTGAGED PROPERTIES AS SECURITY FOR THE MORTGAGE LOANS MAY RESULT IN LOSS

  As of the Cut-Off Date, the weighted average Combined Loan-to-Value Ratio of
the Mortgage Loans (excluding the Unsecured Loans) was approximately   %. As a
result of the level of Combined Loan-to-Value Ratios, the Mortgaged Properties are highly unlikely to provide adequate security for the Mortgage Loans. Even assuming that a Mortgaged Property provides adequate security for the related Mortgage Loan, substantial delays could be encountered in connection with the liquidation of a Mortgage Loan that would result in current shortfalls in distributions to the holders of the Offered Notes to the extent such shortfalls are not covered by the credit enhancement described herein. In addition, liquidation expenses relating to any defaulted Mortgage Loan (such as legal fees, real estate taxes and maintenance and preservation expenses) would reduce the liquidation proceeds otherwise payable to the holders of the Offered Notes. In the event that any Mortgaged Property fails to provide adequate security for the related Mortgage Loan, any losses in connection with such Mortgage Loan will be borne by holders of the Offered Notes as described herein to the extent that the credit enhancement described herein is insufficient to absorb all such losses. See "--Realization Upon Defaulted Mortgage Loans" below.

UNSECURED LOANS MAY NOT BE COLLECTIBLE

  As of the Cut-Off Date,   % of the Loans (by Original Pool Principal
Balance) were Unsecured Loans. A default by the Obligor on an Unsecured Loan or the application of federal bankruptcy laws and state debtor relief laws with respect to an Unsecured Loan could result in such Loan being written off by the Servicer. In the event of a default of an Unsecured Loan, the Trust and, accordingly, to the extent that amounts available from credit enhancement as described herein are inadequate, the holders of the Offered Notes will bear
(i) the risk of delay in distributions while a judgment against the Obligor is obtained and (ii) the risk of loss if the judgment cannot be obtained or is not realized upon. See "Risk Factors--Bankruptcy of Borrower May Prevent Collections on Unsecured Home Improvement Loans" in the Prospectus.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

  Substantially all of the Mortgage Loans are junior liens and the related senior liens are not included in the Pool. The primary risk to holders of Mortgage Loans secured by junior liens is the very high likelihood that adequate funds will not be received in connection with a foreclosure of the related Mortgaged Property to satisfy fully both the senior lien(s) and the Mortgage Loan. See "Risk Factors -- Junior Mortgage Loans are More Likely to Experience Losses on Foreclosure" in the Prospectus. In accordance with the loan servicing practices of the Servicer for home loans secured by junior liens in its portfolio and based upon a determination that the foreclosure of a defaulted junior lien Mortgage Loan may not be an economically viable alternative, the Servicer, in most cases, will not (i) pursue the foreclosure of the defaulted Mortgage Loan, (ii) satisfy the related senior mortgage(s) at or prior to the foreclosure sale of the Mortgaged Property, or (iii) advance funds to keep the related senior mortgage(s) current. The Trust will have no source of funds to satisfy the senior mortgage(s) or make payments due thereon and, therefore, holders of the Offered Notes should not expect that any senior mortgage(s) will be kept current by the Trust for the purpose of protecting any junior lien Mortgage Loan. As a result, the Servicer may pursue alternative methods of servicing defaulted Mortgage Loans to maximize proceeds therefrom, including, without limitation, accepting short pay-offs, short sales, assumptions and the modification of such Mortgage Loans, which, among other things, may include the abatement of accrued interest or the reduction of a portion of the outstanding principal balance of such Loans. Because substantially all of the Mortgage Loans had or are expected to have Combined Loan-to-Value Ratios at the time of origination in excess of 100%, losses sustained from defaulted Mortgage Loans are likely to be more severe (and will likely be total losses) in relation to the outstanding principal balance of such defaulted Mortgage Loans. In fact, no assurance can be given that any proceeds, or a significant amount of proceeds, will be recovered from the liquidation of defaulted Mortgage Loans. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" and "--Junior Mortgages" in the Prospectus.

  The underwriting requirements of the Asset Seller generally require that an Obligor obtain fire and casualty insurance as a condition to the closing of a Mortgage Loan. However, the Asset Seller does not monitor the maintenance of insurance thereafter. Accordingly, if the Mortgaged Property suffers any uninsured hazard or casualty losses, holders of any Offered Notes may bear the risk of loss resulting from a default by the related Obligor to the extent such loss is not recovered by foreclosure or liquidation proceeds on such defaulted Mortgage Loan or from amounts available from the credit enhancement provided for the Offered Notes.

VALUE OF MORTGAGED PROPERTY MAY BE INSUFFICIENT TO COVER LOANS RESULTING IN LOSS UPON SALE

  With respect to Mortgage Loans which have Combined Loan-to-Value Ratios in excess of 100%, there is a risk that if the related borrowers relocate, such borrowers will be unable to discharge the Mortgage Loans in full from the sale proceeds of the related Mortgaged Properties and any other funds available to these borrowers, in which case the Mortgage Loans could experience higher rates of delinquencies, defaults and losses.

OTHER BORROWER DEBT MAY IMPAIR ABILITY TO REPAY LOAN

  With respect to any Loans, the proceeds of which were used in whole or in part for debt consolidation, there can be no assurance that, following the debt consolidation, the related borrower will not incur further consumer debt to third party lenders. This reloading of debt could impair the ability of such borrowers to service their debts, which in turn could result in higher rates of delinquencies, defaults and losses on the Loans.

RECENT ORIGINATION OF LOANS

  As of the Cut-Off Date,     of the Loans were 30 days or more delinquent in
their scheduled monthly payments of principal and interest; since, however,
Loans representing approximately   % of the Original Pool Principal Balance
have a first scheduled monthly payment due date occurring on or after      ,
199 , it was not possible for such Loans to have had a scheduled monthly payment that was 30 days or more delinquent as of the Cut-Off Date. See "Risk Factors--Potential for Losses Increases if Assets are Delinquent" in the Prospectus.

NO SERVICER DELINQUENCY ADVANCES

  In the event of a delinquency or a default with respect to a Loan, the Servicer will have no obligation to advance scheduled monthly payments of principal or interest with respect to such Loan. As a result of the foregoing, the Excess Spread that will be available on the related Distribution Date will be reduced. Such an occurrence will cause the Security Balances of the

Offered Notes to decrease at a slower rate relative to the Pool Principal Balance, resulting in a reduction of the Overcollateralization Amount and, in some circumstances, an Allocable Loss Amount. The Servicer, however, will make such reasonable and customary expense advances with respect to the Loans as would generally be required in accordance with its servicing practices. See "Description of the Transfer and Servicing Agreements--Servicing" herein.

BANKRUPTCY OF ASSET SELLER MAY DELAY OR REDUCE COLLECTIONS ON MORTGAGE LOANS

  The sale of the Loans from the Asset Seller to the Depositor pursuant to the Home Loan Purchase Agreement will be treated by the Asset Seller and the Depositor as a sale of the Loans. The Asset Seller will warrant that such transfer is a sale of the Asset Seller's interest in the Loans. In the event of an insolvency of the Asset Seller, the receiver or bankruptcy trustee of the Asset Seller may attempt to recharacterize the sale of the Loans as a borrowing by the Asset Seller secured by a pledge of the Loans. If the receiver or bankruptcy trustee decided to challenge such transfer, delays in payments on the Offered Notes and possible reductions in the amount thereof could occur. The Depositor will warrant in the Sale and Servicing Agreement that the transfer of the Loans to the Trust is a valid transfer to the Trust of all of the Depositor's right, title and interest in and to the Loans.

BANKRUPTCY OF BORROWER MAY AFFECT ABILITY TO COLLECT ON LOANS WHICH ARE JUNIOR LIENS

  The National Bankruptcy Review Commission (the "BANKRUPTCY COMMISSION"), an independent commission established under the Bankruptcy Reform Act of 1994 to study issues and make recommendations relating to the United States Bankruptcy Code (the "BANKRUPTCY CODE"), has delivered a report to the President and Congress. The Bankruptcy Commission recommends in its report that the Bankruptcy Code be amended to treat any claim secured only by a junior lien on a borrower's principal residence as unsecured to the extent that the amount of such claim exceeds the value of the mortgaged property at the date of origination. If such a change in the Bankruptcy Code were to be enacted, and if such change were to apply to loans originated prior to enactment, a substantial majority of the Loans would likely be treated as unsecured debt in a case under Chapter 13 of the Bankruptcy Code. As a consequence, borrowers who become Chapter 13 debtors would have substantially less incentive to make arrangements for repayment of their Loans, and the likelihood that the Trust would recover any amounts in respect of the related Loans would be remote.

EFFECTS OF FAILURE TO COMPLY WITH CERTAIN FEDERAL AND STATE LOANS

  The underwriting, origination, servicing and collection of the Loans are subject to a variety of state and Federal laws, public policies and principles of equity. Depending on the provisions of applicable law and the specific facts and circumstances involved, violations of these laws, policies or principles may limit the ability of the Servicer to collect all or part of the principal or interest on the Loans, may entitle the Obligors to a refund of amounts previously paid, and, in addition, could subject the Servicer or the Asset Seller to damages and administrative sanctions. If the Servicer is unable to collect all or part of the principal or interest on any Loans because of a violation of the aforementioned laws, public policies or general principles of equity, then the Trust may be delayed in making, or be unable to make, all distributions owed to the holders of the Offered Notes to the extent any related losses are not otherwise covered by amounts available from the credit enhancement provided for the Offered Notes. Furthermore, depending upon whether damages and sanctions are assessed against the Servicer or the Asset Seller, such violations may materially impact (i) the financial ability of the Servicer to continue to act in such capacity or (ii) the ability of the Asset Seller to repurchase or replace Defective Loans, if such violation constitutes a breach of a representation or warranty under the Home Loan Purchase Agreement. See "Risk Factors--Effects of Failure to Comply with Consumer Protection Laws; Other Legal Considerations" in the Prospectus. The Asset Seller will be required to repurchase or replace any Loan which did not comply with applicable state and Federal laws and regulations as of the Closing Date. See "-- Limitations on Repurchase or Replacement of Defective Loans by Asset Seller" below.

INCREASED LOSSES MAY RESULT FROM LIMITATIONS ON REPURCHASE OR REPLACEMENT OF DEFECTIVE LOANS BY ASSET SELLER

  Pursuant to the Home Loan Purchase Agreement, the Asset Seller has agreed to cure in all material respects any breach of the Asset Seller's representations and warranties set forth in the Home Loan Purchase Agreement with respect to Defective Loans. If the Asset Seller cannot cure such breach within a specified period of time, the Asset Seller is required to repurchase such Defective Loans from the Trust or substitute other loans for such Defective Loans. Although a significant portion of the Loans will have been acquired from unaffiliated correspondent lenders, the Asset Seller will make the representations and warranties for all such Loans. For a summary description of the Asset Seller's representations and warranties, see "Description of the Transfer and Servicing Agreements--Representations and Warranties" herein.

  No assurance can be given that, at any particular time, the Asset Seller will be capable, financially or otherwise, of repurchasing or replacing any Defective Loan(s) in the manner described above. If the Asset Seller repurchases, or is obligated to repurchase, any defective home loan(s) from any other series of asset backed securities, the financial ability of the Asset Seller to repurchase any Defective Loan(s) from the Trust may be adversely affected. In addition, other events relating to the Asset Seller and its home lending can occur that would adversely affect the financial ability of the Asset Seller to repurchase or replace Defective Loans from the Trust, including, without limitation, the sale or other disposition of all or any significant portion of its assets. If the Asset Seller is unable to repurchase or replace a Defective Loan, then the Servicer, on behalf of the Trust, will utilize customary servicing practices to recover the maximum amount possible with respect to such Defective Loan and any resulting loss will be borne by the holders of the Offered Notes to the extent that such loss is not otherwise covered by amounts available from the credit enhancement provided for the Offered Notes. See "[Asset Seller and Servicer]" and "Description of Credit Enhancement" herein.

                                   THE POOL

GENERAL

  The Pool will initially consist of the Initial Loans conveyed to the Trust on the Closing Date. All of the Loans will be closed-end, fixed-rate home loans which are not insured or guaranteed by any governmental agency and the related proceeds of which were used to (i) finance property improvements, (ii) finance the acquisition of personal property such as home appliances or furnishings, (iii) finance debt consolidation, (iv) finance the partial refinancing of residential properties, (v) provide cash to the borrower for unspecified purposes or (vi) a combination of the foregoing. The Loans may be
(i) secured (the "MORTGAGE LOANS") by mortgages, deeds of trust and security deeds on residences (i.e., one-to four-family residences, condominium units and townhouses, including investment properties) (the "MORTGAGED PROPERTIES") that are generally junior (i.e., second or third) in priority to one or more senior loans on the related Mortgage Properties or (ii) unsecured (the "UNSECURED LOANS").

  For a description of the underwriting criteria applicable to the Loans, see "[Asset Seller and Servicer]--Underwriting Criteria" herein. All of the Loans will be sold by the Asset Seller to the Depositor, which will then sell the Loans to the Trust pursuant to the Sale and Servicing Agreement. Pursuant to the Indenture, the Trust will pledge and assign the Loans to the Indenture Trustee for the benefit of the holders of the Notes. The Trust will be entitled to all payments of principal and interest in respect of the Loans received after the Cut-Off Date.

PAYMENTS ON THE LOANS

  Interest on each Loan is payable monthly on the outstanding Principal Balance thereof at a fixed rate per annum (the "LOAN RATE"). Interest on the Loans will accrue on either an "actuarial interest" method or a "simple interest" method. No Loan will provide for deferred interest or negative amortization.

  The actuarial interest method provides that interest is charged and payments are due as of a scheduled day each month that is fixed at the time of origination, and payments received after a grace period following such scheduled day are subject to late charges. A scheduled payment on such a Loan received either earlier or later than the scheduled due date thereof will not affect the amortization schedule or the relative application of such payment to principal and interest in respect of such Loan.

  The simple interest method provides for the amortization of the amount of a Loan over a series of equal scheduled payments. However, unlike the monthly actuarial interest method, each scheduled payment will be applied to interest calculated on the basis of the outstanding principal balance of the related Loan, the Loan Rate and the period elapsed since the preceding payment of principal was made. As payments are received on the Loan, the amount received is applied first to interest accrued to the date of payment and the balance, if any, is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on such a Loan less than one month after the previous payment, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a borrower pays a fixed monthly installment on such a Loan more than one month after the previous payment, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would be had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In addition, in certain states a late charge may be imposed with respect to the past due amount. See "Certain Prepayment and Yield Considerations."

  With respect to a Loan on which interest accrues pursuant to the simple interest method, if a payment is received on such Loan less than one month after the previous payment, more of such payment will be used on the related Distribution Date to pay principal on the Notes than if such payment was received as scheduled. If a payment is received on such Loan more than one month after the previous payment, less of such payment will be used on the related Distribution Date to pay principal on the Notes than if such payment was received as scheduled. This allocation will not affect the total amount of principal due over the life of a Loan, but it may affect the weighted average lives of the Notes.

  Interest accrued on each Loan will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

CHARACTERISTICS OF THE LOANS

  The following is a brief description of certain terms of the Initial Loans included in the Pool as of the date of this Prospectus Supplement. The Subsequent Loans are not expected to vary materially from the Initial Loans. In addition, the Asset Seller will be obligated to repurchase or replace certain Loans under certain circumstances as set forth herein under "[Asset Seller and Servicer]--Repurchase or Substitution of Loans." A schedule of the Initial Loans included in the Pool as of the Closing Date will be attached to the Sale and Servicing Agreement delivered to the Indenture Trustee upon delivery of the Offered Notes.

  The Initial Loans included in the Pool will have the characteristics set forth below and in the tables beginning on the following pages. Unless otherwise indicated, all percentages and weighted averages are percentages and weighted averages of the Original Pool Principal Balance.

  A Current Report on Form 8-K (the "Form 8-K") containing a description of the Loans included in the Pool at the end of the Pre-Funding Period will be filed with the Securities and Exchange Commission within fifteen days after the end of the Pre-Funding Period.

LOAN STATISTICS

  As of the Cut-Off Date, the Initial Loans consisted of     Loans with an
aggregate Principal Balance totaling $    (the "ORIGINAL POOL PRINCIPAL
BALANCE"). The Initial Loans bear interest at fixed Loan Rates which range
from   % per annum to   % per annum and have a weighted average Loan Rate of
approximately   % per annum. The Cut-Off Date Principal Balances of the
Initial Loans range from $    to $    and average $   . As of the Cut-Off
Date, the weighted average remaining term to stated maturity of the Initial
Loans was approximately    months and the weighted average number of months
that have elapsed since origination was one month. As of the Cut-Off Date, the weighted average Combined Loan-to-Value Ratio of the Initial Loans which were
Mortgage Loans was approximately   %, with the highest Combined Loan-to-Value
Ratio being   %. As of the Cut-Off Date,     of the Initial Loans
(representing approximately   % of the Original Pool Principal Balance) had a
Combined Loan-to-Value Ratio in excess of 100%. All of the Initial Loans are fully amortizing loans having original stated maturities of not more than
years. No Initial Loan is scheduled to mature later than      .

  As of the Cut-Off Date, approximately   % of the Initial Loans (by Original
Pool Principal Balance) were Mortgage Loans secured by Mortgaged Properties located in one of the 50 states and the District of Columbia. As of the Cut-
Off Date, approximately   % of the Initial Loans (by Original Pool Principal
Balance) which were Mortgage Loans were secured by Mortgaged Properties represented by the related Obligors to be owner-occupied.

  As of the Cut-Off Date,     of the Initial Loans were 30 days or more past
due.

  The sum of the dollar amounts and percentages in the following tables may not equal the totals due to rounding.

                   GEOGRAPHIC DISTRIBUTION OF INITIAL LOANS

                                                   AGGREGATE CUT-
                                                        OFF       % OF ORIGINAL
                                           NUMBER  DATE PRINCIPAL POOL PRINCIPAL
                  STATE                   OF LOANS    BALANCE        BALANCE
                  -----                   -------- -------------- --------------
  Total..................................               $                 %
                                            ===         ====           ===

                        CUT-OFF DATE PRINCIPAL BALANCES

                                                   AGGREGATE CUT-
            RANGE OF CUT-OFF                            OFF       % OF ORIGINAL
             DATE PRINCIPAL                NUMBER  DATE PRINCIPAL POOL PRINCIPAL
                BALANCES                  OF LOANS    BALANCE        BALANCE
            ----------------              -------- -------------- --------------
  Total..................................               $                 %
                                            ===         ====           ===

  As of the Cut-Off Date, the average Cut-Off Date Principal Balance of the
Initial Loans was $   .

                                  LOAN RATES

                                                   AGGREGATE CUT-
                                                        OFF       % OF ORIGINAL
              RANGE OF LOAN                NUMBER  DATE PRINCIPAL POOL PRINCIPAL
                  RATES                   OF LOANS    BALANCE        BALANCE
              -------------               -------- -------------- --------------
  Total..................................               $                 %
                                            ===         ====           ===

  As of the Cut-Off Date, the weighted average Loan Rate of the Initial Loans
was approximately   % per annum.

                                 LIEN PRIORITY

                                                   AGGREGATE CUT-
                                                        OFF       % OF ORIGINAL
                                           NUMBER  DATE PRINCIPAL POOL PRINCIPAL
              LIEN PRIORITY               OF LOANS    BALANCE        BALANCE
              -------------               -------- -------------- --------------
First Lien...............................
Second Lien..............................
Third Lien...............................
Unsecured................................
                                            ---         ----           ---
  Total..................................               $                 %
                                            ===         ====           ===

                         COMBINED LOAN-TO-VALUE RATIOS

                                                   AGGREGATE CUT-
                                                        OFF       % OF ORIGINAL
            RANGE OF COMBINED              NUMBER  DATE PRINCIPAL POOL PRINCIPAL
          LOAN-TO-VALUE RATIOS            OF LOANS    BALANCE        BALANCE
          --------------------            -------- -------------- --------------
Unsecured
  5.01%-- 10.00%.........................
 15.01%-- 20.00%.........................
 20.01%-- 25.00%.........................
 25.01%-- 30.00%.........................
 30.01%-- 35.00%.........................
 35.01%-- 40.00%.........................
 40.01%-- 45.00%.........................
 45.01%-- 50.00%.........................
 50.01%-- 55.00%.........................
 55.01%-- 60.00%.........................
 60.01%-- 65.00%.........................
 65.01%-- 70.00%.........................
 70.01%-- 75.00%.........................
 75.01%-- 80.00%.........................
 80.01%-- 85.00%.........................
 85.01%-- 90.00%.........................
 90.01%-- 95.00%.........................
 95.01%--100.00%.........................
100.01%--105.00%.........................
105.01%--110.00%.........................
110.01%--115.00%.........................
115.01%--120.00%.........................
120.01%--125.00%.........................
125.01% or greater.......................
                                            ---         ----           ---
  Total..................................               $                 %
                                            ===         ====           ===

  As of the Cut-Off Date, the weighted average Combined Loan-to-Value Ratio of
the Initial Loans (excluding the Unsecured Loans) was approximately   %.

                           MONTHS SINCE ORIGINATION

                                                   AGGREGATE CUT-
                                                        OFF       % OF ORIGINAL
                LOAN AGE                   NUMBER  DATE PRINCIPAL POOL PRINCIPAL
               (IN MONTHS)                OF LOANS    BALANCE        BALANCE
               -----------                -------- -------------- --------------
  Total..................................               $                 %
                                            ===         ====           ===

  As of the Cut-Off Date, the weighted average number of months since
origination of the Initial Loans was   month.

                          REMAINING TERMS TO MATURITY

                RANGE OF
                REMAINING                          AGGREGATE CUT-
                TERMS TO                                OFF       % OF ORIGINAL
                MATURITY                   NUMBER  DATE PRINCIPAL POOL PRINCIPAL
               (IN MONTHS)                OF LOANS    BALANCE        BALANCE
               -----------                -------- -------------- --------------
  Total..................................               $                 %
                                            ===         ====           ===

  As of the Cut-Off Date, the weighted average remaining term to maturity of
the Initial Loans was approximately   months.

                          ORIGINAL TERMS TO MATURITY

                ORIGINAL                           AGGREGATE CUT-
                 TERM TO                                OFF       % OF ORIGINAL
                MATURITY                   NUMBER  DATE PRINCIPAL POOL PRINCIPAL
               (IN MONTHS)                OF LOANS    BALANCE        BALANCE
               -----------                -------- -------------- --------------
  Total..................................               $                 %
                                            ===         ====           ===

  As of the Cut-Off Date, the weighted average original term to maturity of
the Initial Loans was approximately    months.

                                 CREDIT SCORE

                                                   AGGREGATE CUT-
                                                        OFF       % OF ORIGINAL
             RANGE OF CREDIT               NUMBER  DATE PRINCIPAL POOL PRINCIPAL
                 SCORES                   OF LOANS    BALANCE        BALANCE
             ---------------              -------- -------------- --------------
  Total..................................               $                 %
                                            ===         ====           ===

  As of the Cut-Off Date, the weighted average Credit Score of the Initial
Loans was     . A "CREDIT SCORE" is a credit bureau risk score that
statistically ranks likely future credit performance based on certain predictive criteria.

                             DEBT-TO-INCOME RATIO

                                                   AGGREGATE CUT-
                RANGE OF                                OFF       % OF ORIGINAL
             DEBT-TO-INCOME                NUMBER  DATE PRINCIPAL POOL PRINCIPAL
                 RATIOS                   OF LOANS    BALANCE        BALANCE
             --------------               -------- -------------- --------------
  Total..................................               $                 %
                                            ===         ====           ===

  As of the Cut-Off Date, the weighted average debt-to-income ratio of the
Initial Loans was approximately   %.

CONVEYANCE OF SUBSEQUENT LOANS

  The Sale and Servicing Agreement permits the Trust to purchase from the
Asset Seller, subsequent to the date hereof and prior to      , 199 ,
Subsequent Loans in an amount not to exceed $ in aggregate Principal Balance for inclusion in the Trust. Accordingly the statistical characteristics of the Pool after giving effect to the acquisition of any Subsequent Loans will likely differ from the information specified above (which is based exclusively on the Initial Loans). The inclusion of Subsequent Loans in the Trust during the Pre-Funding Period is subject to the following requirements: (i) no Subsequent Loans may be 30 or more days contractually delinquent as of the applicable Cut-Off Date; (ii) the lien securing any such Subsequent Loan must not be lower than third priority; (iii) such Subsequent Loan must have an outstanding Principal Balance of at least $ as of the applicable Cut-Off Date; (iv) the first payment on such Subsequent Loan must be due no later than the last day of the Due Period immediately succeeding the Due Period in which it is transferred, unless the Asset Seller deposits into the Collection Account 30 days' interest on such Subsequent Loan at the Loan Rate less the applicable Servicing Fee rate, in which event the first payment on such Subsequent Loan must be due no later than the last day of the second Due Period following the Due Period in which the transfer occurs; (v) such Subsequent Loan is a fully amortizing loan with level payments over the
remaining term of no fewer than    years and no more than years and the
scheduled maturity will be no later than    ; (vi) such Subsequent Loan must
have a fixed Loan Rate of at least %; (vii) any such Subsequent Loan must have an original Combined Loan-to-Value Ratio of no more than %, (viii) such Subsequent Loan must be underwritten, re-underwritten or reviewed, as applicable, in accordance with the underwriting guidelines of the Asset Seller in effect at such time (see "[Asset Seller and Servicer]--Underwriting Criteria" herein) or in a manner similar to the Initial Loans, and (ix) following the purchase of such Subsequent Loans by the Trust, the Loans included in the Pool must have a weighted average interest rate and a weighted average remaining term to maturity as of each respective Cut-Off Date comparable to those of the Initial Loans included in the initial Pool.

                          [ASSET SELLER AND SERVICER]

GENERAL

        ("   "), the Asset Seller and the Servicer under the Sale and
Servicing Agreement, is a     corporation that is a       engaged in the
business of       was incorporated in      .

        has its principal offices at    . It currently has    employees
including professionals and support staff.

  As of      , 199 ,       was servicing a loan portfolio of approximately
$   . This loan portfolio consisted of     loans with an average principal
balance of approximately $   .

  Upon written request,     will make available its most recent audited
financial statements. Requests should be directed to      .

SERVICING PROCEDURES

  The following is a general description of the Servicer's servicing policies and procedures currently employed by the Servicer with respect to its conventional loan portfolio. The Servicer revises such policies and procedures from time to time to reflect changing economic and market conditions and to comply with legal developments.

  [INSERT DESCRIPTION OF SERVICING AND COLLECTION PROCEDURES]

  Under the Sale and Servicing Agreement, the Servicer may resign from its duties thereunder only in accordance with the terms thereof. No removal or resignation will become effective until the Indenture Trustee or a successor servicer has assumed the Servicer's responsibilities and obligations in accordance therewith.

  The Servicer may not assign its obligations under the Sale and Servicing Agreement. Notwithstanding anything in the preceding sentence to the contrary, the Servicer may delegate certain of its obligations to a sub-servicer pursuant to a sub-servicing agreement. A sub-servicer must meet certain eligibility requirements, as set forth in the Sale and Servicing Agreement, and each sub-servicing agreement shall require that the Loans be serviced in a manner that is consistent with the terms of the Sale and Servicing Agreement. The Servicer will not be released of its servicing obligations and duties with respect to any subserviced Loans. As of the Closing Date, the Servicer will not have subcontracted its servicing obligations and duties with respect to the Loans.

UNDERWRITING CRITERIA

  [INSERT DESCRIPTION OF ASSET SELLER'S UNDERWRITING CRITERIA]

  In response to changes and developments in the consumer finance area as well as the refinement of the Asset Seller's credit evaluation methodology, the Asset Seller's underwriting requirements for certain types of loans may change from time to time resulting sometimes in more stringent and sometimes in less stringent underwriting requirements. Depending upon the date on which the Loans were originated or purchased by the Asset Seller, the Loans included in the Pool may have been originated or purchased by the Asset Seller under different underwriting requirements, and accordingly, certain Loans included in the Pool may be of a different credit quality and have different loan characteristics from those of other Loans. Furthermore, to the extent that certain Loans were originated or purchased by the Asset Seller in accordance with less stringent underwriting requirements, such Loans may be more likely to experience higher rates of delinquencies, defaults and losses than those Loans originated or purchased in accordance with more stringent underwriting requirements.

REPURCHASE OR SUBSTITUTION OF LOANS

  The Asset Seller is required (i) within 60 days after discovery or notice thereof to cure in all material respects any breach of the representations or warranties which materially and adversely affects the value of a Loan or the interests of the holders of the Securities therein or as to which a material document deficiency exists (each, a "DEFECTIVE LOAN") or (ii) on or before the Determination Date next succeeding the end of such 60 day period, to repurchase such Defective Loan at a price (the "PURCHASE PRICE") equal to the Principal Balance of such Defective Loan as of the date of repurchase, plus all accrued and unpaid interest on such Defective Loan to but not including the date of repurchase computed at the Loan Rate, plus the amount of any unreimbursed Servicing Advances made by the Servicer with respect to such Defective Loan. In lieu of repurchasing a Defective Loan, the Asset Seller may replace such Defective Loan with one or more Qualified Substitute Loans. If the aggregate outstanding principal balance of the Qualified Substitute Loan(s) is less than the outstanding Principal Balance of the Defective Loan(s), the Asset Seller will also remit for distribution to the holders of the Notes an amount (a "SUBSTITUTION ADJUSTMENT") equal to such shortfall which will result in a prepayment of principal on the Notes for the amount of such shortfall. As used herein, a "QUALIFIED SUBSTITUTE LOAN" is a loan that
(i) has an interest rate which differs from the Loan Rate for the Defective Loan which it replaces (each a "DELETED LOAN") by no more than two percentage points in excess of such Loan Rate, (ii) matures not more than one year later than, and not more than one year earlier than, the maturity date of the Deleted Loan,
(iii) has a principal balance (after application of all payments received on or prior to the date of such substitution) equal to or less than the Principal Balance of the Deleted Loan as of such date, (iv) has a Credit Score not more
than   points lower than the Credit Score of the Deleted Loan, (v) has a lien priority no lower than the Deleted Loan, (vi) complies as of the date of substitution with each representation and warranty set forth in the Sale and Servicing Agreement with respect to the Loans and is not more than 29 days delinquent as of the date of substitution for such Deleted Loan, (vii) has a borrower with a debt-to-income ratio no higher than the debt-to-income ratio of the Obligor with respect to the Deleted Loan, and (viii) has a borrower with a comparable credit grade classification to that of the Obligor with respect to the Deleted Loan.

  No assurance can be given that, at any particular time, the Asset Seller will be capable, financially or otherwise, of repurchasing Defective Loans or substituting Qualified Substitute Loans for Defective Loans in the manner described above. If the Asset Seller repurchases, or is obligated to repurchase, defective loans from any additional series of asset backed securities, the financial ability of the Asset Seller to repurchase Defective Loans from the Trust may be adversely affected. In addition, other events relating to the Asset Seller and its mortgage lending and consumer finance operations can occur that would adversely affect the financial ability of the Asset Seller to repurchase or replace Defective Loans from the Trust, including, without limitation, the sale or other disposition of all or any significant portion of its assets. If the Asset Seller is unable to repurchase or replace a Defective Loan, the Servicer, on behalf of the Trust, will pursue other customary and reasonable efforts, if any, to recover the maximum amount possible with respect to such Defective Loan. If the Servicer is unable to collect all amounts due to the Trust with respect to such Defective Loan, the resulting loss will be borne by the holders of the Offered Notes to the extent that such loss is not otherwise covered by amounts available from the credit enhancement provided for the Offered Notes. See "Risk Factors--Adequacy of Credit Enhancement" and "--Limitations on Repurchase or Replacement of Defective Loans by Asset Seller" herein.

DELINQUENCY EXPERIENCE

  Owned and Managed Servicing Portfolio. The following tables set forth information relating to the delinquency, loan loss and foreclosure experience of the Servicer for its Owned and Managed Servicing Portfolio for 199 , and
for each of the     prior years. The Servicer's "OWNED AND MANAGED SERVICING
PORTFOLIO" consists of the Servicer's servicing portfolio of fixed and variable rate mortgage loans excluding certain loans serviced by the Servicer that were not originated or purchased and reunderwritten by the Servicer or any affiliate thereof. In addition to the Owned and Managed Servicing
Portfolio, the Servicer serviced as of      , 199 , approximately   mortgage
loans with an aggregate principal balance as of such date of approximately $ ; such loans were not originated by the Servicer or any affiliate thereof and are being serviced for third parties on a contract servicing basis (the "THIRD-PARTY SERVICING PORTFOLIO"). No loans in the Third-Party Servicing Portfolio are included in the tables set forth below.

                   DELINQUENCY AND FORECLOSURE EXPERIENCE OF
             THE SERVICER'S OWNED AND MANAGED SERVICING PORTFOLIO

                                                   YEAR ENDING DECEMBER 31,
                                               ---------------------------------
                               MONTHS ENDING         19               19
                              ---------------- ---------------- ----------------
                              NUMBER OF DOLLAR NUMBER OF DOLLAR NUMBER OF DOLLAR
                              MORTGAGE  AMOUNT MORTGAGE  AMOUNT MORTGAGE  AMOUNT
                                LOANS   (000)    LOANS   (000)    LOANS   (000)
                              --------- ------ --------- ------ --------- ------
Portfolio....................
Delinquency..................
Percentage(1)
  30-59 days.................
  60-89 days.................
  90 days or more............
    Total....................
Foreclosure Rate(2)..........
REO Properties(3)............

                                               NUMBER OF DOLLAR NUMBER OF DOLLAR
                                               MORTGAGE  AMOUNT MORTGAGE  AMOUNT
                                                 LOANS   (000)    LOANS   (000)
                                               --------- ------ --------- ------
Portfolio.....................................
Delinquency...................................
Percentage(1)
  30-59 days..................................
  60-89 days..................................
  90 days or more.............................
    Total.....................................
Foreclosure Rate(2)...........................
REO Properties(3).............................

--------
(1) The period of delinquency is based on the number of days payments are contractually past due. The delinquency statistics for the period exclude loans in foreclosure.
(2) "Foreclosure Rate" is the number of mortgage loans or the dollar amount of mortgage loans in foreclosure as a percentage of the total number of mortgage loans or the dollar amount of mortgage loans, as the case may be, as of the date indicated.
(3) REO Properties (i.e., "real estate owned" properties--properties relating to mortgage foreclosed or for which deeds in lieu of foreclosure have been accepted, and held by the Servicer pending disposition) percentages are calculated using the number of loans, not the dollar amount.

               LOAN LOSS EXPERIENCE OF THE SERVICER'S OWNED AND
                 MANAGED SERVICING PORTFOLIO OF MORTGAGE LOANS

                               MONTHS ENDING  YEARS ENDING DECEMBER 31,
                               ------------- ---------------------------
                                              19     19     19     19
                               ------------- ------ ------ ------ ------
                                        (DOLLARS IN THOUSANDS)
Average amount outstand-
 ing(1)......................
Gross losses(2)..............
Recoveries(3)................
Net losses(4)................
Net losses as a percentage of
 average amount outstanding..

--------
(1) "Average Amount Outstanding" during the period is the arithmetic average of the principal balances of the mortgage loans outstanding on the last business day of each month during the period.
(2) "Gross Losses" are amounts which have been determined to be uncollectible relating to mortgage loans for each respective period.
(3) "Recoveries" are recoveries from liquidation proceeds and deficiency judgments.
(4) "Net Losses" represents "Gross Losses" minus "Recoveries".

                  CERTAIN PREPAYMENT AND YIELD CONSIDERATIONS

  Except in the limited circumstances described herein, no principal distributions will be made on any Class of Senior Notes until the Security Balance of each Class of Senior Notes having a lower numerical designation has been reduced to zero, no principal distributions will be made on the Mezzanine Notes until all required principal distributions have been made in respect of the Senior Notes, no principal distributions will be made on the Class B-1 Notes until all required principal distributions have been made in respect of the Senior Notes and the Mezzanine Notes and no principal distributions will be made on the Class B-2 Notes until all required principal distributions have been made in respect of the Senior Notes, the Mezzanine Notes and the Class B-1 Notes. See "Description of the Offered Notes--Distributions on the Offered Notes" herein. As the rate of payment of principal of each Class of Notes depends primarily on the rate of payment (including prepayments) of the Loans and the availability and amount of Excess Spread, final payment of any Class of Notes could occur significantly earlier than their respective Maturity Dates. Holders of the Offered Notes will bear the risk that they may not be able to reinvest principal payments on the Offered Notes at yields at least equal to the yield on their respective Offered Notes. No prediction can be made as to the rate of prepayments on the Loans in either stable or changing interest rate environments. Any reinvestment risk resulting from the rate of prepayment of the Loans will be borne entirely by the holders of the Offered Notes.

  Other than with respect to the Class A-1 Notes, the effective yield to the holders of any Class of Offered Notes will be lower than the yield otherwise produced by the applicable Interest Rate, because the distribution of the interest accrued during each Due Period (a calendar month consisting of thirty days) will not be made until the Distribution Date occurring in the month following such Due Period. See "Description of the Offered Notes-- Distributions on the Offered Notes" herein. This delay will result in funds being passed through to the holders of the Offered Notes approximately 25 days after the end of the monthly accrual period, during which 25-day period no interest will accrue on such funds.

  Each Loan is either "simple interest" or "actuarial method" loan. With respect to a Loan that is a "simple interest" loan, if a payment is received more than one month after the previous payment, a smaller portion of such payment will be applied to principal and a greater portion will be applied to interest than would have been the case had the payment been received precisely one month after the previous payment, resulting in such Loan having a longer weighted average life than would have been the case had each payment been made as scheduled. Conversely, if payment on a Loan is received less than one month after the previous payment, more of such payment will be applied to principal and less to interest than would have been the case had the payment been received precisely one month after the previous payment, resulting in such Loan having a shorter weighted average life than would have been the case had each payment been made as scheduled. See "The Pool--Payments on the Mortgage Loans" herein.

  The yield to maturity of the Class A-1 Notes will be affected by the level of LIBOR from time to time, and will be subject to a maximum rate equal to the Net Weighted Average Rate. To the extent that Loans bearing relatively high Loan Rates experience a more rapid rate of prepayment than Loans with relatively low rates, the maximum rate applicable to the Class A-1 Notes would be reduced.

  The rate of principal payments on the Offered Notes, the aggregate amount of each interest payment on the Offered Notes and the yield to maturity on the Offered Notes will be directly related to and affected by the rate and timing of principal reductions on the Loans, the application of Excess Spread and amounts on deposit in the Pre-Funding Account at the end of the Pre-Funding Period that are not used to acquire Subsequent Loans to reduce the Security Balances of the Offered Notes to the extent described herein under "Description of Credit Enhancement--Overcollateralization," and, under certain circumstances, the delinquency rate experienced by the Loans. The principal reductions on such Loans may be in the form of scheduled amortization payments or unscheduled payments or reductions, which may include prepayments, repurchases and liquidations or write-offs due to default, casualty, insurance or other dispositions. On or after any Distribution Date on which the Pool Principal Balance declines to 10% or less of the sum of the Original Pool Principal Balance and the Original Pre-Funded Amount, the Majority Residual Interestholders may effect an early termination of the Trust, resulting in a redemption of the Notes. See "Description of the Offered Notes--Optional Termination of the Trust" herein.

  The "WEIGHTED AVERAGE LIFE" of an Offered Note refers to the average amount of time that will elapse from the Closing Date to the date each dollar in respect of principal of such Offered Note is repaid. The weighted average life of an Offered Note will be influenced by, among other factors, the rate at which principal reductions occur on the Loans, the extent to which high rates of delinquencies on the Loans during any Due Period result in interest collections on the Loans in amounts less than the amount of interest distributable on the Offered Notes, and the rate at which Excess Spread is distributed to holders of the Offered Notes as described herein, and the extent to which any reduction of the Overcollateralization Amount is paid to the holders of the Residual Interest as described herein. If substantial principal prepayments on the Loans are received from unscheduled prepayments, liquidations or repurchases, then the distributions to the holders of the Offered Notes resulting from such prepayments may significantly shorten the actual average lives of the Offered Notes. If the Loans experience delinquencies and certain defaults in the payment of principal, then the holders of the Offered Notes may similarly experience a delay in the receipt of principal distributions attributable to such delinquencies and defaults which in certain instances may result in longer actual average lives of the Offered Notes than would otherwise be the case. However, to the extent that the Principal Balances of liquidated Loans are included in the principal distributions on the Offered Notes, then the holders of the Offered Notes will experience an acceleration in the receipt of principal distributions which in certain instances may result in shorter actual average lives of the Offered Notes than would otherwise be the case. Interest shortfalls on the Loans due to principal prepayments in full and curtailments and any resulting shortfalls in amounts distributable on the Offered Notes will be covered only to the extent of amounts available from the credit enhancement provided for the Offered Notes as described herein. See "Risk Factors--Credit Enhancement is Limited in Amount" herein.

  The rate and timing of principal payments on the Loans will be influenced by a variety of economic, geographic, social and other factors. These factors may include changes in Obligors' housing needs, job transfers, unemployment, Obligors' net equity, if any, in the Mortgaged Properties, servicing decisions, homeowner mobility, the existence and enforceability of "due-on-sale" clauses, the existence and enforceability of prepayment penalties, seasoning of Loans, market interest rates for similar types of loans and the availability of funds for such loans. Each of the Loans may be assumed, with the Asset Seller's consent, upon the sale of the Mortgaged Property. Certain of the Loans contain prepayment penalty provisions which generally obligate the related Obligor to pay a penalty in connection with a prepayment of the Obligor's Loan. The Servicer, in its discretion, may elect to enforce or abstain from enforcing any prepayment penalty. The Servicer has no obligation to enforce prepayment penalties and will exercise its rights to enforce them to the extent it deems appropriate. The Servicer is entitled to retain all prepayment penalties to the extent it collects the penalties from Obligors. Any enforcement by the Servicer of the prepayment penalties contained in the Loans may have an effect on the decisions of Obligors to prepay their Loans and may affect the weighted average lives of the Notes.

  Generally, the rate of prepayment on a pool of fixed-rate loans is affected by prevailing market interest rates for similar types of loans of a comparable term and risk level. If prevailing interest rates were to fall significantly below the respective Loan Rates on the Loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing interest rates were to rise significantly above the respective Loan Rates on the Loans, the rate of prepayment on the Loans would be expected to decrease. In addition, any future limitations on the rights of borrowers to deduct interest payments on mortgage loans for Federal income tax purposes may result in a higher rate of prepayment on the Loans. Neither the Asset Seller, the Depositor, nor the Underwriters make any representations as to the particular factors that will affect the prepayment of the Loans, as to the relative importance of such factors, or as to the percentage of the Principal Balances of the Loans that will be paid as of any date.

  Distributions of principal to holders of the Offered Notes at a faster rate than anticipated will increase the yields on Offered Notes purchased at discounts but will decrease the yields on Offered Notes purchased at premiums, which distributions of principal may be attributable to scheduled payments and prepayments of principal on the Loans and to the application of Excess Spread. The effect on an investor's yield due to distributions of principal to the holders of the Offered Notes (including, without limitation, prepayments on the Loans) occurring at a rate that is faster (or slower) than the rate anticipated by the investor during any period following the issuance of the Offered Notes will not be entirely offset by a subsequent like reduction (or increase) in the rate of such distributions of principal during any subsequent period.

  The rate of delinquencies and defaults on the Loans, and the recoveries, if any, on defaulted Loans and foreclosed properties, will also affect the rate and timing of principal payments on the Loans and, accordingly, the weighted average lives of the Offered Notes, and could cause a delay in the payment of principal or a slower rate of principal amortization to the holders of Offered Notes. Certain factors may influence such delinquencies and defaults, including origination and underwriting standards and Combined Loan-to-Value Ratios. In general, defaults on home loans are expected to occur with greater frequency in their early years, although few data are available with respect to the rate of default on home loans similar to the Loans. In general, the rate of default on junior lien loans with high Combined Loan-to-Value Ratios may be higher than that of junior lien home loans with lower Combined Loan-to-Value Ratios, or first lien loans, secured by comparable properties. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Loans will be affected by the general economic condition of the region of the country in which the related Mortgaged Properties are located or the related Obligors are residing. See "Risk Factors--Geographic Concentration May Increase the Potential for Losses Because of Adverse Economic Conditions or Natural Disasters" and "The Pool" herein. The risk of delinquencies and loss is greater and voluntary principal prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

  Because principal distributions generally are paid to holders of the Senior Notes (exclusive of the Class X-1 Notes) and Mezzanine Notes before the Class B-1 Notes, holders of the Class B-1 Notes bear a greater risk of losses from delinquencies and defaults on the Loans than holders of the Classes of Notes having earlier priorities for payment of principal. See "Description of Credit Enhancement--Subordination and Allocation of Losses" herein.

  Although certain data have been published with respect to the historical prepayment experience of certain residential mortgage loans, such mortgage loans may differ in material respects from the Loans and such data may not be reflective of conditions applicable to the Loans. No prepayment history is generally available with respect to the Loans or similar types of loans, and there can be no assurance that the Loans will achieve or fail to achieve any particular rate of principal prepayment. Several factors suggest that the prepayment experience of the Pool may be significantly different from that of a pool of conventional first lien, single family mortgage loans with equivalent interest rates and maturities. One such factor is that the Principal Balance of the average Loan is substantially smaller than that of the average conventional first lien mortgage loan. A smaller principal balance may be easier for a borrower to prepay than a larger balance and, therefore, a higher prepayment rate may result for the Pool than for a pool of first lien mortgage loans, irrespective of the relative average interest rates and the general interest rate environment. In addition, in order to refinance a first lien mortgage loan, the borrower must generally repay any junior liens. However, a small principal balance may make the refinancing of a loan at a lower interest rate less attractive to the borrower as the perceived impact to the borrower of such lower interest rate on the size of the monthly payment may not be significant. Other factors that might be expected to affect the prepayment rate of the Pool include general economic conditions, the amounts of and interest rates on the related senior mortgage loans, and the tendency of borrowers to use first lien mortgage loans as long-term financing for home purchase and junior liens as shorter-term financing for a variety of purposes, which may include the direct or indirect financing of home improvement, education expenses, debt consolidation, purchases of consumer durables such as automobiles, appliances and furnishings and other consumer purposes. Furthermore, because at origination a substantial majority of the Loans had Combined Loan-to-Value Ratios that exceeded 100% or were Unsecured Loans, the related Obligors will generally have significantly less opportunity to refinance the indebtedness and, therefore, a lower prepayment rate may be experienced by the Pool than by a pool of first or junior lien mortgage loans that have Combined Loan-to-Value Ratios less than 100%. In addition, any further limitations on the rights of borrowers to deduct interest payments on mortgage loans for federal income tax purposes may result in a higher rate of prepayments on the Loans. Given these characteristics, the Loans may experience a higher or lower rate of prepayment than first lien mortgage loans.

EXCESS SPREAD AND REDUCTION OF OVERCOLLATERALIZATION AMOUNT

  The overcollateralization feature has been designed to accelerate the principal amortization of the Offered Notes relative to the principal amortization of the Loans. If on any Distribution Date, the Overcollateralization Target Amount exceeds the Overcollateralization Amount, Excess Spread, if any, will be distributed to the holders of the Classes of Offered Notes in the order and amounts specified herein under "Description of the Offered Notes--Priority of Distributions." If the Overcollateralization Amount equals the Overcollateralization Target Amount for such Distribution Date, Excess Spread otherwise distributable to the holders of the Offered Notes as described above will instead be distributed in respect of Loss Reimbursement Deficiencies, if any, and then to the holders of the Residual Interest Certificates. On the Stepdown Date and on each Distribution Date thereafter as to which the Overcollateralization Amount is or, after taking into account all other distributions to be made on such Distribution Date, would be at least equal to the Overcollateralization Target Amount, amounts otherwise distributable as principal to the holders of the Offered Notes on such Distribution Date in reduction of their Security Balances may instead be distributed in respect of the applicable Classes in payment of their respective Loss Reimbursement Deficiencies and then to the holders of the Residual Interest Certificates, thereby reducing the rate of, and under certain circumstances delaying, the principal amortization of the Offered Notes, until the Overcollateralization Amount is reduced to the Overcollateralization Target Amount. In particular, high rates of delinquencies on the Loans during any Due Period will cause the Excess Spread available on the related Distribution Date to be reduced. Such an occurrence may cause the Security Balances of the Offered Notes to decrease at a slower rate relative to the Pool Principal Balance, resulting in a possible reduction of the Overcollateralization Amount and, in some circumstances, an Allocable Loss Amount. If the actual distributions of any such amounts to the holders of the Residual Interest Certificates occur later than anticipated by an investor who purchases an Offered Note at a premium, the actual yield to such investor may be lower than such investor's anticipated yield. The amount payable to the holders of the Residual Interest Certificates that would otherwise be applied in reduction of the Overcollateralization Amount or in payment of Loss Reimbursement Deficiencies on any Distribution Date will be affected by the Overcollateralization Target Amount as well as by the actual default and delinquency experience of the Pool and the principal amortization of the Pool.

REINVESTMENT RISK

  The reinvestment risk with respect to an investment in the Offered Notes will be affected by the rate and timing of principal payments (including prepayments) in relation to the prevailing interest rates at the time of receipt of such principal payments. For example, during periods of falling interest rates, holders of the Offered Notes may receive an increased amount of principal payments from the Loans at a time when such holders may be unable to reinvest such payments in investments having a yield and rating comparable to the Offered Notes. Conversely, during periods of rising interest rates, holders of the Offered Notes may receive a decreased amount of principal prepayments from the Loans at a time when such holders may have an opportunity to reinvest such payments in investments having a higher yield than, and a comparable rating to, the Offered Notes.

MATURITY DATES

  The Maturity Date of each Class of Offered Notes are as set forth under "Summary of Terms" herein. The Maturity Dates of the Class A-1, Class A-2, Class A-3, and Class A-4 Notes were determined by calculating the final Distribution Date with respect to each such Class on the basis of the Modeling Assumptions (except it is assumed that no Excess Spread is applied to reduce the Security Balances of the Notes) and an assumed constant prepayment rate of 0% of the Prepayment Assumption, and adding one year thereto. The Maturity Dates of the Class A-5, Class M-1, Class M-2 Notes and Class B-1 Notes were determined by adding one year to the maturity date of the latest maturing Loan (including Subsequent Loans). The actual maturity of any Class of Offered Notes may be significantly earlier than the applicable Maturity Date.

WEIGHTED AVERAGE LIVES OF THE OFFERED NOTES

  The following information is given solely to illustrate the effect of prepayments of the Loans on the weighted average lives of the Offered Notes under certain stated assumptions and is not a prediction of the prepayment rate that may actually be experienced by the Loans. Weighted average life refers to the average amount of time that will elapse from the date of delivery of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Offered Notes will be influenced by the rate at which principal of the Loans is paid, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "PREPAYMENT" includes reductions of principal, including, without limitation, those resulting from unscheduled full or partial prepayments, refinancings, liquidations and write-offs due to defaults, casualties or other dispositions and substitutions and repurchases by or on behalf of the Asset Seller), the rate at which Excess Spread is distributed to holders of the Offered Notes as described herein, the extent to which amounts remain in the Pre-Funding Account at the end of the Pre-Funding Period are distributed to holders of the Offered Notes as described herein and the delinquency rate of the Loans from time to time.

  Prepayments on loans such as the Loans are commonly measured relative to a prepayment standard or model. The model used in this Prospectus Supplement is the prepayment assumption (the "PREPAYMENT ASSUMPTION"), which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of
loans for the life of such loans. A   % Prepayment Assumption assumes a
constant prepayment rate ("CPR") of   % per annum of the outstanding principal
balance of such loans in the first month of the life of the loans and an
additional approximate   % (expressed as a percentage per annum) in each month
thereafter until the twelfth month; beginning in the twelfth month and in each
month thereafter during the life of the loans, a CPR of   % per annum each
month is assumed. As used in the table below, a 0% Prepayment Assumption assumes a prepayment rate equal to 0% of the Prepayment Assumption (i.e., no
prepayments). Correspondingly, a   % Prepayment Assumption assumes a
prepayment rate equal to   % of the Prepayment Assumption, and so forth. The
Prepayment Assumption does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Loans. Neither the Asset Seller, the Depositor nor the Underwriters make any representations about the appropriateness of the Prepayment Assumption or the CPR.

  Modeling Assumptions. For purposes of preparing the tables below, the following assumptions (the "MODELING ASSUMPTIONS") have been made:

    (i) all scheduled principal payments on the Loans are timely received on the first day of a Due Period, which will begin on the first day of each month and end on the thirtieth day of the month, with the first Due Period
  for the Initial Loans commencing on      , 199 , and with the first Due
  Period for the Subsequent Loans commencing on , 199 no delinquencies or losses occur on the Loans and all Loans have a first payment date that occurs thirty (30) days after the origination thereof;

    (ii) the scheduled payments on the Loans have been calculated on the outstanding Principal Balance (prior to giving effect to prepayments), the Loan Rate and the remaining term to stated maturity such that the Loans will fully amortize by their remaining term to stated maturity;

    (iii) all scheduled payments of interest and principal in respect of the Loans have been made through the Cut-Off Date or, in the case of Sub-Pool
  10,      , 199 ;

    (iv) all Loans prepay monthly at the specified percentages of the Prepayment Assumption, no optional or other early termination of the Offered Notes occurs (except with respect to the calculation of the "Weighted Average Life-to-Call (Years)" figures in the following tables) and no substitutions or repurchases of the Loans occur;

    (v) all prepayments in respect of the Loans include 30 days' accrued interest thereon;

    (vi) the Closing Date for the Offered Notes is      , 199 ;

    (vii) each year will consist of twelve 30-day months;

    (viii) cash distributions are received by the holders of the Offered
  Notes on the 25th day of each month, commencing in       199 ;

    (ix) the Overcollateralization Target Amount will be as defined herein;

    (x) the Pre-Funding Distribution Trigger does not occur;

    (xi) the Interest Rate for each Class of Notes (other than the Class A-1 Notes) is as set forth on the cover page hereof;

    (xii) the Interest Rate on the Class A-1 Notes will remain constant at % per annum; and

    (xiii) the additional fees deducted from the interest collections in
  respect of the Loans include the Servicing Fee and   % on the aggregate
  Security Balances of the Notes in respect of all other fees;

    (xiv) no reinvestment income from any Account (defined below) is earned and available for distribution;

    (xv) Sub-Pool 10 (specified in the table below) is transferred to the
  Trust in       199  with principal payments on such Loans being received by
  the Servicer in       199  and passed through to holders of the Offered
  Notes on the Distribution Date in       199 ;

    (xvi) funds in the Pre-Funding Account will be invested in investments that yield % per annum;

    (xvii) the Pool consists of Loans having the following characteristics:

                         ASSUMED LOAN CHARACTERISTICS

                  CUT-OFF DATE              ORIGINAL TERM TO  REMAINING TERM TO
   SUB-POOL     PRINCIPAL BALANCE LOAN RATE MATURITY (MONTHS) MATURITY (MONTHS)
   --------     ----------------- --------- ----------------- -----------------
1..............
2..............
3..............
4..............
5..............
6..............
7..............
8..............
9..............
10(1)..........

--------
(1) Sub-Pool 10 represents the Original Pre-Funded Amount.

  The following tables indicate at the specified percentages of the Prepayment Assumption the corresponding weighted average lives of each Class of Notes.

               PERCENT OF ORIGINAL SECURITY BALANCE OUTSTANDING
           AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                                            CLASS A-1 NOTES
                                                        -----------------------
                         DATE                            %   %   %   %   %   %
                         ----                           --- --- --- --- --- ---
Weighted Average Life-to-Maturity (Years)(2)...........
Weighted Average Life-to-Call (Years)(2)...............

--------
(1) The percentages in this table have been rounded to the nearest whole number.
(2) The weighted average life of a Class is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to one decimal place.

               PERCENT OF ORIGINAL SECURITY BALANCE OUTSTANDING
           AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                                            CLASS A-2 NOTES
                                                        -----------------------
                         DATE                            %   %   %   %   %   %
                         ----                           --- --- --- --- --- ---
Weighted Average Life-to-Maturity (Years)(2)...........
Weighted Average Life-to-Call (Years)(2)...............

--------
(1) The percentages in this table have been rounded to the nearest whole number.
(2) The weighted average life of a Class is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to one decimal place.

                PERCENT OF ORIGINAL SECURITY BALANCE OUTSTANDING
            AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                                            CLASS A-3 NOTES
                                                        -----------------------
                         DATE                            %   %   %   %   %   %
                         ----                           --- --- --- --- --- ---
Weighted Average Life-to-Maturity (Years)(2)...........
Weighted Average Life-to-Call (Years)(2)...............

--------
(1) The percentages in this table have been rounded to the nearest whole number.
(2) The weighted average life of a Class is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to one decimal place.

                PERCENT OF ORIGINAL SECURITY BALANCE OUTSTANDING
            AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                                            CLASS A-4 NOTES
                                                        -----------------------
                         DATE                            %   %   %   %   %   %
                         ----                           --- --- --- --- --- ---
Weighted Average Life-to-Maturity (Years)(2)...........
Weighted Average Life-to-Call (Years)(2)...............

--------
(1) The percentages in this table have been rounded to the nearest whole number.
(2) The weighted average life of a Class is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to one decimal place.

                PERCENT OF ORIGINAL SECURITY BALANCE OUTSTANDING
            AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                                            CLASS A-5 NOTES
                                                        -----------------------
                         DATE                            %   %   %   %   %   %
                         ----                           --- --- --- --- --- ---
Weighted Average Life-to-Maturity (Years)(2)...........
Weighted Average Life-to-Call (Years)(2)...............

--------
(1) The percentages in this table have been rounded to the nearest whole number.
(2) The weighted average life of a Class is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to one decimal place.

                PERCENT OF ORIGINAL SECURITY BALANCE OUTSTANDING
            AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                                            CLASS M-1 NOTES
                                                        -----------------------
                         DATE                            %   %   %   %   %   %
                         ----                           --- --- --- --- --- ---
Weighted Average Life-to-Maturity (Years)(2)...........
Weighted Average Life-to-Call (Years)(2)...............

--------
(1) The percentages in this table have been rounded to the nearest whole number.
(2) The weighted average life of a Class is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to one decimal place.

               PERCENT OF ORIGINAL SECURITY BALANCE OUTSTANDING
           AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                                            CLASS M-2 NOTES
                                                        -----------------------
                         DATE                            %   %   %   %   %   %
                         ----                           --- --- --- --- --- ---
Weighted Average Life-to-Maturity (Years)(2)...........
Weighted Average Life-to-Call (Years)(2)...............

--------
(1) The percentages in this table have been rounded to the nearest whole number.
(2) The weighted average life of a Class is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to one decimal place.

               PERCENT OF ORIGINAL SECURITY BALANCE OUTSTANDING
           AT THE FOLLOWING PERCENTAGES OF PREPAYMENT ASSUMPTION(1)

                                                            CLASS B-1 NOTES
                                                        -----------------------
                         DATE                            %   %   %   %   %   %
                         ----                           --- --- --- --- --- ---
Weighted Average Life-to-Maturity (Years)(2)...........
Weighted Average Life-to-Call (Years)(2)...............

--------
(1) The percentages in this table have been rounded to the nearest whole number.
(2) The weighted average life of a Class is determined by (a) multiplying the amount of each distribution of principal thereof by the number of years from the date of issuance to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate distributions of principal referred to in clause (a) and rounding to one decimal place.

  The foregoing tables have been prepared based on the Modeling Assumptions (including the assumptions regarding the characteristics and performance of the Loans which may differ from the actual characteristics and performance thereof) and should be read in conjunction therewith.

  The paydown scenarios for the Offered Notes set forth in the foregoing tables are subject to significant uncertainties and contingencies (including those discussed above under "Certain Prepayment and Yield Considerations"). As a result, there can be no assurance that any of the foregoing paydown scenarios and the Modeling Assumptions on which they were made will prove to be accurate or that the actual weighted average lives of the Offered Notes will not vary from those set forth in the foregoing tables, which variations may be shorter or longer, and which variations may be greater with respect to later years. Furthermore, it is unlikely that the Loans will prepay at a constant rate or that all of the Loans will prepay at the same rate. Moreover, the Loans actually included in the Pool, the payment experience of such Loans and certain other factors affecting the distributions on the Offered Notes will not conform to the Modeling Assumptions made in preparing the above tables. In fact, the characteristics and payment experience of the Loans will differ in many respects from such Modeling Assumptions. See "The Pool" herein. To the extent that the Loans actually included in the Pool have characteristics and a payment experience that differ from those assumed in preparing the foregoing tables, the Offered Notes are likely to have weighted average lives that are shorter or longer than those set forth in the foregoing tables. See "Risk Factors--Prepayments May Adversely Affect Yield" herein.

  In light of the uncertainties inherent in the foregoing paydown scenarios, the inclusion of the weighted average lives of the Offered Notes in the foregoing tables should not be regarded as a representation by the Asset Seller, the Depositor, the Underwriters or any other person that any of the foregoing paydown scenarios will be experienced.

                                   THE TRUST

GENERAL

  [      ] Home Loan Owner Trust 199 --  (the "TRUST"), is a business trust to be formed under the laws of the State of Delaware pursuant to the Deposit Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes and the Residual Interest Certificates, (iii) making payments on the Notes and the Residual Interest Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or in connection therewith.

  The Residual Interest Certificates represent the residual interest in the assets of the Trust. The Trust will initially be capitalized with equity equal to the Residual Interest. The Residual Interest Certificates, together with the Notes, were delivered by the Trust to the Depositor as consideration for the Loans pursuant to the Sale and Servicing Agreement.

  On the Closing Date, the Trust will purchase from the Depositor Initial Loans having an aggregate principal balance as of the Cut-Off Date of
approximately $    (the "ORIGINAL POOL PRINCIPAL BALANCE") pursuant to a Sale
and Servicing Agreement dated as of      , 199  (the "SALE AND SERVICING
AGREEMENT"), among the Trust, the Depositor, the Asset Seller, the Servicer
and the Indenture Trustee. On or prior to      , 199 , the Trust may purchase
additional loans (the "Subsequent Loans" and, together with the Initial Loans,
the "Loans") having an aggregate unpaid principal balance of up to $   .

  The assets of the Trust will consist primarily of the Pool of Loans, which are either secured by Mortgages (the "MORTGAGE LOANS") or unsecured (the "UNSECURED LOANS"). See "The Pool" herein. The assets of the Trust also will include (i) payments of principal and interest in respect of the Loans received after the Cut-Off Date; (ii) amounts on deposit in the Collection Account, Note Distribution Account, Pre-Funding Account, Capitalized Interest Account and Certificate Distribution Account; (iii) an assignment of the
Depositor's rights under a Home Loan Purchase Agreement dated as of      ,
199 between the Asset Seller and the Depositor (the "HOME LOAN PURCHASE AGREEMENT"); and (iv) certain other ancillary or incidental funds, rights and properties related to the foregoing.

  The Trust will include the unpaid Principal Balance of each Loan as of its applicable Cut-Off Date (the "CUT-OFF DATE PRINCIPAL BALANCE"). The "PRINCIPAL BALANCE" of a Loan on any day is equal to its Cut-Off Date Principal Balance minus all principal reductions credited against the Principal Balance of such Loan since the Cut-Off Date, including any principal losses recorded by the Servicer on account of a modification of such Loan; provided however, that any Liquidated Home Loan will have a Principal Balance of zero. With respect to any date, the "POOL PRINCIPAL BALANCE" will be equal to the aggregate Principal Balances of all Loans as of such date.

  The Servicer will service the Loans pursuant to the Sale and Servicing Agreement and will be compensated for such services as described under "Description of the Transfer and Servicing Agreements--Servicing" herein.

  The Trust's principal offices are located in     , in care of     , as Owner
Trustee, at the address set forth below under "--The Owner Trustee."

THE OWNER TRUSTEE

      will act as the Owner Trustee under the Deposit Trust Agreement.     is
a Delaware banking corporation and its principal offices are located at     .

  Certain functions of the Owner Trustee under the Deposit Trust Agreement and
the Sale and Servicing Agreement will be performed by     , including
maintaining the Certificate Distribution Account and making distributions therefrom.

                       DESCRIPTION OF THE OFFERED NOTES

GENERAL

  The Trust will issue ten Classes of Home Loan Asset Backed Notes
(collectively, the "NOTES") pursuant to an Indenture to be dated as of      ,
199 (the "INDENTURE"), between the Trust and the Indenture Trustee. The Notes listed on the cover hereof (the "OFFERED NOTES") have the designations and aggregate initial principal amounts specified on the cover hereof. The Notes
will include $    aggregate initial principal amount of Class B-2 Notes (the
"CLASS B-2 NOTES") and $    Notional Amount of Class X-1 Notes. The "NOTIONAL
AMOUNT" of the Class X-1 Notes with respect to each Distribution Date is the aggregate of the Security Balances for all other Classes of Notes on the immediately preceding Distribution Date, or, in the case of the first Distribution Date, on the Closing Date. The Trust will also issue certificates (the "RESIDUAL INTEREST CERTIFICATES") evidencing the residual interest in the Trust (the "RESIDUAL INTEREST") pursuant to the terms of a Deposit Trust
Agreement dated as of      , 199  (the "DEPOSIT TRUST AGREEMENT"), among the
Asset Seller, the Depositor and the Owner Trustee. The Notes will be secured by the assets of the Trust pursuant to the Indenture. The Class B-2 and Class X-1 Notes and the Residual Interest Certificates are not being offered hereby.

  On the 25th day of each month or, if such day is not a Business Day, the
first Business Day immediately following, commencing in       199  (each such
date, a "DISTRIBUTION DATE"), the Indenture Trustee or its designee will distribute to the persons in whose names the Notes are registered on the last Business Day of the month immediately preceding the month of the related Distribution Date (each such date, a "RECORD DATE"), the portion of the aggregate distribution to be made to each holder of a Note as described below. Prior to any termination of the book-entry provisions, distributions on the Offered Notes will be made to Beneficial Owners only through DTC and DTC Participants. See "Description of the Securities--Book-Entry Registration of Securities" in the Prospectus.

  Beneficial ownership interests in each Class of Offered Notes will be held
in minimum denominations of $    and integral multiples of $    in excess
thereof; provided, however, that one Offered Note of each Class may be issued in such denomination as may be necessary to represent the remainder of the aggregate amount of Notes of such Class.

DISTRIBUTIONS ON THE OFFERED NOTES

  For the definitions of certain of the defined terms used in the following subsections, See "--Related Definitions" below.

  Available Collection Amount. Distributions on the Offered Notes on each Distribution Date will be made from the Available Collection Amount. The Servicer will calculate the Available Collection Amount on the fourteenth calendar day of each month or, if such day is not a Business Day, then the immediately preceding Business Day (each such day, a "DETERMINATION DATE"). With respect to each Distribution Date, the "AVAILABLE COLLECTION AMOUNT" is the sum of (i) all amounts received on the Loans or required to be paid by the Servicer or the Asset Seller during the related Due Period (exclusive of amounts not required to be deposited by the Servicer in the Collection Account and amounts permitted to be withdrawn by the Indenture Trustee from the Collection Account) as reduced by any portion thereof that may not be withdrawn therefrom pursuant to an order of a United States bankruptcy court of competent jurisdiction imposing a stay pursuant to Section 362 of the United States Bankruptcy Code; (ii) any and all income or gain from investments in the Collection Account, the Note Distribution Account and the Certificate Distribution Account; (iii) the Purchase Price paid for any Loans required to be repurchased and the Substitution Adjustment to be deposited in the Collection Account in connection with any substitution, in each case prior to the related Determination Date; and (iv) upon the exercise of an optional termination of the Trust by the Majority Residual Interestholders, the Termination Price.

  Distributions of Interest. Interest on the Security Balance of each Class of Notes (or Notional Amount, in the case of the Class X-1 Notes) will accrue thereon during each Accrual Period at their respective Interest Rates per annum, and will be payable to the holders of the Notes monthly on each
Distribution Date, commencing in       199 . The "INTEREST RATE" for each
Classes of Offered Notes (except the Class A-1 Notes) will be equal to the respective interest rate per annum set forth on the cover hereof, for the Class A-1 Notes will be a rate per annum equal to LIBOR (as defined herein)
for the related Accrual Period plus   %, subject to a maximum rate equal to
the Net Weighted Average Rate, for the Class B-2 Notes will be   % per annum
and for the Class X-1 Notes will be   % per annum.

  "LIBOR" for each Accrual Period (other than the initial Accrual Period) will be the rate for United States dollar deposits for one month that appears on Telerate Screen Page 3750 as of 11:00 a.m., London time, on the second LIBOR Business Day before the first day of such Accrual Period. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Indenture Trustee), LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined herein. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the
preceding Accrual Period. LIBOR for the initial Accrual Period will be   % per
annum.

  The "NET WEIGHTED AVERAGE RATE" with respect to any Accrual Period will be the per annum rate equal to the weighted average (by principal balance) of the
Loan Rates as of the first day of the related Due Period less   %.

  The "ACCRUAL PERIOD" for each Class of Notes will be (i) in the case of the Class A-1 Notes, the period beginning on the Distribution Date in the calendar month preceding the month in which the related Distribution Date occurs (or,
in the case of the first Distribution Date, beginning on      , 199 ) and
ending on the day preceding the related Distribution Date, and (ii) in the case of the other Classes of Notes, the calendar month preceding the month in which the related Distribution Date occurs. Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in each Accrual Period. Interest on the other Classes of Notes will be calculated on the basis of a 360-day year of twelve 30-day months.

  Interest distributions on the Notes will be made from the "AVAILABLE DISTRIBUTION AMOUNT", which is the Available Collection Amount (plus, on the Distribution Date relating to the Due Period in which the termination of the Pre-Funding Period occurred, the amount on deposit in the Pre-Funding Account at such time and on each Distribution Date on or prior to the Distribution Date in February 1998, the amount if any withdrawn from the Capitalized Interest Account as described herein under "--Capitalized Interest Account") remaining after the payment of the Trust Fees and Expenses. Interest payments will be made, FIRST, to the Classes of Senior Notes PRO RATA, SECOND, to the Classes of Mezzanine Notes sequentially, and, THIRD, to the Class B Notes sequentially. Under certain circumstances, the amount available for interest payments could be less than the amount of interest payable on all Classes of Notes on any

Distribution Date. In such event, each Note of the affected Class will receive its ratable share (based upon the aggregate amount of interest due to such Class) of the remaining amount available to be distributed as interest after the payment of all interest due on each Class having a higher interest payment priority. In addition, any such interest deficiency will be carried forward as a Noteholders' Interest Carry-Forward Amount, and will be distributed to holders of each such Class of Notes on subsequent Distribution Dates to the extent that sufficient funds are available. Any such interest deficiency could occur, for example, if delinquencies or losses realized on the Loans were exceptionally high or were concentrated in a particular month. No interest will accrue on any Noteholders' Interest Carry-Forward Amount.

  Distributions of Principal. Principal distributions will be made to the holders of the Notes on each Distribution Date in an amount generally equal to
(i) the Regular Principal Distribution Amount plus (ii) to the extent of the Overcollateralization Deficiency Amount, any Excess Spread for such Distribution Date less (iii) the excess, if any, of the Overcollateralization Amount over the Overcollateralization Target Amount. The aggregate distributions of principal to each Class of Notes will not exceed the Original Security Balances thereof.

PRIORITY OF DISTRIBUTIONS

    A. On each Distribution Date, the Regular Distribution Amount will be distributed in the following order of priority:

      (i) to the holders of the Senior Notes, pro rata, the applicable portion of the Noteholders' Interest Distribution Amount required to be distributed in respect of the Senior Notes;

      (ii) sequentially, to the holders of the Class M-1 and Class M-2 Notes, in that order, the applicable portion of the Noteholders' Interest Distribution Amount required to be distributed in respect of the Mezzanine Notes;

      (iii) sequentially, to the holders of the Class B-1 and Class B-2 Notes, in that order, the applicable portion of the Noteholders' Interest Distribution Amount required to be distributed in respect of the Class B Notes;

      (iv) if with respect to such Distribution Date the Pre-Funding Distribution Trigger has occurred, the amount on deposit in the Pre-Funding Account at the end of the Pre-Funding Period will be distributed to all Classes of Offered Notes and the Class B-2 Notes, pro rata, based on the Original Security Balances thereof;

      (v) sequentially, to pay principal to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Notes, in that order, until the respective Security Balances thereof are reduced to zero, the amount necessary to reduce the aggregate Security Balance of such Senior Notes to the Senior Optimal Principal Balance for such Distribution Date; PROVIDED, HOWEVER, that on each Distribution Date occurring on or after any reduction of the Security Balances of the Class M-1 Notes, Class M-2 Notes, Class B-1 Notes and Class B-2 Notes to zero through the application of Allocable Loss Amounts, distributions shall be made among the then outstanding Class A Notes PRO RATA and not sequentially, until the respective Security Balances thereof are reduced to zero;

      (vi) sequentially, to the holders of the Class M-1 and the Class M-2 Notes, in that order, until the Security Balances thereof are reduced to the Class M-1 Optimal Principal Balance and the Class M-2 Optimal Principal Balance, respectively, for such Distribution Date;

      (vii) sequentially, to the holders of the Class B-1 and Class B-2 Notes, in that order, until the Security Balances thereof are reduced to the Class B-1 Optimal Principal Balance and the Class B-2 Optimal Principal Balance, respectively, for such Distribution Date;

      (viii) sequentially, to the Class M-1 Notes, Class M-2 Notes, Class B-1 Notes and the Class B-2 Notes, in that order, until their respective Loss Reimbursement Deficiencies, if any, have been paid in full; and

      (ix) any remaining amount to the holders of the Residual Interest Certificates.

  The Class X-1 Notes are "interest only" Notes and will receive no distributions in respect of principal.

    B. On each Distribution Date, the Excess Spread, if any, will be distributed in the following order of priority (in each case after giving effect to all payments specified in paragraph A above):

      (i) in an amount equal to the Overcollateralization Deficiency Amount, if any, as follows:

        (A) sequentially, as principal to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Notes, in that order, until the respective Security Balances thereof are reduced to zero, the amount necessary to reduce the aggregate Security Balance of such Senior Notes to the Senior Optimal Principal Balance for such Distribution Date;

        (B) sequentially, as principal to the holders of the Class M-1 and Class M-2 Notes, in that order, until the Security Balances thereof are reduced to the Class M-1 Optimal Principal Balance and the Class M-2 Optimal Principal Balance, respectively, for such Distribution Date; and

        (C) sequentially, as principal to the holders of the Class B-1 and Class B-2 Notes, in that order, until the Security Balances thereof are reduced to the Class B-1 Optimal Principal Balance and the Class B-2 Optimal Principal Balance, respectively, for such Distribution Date;

      (ii) sequentially, to the Class M-1 Notes, the Class M-2 Notes, the Class B-1 and the Class B-2 Notes, in that order, until their respective Loss Reimbursement Deficiencies, if any, have been paid in full; and

      (iii) any remaining amount to the holders of the Residual Interest Certificates.

RELATED DEFINITIONS

  For purposes hereof, the following terms shall have the following meanings:

  Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in The City of New York or in the city in which the corporate trust office of the Indenture Trustee is located or in the city in which the Servicer's servicing operations are primarily located and are authorized or obligated by law or executive order to be closed.

  Security Balance: With respect to each Class of Notes (except for the Class X-1 Notes) and as of any date of determination, the Original Security Balance of such Class reduced by the sum of (i) all amounts previously distributed in respect of principal of such Class on all previous Distribution Dates and (ii) with respect to the Mezzanine Notes and the Class B Notes, all Allocable Loss Amounts applied in reduction of principal of such Classes on all previous Distribution Dates. The Class X-1 Notes will have no Security Balance.

  Class B-1 Optimal Principal Balance: With respect to any Distribution Date prior to the Stepdown Date, zero; and with respect to any other Distribution Date, the Pool Principal Balance as of the related Determination Date minus the sum of (i) the aggregate Security Balance of the Senior Notes and the Mezzanine Notes (after taking into account any distributions made on such

Distribution Date in reduction of the Security Balances of the Senior Notes
and the Mezzanine Notes) and (ii) the greater of (x)   % of the Pool Principal
Balance as of the related Determination Date plus the Overcollateralization Target Amount (calculated without giving effect to the proviso in the
definition thereof) for such Distribution Date and (y)   % of the sum of the
Original Pool Principal Balance and the Original Pre-Funded Amount.

  Class B-2 Optimal Principal Balance: With respect to any Distribution Date prior to the Stepdown Date, zero; and with respect to any other Distribution Date, the Pool Principal Balance as of the related Determination Date minus the sum of (i) the aggregate Security Balance of the Senior Notes, the Mezzanine Notes and the Class B-1 Notes (after taking into account any distributions made on such Distribution Date in reduction of the Security Balances of the Senior Notes, the Mezzanine Notes and the Class B-1 Notes) and
(ii) the Overcollateralization Target Amount for such Distribution Date.

  Class M-1 Optimal Principal Balance: With respect to any Distribution Date prior to the Stepdown Date, zero; and with respect to any other Distribution Date, the Pool Principal Balance as of the related Determination Date minus the sum of (i) the aggregate Security Balance of the Senior Notes (after taking into account distributions made on such Distribution Date in reduction of the Security Balances of the Classes of Senior Notes) and (ii) the greater
of (x)   % of the Pool Principal Balance as of the related Determination Date plus the Overcollateralization Target Amount (calculated without giving effect to the proviso in the definition thereof) for such Distribution Date and (y)
  % of the sum of the Original Pool Principal Balance and the Original Pre-Funded Amount.

  Class M-2 Optimal Principal Balance: With respect to any Distribution Date prior to the Stepdown Date, zero; and with respect to any other Distribution Date, the Pool Principal Balance as of the related Determination Date minus the sum of (i) the aggregate Security Balance of the Senior Notes (after taking into account any distributions made on such Distribution Date in reduction of the Security Balances of the Classes of Senior Notes) plus the Security Balance of the Class M-1 Notes (after taking into account any distributions made on such Distribution Date in reduction of the Security Balance of the Class M-1 Notes made prior to such determination) and (ii) the
greater of (x)   % of the Pool Principal Balance as of the related
Determination Date plus the Overcollateralization Target Amount (without giving effect to the proviso in the definition thereof) for such Distribution
Date and (y)   % of the sum of the Original Pool Principal Balance and the
Original Pre-Funded Amount.

  Excess Spread: With respect to any Distribution Date, the positive excess, if any, of (a) the Available Distribution Amount over (b) the Regular Distribution Amount.

  Insurance Proceeds: With respect to any Distribution Date, the proceeds paid to the Indenture Trustee or the Servicer by any insurer pursuant to any insurance policy covering a Loan, Mortgaged Property or REO Property or any other insurance policy that relates to a Loan, net of any expenses which are incurred by the Indenture Trustee or the Servicer in connection with the collection of such proceeds and not otherwise reimbursed to the Indenture Trustee or the Servicer, but excluding the proceeds of any insurance policy that are to be applied to the restoration or repair of the Mortgaged Property or released to the Obligor in accordance with accepted loan servicing procedures.

  LIBOR Business Day: Any day on which banks are open for dealing in foreign currency and exchange in London and New York City.

  Liquidated Home Loan: Any Loan in respect of which a monthly payment is in excess of 30 days and as to which the Servicer has determined that all recoverable liquidation and insurance proceeds have been received, which will be deemed to occur upon the earliest of: (a) the liquidation of the related Mortgaged Property acquired through foreclosure or similar proceedings, (b) the Servicer's determination in accordance with customary accepted servicing practices that no further amounts are collectible on the Loan and any related Mortgaged Property or (c) any portion of a scheduled monthly payment of principal and interest is in excess of 180 days past due.

  Loss Reimbursement Deficiency: As of any date of determination and as to the Class M-1 Notes, Class M-2 Notes, Class B-1 Notes or the Class B-2 Notes, the amount of Allocable Loss Amounts applied to the reduction of the Security Balance of such Class plus, interest accrued on the unreimbursed portion thereof at the applicable Interest Rates through the end of the Due Period immediately preceding the date of payment.

  Net Delinquency Calculation Amount: With respect to any Distribution Date, the excess, if any, of (x) the product of the Multiplier and the Six-Month Rolling Delinquency Average over (y) the aggregate of the amounts of Excess Spread for the three preceding Distribution Dates. The "MULTIPLIER" will initially equal . The Multiplier may from time to time be permanently modified to a lesser amount (including zero) in the event that the Issuer shall have delivered to the Indenture Trustee confirmation from each Rating Agency that the rating assigned by it to each Class of Notes which it originally rated will not be downgraded or withdrawn as a result of such reduction.

  Net Liquidation Proceeds: With respect to any Distribution Date, any cash amounts received from Liquidated Home Loans, whether through trustee's sale, foreclosure sale, disposition of Mortgaged Properties or otherwise (other than Insurance Proceeds and Released Mortgaged Property Proceeds), and any other cash amounts received in connection with the management of the Mortgaged Properties from defaulted Loans, in each case, net of any reimbursements to the Servicer made from such amounts for any unreimbursed Servicing Compensation and Servicing Advances made and any other fees and expenses paid in connection with the foreclosure, conservation and liquidation of the related Liquidated Home Loans or Foreclosure Properties.

  Noteholders' Interest Carry-Forward Amount: With respect to any Distribution Date, the excess, if any, of the Noteholders' Monthly Interest Distribution Amount for the preceding Distribution Date plus any outstanding Noteholders' Interest Carry-Forward Amount on such preceding Distribution Date, over the amount in respect of interest that is actually deposited in the Note Distribution Account on such preceding Distribution Date.

  Noteholders' Interest Distribution Amount: With respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distribution Amount and the Noteholders' Interest Carry-Forward Amount.

  Noteholders' Monthly Interest Distribution Amount: With respect to any Distribution Date, interest accrued for the related Due Period on each Class of Notes at the respective Interest Rate for such Class on the Security Balance thereof (or Notional Amount, in the case of the Class X-1 Notes) on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date), after giving effect to all payments of principal to the holders of such Class of Notes on or prior to such preceding Distribution Date.

  Notional Amount: With respect to the Class X-1 Notes and each Distribution Date, the aggregate of the Security Balances for all other Classes of Notes on the immediately preceding Distribution Date, or in the close of the first Distribution Date, on the Closing Date.

  Overcollateralization Amount: With respect to any Distribution Date, the amount equal to the excess of (a) the sum of the Pool Principal Balance and the Pre-Funded Amount, each as of the end of the preceding Due Period, over
(b) the aggregate of the Security Balances of the Notes (after giving effect to distributions on the Notes on such Distribution Date).

  Overcollateralization Deficiency Amount: With respect to any date of determination, the excess, if any, of the Overcollateralization Target Amount over the Overcollateralization Amount.

  Overcollateralization Target Amount: (A) With respect to any Distribution Date occurring prior to the Stepdown Date, an amount equal to the greater of
(x) % of the sum of the Original Pool Principal Balance and the Original Pre-Funded Amount and (y) the Net Delinquency Calculation Amount; and (B) with respect to any other Distribution Date, an amount equal to the greater of (x)
  % of the Pool Principal Balance as of the end of the related Due Period and
(y) the Net Delinquency Calculation Amount; provided, however, that the
Overcollateralization Target Amount will in no event be less than   % of the
sum of the Original Pool Principal Balance and the Original Pre-Funded Amount or greater than the sum of the aggregate Security Balances of all Classes of Notes.

  Reference Bank Rate: With respect to any Accrual Period (other than the initial Accrual Period), the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month that are offered by the Reference Banks as of 11:00 a.m., New York City time, on the second LIBOR Business Day prior to the first day of such Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the outstanding Security Balance of the Class A-1 Notes, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the outstanding Security Balance of the Class A-1 Notes. If no such quotations can be obtained, the Reference Bank Rate will be the Reference Bank Rate applicable to the preceding Accrual Period.

  Reference Banks: Three money center banks selected by the Indenture Trustee.

  Regular Distribution Amount: With respect to any Distribution Date, the lesser of (a) the Available Distribution Amount and (b) the sum of (i) the Noteholders' Interest Distribution Amount, (ii) the Regular Principal Distribution Amount and (iii) if such Distribution Date relates to the Due Period in which the Pre-Funding Period shall have ended and at the termination of the Pre-Funding Period a Pre-Funding Distribution Trigger shall have occurred, the amount on deposit on the Pre-Funding Account on such Distribution Date.

  Regular Principal Distribution Amount: On each Distribution Date, an amount (but not in excess of the aggregate of the Security Balances of the Notes immediately prior to such Distribution Date) equal to the sum of (i) each scheduled payment of principal collected by the Servicer in the related Due Period, (ii) all full and partial principal prepayments applied by the Servicer during such related Due Period, (iii) the principal portion of all Net Liquidation Proceeds, Insurance Proceeds and Released Mortgaged Property Proceeds received during the related Due Period, (iv) that portion of the Purchase Price of any repurchased Loan which represents principal received prior to the related Determination Date, (v) the principal portion of any Substitution Adjustments required to be deposited in the Collection Account as of the related Determination Date, (vi) if such Distribution Date relates to the Due Period in which the Pre-Funding Period shall have ended and at the termination of such Pre-Funding Period a Pre-

Funding Distribution Trigger shall not have occurred, the amount on deposit in the Pre-Funding Account on such date, and (vii) on the Distribution Date on which the Trust is to be terminated pursuant to the Sale and Servicing Agreement, the Termination Price (net of any accrued and unpaid interest, due and unpaid Trust Fees and Expenses and unreimbursed Servicing Advances).

  Released Mortgaged Property Proceeds: With respect to any Mortgage Loan, the proceeds received by the Servicer in connection with (i) a taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or (ii) any release of part of the Mortgaged Property from the lien of the related Mortgage, whether by partial condemnation, sale or otherwise, which proceeds are not released to the Obligor in accordance with applicable law, accepted mortgage servicing procedures and the Sale and Servicing Agreement.

  Senior Optimal Principal Balance: With respect to any Distribution Date prior to the Stepdown Date, zero; with respect to any other Distribution Date, an amount equal to the Pool Principal Balance as of the related Determination
Date minus the greater of (a)   % of the Pool Principal Balance as of the
related Determination Date plus the Overcollateralization Target Amount (without giving effect to the proviso in the definition thereof) for such
Distribution Date and (b)   % of the sum of the Original Pool Principal
Balance and the Original Pre-Funded Amount.

  Six-Month Rolling Delinquency Average: With respect to any Distribution Date, the average of the applicable 60-Day Delinquency Amounts for each of the six immediately preceding Due Periods, where the 60-Day Delinquency Amount for any Due Period is the aggregate of the Principal Balances of all Loans that are 60 or more days delinquent, in foreclosure or REO Property as of the end of such Due Period.

  Stepdown Date: The first Distribution Date occurring after       as to
which:

    (1) the Pool Principal Balance has been reduced to   % of the sum of the
  Original Pool Principal Balance and the Original Pre-Funded Amount;

    (2) the Net Delinquency Calculation Amount is less than   % of the sum of
  the Original Pool Principal Balance and the Original Pre-Funded Amount; and

    (3) the aggregate Security Balance of the Senior Notes (after giving effect to distributions of principal on such Distribution Date) will be able to be reduced on such Distribution Date (such determination to be made by the Indenture Trustee prior to giving effect to any distributions on such Distribution Date) to the excess of (i) the Pool Principal Balance as of the preceding Determination Date over (ii) the greater of (a) the sum of
  (1) % of the Pool Principal Balance as of the preceding Determination Date and (2) the Overcollateralization Target Amount for such Distribution Date (such Overcollateralization Target Amount calculated without giving effect to the proviso in the definition thereof and calculated pursuant
  only to clause (B) in the definition thereof) and (b)   % of the sum of the
  Original Pool Principal Balance and the Original Pre-Funded Amount.

APPLICATION OF ALLOCABLE LOSS AMOUNTS

  Following any reduction of the Overcollateralization Amount to zero, any Allocable Loss Amounts will be applied, sequentially, in reduction of the Security Balances of the Class B-2, the Class B-1 Notes, the Class M-2 Notes and the Class M-1 Notes, in that order, until their respective Security Balances have been reduced to zero. The Security Balances of the Senior Notes will not be reduced by any application of Allocable Loss Amounts. The reduction of the Security Balance of any applicable Class of Offered Notes by the application of Allocable Loss Amounts entitles such Class to reimbursement in an amount equal to the Loss Reimbursement

Deficiency. Each such Class of Notes will be entitled to receive its Loss Reimbursement Deficiency, or any portion thereof, in accordance with the payment priorities specified herein. Payment in respect of Loss Reimbursement Deficiencies will not reduce the Security Balance of the related Class or Classes. The Loss Reimbursement Deficiency with respect to any Class will remain outstanding until the earlier of (x) the payment in full of such amount to the holders of such Class and (y) the occurrence of the applicable Maturity Date (although there is no requirement that such amounts be paid on such date).

PRE-FUNDING ACCOUNT

  On the Closing Date, approximately $    (the "ORIGINAL PRE-FUNDED AMOUNT")
will be deposited in an account (the "PRE-FUNDING ACCOUNT"), which account will be in the name of the Indenture Trustee and shall be part of the Trust and which amount will be used to acquire Subsequent Loans. During the Pre-Funding Period, the amount on deposit in the Pre-Funding Account (net of investment earnings thereon) (the "PRE-FUNDED AMOUNT") will be reduced by the amount thereof used to purchase Subsequent Loans in accordance with the Sale and Servicing Agreement. The "PRE-FUNDING PERIOD" is the period commencing on the Closing Date and ending generally on the earlier to occur of (i) the date on which the amount on deposit in the Pre-Funding Account (net of any
investment earnings thereon) is less than $    and (ii)      , 199 . On the
Distribution Date following the Due Period in which the termination of the Pre-Funding Period occurs, if the Pre-Funded Amount at the end of the Pre-
Funding Period is less than $   , any such Pre-Funded Amount will be
distributed to holders of the Classes of Offered Notes and the Class B-2 Notes then entitled to receive principal on such Distribution Date in reduction of the related Security Balances, thus resulting in a partial redemption of the related Securities on such date. On the Distribution Date following the Due Period in which the termination of the Pre-Funding Period occurs, if the Pre-Funded Amount at the end of the Pre-Funding Period is greater than or equal to
$   , such Pre-Funded Amount will be distributed to the holders of all Classes of Offered Notes and the Class B-2 Notes, PRO RATA, based on the respective Original Security Balances thereof.

  Amounts on deposit in the Pre-Funding Account will be invested in eligible investments. All interest and any other investment earnings on amounts on deposit in the Pre-Funding Account will be deposited in the Note Distribution Account.

CAPITALIZED INTEREST ACCOUNT

  On the Closing Date, a portion of the sales proceeds of the Notes will be deposited in an account (the "CAPITALIZED INTEREST ACCOUNT") for application
by the Indenture Trustee on the Distribution Dates in       199 ,      199 ,
      199  and       199  to cover shortfalls in interest on the Offered Notes
and the Class B-2 Notes that may arise due to the utilization of the Pre-Funding Account as described herein. Any amounts remaining in the Capitalized
Interest Account at the end of the Pre-Funding Period will be paid to     .

OPTIONAL TERMINATION OF THE TRUST

  The holders of an aggregate percentage interest in the Residual Interest Certificates in excess of 50% (the "MAJORITY RESIDUAL INTERESTHOLDERS") may, at their option, effect an early termination of the Trust on or after any Distribution Date on which the Pool Principal Balance declines to 10% or less of the sum of the Original Pool Principal Balance and the Original Pre-Funded Amount, by purchasing all of the Loans at a price equal to or greater than the Termination Price. The "TERMINATION PRICE" shall be an amount equal to the greater of (a) sum of (i) the then outstanding Security Balances of the Classes of Notes plus all accrued and unpaid interest thereon, or in the case of the Class X-1 Notes, all accrued and unpaid interest on their outstanding Notional Amount, (ii) any Trust Fees and Expenses due and unpaid on such date and (iii) any unreimbursed Servicing Advances including such Servicing Advances deemed to be nonrecoverable and (b) the sum of (i) the Principal Balance of each Loan included in the Trust as of the last day of the month immediately preceding such Distribution Date; (ii) all unpaid interest accrued on the Principal Balance of each such Loan at the related interest rate, net of the Servicing Fee, to such date; and (iii) the aggregate fair market value of each foreclosure property included in the Trust on such date, as determined by an independent appraiser acceptable to the Indenture Trustee as of a date not more than 30 days prior to such date. The proceeds from such sale will be distributed (i) first, to the outstanding Trust Fees and Expenses, (ii) second, to the Servicer for unreimbursed Servicing Advances including such Servicing Advances deemed to be nonrecoverable, (iii) third, to the holders of Notes in an amount equal to the then outstanding Security Balance of the Notes plus all accrued and unpaid interest thereon and (iv) fourth, to the holders of the Residual Interest, in an amount equal to the amount of proceeds remaining, if any, after the distributions specified in clauses (i) through (iii) above.

                       DESCRIPTION OF CREDIT ENHANCEMENT

  Credit enhancement with respect to the Offered Notes will be provided by (i) the subordination of the right of the Residual Interest and certain Classes of Notes to receive distributions with respect to interest and principal as described below under "--Subordination and Allocation of Losses" and (ii) the overcollateralization feature described below under "--Overcollateralization."

SUBORDINATION AND ALLOCATION OF LOSSES

  Distributions of interest on the Notes will be made first to the Senior Notes, second to the Class M-1 Notes, third to the Class M-2 Notes, fourth to the Class B-1 Notes and then to the Class B-2 Notes, such that no interest will be paid on the Mezzanine Notes until all required interest payments have been made on the Senior Notes and no interest will be paid on the Class B Notes until all required interest payments have been made on the Senior Notes and the Mezzanine Notes. In addition, distributions of principal of the Notes generally will be made sequentially, such that no Class of Notes will receive any distributions of principal until the Security Balances of all Classes of Notes having lower numerical designations have received all required distributions of principal. In addition, all Allocable Loss Amounts applied in reduction of the Security Balances of the Mezzanine Notes and Class B Notes will be applied first to the Class B-2 Notes, second to the Class B-1 Notes, third to the Class M-2 Notes and then to the Class M-1 Notes, until their respective Security Balances have been reduced to zero. Allocable Loss Amounts will not be applied to any Class of Senior Notes. The rights of the holders of the Residual Interest and the Class B-2 Notes to receive any distributions on any Distribution Date generally will be subordinated to the rights of the holders of the Offered Notes. The subordination described above is intended to enhance the likelihood of the regular receipt of interest and principal due to the holders of the Classes of Notes and to afford such holders protection against losses on the Loans, with the greatest amount of such enhancement and protection being provided to the Classes of Senior Notes, a lesser amount of such enhancement and protection being provided to the Mezzanine Notes and, in particular, the Class M-2 Notes, and the least amount of such enhancement and protection being provided to the Class B Notes, and in particular, the Class B-2 Notes. See "Risk Factors--Credit Enhancement is Limited in Amount" herein.

  On each Distribution Date, the "ALLOCABLE LOSS AMOUNT" will be equal to the excess, if any, of (a) the aggregate of the Security Balances of all Classes of Notes (after giving effect to all distributions on such Distribution Date) over (b) the sum of the Pool Principal Balance and the Pre-Funded Amount, each as of the end of the preceding Due Period.

OVERCOLLATERALIZATION

  As of any date of determination, the "OVERCOLLATERALIZATION AMOUNT" will equal the excess of the sum of the Pool Principal Balance and the Pre-Funded Amount, each as of the end of the previous Due Period over the aggregate of the Security Balances of all Classes of Notes (after giving effect to all distributions on the Notes on such Distribution Date). On the Closing Date, the Overcollateralization Amount will be equal to zero. A limited acceleration of the principal amortization of the Notes relative to the principal amortization of the Loans has been designed to increase the Overcollateralization Amount over time by making additional distributions of principal to the holders of the Notes from the distribution of Excess Spread until the Overcollateralization Amount is at least equal to the Overcollateralization Target Amount. The "OVERCOLLATERALIZATION TARGET AMOUNT" for any Distribution Date occurring prior to the Stepdown Date will be equal
to the greater of (x)   % of the sum of the Original Pool Principal Balance
and the Original Pre-Funded Amount and (y) the Net Delinquency Calculation Amount; with respect to any other Distribution Date, the Overcollateralization
Target Amount will be equal to the greater of (x)   % of the Pool Principal
Balance as of the end of the related Due Period and (y) the Net Delinquency Calculation Amount; provided, however, that the Overcollateralization Target
Amount will in no event be less than   % of the sum of the Original Pool
Principal Balance and the Original Pre-Funded Amount or greater than the sum of the aggregate Security Balances of all Classes of Notes.

  If on any Distribution Date there exists an Overcollateralization Deficiency Amount (as defined herein), distributions of Excess Spread, if any, will be made as an additional distribution of principal to the holders of the Notes, to be allocated among the Classes of Notes in the order of priority set forth under "Description of the Offered Notes--Priority of Distributions" herein. Such distributions of Excess Spread are intended to accelerate the amortization of the Security Balances of all Classes of Notes relative to the amortization of the Loans, thereby increasing the Overcollateralization Amount. The relative percentage of the aggregate of the Security Balances of the Notes to the Pool Principal Balance will decrease as a result of the application of Excess Spread to reduce the Security Balances of the Notes.

  On any Distribution Date with respect to which the Overcollateralization Deficiency Amount is equal to zero, all or a portion of the Excess Spread may be distributed to the holders of the Residual Interest rather than being distributed as principal to the holders of the Notes, thereby ceasing the acceleration of principal amortization of the Notes in relation to the principal amortization of the Pool until such time as the Overcollateralization Deficiency Amount is greater than zero (i.e., due to a reduction in the Overcollateralization Amount as a result of Net Loan Losses or delinquencies or due to an increase in the Overcollateralization Target Amount as a result of the failure to satisfy certain delinquency criteria).

  While the application of Excess Spread in the manner specified above has been designed to produce and maintain a given level of overcollateralization, there can be no assurance that Excess Spread will be generated in sufficient amounts to ensure that such overcollateralization level will be achieved or maintained at all times. In particular, a high rate of delinquencies on the Loans during any Due Period could cause the amount of interest received on the Loans during such Due Period to be less than the amount of interest distributable on the Notes on the related Distribution Date. In such a case, the Security Balances of the Notes could decrease at a slower rate relative to the Pool Principal Balance, resulting in a possible reduction of the Overcollateralization Amount and, in some circumstances, an Allocable Loss Amount. See "Risk Factors--Credit Enhancement is Limited in Amount" herein.

             DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

  The following summary describes certain terms of the Indenture, Sale and Servicing Agreement, the Administration Agreement and the Deposit Trust Agreement (collectively, the "TRANSFER AND SERVICING AGREEMENTS"). Copies of the Transfer and Servicing Agreements will be filed with the Commission following the issuance of the Offered Notes. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Transfer and Servicing Agreements.

SALE AND ASSIGNMENT OF THE LOANS

  On the Closing Date, all of the Asset Seller's right, title and interest in and to the Initial Loans will be sold, conveyed, transferred and assigned from the Asset Seller to the Depositor and then from the Depositor to the Trust. The Trust, concurrently with the sale, conveyance, transfer and assignment of the Loans, will cause the Notes to be delivered to the Depositor in exchange for the Loans. The Trust will pledge and assign the Loans to the Indenture Trustee in exchange for the Notes. Each Loan will be identified in a schedule appearing as an exhibit to the Sale and Servicing Agreement delivered to the Indenture Trustee (the "LOAN SCHEDULE").

  In addition, the Asset Seller will, as to each Loan, deliver or cause to be delivered, to the Custodian, the related Note endorsed in blank or to the order of the Indenture Trustee without recourse, any assumption and modification agreements and the Mortgage, if any, with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office), an assignment of the Mortgage, if any, in the name of the Indenture Trustee in recordable form, and any intervening assignments of the Mortgage (collectively, as to each Loans the "INDENTURE TRUSTEE'S LOAN FILE"). The Asset Seller will deliver to the Custodian after recordation the assignments of the Mortgages in the name of the Indenture Trustee. In the event that, with respect to any Mortgage Loan, the Asset Seller cannot deliver the Mortgage or any assignment of Mortgage with evidence of recording thereon concurrently with the conveyance thereof under the Sale and Servicing Agreement because it has or they have not yet been returned by the public recording office, the Asset Seller will deliver or cause to be delivered to the Custodian a true photocopy of such Mortgage or assignment of Mortgage. The Asset Seller will deliver or cause to be delivered to the Custodian any such Mortgage or assignment of Mortgage with evidence of recording indicated thereon upon receipt thereof from the public recording office. The Custodian will agree, for the benefit of the holders of the Notes, to review (or cause to be reviewed) each Indenture Trustee's Loan File within 45 days after the conveyance of the related Loan to the Trust to ascertain that all required documents have been executed and received. Subject to certain cure provisions set forth in the Transfer and Servicing Agreements, the Asset Seller will be required to repurchase or replace Loans as to which a material document deficiency exists.

REPRESENTATIONS AND WARRANTIES

  In the Sale and Servicing Agreement, the Asset Seller will represent and warrant to the Indenture Trustee, among other things, that: (i) the information with respect to each Loan set forth in the Loan Schedule is true and correct in all material respects; (ii) upon the sale to the Depositor of each Loan, the Depositor will have good and indefeasible legal title to each Loan, the related note and any related mortgage, free of all liens, pledges, charges, mortgages, encumbrances or rights of others; (iii) as of the Cut-Off Date, none of the Loans was 30 or more days past due; and (iv) at origination, each Loan complied in all material respects with applicable state and federal laws.

TRUST FEES AND EXPENSES

  As compensation for its services pursuant to the Sale and Servicing Agreement, the Servicer is entitled to the Servicing Fee and additional servicing compensation and reimbursement as described under "--Servicing" below. As compensation for their services pursuant to the applicable Transfer and Servicing Agreements, the Indenture Trustee is entitled to the Indenture Trustee Fee, the Owner Trustee is entitled to the Owner Trustee Fee and the Custodian is entitled to the Custodian Fee.

SERVICING

  In consideration for the performance of the daily loan servicing functions for the Loans, the Servicer is entitled to receive a monthly servicing fee (the "SERVICING FEE") as to each Loan in the amount equal to one-twelfth of
the product of   % (the "SERVICING FEE RATE") and the Principal Balance of
such Loan as of the first day of the immediately preceding Due Period (or as of the Cut-Off Date, with respect to the first Due Period). The Servicer will pay the fees of any Subservicer out of the amounts it receives as the Servicing Fee. In addition to the Servicing Fee, the Servicer is entitled to retain additional servicing compensation in the form of assumption, modification and other administrative fees, insufficient funds charges, late payment charges, prepayment penalties, and any other servicing-related penalties and fees (such additional compensation and the Servicing Fee, collectively, the "SERVICING COMPENSATION").

  In the event of a delinquency or a default with respect to a Loan, the Servicer will have no obligation to advance scheduled monthly payments of principal or interest with respect to such Loan. However, the Servicer will make reasonable and customary expense advances with respect to the Loans (each, a "SERVICING ADVANCE") in accordance with its servicing obligations under the Sale and Servicing Agreement and will be entitled to receive reimbursement for such Servicing Advances. For example, such Servicing Advances with respect to a Loan may include costs and expenses advanced for the preservation, restoration and protection of the related Mortgaged Property, including advances to pay delinquent real estate taxes and assessments. Any Servicing Advances previously made and determined by the Servicer in accordance with accepted servicing practices to be nonrecoverable will be reimbursable from amounts in the Collection Account prior to distributions to holders of the Offered Notes.

COLLECTION ACCOUNT, NOTE DISTRIBUTION ACCOUNT AND CERTIFICATE DISTRIBUTION
ACCOUNT

  The Servicer is required to use its best efforts to deposit in an Eligible Account (as defined in the Sale and Servicing Agreement) (the "COLLECTION ACCOUNT"), within two Business Days after receipt, all payments on the related Loans received after the Cut-Off Date on account of principal and interest, all Net Liquidation Proceeds, Insurance Proceeds, Released Mortgaged Property Proceeds, any amounts payable in connection with the repurchase or substitution of any Loan, interest and gains on funds held in the Collection Account, Note Distribution Account and Certificate Distribution Account and any amount required to be deposited in the Collection Account in connection with the termination of the Offered Notes. The foregoing requirements for deposit in the Collection Account will be exclusive of payments on account of principal and interest collected on the Loans on or before the Cut-Off Date. Withdrawals will be made from the Collection Account only for the purposes specified in the Sale and Servicing Agreement. The Collection Account may be maintained at any depository institution which satisfies the requirements set forth in the definition of Eligible Account in the Sale and Servicing Agreement.

  The Servicer will establish and maintain with the Indenture Trustee an account, in the name of the Indenture Trustee on behalf of the holders of Notes, into which amounts released from the Collection Account for distribution to the holders of Notes will be deposited and from which all distributions to the holders of Notes will be made (the "NOTE DISTRIBUTION ACCOUNT"). The Servicer will also establish and maintain with the Indenture Trustee an account in the name of the Owner Trustee on behalf of the holders of the Residual Interest Certificates, into which amounts released from the Collection Account for distribution to the Residual Interest Certificates will be deposited and from which all distributions to the Residual Interest Certificates will be made (the "CERTIFICATE DISTRIBUTION ACCOUNT" and, together with the Note Distribution Account, the "DISTRIBUTION ACCOUNTS").

  On the second Business Day prior to each Distribution Date, the Indenture Trustee will deposit into the Distribution Accounts the applicable portions of the Available Collection Amount by making the appropriate withdrawals from the Collection Account. On each Distribution Date, the Indenture Trustee will make withdrawals from the Distribution Accounts for application of the amounts specified under "Description of the Offered Notes--Distributions on the Offered Notes" above.

INCOME FROM ACCOUNTS

  So long as no Event of Default will have occurred and be continuing, amounts on deposit in the Distribution Accounts and the Collection Account (collectively, the "ACCOUNTS") will be invested by the Indenture Trustee, as directed by the Asset Seller, in one or more Permitted Investments (as defined in the Sale and Servicing Agreement) bearing interest or sold at a discount. No such investment in any Account will mature later than the Business Day immediately preceding the next Distribution Date. All income or other gain from investments in any Account will be deposited in such Account, immediately on receipt and shall comprise a portion of the Available Collection Amount.

COLLECTION AND OTHER SERVICING PROCEDURES FOR LOANS

  The Servicer has agreed to manage, service, administer and make collections on the Loans and perform the other actions required by the Servicer under the Sale and Servicing Agreement. In performing such obligations, the Servicer is required to act in good faith in a commercially reasonable manner and in accordance with the terms of the Sale and Servicing Agreement. The Servicer has full power and authority, subject only to the specific requirements and prohibitions of the Sale and Servicing Agreement and the respective Loans, to do any and all things in connection with such servicing and administration which are consistent with the manner in which it services similar types of loans owned by the Servicer or any of its affiliates or serviced by the Servicer for others and which are consistent with the ordinary practices of prudent mortgage lending institutions.

  If any payment due under any Loan is not paid when the same becomes due and payable, or if the related Obligor fails to perform any other covenant or obligation under the Loan and such failure continues beyond any applicable grace period, the Servicer must take such action as it shall deem to be in the best interest of the Trust.

  The Servicer may modify any provision of any Loan if, in the Servicer's good faith judgment, such modification would minimize the loss that might otherwise be experienced with respect to such Loan, only in the event of a payment default with respect to such Loan or in the event that a payment default with respect to such Loan is reasonably foreseeable by the Servicer.

INSURANCE

  The Servicer shall cause to be maintained such fire and hazard insurance covering any Mortgaged Property acquired by the Trust in foreclosure as the Servicer shall deem reasonable.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

  With respect to any Mortgage Loan in default, the Servicer may, among other things, accept short pay-offs, short sales, enter into assumptions and modifications, pursue collection litigation or alternative court proceedings to foreclosure actions, institute foreclosure proceedings, exercise any power of sale to the extent permitted by law, obtain a deed in lieu of foreclosure, or otherwise acquire possession of or title to any Mortgaged Property, by operation of law or otherwise; provided, however, that in the Servicer's reasonable judgment such action will be likely to result in a positive economic benefit to the Trust by creating Net Liquidation Proceeds (after reimbursement of all amounts owed with respect to such Mortgage Loan to the Servicer); and provided, further, that the Servicer will have obtained, prior to taking title to any Mortgaged Property, an environmental review of the Mortgaged Property from a company having appropriate experience, the scope of which is limited to the review of public records and documents for information regarding whether such Mortgaged Property has on it, has under it or is near, hazardous or toxic material or waste. If such review reveals that the Mortgaged Property has on it, has under it or is near hazardous or toxic material or waste or reveals any other environmental problem, the Servicer shall provide a copy of the related report to the Indenture Trustee and title shall be taken to such Mortgaged Property only after the Servicer provides to the Indenture Trustee a certification that, based on an analysis of all available information at the time, it is the best judgment of the Servicer that such foreclosure shall increase Net Liquidation Proceeds to the Indenture Trustee.

  In connection with any such foreclosure proceeding, power of sale, deed in lieu of foreclosure or other acquisition of a Mortgaged Property and any sale or liquidation of the Loan or related Mortgaged Property, the Servicer shall comply with the requirements of the Sale and Servicing Agreement, shall follow such practices and procedures as are consistent with the Servicer's procedure for foreclosure and operation of foreclosed property with respect to similar loans held in the Servicer's portfolio for its own account or, if there are no such loans, such loans serviced by the Servicer for others, giving due consideration to accepted servicing practices of prudent lending institutions.

EVIDENCE AS TO COMPLIANCE

  The Sale and Servicing Agreement provides that the Servicer deliver to the Indenture Trustee, the Depositor and the Rating Agencies an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under the Sale and Servicing Agreement throughout the preceding year, except as specified in such statement.

  Each year (within 90 days following the end of the Servicer's fiscal year),
beginning in      , the Servicer will furnish to the Indenture Trustee a
report prepared by a firm of nationally recognized independent public accountants (which may also render other services to the Servicer) to the effect that such firm has examined certain documents and the records relating to servicing of the Loans as specified in the Sale and Servicing Agreement and such firm's conclusion that the Servicer is in compliance with respect thereto.

  [The Servicer's fiscal year is the calendar year.]

CERTAIN MATTERS REGARDING THE SERVICER

  The Sale and Servicing Agreement provides that the Servicer may not resign from its obligations and duties thereunder except (i) with the consent of the Indenture Trustee or (ii) upon determination that the performance of its duties under the Sale and Servicing Agreement are no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer pursuant to clause (ii) of the immediately preceding sentence shall be evidenced by an opinion of counsel to such effect delivered and acceptable to the Indenture Trustee. No resignation of the Servicer shall become effective until the Indenture Trustee or a successor servicer shall have assumed the Servicer's servicing responsibilities and obligations.

  The Servicer has agreed not to merge or consolidate with any other company or permit any other company to become the successor to the Servicer's business unless, after the merger or consolidation, the successor or surviving entity
(i) shall be an Eligible Servicer (as defined in the Sale and Servicing Agreement) and (ii) shall be capable of fulfilling the duties of the Servicer contained in the Sale and Servicing Agreement. Any company into which the Servicer may be merged or consolidated shall be the successor to the Servicer under the Sale and Servicing Agreement without the execution or filing of any paper or any further act.

  The Sale and Servicing Agreement provides that neither the Servicer nor any of its directors, officers, employees or agents shall have any liability to the Trust or to the Beneficial Owners for any action taken, or for refraining from taking any action, in good faith pursuant to the Sale and Servicing Agreement or for errors in judgment, unless liability would otherwise be imposed by reason of willful misfeasance, bad faith, negligence or reckless disregard in performing or failing to perform the Servicer's duties.

RIGHTS OF NOTEHOLDERS UPON OCCURRENCE OF EVENT OF DEFAULT

  Under the Indenture, a failure to pay the full amount of the portion of the Noteholders' Interest Payable Amount payable to the Senior Notes or, if the Class A Notes have been paid in full, a failure to pay the portion of such amount payable to the Class X-1 Notes and/or the other Class of Notes then outstanding that has the next highest priority of payment (collectively, the "HIGHEST PRIORITY CLASSES") within five days of the Distribution Date on which such payment is due or the full amount of principal thereon on the related Maturity Date (without regard to the amount of the Available Collection Amount) will constitute an Event of Default (an "EVENT OF DEFAULT"). However, an Event of Default will not occur solely due to (i) the failure to pay the full amount of the Noteholders' Interest Payable Amount allocable to any Class of Notes other than the Highest Priority Classes (a "NON-PRIORITY CLASS") or
(ii) allocation of an Allocable Loss Amount to a Non-Priority Class, until all the Classes of Notes having a higher priority of payment (excluding the Class X-1 Notes) have been paid in full (including all Noteholders' Interest Carry-Forward Amounts and Loss Reimbursement Deficiencies payable with respect thereto), and then only if all Noteholders' Interest Carry-Forward Amounts and Loss Reimbursement Deficiencies payable to such Non-Priority Class have not been paid. Until the Notes have been declared due and payable upon an Event of Default, the holders of any Non-Priority Class may not request the Indenture Trustee to take any action, other than the application of the Available Collection Amount to principal and interest as provided herein, and may not otherwise take or cause any action to be taken to enforce the obligation of the Issuer to pay principal and interest on such Non-Priority Class.

  Upon the occurrence of an Event of Default, holders of Senior Notes representing more than 50% of the aggregate of the voting interests of the Senior Notes then outstanding may exercise their remedies under the Indenture; provided, however, that if the aggregate outstanding Security Balance of the Class A Notes has been reduced to zero, the holders of the Highest Priority Classes representing more than 50% of the voting interests of such Classes of Notes may exercise their remedies under the Indenture.

SERVICER EVENTS OF DEFAULT

  "Servicer Events of Default" will consist of, among other things: (i) any failure of the Servicer to deposit in the Collection Account any amount required to be deposited under the

Sale and Servicing Agreement, which failure continues unremedied for two Business Days; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Sale and Servicing Agreement, which failure continues unremedied for 30 Business Days after notice; or (iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings relating to the Servicer and certain actions by the Servicer indicating insolvency, reorganization or inability to pay its obligations (an "INSOLVENCY EVENT") or the Servicer shall dissolve or liquidate, in whole or part, in any material respect.

  If a Servicer Event of Default shall occur and be continuing, the Indenture Trustee or the holders of Notes evidencing not less than 50% of the voting interests of the Notes, by notice given in writing to the Servicer (and to the Indenture Trustee, if given by such holders of Notes) may terminate all of the rights and obligations of the Servicer under the Sale and Servicing Agreement. On or after the receipt by the Servicer of such written notice, and the appointment of and acceptance of appointment by a successor Servicer, all authority, power, obligations and responsibilities of the Servicer under the Sale and Servicing Agreement shall become obligations and responsibilities of the successor Servicer. After the Servicer receives a notice of termination or upon the resignation of the Servicer, the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as servicer under the Sale and Servicing Agreement.

  Any successor Servicer shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under the Sale and Servicing Agreement if the Servicer had not resigned or been terminated thereunder. In addition, any successor Servicer shall be entitled to reasonable transition expenses incurred in acting as successor Servicer.

THE OWNER TRUSTEE AND INDENTURE TRUSTEE

  The Owner Trustee, the Indenture Trustee and any of their respective affiliates may hold Offered Notes in their own names or as pledgees.

  For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer, the Owner Trustee and the Indenture Trustee acting jointly (or in some instances, the Owner Trustee or the Indenture Trustee acting alone) will have the power to appoint co-trustees or separate trustees of all or any part of the Trust. In the event of such an appointment, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the Sale and Servicing Agreement and the Deposit Trust Agreement and upon the Indenture Trustee by the Sale and Servicing Agreement and the Indenture will be conferred or imposed jointly upon the Owner Trustee and the Indenture Trustee, respectively, and in each such case such separate trustee or co-trustee, or, in any jurisdiction in which the Owner Trustee or Indenture Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee which will exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee or the Indenture Trustee, respectively.

  The Owner Trustee may resign at any time, in which event the Administrator will be obligated to appoint a successor thereto. The Administrator may remove the Owner Trustee if any of them ceases to be eligible to continue as such under the Deposit Trust Agreement, or becomes legally unable to act or becomes insolvent. In such circumstances, the Administrator will be obligated to appoint a successor Owner Trustee. Any resignation or removal of the Owner Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by such successor.

  The Indenture Trustee may resign at any time, in which event     will be
obligated to appoint a successor thereto. The holders of a majority in outstanding amount of the Notes may remove the Indenture Trustee and may
appoint a successor thereto.     will be obligated to remove the Indenture
Trustee if the Indenture Trustee ceases to be eligible to continue as such under the Indenture, or becomes legally unable to act or becomes insolvent. In
such circumstances,       will be obligated to appoint a successor Indenture
Trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor thereto will not become effective until acceptance of the appointment by such successor.

  The Deposit Trust Agreement and Indenture will provide that the Owner Trustee and Indenture Trustee will be entitled to indemnification by the Asset Seller, and will be held harmless against, any loss, liability or expense incurred by the Owner Trustee or Indenture Trustee not resulting from its own willful misfeasance, bad faith or negligence (other than by reason of a breach of any of its representations or warranties to be set forth in the Deposit Trust Agreement or Indenture, as the case may be).

DUTIES OF THE OWNER TRUSTEE AND INDENTURE TRUSTEE

  The Owner Trustee will make no representations as to the validity or sufficiency of the Deposit Trust Agreement, the Securities (other than the execution and authentication thereof) or of any Loans or related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes or the Loans, or the investment of any monies by the Servicer before such monies are deposited into the Accounts. So long as no Event of Default will have occurred and be continuing, the Owner Trustee will be required to perform only those duties specifically required of it under the Deposit Trust Agreement. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Owner Trustee under the Deposit Trust Agreement, in which case they will only be required to examine such certificates, reports or other instruments to determine whether they conform to the requirements of the Deposit Trust Agreement. The Owner Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Deposit Trust Agreement or the Sale and Servicing Agreement which failure constitutes a Servicer Event of Default, unless the Owner Trustee obtains such actual knowledge of such failure as specified in the Deposit Trust Agreement.

  The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Deposit Trust Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Residual Interest Certificates, unless such holders have offered to the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. Subject to the rights or consent of the holders of Notes and the Indenture Trustee, no holder of a Residual Interest will have any right under the Deposit Trust Agreement to institute any proceeding with respect to the Deposit Trust Agreement, unless such holder previously has given to the Owner Trustee written notice of the occurrence of a Servicer Event of Default and the Servicer Event of Default arises from the Servicer's failure to remit payments when due.

  The Indenture Trustee will make no representations as to the validity or sufficiency of the Indenture, the Securities (other than the execution and authentication thereof) or of any Loans or related documents, and will not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Notes or the

Loans, or the investment of any monies by the Servicer before such monies are deposited into the Accounts. So long as no Event of Default under the Indenture will have occurred and be continuing, the Indenture Trustee will be required to perform only those duties specifically required of it under the Indenture. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Indenture Trustee under the Indenture, in which case it will only be required to examine them to determine whether they conform to the requirements of the Indenture. The Indenture Trustee will not be charged with knowledge of a failure by the Servicer to perform its duties under the Deposit Trust Agreement, the Sale and Servicing Agreement or the Administration Agreement which failure constitutes an Event of Default under the Indenture, unless the Indenture Trustee obtains such actual knowledge of such failure as specified in the Indenture.

  The Indenture Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Notes, unless such holders have offered to the Indenture Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby. No holder of Notes will have any right under the Indenture to institute any proceeding with respect to the Indenture, unless such holder will previously have given to the Indenture Trustee written notice of the occurrence of an Event of Default and (i) the Event of Default arises from the Servicer's failure to remit payments when due or (ii) holders of Notes evidencing not less than 25% of the voting interests of the Highest Priority Classes, have made written request upon the Indenture Trustee to institute such proceeding in its own name as the Indenture Trustee thereunder and have offered to the Indenture Trustee reasonable indemnity and the Indenture Trustee has for 30 days neglected or refused to institute any such proceedings.

                        FEDERAL INCOME TAX CONSEQUENCES

  Set forth below is a summary of certain United States federal income tax considerations relevant to the beneficial owner of an Offered Note that holds the Offered Note as a capital asset and, unless otherwise indicated below, is a United States person (as defined in the Prospectus). This summary does not address special tax rules which may apply to certain types of investors, and investors that hold Offered Notes as part of an integrated investment. This summary supplements the discussion contained in the Prospectus under the heading "Certain Federal Income Tax Consequences," and supersedes that discussion to the extent that it is inconsistent therewith.

CLASSIFICATION OF INVESTMENT ARRANGEMENT

  In the opinion of Cadwalader, Wickersham & Taft, special counsel to the Depositor, the Trust will not be treated as an association or a publicly traded partnership taxable as a corporation or a taxable mortgage pool for federal income tax purposes, but rather will be ignored and treated as a mere security device when there is a single beneficial owner of the Trust, or will be treated as a domestic partnership when there are two or more beneficial owners of the Trust.

TAXATION OF HOLDERS

  Characterization of the Offered Notes. There are no regulations, published rulings or judicial decisions addressing the characterization for federal income tax purposes of securities with terms that are substantially the same as those of the Offered Notes. However, in the opinion of Cadwalader, Wickersham & Taft, special counsel to the Depositor, the Offered Notes will be treated as indebtedness for federal income tax purposes and not as an ownership interest in the Loans or an equity interest in the Trust.

  Interest and Original Issue Discount. Interest on the Offered Notes will be treated as income to beneficial owners as such amounts are paid or accrue in accordance with the holder's method of accounting. It is anticipated that the Offered Notes will not be issued with original issue discount for federal income tax purposes. Any premium or DE MINIMIS original issue discount with respect to the Offered Notes will be determined in the same manner as described under "Federal Income Tax Consequences--REMICs--Taxation of Owners of Regular Securities--Acquisition Premium" and "--Original Issue Discount" in the Prospectus. The prepayment assumption that will be used for determining if original issue discount is DE MINIMIS or for amortizing premium for federal
income tax purposes is   % of the Prepayment Assumption.

  Sale, Exchange, Retirement or Other Disposition. Upon the sale, exchange, retirement or other disposition of an Offered Note, a beneficial owner generally will recognize capital gain or loss equal to the difference, if any, between the amount realized (adjusted for accrued stated interest) on the sale or other disposition and the owner's Offered Note. Under recently enacted legislation, any such capital gain of an individual investor would be subject to a lower maximum rate if the beneficial owner's holding period is more than eighteen months than if such holding period is more than one year but less than eighteen months.

  Taxation of Certain Foreign Investors. Interest, including original issue discount, distributable to beneficial owners of Offered Notes who are nonresident aliens, foreign corporations, or other Non-U.S. Persons (i.e., any person who is not a "U.S. Person," as defined below), will be considered "PORTFOLIO INTEREST" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-PERCENT SHAREHOLDER" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) with respect to the Depositor or the Trust and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Offered Note is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Offered Note is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning an Offered Certificate. The term "U.S. PERSON" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

BACKUP WITHHOLDING AND INFORMATION REPORTING

  Distributions made on the Offered Notes and proceeds from the sale of Offered Notes to or through certain brokers may be subject to a "backup" withholding tax of 31% of "REPORTABLE PAYMENTS" (including interest accruals, original issue discount, and, under certain circumstances, distributions in respect of principal amount) unless, in general, the beneficial owner complies with certain procedures or is an exempt recipient. Any amounts so withheld from distributions on the Offered Notes would be refunded by the Internal Revenue Service or allowed as a credit against the beneficial owner's federal income tax.

  Reports will be made to the Internal Revenue Service and to beneficial owners that are not excepted from the reporting requirements.

  See "Federal Income Tax Consequences--Partnership Trust Funds--
Characterization of Investments in Partnership Securities and Debt Securities" and "Taxation of Debt Securityholders" in the Prospectus.

                             ERISA CONSIDERATIONS

GENERAL

  Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE"), impose certain restrictions on employee benefit plans and other retirement plans or arrangements subject thereto ("PLANS") and on persons who are parties in interest or disqualified persons ("PARTIES IN INTEREST") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Code) are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Offered Notes without regard to the ERISA considerations described below, subject to other applicable Federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Offered Notes. See "ERISA Considerations" in the Prospectus. Investments by Plans are also subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

PROHIBITED TRANSACTIONS

  General. Section 406 of ERISA prohibits Parties in Interest with respect to a Plan from engaging in certain transactions (including loans) involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to section 502(i) of ERISA) on Parties in Interest which engage in non-exempt prohibited transactions.

  Plan Asset Regulation. The United States Department of Labor (the "DOL") has issued regulations concerning the definition of what constitutes the assets of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (the "PLAN ASSET REGULATION"). The Plan Asset Regulation describes the circumstances under which the assets of an entity in which a Plan invests will be considered to be "PLAN ASSETS" such that any person who exercises control over such assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulation, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of such investment, any of the underlying assets of the entity. However, the Plan Asset Regulation provides that, if a Plan acquires an "equity interest" in an entity, the assets of the entity will be treated as assets of the Plan investor unless certain exceptions not applicable here apply.

  Under the Plan Asset Regulation, the term "EQUITY INTEREST" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." If the Offered Notes are not treated as equity interests in the Trust for purposes of the Plan Asset Regulation, a Plan's investment in such Offered Notes would not cause the assets of the Trust to be deemed Plan assets. However, the Depositor, the Servicer, the Indenture Trustee, and the Owner Trustee may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of Offered Notes, the purchase of Offered Notes using Plan assets over which any such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Offered Notes may not be purchased using the assets of any Plan if the Depositor, the Servicer, the Indenture Trustee, or the Owner Trustee has investment authority with respect to such assets.

  In addition, certain affiliates of the Issuer might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of Residual Interest Certificates, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by such holder. In either case, the acquisition or holding of Offered Notes by or on behalf of such a Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more exemptions such as Prohibited Transaction Class Exemption ("PTCE") 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager", PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE-91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house asset managers". Each purchaser or transferee of a Note that is a Plan or is investing assets of a Plan shall be deemed to have represented that the relevant conditions for exemptive relief under at least one of the foregoing exemptions have been satisfied.

  If the Offered Notes are deemed to be equity interests in the Trust, the Trust could be considered to hold Plan assets by reason of a Plan's investment in the Offered Notes. In such an event, the Servicer and other persons exercising management or discretionary control over the assets of the Trust may be deemed to be fiduciaries with respect to investing Plans and thus subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of section 406 of ERISA, and section 4975 of the Code with respect to transactions involving the Trust's assets. There can be no assurance that any statutory or administrative exemption will apply to all prohibited transactions that might arise in connection with the purchase or holding of an equity interest in the Trust by a Plan.

REVIEW BY PLAN FIDUCIARIES

  Any Plan fiduciary considering whether to purchase any Offered Notes on behalf of a Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to such investment and the availability of any prohibited transaction exemptions. The sale of Offered Notes to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant requirements with respect to investments by Plans generally or any particular Plan or that this investment is appropriate for Plans generally or any particular Plan. See "ERISA Considerations" in the Prospectus.

                               LEGAL INVESTMENT

  The Offered Notes will not constitute "mortgage related securities" under SMMEA because substantially all of the Loans are either unsecured or secured by Mortgages that are not first liens.

  No representation is made as to the proper characterization of the Offered Notes for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Notes constitute a legal investment or are subject to investment, capital or other restrictions. See "Legal Investment" in the Prospectus.

                                USE OF PROCEEDS

  The Asset Seller intends to use the net proceeds to be received from the sale of the Offered Notes to pay off certain indebtedness incurred in connection with the acquisition of the Initial Loans, to fund the Pre-Funding and the Capitalized Interest-Account and to pay other expenses associated with the pooling of the Loans and the issuance of the Notes.

                            METHOD OF DISTRIBUTION

  Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor, Deutsche Bank Securities Inc. ("DBSI") and [Other
Underwriter]] ("   ", and together with DBSI, the "Underwriters"), the
Depositor has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Depositor, the respective principal amounts of the Offered Notes set forth opposite their names below.

                              UNDERWRITER                          OFFERED NOTES
                              -----------                          -------------
     Deutsche Bank Securities Inc. ...............................     $
     [Other Underwriter]..........................................     $

  Under the terms of the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth herein, to purchase all of the Offered Notes if any of the Offered Notes are purchased.

  The Underwriters have advised the Depositor that they propose to offer the Offered Notes from time to time for sale in negotiated transactions or otherwise, at prices determined at the time of sale. The Underwriters may effect such transactions by selling Offered Notes to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of Offered Notes for whom they act as agents. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Offered Notes may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Offered Notes by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933, as amended.

  The Depositor has agreed to indemnify the Underwriters against, or make contributions to the Underwriters with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  In connection with the offering, the Underwriters may purchase and sell the Offered Notes in the open market. These transactions may include purchases to cover short positions created by an Underwriter in connection with the offering. Short positions created by an Underwriter involve the sale by an Underwriter of a greater number of Offered Notes than they are required to purchase from the Depositor in the offering. An Underwriter may also impose a penalty bid, whereby selling concessions allowed to broker-dealers in respect of securities sold in the offering may be reclaimed by such Underwriter if such Offered Notes are repurchased by such Underwriter in covering transactions. These activities may maintain or otherwise affect the market price of the Offered Notes, which may be higher in price than might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time. These transactions may be effected in the over-the-counter market or otherwise.

                               SECONDARY MARKET

  There will not be any market for the Offered Notes prior to the issuance thereof. The Underwriters intend to act as market makers in the Offered Notes, subject to applicable provisions of federal and state securities laws and other regulatory requirements, but are under no obligation to do so. There can be no assurance that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue. Further, no application will be made to list the Offered Notes on any securities exchange. Accordingly, the liquidity of the Offered Notes may be limited. The primary source of information available to investors concerning the Offered Notes will be the monthly statements discussed in the Prospectus under "Description of the Securities--Reports to Securityholders," which will include information as to the outstanding Security Balances of the Offered Notes. There can be no assurance that any additional information regarding the Offered Notes will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Notes will be generally available on an ongoing basis. The limited nature of such information regarding the Offered Notes may adversely affect the liquidity of the Offered Notes, even if a secondary market for the Offered Notes becomes available.

                                 LEGAL MATTERS

  The validity of the Offered Notes and certain federal income tax matters will be passed upon for the Depositor and for the Underwriter by Cadwalader, Wickersham & Taft, New York, New York.

                                    RATINGS

  It is a condition to the issuance of the Offered Notes that each of the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class
A-5 Notes be rated "   " by     and    , the Class M-1 Notes be rated "   "
and the Class M-2 Notes be rated "   " and the Class B-1 Notes be rated "   "
by     and   . The ratings on the Offered Notes do not address the ability of the Trust to acquire Subsequent Loans, any potential redemption with respect thereto or the effect to yield resulting therefrom.

  The ratings on the Offered Notes address the likelihood of the receipt by the holders of the Offered Notes of all distributions on the Loans to which they are entitled. The ratings on the Offered Notes also address the structural, legal and issuer-related aspects of the Offered Notes, including the nature of the Loans. In general, the ratings on the Offered Notes address credit risk and not prepayment risk. The ratings on the Offered Notes do not represent any assessment of the likelihood that principal prepayments of the Loans will be made by borrowers or the degree to which the rate of such prepayments might differ from that originally anticipated. As a result, the initial ratings assigned to the Offered Notes do not address the possibility that holders of the Offered Notes might suffer a lower than anticipated yield in the event of principal payments on the Offered Notes resulting from rapid prepayments of the Loans, funds remaining in the Pre-Funding Account at the end of the Pre-Funding Period or the application of Excess Spread as described herein, or in the event that the Trust is terminated prior to the final Maturity Date of the Notes.

  The Depositor has not solicited ratings on the Offered Notes with any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Offered Notes or, if it does, what rating would be assigned by any such other rating agency. Any rating on the Offered Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Notes by the Rating Agencies.

  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Notes by the Rating Agencies are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Notes.

                             INDEX OF DEFINED TERMS

10-percent shareholder..................................................... S-64
Accounts................................................................... S-58
Accrual Period............................................................. S-46
Administration Agreement...................................................  S-6
Administrator..............................................................  S-6
Allocable Loss Amount...................................................... S-54
Asset Seller...............................................................  S-6
Available Collection Amount................................................ S-45
Available Distribution Amount.............................................. S-46
Average Amount Outstanding................................................. S-34
Bankruptcy Code............................................................ S-25
Bankruptcy Commission...................................................... S-25
Beneficial Owners.......................................................... S-10
Business Day............................................................... S-48
Capitalized Interest Account............................................... S-53
Certificate Distribution Account........................................... S-58
Class......................................................................  S-1
Class A Notes..............................................................  S-2
Class B Notes..............................................................  S-7
Class B-1 Optimal Principal Amount......................................... S-48
Class B-2 Notes............................................................ S-45
Class B-2 Optimal Principal Balance........................................ S-49
Class M-1 Optimal Principal Balance........................................ S-49
Class M-2 Optimal Principal Balance........................................ S-49
Clean-up Call Date......................................................... S-16
Closing Date...............................................................  S-1
Code....................................................................... S-65
Collection Account......................................................... S-57
Combined Loan-To-Value Ratio............................................... S-11
CPR........................................................................ S-40
Credit Score............................................................... S-30
Custodian..................................................................  S-6
Custodian Fee.............................................................. S-15
Cut-Off Date Principal Balance............................................. S-44
DBSI....................................................................... S-68
Defective Loan............................................................. S-32
Deleted Loan............................................................... S-32
Deposit Trust Agreement....................................................  S-1
Depositor..................................................................  S-1
Determination Date......................................................... S-45
Distribution Accounts...................................................... S-58
Distribution Date..........................................................  S-2
DOL........................................................................ S-65
DTC........................................................................  S-2
Due Period.................................................................  S-7
Equity Interest............................................................ S-66
ERISA...................................................................... S-65
Event of Default........................................................... S-60
Excess Spread.............................................................. S-49
Fannie Mae................................................................. S-22

Freddie Mac................................................................ S-22
Foreclosure Rate........................................................... S-34
Form 8-K................................................................... S-28
Gross Losses............................................................... S-34
Highest Priority Classes................................................... S-60
Home Loan Purchase Agreement............................................... S-44
Indenture..................................................................  S-1
Indenture Trustee..........................................................  S-1
Indenture Trustee Fee...................................................... S-15
Indenture Trustee's Loan File.............................................. S-56
Initial Loans..............................................................  S-1
Insolvency Event........................................................... S-61
Insurance Proceeds......................................................... S-49
Interest Rate.............................................................. S-46
Issuer.....................................................................  S-6
LIBOR...................................................................... S-46
LIBOR Business Day......................................................... S-49
Liquidated Home Loan....................................................... S-49
Loan Rate.................................................................. S-27
Loan Schedule.............................................................. S-56
Loans......................................................................  S-1
Loss Reimbursement Deficiency.............................................. S-50
Majority Residual Interestholders.......................................... S-53
Maturity Date..............................................................  S-9
Mezzanine Notes............................................................  S-2
Modeling Assumptions....................................................... S-40
Mortgage Loans............................................................. S-26
Mortgaged Properties....................................................... S-11
Mortgages..................................................................  S-1
Multiplier................................................................. S-50
Net Delinquency Calculation Amount......................................... S-50
Net Liquidation Proceeds................................................... S-50
Net Losses................................................................. S-34
Net Weighted Average Rate.................................................. S-46
Non-Priority Class......................................................... S-60
Note Distribution Account.................................................. S-58
Noteholders' Interest Carry-Forward Amount................................. S-50
Notes......................................................................  S-1
Notional Amount............................................................ S-45
Obligors................................................................... S-19
Offered Notes..............................................................  S-1
Original Pool Principal Balance............................................ S-28
Original Pre-Funded Amount................................................. S-53
Original Security Balance..................................................  S-7
Overcollateralization Amount............................................... S-55
Overcollateralization Deficiency Amount.................................... S-51
Overcollateralization Target Amount........................................ S-55
Owned and Managed Servicing Portfolio...................................... S-33
Owner Trustee..............................................................  S-1
Owner Trustee Fee.......................................................... S-15
Parties in Interest........................................................ S-65
Plan Asset Regulation...................................................... S-65

Plan Assets................................................................ S-65
Plans...................................................................... S-65
Pool.......................................................................  S-1
Pool Principal Balance..................................................... S-44
Portfolio Interest......................................................... S-64
Pre-Funded Amount.......................................................... S-53
Pre-Funding Account........................................................  S-1
Pre-Funding Distribution Trigger........................................... S-22
Pre-Funding Period......................................................... S-53
Prepayment................................................................. S-39
Prepayment Assumption...................................................... S-39
Principal Balance.......................................................... S-44
PTCE....................................................................... S-66
Purchase Price............................................................. S-32
Qualified Substitute Loan.................................................. S-32
Rating Agencies............................................................ S-17
Record Date................................................................ S-45
Recoveries................................................................. S-34
Reference Bank Rate........................................................ S-51
Reference Banks............................................................ S-51
Regular Distribution Amount................................................ S-51
Regular Principal Distribution Amount...................................... S-51
Released Mortgaged Property Proceeds....................................... S-52
Reportable Payments........................................................ S-64
Residual Interest.......................................................... S-45
Residual Interest Certificates.............................................  S-1
Sale and Servicing Agreement............................................... S-44
Securities.................................................................  S-1
Security Balance........................................................... S-48
Senior Notes...............................................................  S-2
Senior Optimal Principal Balance........................................... S-52
Servicer...................................................................  S-6
Servicer Events of Default................................................. S-60
Servicing Advance.......................................................... S-57
Servicing Compensation..................................................... S-57
Servicing Fee.............................................................. S-57
Servicing Fee Rate......................................................... S-57
Six-Month Rolling Delinquency Average...................................... S-52
SMMEA...................................................................... S-17
Stepdown Date.............................................................. S-52
Sub-prime Loans............................................................ S-22
Subsequent Loans...........................................................  S-1
Subservicer................................................................ S-16
Substitution Adjustment.................................................... S-32
Termination Price.......................................................... S-53
Third-Party Servicing Portfolio............................................ S-33
Transfer and Servicing Agreements.......................................... S-56
Trust......................................................................  S-1
Trust Fees and Expenses.................................................... S-15
U.S. Person................................................................ S-64
Underwriters...............................................................  S-1
Unsecured Loans............................................................ S-26
Weighted Average Life...................................................... S-36

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFOR-MATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLE-MENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTA-TIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTI-TUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY TO ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UN-LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SINCE THE DATE OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS.

                               TABLE OF CONTENTS

                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Summary....................................................................  S-6
Risk Factors............................................................... S-19
The Pool................................................................... S-26
[Asset Seller and Servicer]................................................ S-31
Certain Prepayment and Yield Considerations................................ S-35
The Trust.................................................................. S-44
Description of the Offered Notes........................................... S-45
Description of Credit Enhancement.......................................... S-54
Description of the Transfer and Servicing Agreements....................... S-56
Federal Income Tax Consequences............................................ S-63
ERISA Considerations....................................................... S-65
Legal Investment........................................................... S-67
Use of Proceeds............................................................ S-67
Method of Distribution..................................................... S-68
Secondary Market........................................................... S-69
Legal Matters.............................................................. S-69
Ratings.................................................................... S-69
Index of Defined Terms..................................................... S-71
                                PROSPECTUS
Summary of Prospectus......................................................   11
Risk Factors...............................................................   25
Description of the Trust Funds.............................................   33
Use of Proceeds............................................................   46
Yield Considerations.......................................................   47
The Depositor..............................................................   53
Description of the Securities..............................................   53
Description of the Agreements..............................................   62
Description of Credit Support..............................................   85
Certain Legal Aspects of Mortgage Loans....................................   89
Certain Legal Aspects of the Contracts.....................................  103
Federal Income Tax Consequences............................................  107
State and Other Tax Consequences...........................................  146
ERISA Considerations.......................................................  146
Legal Investment...........................................................  150
Methods of Distribution....................................................  152
Legal Matters..............................................................  153
Financial Information......................................................  153
Rating.....................................................................  153
Index of Defined Terms.....................................................  154

-------------------------------------------------------------------------------

 ACE SECURITIES CORP.
 DEPOSITOR

 $

 ASSET BACKED NOTES,
 SERIES 199 -

 $   Class A-1 Notes

 $   Class A-2 Notes

 $   Class A-3 Notes

 $   Class A-4 Notes

 $   Class A-5 Notes

 $   Class M-1 Notes

 $   Class M-2 Notes

 $   Class B-1 Notes

 DEUTSCHE BANK SECURITIES

 [OTHER UNDERWRITER]


 PROSPECTUS SUPPLEMENT

      , 199

------------------------------------------------------

------------------------------------------------------




++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

 PROSPECTUS, SUBJECT TO COMPLETION, DATED AUGUST 6, 1998

 PROSPECTUS

 ASSET BACKED CERTIFICATES

 ASSET BACKED NOTES
 (ISSUABLE IN SERIES)

 ACE SECURITIES CORP.

 DEPOSITOR

 The Asset Backed Certificates (the "CERTIFICATES") and Asset Backed Notes (the "NOTES" and, together with the Certificates, the "SECURITIES") offered hereby and by Supplements to this Prospectus (the "OFFERED SECURITIES") will be offered from time to time in one or more series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "TRUST FUND") consisting of one or more segregated pools of various types of single family and/or multifamily mortgage loans (or certain balances thereof) (collectively, the "MORTGAGE LOANS"), unsecured home improvement installment sales contracts and installment loans ("UNSECURED HOME IMPROVEMENT LOANS"), manufactured housing installment sale contracts or installment loan agreements ("CONTRACTS"), a combination of Mortgage Loans, Unsecured Home Improvement Loans and/or Contracts or beneficial interests in such assets (which may include Mortgage Securities, as defined herein) or pass-through or participation certificates issued or guaranteed by the Government National Mortgage Association ("GINNIE MAE"), Fannie Mae ("FANNIE MAE") or the Federal Home Loan Mortgage Corporation ("FREDDIE MAC") (any such certificates, "AGENCY SECURITIES") (with respect to any series, collectively, "ASSETS"). If so specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans will consist of Sub-prime Mortgage Loans as described under "Risk Factors--Increased Risk of Delinquencies and Foreclosures on Sub-prime Mortgage Loans." If a series of Securities includes Notes, such Notes will be issued and secured pursuant to an indenture and will represent indebtedness of the Trust Fund. If so specified in the related Prospectus Supplement, the Trust Fund for a series of Securities may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "CREDIT SUPPORT"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "CASH FLOW AGREEMENTS"). In addition, as so specified in the related Prospectus Supplement, the Trust Fund will include monies on deposit in one or more trust accounts to be established with a Trustee, which may include a Pre-Funding Account, as described herein, which would be used to purchase additional
 Assets for the related Trust Fund during the period specified in the related Prospectus Supplement. See "Description of the Trust Funds," "Description of the Securities" and "Description of Credit Support."
                                                  (cover continued on next page)

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 THE SECURITIES OF EACH SERIES WILL NOT REPRESENT AN OBLIGATION OF OR INTEREST IN THE DEPOSITOR, DEUTSCHE BANK SECURITIES INC., ANY MASTER SERVICER, ANY SERVICER, THE TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT TO THE LIMITED EXTENT DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. NEITHER THE SECURITIES NOR, EXCEPT AS SET FORTH HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT, ANY ASSETS IN THE RELATED TRUST FUND (OTHER THAN ASSETS IDENTIFIED AS FHA LOANS OR VA LOANS IN THE RELATED PROSPECTUS SUPPLEMENT) WILL BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY. ALTHOUGH PAYMENT OF PRINCIPAL AND INTEREST ON AGENCY SECURITIES WILL BE GUARANTEED AS DESCRIBED HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT BY GINNIE MAE, FANNIE MAE OR FREDDIE MAC, THE SECURITIES OF ANY SERIES EVIDENCING INTERESTS IN A TRUST FUND INCLUDING SUCH AGENCY SECURITIES WILL NOT BE SO GUARANTEED.

 PROSPECTIVE INVESTORS SHOULD REVIEW THE MATERIAL RISKS APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE [ ] HEREIN AND SUCH INFORMATION AS MAY BE SET FORTH UNDER THE CAPTION "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED SECURITY.

 Prior to issuance there will have been no market for the Securities of any series and there can be no assurance that a secondary market for any Offered Securities will develop or that, if it does develop, it will continue. It is not expected that any application will be made to list the Securities of a series on any securities exchange. Accordingly the liquidity of the Securities may be limited. This Prospectus may not be used to consummate sales of the Offered Securities of any series unless accompanied by the Prospectus Supplement for such series.

 Offers of the Offered Securities may be made through one or more different methods, including offerings through underwriters, including Deutsche Bank Securities Inc., as more fully described under "Methods of Distribution" herein and in the related Prospectus Supplement.

 The date of this Prospectus is [      ].

(cover continued from previous page)

  Each series of Securities will consist of one or more classes of Securities that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Securities in respect of certain distributions on the Securities; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series; (vi) provide for distributions of principal as described in the related Prospectus Supplement; and/or (vii) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Securities. See "Description of the Securities."

  Principal and interest with respect to Securities will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Securities of any series will be made only from the assets of the related Trust Fund.

  The yield on each class of Securities of a series will be affected by, among other things, the rate of payment of principal (including prepayments, repurchase and defaults) on the Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination or one or more classes of Securities of a series may be subject to purchase or redemption under the circumstances described herein and in the related Prospectus Supplement.

  If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as a "real estate mortgage investment conduit" for federal income tax purposes. See also "Federal Income Tax Consequences" herein.

                               ----------------

  Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             PROSPECTUS SUPPLEMENT

  As more particularly described herein, the Prospectus Supplement relating to the Offered Securities of each series will, among other things, set forth with respect to such Securities, as appropriate: (i) a description of the class or classes of Securities, the payment provisions with respect to each such class and the Pass-Through Rate or interest rate or method of determining the Pass-Through Rate or interest rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the

Assets and any Credit Support and Cash Flow Agreements (with respect to the Securities of any series, the "TRUST ASSETS"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Securities;
(vi) whether one or more elections to treat the Trust Fund or portion thereof as a real estate mortgage investment conduit ("REMIC") will be made and designation of the regular interests and residual interests; (vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Securities; (viii) information as to any Master Servicer, any Servicer and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Securities that is subordinate in right of payment to any other class; and (x) whether such Securities will be initially issued in definitive or book-entry form.

                             AVAILABLE INFORMATION

  The Depositor has filed with the Securities and Exchange Commission (the "COMMISSION") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Securities. This Prospectus and the Prospectus Supplement relating to each series of Securities contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511; and New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electronically with the Commission.

  No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Securities or an offer of the Offered Securities to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus and any Prospectus Supplement hereto at any time does not imply that information herein is correct as of any time subsequent to its date.

  Copies of Freddie Mac's most recent offering circular for Freddie Mac Certificates, Freddie Mac's information statements and quarterly reports are available from Freddie Mac's Investor Inquiry Department, 8200 Jones Branch Drive, Mail Stop 319, McLean, Virginia 22102 (800-336-3672). The Depositor did not participate in the preparation of Freddie Mac's offering circular, information statement or any supplement and, accordingly, makes no representation as to the accuracy or completeness of the information set forth therein.

  Copies of Fannie Mae's most recent prospectus for Fannie Mae Certificates are available from Fannie Mae's Mortgage Backed Securities Office, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-6547). Fannie Mae's annual report and quarterly financial statements, as well as other financial information, are available from Fannie Mae's Office of the Treasurer, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7000) or the Office of the Vice President of Investor Relations, 3900 Wisconsin Avenue, N.W., Washington, D.C.

20016 (202-752-7000). The Depositor did not participate in the preparation of Fannie Mae's prospectus and, accordingly, makes no representations as to the accuracy or completeness of the information set forth therein.

  The Servicer, the Master Servicer or the Trustee will be required to mail to registered holders of Securities (the "SECURITYHOLDERS") of each series periodic unaudited reports concerning the related Trust Fund. If the Prospectus Supplement for a series of Securities provides that one or more Classes of Securities are to be issued in book-entry form, then unless and until definitive Securities are issued, such reports with respect to book-entry Securities will be sent on behalf of the related Trust Fund to Cede & Co. ("CEDE"), as nominee of The Depository Trust Company ("DTC") and registered holder of such Securities, pursuant to the applicable Agreement or to such other entity set forth in the related Prospectus Supplement. Such reports may be available to beneficial owners of the Securities (the "SECURITY OWNERS") upon request to their respective DTC participants and indirect participants. See "Description of the Securities--Reports to Securityholders" and "Description of the Agreements--Certain Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Evidence as to Compliance." The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations of the Commission thereunder, as interpreted by the staff of the Commission thereunder. The Depositor does not intend to file periodic reports under the Exchange Act following the expiration of the reporting period prescribed by Rule 15d-1 of Regulation 15D under the Exchange Act.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  All documents subsequently filed by or on behalf of the Depositor with respect to each Trust Fund referred to in the accompanying Prospectus Supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus and prior to the termination of any offering of the Securities issued by such Trust Fund shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Upon request, the Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Securities, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Securities, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to ACE Securities Corp., 6707 Fairview Road, Suite D, Charlotte, North Carolina, Attention:
Secretary, or by telephone at (704) 365-0569. The Depositor has determined that its financial statements are not material to the offering of any Offered Securities.

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
PROSPECTUS SUPPLEMENT.....................................................   2
AVAILABLE INFORMATION.....................................................   3
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE.........................   4
TABLE OF CONTENTS.........................................................   5
SUMMARY OF PROSPECTUS.....................................................  11
  Title of Securities.....................................................  11
  Depositor...............................................................  11
  Issuer..................................................................  11
  Servicers...............................................................  11
  Master Servicer.........................................................  11
  Trustee; Indenture Trustee..............................................  12
  The Trust Assets........................................................  12
    Special Payment Provisions............................................  12
    Mortgage Loans........................................................  12
    Unsecured Home Improvement Loans......................................  14
    Contracts.............................................................  14
    Agency Securities.....................................................  15
    Mortgage Securities...................................................  15
    Collection Accounts...................................................  16
    Credit Support........................................................  16
    Cash Flow Agreements..................................................  16
    Pre-Funding Account...................................................  17
  Description of Securities...............................................  18
  Distributions on Securities.............................................  18
    Interest..............................................................  19
    Principal.............................................................  20
    Advances..............................................................  20
    Termination...........................................................  21
    Registration of Securities............................................  21
    Tax Status of the Securities..........................................  21
    Legal Investment......................................................  23
    ERISA Considerations..................................................  23
    Rating................................................................  24
    Material Risks........................................................  24
RISK FACTORS..............................................................  25
  Limited Liquidity for Securities........................................  25
  Limited Assets for Payment of Securities................................  25
  Rate of Prepayments on Assets May Adversely Affect Average Lives and
   Yields of Securities...................................................  26
  Priority of Payment of Securities May Adversely Affect Average Lines and
   Yields of Securities...................................................  26
  Limited Nature of Ratings...............................................  26
  Real Estate Market Conditions Affect Mortgage Loan Performance..........  27
  Variable Payment Provisions in Mortgage Loans May Increase Risk of
   Default................................................................  27
  Geographic Concentration May Increase Risk of Loss and Delinquency......  27
  Multifamily Properties May Experience Increased Defaults and
   Foreclosures...........................................................  28
  Balloon Payment Assets are More Likely to Experience Losses on
   Foreclosure if Obligor is Unable to Refinance or Sell Related
   Property...............................................................  28
  Junior Mortgage Loans are More Likely to Experience Losses on Foreclo-
   sure...................................................................  28

                                                                           PAGE
                                                                           ----
  Sub-prime Mortgage Loans May be More Likely to Default or be Fore-
   closed.................................................................  29
  Potential for Loss Increases if Assets are Delinquent...................  29
  Effects of Failure to Comply with Consumer Protection Laws; Other Legal
   Considerations.........................................................  29
  General Economic Conditions Increases the Potential for Losses on
   Contracts and Manufactured Homes.......................................  30
  Depreciation in Value Increases the Potential for Losses on Contracts
   and Manufactured Homes.................................................  30
  Grant of Security Interest in Contracts; Risks of Defective Security
   Interest and Effects of Certain Other Legal Aspects of the Contracts...  30
  Bankruptcy of Borrower May Prevent Collection on Unsecured Home Improve-
   ment Loans.............................................................  31
  Credit Support is Limited in Amount and Coverage........................  31
  Lowering of Rating on Securities May Decrease Value and Liquidity.......  32
  Subordinate Securities Bear Risk of Loss Before More Senior Securities..  32
  Residual Securities May Have Adverse Tax Attributes.....................  33
  Owners of Book-Entry Securities Not Entitled to Exercise Rights of
   Holders of Securities..................................................  33
  Financial Instruments are Subject to Counterparty Risk..................  33
DESCRIPTION OF THE TRUST FUNDS............................................  34
  Assets..................................................................  34
  Mortgage Loans..........................................................  35
    General...............................................................  35
    Loan-to-Value Ratio...................................................  35
    Mortgage Loan Information in Prospectus Supplements...................  36
    Payment Provisions of the Mortgage Loans..............................  37
    Revolving Credit Line Loans...........................................  37
  Unsecured Home Improvement Loans........................................  37
    Unsecured Home Improvement Loan Information in Prospectus
     Supplements..........................................................  38
  Contracts...............................................................  38
    General...............................................................  38
    Contract Information in Prospectus Supplements........................  39
    Payment Provisions of the Contracts...................................  39
  Agency Securities.......................................................  39
    Ginnie Mae............................................................  39
    Ginnie Mae Certificates...............................................  40
    Fannie Mae............................................................  41
    Fannie Mae Certificates...............................................  41
    Freddie Mac...........................................................  42
    Freddie Mac Certificates..............................................  42
    Stripped Agency Securities............................................  43
  Mortgage Securities.....................................................  44
  FHA Loans and VA Loans..................................................  44
  Pre-Funding Account.....................................................  45
  Accounts................................................................  45
  Credit Support..........................................................  46
  Cash Flow Agreements....................................................  46
USE OF PROCEEDS...........................................................  46
YIELD CONSIDERATIONS......................................................  47
  General.................................................................  47
  Pass-Through Rate and Interest Rate.....................................  47

                                                                           PAGE
                                                                           ----
  Timing of Payment of Interest...........................................  47
  Payments of Principal; Prepayments......................................  47
  Prepayments--Maturity and Weighted Average Life.........................  49
  Other Factors Affecting Weighted Average Life...........................  50
    Type of Asset.........................................................  50
    Termination...........................................................  51
    Defaults..............................................................  52
    Foreclosures..........................................................  52
    Refinancing...........................................................  52
    Due-on-Sale Clauses...................................................  52
THE DEPOSITOR.............................................................  53
DESCRIPTION OF THE SECURITIES.............................................  53
  General.................................................................  53
  Distributions...........................................................  54
  Available Distribution Amount...........................................  55
  Distributions of Interest on the Securities.............................  56
  Distributions of Principal of the Securities............................  57
  Components..............................................................  57
  Distributions on the Securities of Prepayment Premiums..................  57
  Allocation of Losses and Shortfalls.....................................  57
  Advances in Respect of Delinquencies....................................  57
  Reports to Securityholders..............................................  58
  Termination.............................................................  60
  Optional Purchases......................................................  61
  Book-Entry Registration and Definitive Securities.......................  61
DESCRIPTION OF THE AGREEMENTS.............................................  62
  Agreements Applicable to a Series.......................................  62
    REMIC Securities, Grantor Trust Securities............................  62
    Securities That Are Partnership Interests for Tax Purposes and Notes..  63
  Material Terms of the Pooling and Servicing Agreements and Underlying
   Servicing Agreements...................................................  63
    General...............................................................  63
    Assignment of Assets; Repurchases.....................................  64
    Representations and Warranties; Repurchases...........................  66
    Collection Account and Related Accounts...............................  67
      General.............................................................  67
      Deposits............................................................  68
      Withdrawals.........................................................  68
      Other Collection Accounts...........................................  70
      Collection and Other Servicing Procedures...........................  70
    Realization Upon Defaulted Assets.....................................  71
    Hazard Insurance Policies.............................................  73
      Mortgage Loans......................................................  73
      Contracts...........................................................  75
    FHA Insurance and VA Guarantees.......................................  75
    Fidelity Bonds and Errors and Omissions Insurance.....................  77
    Due-on-Sale Provisions................................................  77
    Retained Interest; Servicing Compensation and Payment of Expenses.....  77
    Evidence as to Compliance.............................................  78
    Certain Matters Regarding Servicers, the Master Servicer and the De-
     positor..............................................................  78
    Special Servicers.....................................................  79

                                                                            PAGE
                                                                            ----
    Events of Default under the Agreement..................................  80
    Rights Upon Event of Default under the Agreements......................  80
    Amendment..............................................................  81
    The Trustee............................................................  81
    Duties of the Trustee..................................................  82
    Certain Matters Regarding the Trustee..................................  82
    Resignation and Removal of the Trustee.................................  82
  Material Terms of the Indenture..........................................  83
    General................................................................  83
    Events of Default......................................................  83
    Discharge of Indenture.................................................  85
    Indenture Trustee's Annual Report......................................  85
    The Indenture Trustee..................................................  85
DESCRIPTION OF CREDIT SUPPORT..............................................  85
  General..................................................................  85
  Subordinate Securities...................................................  86
  Cross-Support Provisions.................................................  86
  Limited Guarantee........................................................  87
  Financial Guaranty Insurance Policy or Surety Bond.......................  87
  Letter of Credit.........................................................  87
  Pool Insurance Policies..................................................  87
  Special Hazard Insurance Policies........................................  87
  Mortgagor Bankruptcy Bond................................................  87
  Reserve Funds............................................................  88
  Overcollateralization....................................................  88
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS....................................  89
  General..................................................................  89
  Types of Mortgage Instruments............................................  89
  Interest in Real Property................................................  90
  Cooperative Loans........................................................  90
  Land Sale Contracts......................................................  91
  Foreclosure..............................................................  92
    General................................................................  92
    Judicial Foreclosure...................................................  92
    Equitable Limitations on Enforceability of Certain Provisions..........  92
    Non-Judicial Foreclosure/Power of Sale.................................  93
    Public Sale............................................................  93
    Rights of Redemption...................................................  94
    Cooperative Loans......................................................  95
  Junior Mortgages.........................................................  96
  Anti-Deficiency Legislation and Other Limitations on Lenders.............  96
  Environmental Considerations.............................................  98
  Due-on-Sale Clauses...................................................... 100
  Prepayment Charges....................................................... 101
  Subordinate Financing.................................................... 101
  Applicability of Usury Laws.............................................. 101
  Alternative Mortgage Instruments......................................... 102
  Soldiers' and Sailors' Civil Relief Act of 1940.......................... 102
  Forfeitures in Drug and RICO Proceedings................................. 103
CERTAIN LEGAL ASPECTS OF THE CONTRACTS..................................... 103
  General.................................................................. 103

                                                                           PAGE
                                                                           ----
  Security Interests in the Manufactured Homes............................ 104
  Enforcement of Security Interests in Manufactured Homes................. 106
  Soldiers' and Sailors' Civil Relief Act of 1940......................... 106
  Consumer Protection Laws................................................ 106
  Transfers of Manufactured Homes; Enforceability of "Due-on-Sale"
   Clauses................................................................ 107
  Applicability of Usury Laws............................................. 107
FEDERAL INCOME TAX CONSEQUENCES........................................... 107
  General................................................................. 107
    Taxable Mortgage Pools................................................ 108
  REMICS.................................................................. 108
    Classification of REMICS.............................................. 108
    Characterization of Investments in REMIC Securities................... 110
    Tiered REMIC Structures............................................... 111
    Taxation of Owners of Regular Securities.............................. 112
      General............................................................. 112
      Original Issue Discount............................................. 112
      Acquisition Premium................................................. 114
      Variable Rate Regular Securities.................................... 115
      Market Discount..................................................... 116
      Amortizable Premium................................................. 117
    Election to Treat All Interest Under the Constant Yield Method........ 118
      Treatment of Losses................................................. 118
      Sale or Exchange of Regular Securities.............................. 119
    Taxation of Owners of Residual Securities............................. 120
      Taxation of REMIC Income............................................ 120
      Basis and Losses.................................................... 121
      Treatment of Certain Items of REMIC Income and Expense.............. 122
        Original Issue Discount and Premium............................... 122
        Market Discount................................................... 122
        Premium........................................................... 122
      Limitations on Offset or Exemption of REMIC Income.................. 123
      Tax-Related Restrictions on Transfer of Residual Securities......... 124
        Disqualified Organizations........................................ 124
        Noneconomic Residual Interests.................................... 125
        Foreign Investors................................................. 126
      Sale or Exchange of a Residual Security............................. 126
      Mark to Market Regulations.......................................... 127
    Taxes That May Be Imposed on the REMIC Pool........................... 127
      Prohibited Transactions............................................. 127
      Contributions to the REMIC Pool After the Startup Day............... 128
      Net Income from Foreclosure Property................................ 128
      Liquidation of the REMIC Pool....................................... 128
      Administrative Matters.............................................. 128
      Limitations on Deduction of Certain Expenses........................ 129
    Taxation of Certain Foreign Investors................................. 129
      Regular Securities.................................................. 129
      Residual Securities................................................. 130
      Backup Withholding.................................................. 131
      Reporting Requirements.............................................. 131
  Grantor Trust Funds..................................................... 132
    Classification of Grantor Trust Funds................................. 132

                                                                           PAGE
                                                                           ----
  Standard Securities..................................................... 132
    General............................................................... 132
      Tax Status.......................................................... 133
      Premium and Discount................................................ 133
        Premium........................................................... 134
      Original Issue Discount............................................. 134
        Market Discount................................................... 134
      Recharacterization of Servicing Fees................................ 134
      Sale or Exchange of Standard Securities............................. 135
  Stripped Securities..................................................... 136
    General............................................................... 136
    Status of Stripped Securities......................................... 137
    Taxation of Stripped Securities....................................... 137
      Original Issue Discount............................................. 137
      Sale or Exchange of Stripped Securities............................. 138
      Purchase of More Than One Class of Stripped Securities.............. 138
      Possible Alternative Characterization............................... 138
    Reporting Requirements and Backup Withholding......................... 139
    Taxation of Certain Foreign Investors................................. 139
  Partnership Trust Funds................................................. 140
    Classification of Partnership Trust Funds............................. 140
    Characterization of Investments in Partnership Securities and Debt Se-
     curities............................................................. 140
    Taxation of Debt Securityholders...................................... 140
    Treatment of the Debt Securities as Indebtedness...................... 140
    Taxation of Owners of Partnership Securities.......................... 141
      Treatment of the Partnership Trust Fund as a Partnership............ 141
    Partnership Taxation.................................................. 141
      Discount and Premium................................................ 142
      Section 708 Termination............................................. 142
      Disposition of Securities........................................... 143
      Allocations Between Transferors and Transferees..................... 143
      Section 731 Distributions........................................... 144
      Section 754 Election................................................ 144
      Administrative Matters.............................................. 144
      Tax Consequences to Foreign Securityholders......................... 145
      Backup Withholding.................................................. 145
STATE AND OTHER TAX CONSEQUENCES.......................................... 146
ERISA CONSIDERATIONS...................................................... 146
LEGAL INVESTMENT.......................................................... 150
METHODS OF DISTRIBUTION................................................... 152
LEGAL MATTERS............................................................. 153
FINANCIAL INFORMATION..................................................... 153
RATING.................................................................... 153
INDEX OF DEFINED TERMS.................................................... 154

                             SUMMARY OF PROSPECTUS

  The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Defined Terms is included at the end of this Prospectus beginning on page [ ].

Title of Securities.........  Asset Backed Certificates (the "CERTIFICATES")
                              and Asset Backed Notes (the "NOTES" and, together with the Certificates, the "SECURITIES"), issuable in series.

Depositor...................  ACE Securities Corp. (the "DEPOSITOR"), a wholly-
                              owned indirect subsidiary of [    ]. Neither the
                              Depositor nor any of its affiliates will insure or guarantee the Securities or the Assets or be otherwise obligated in respect thereof.

Issuer......................  With respect to each series of Securities, the
                              Trust Fund to be formed pursuant to either a deposit trust agreement or a pooling and servicing agreement.

Servicers...................  To the extent specified in the related Prospectus
                              Supplement, one or more entities identified therein (each, a "SERVICER") that will service the Assets contained in each Trust Fund. In the event there is only one Servicer performing the servicing functions with respect to the Assets in a Trust Fund, such Assets will be serviced pursuant to a related pooling and servicing agreement (each, a "POOLING AND SERVICING AGREEMENT"). In the event there are multiple Servicers, or in the event the Securities consist of Notes, each Servicer will perform such servicing functions pursuant to a related servicing agreement (each, an "UNDERLYING SERVICING AGREEMENT"). A Servicer may be an affiliate of the Depositor. See "Description of the Agreements."

Master Servicer.............  In the event that there is more than one Servicer for the Assets of the Trust Fund relating to a series of Certificates, a master servicer (the "MASTER SERVICER") may be appointed to perform certain administration, calculation and reporting functions with respect to the Trust Fund and may supervise the Servicers pursuant to a Pooling and Servicing Agreement. In addition, to the extent described in the related Prospectus Supplement, if advances are required to be made with respect to delinquent scheduled payments on the Assets in the Trust Fund the Master Servicer may be required to make such advances to the extent the related Servicer fails to do so. The Master Servicer may be an affiliate of the Depositor.

                              See "Description of the Agreements" and
                              "Description of the Securities--Advances in
                              Respect of Delinquencies."

Trustee; Indenture            The trustee (the "TRUSTEE") or indenture trustee
Trustee.....................  (the "INDENTURE TRUSTEE") for each series of
                              Securities will be named in the related
                              Prospectus Supplement. See "Description of the
                              Agreements--Certain Terms of the Pooling and Servicing Agreements and Underlying Servicing
                              Agreements--The Trustee" and "Certain Terms of the Indenture--The Indenture Trustee."

The Trust Assets............  Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a Trust Fund. If a series of Securities includes Notes, such Notes will represent indebtedness of the Trust Fund and will be secured by a security interest in the Assets of the Trust Fund. A Trust Fund will consist primarily of any of the following assets: the Mortgage Loans, Unsecured Home Improvement Loans, Contracts, Agency Securities and Mortgage Securities (referred to collectively or individually as "ASSETS").

(a) Special Payment
Provisions..................  The Assets included in a Trust Fund may be subject to various types of payment provisions as specified in the related Prospectus Supplement, and may include Level Payment Assets, Adjustable Rate Assets, Buydown Assets, GPM Assets, Step-up Rate Assets, Interest Reduction Assets, GEM Assets, Balloon Payment Assets, Convertible Assets, Bi-Weekly Assets or Increasing Payment Assets. See "Description of the Trust Funds-- Assets." The characteristics of the Assets included in a Trust Fund will not vary by more than five percent (by aggregate principal balance as of the Cut-off Date) from the characteristics thereof that are described in the related Prospectus Supplement.

(b) Mortgage Loans..........  The Mortgage Loans with respect to a series of
                              Securities will consist of a pool of single family and/or multifamily loans (or certain balances thereof) (collectively, the "MORTGAGE LOANS"). The Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates. The Mortgage Loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the related Prospectus Supplement. If so specified in the Prospectus Supplement, the Mortgage Loans may be insured by the Federal Housing Administration (the "FHA") or partially guaranteed by the Veterans Administration (the "VA"). The Mortgage Loans will be secured by first and/or junior liens on (i) one- to four-family residential real properties (including manufactured housing) or security interests in shares issued by cooperative housing corporations ("SINGLE FAMILY PROPERTIES") and/or (ii) primarily residential properties consisting of five or more residential dwelling units and which may include limited retail, office or other commercial space ("MULTIFAMILY PROPERTIES" ) (Single Family Properties and Multifamily Properties are sometimes referred to herein collectively as "MORTGAGED PROPERTIES" ). The Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States. The Mortgage Loans may include (i) closed-end and/or revolving home equity loans or certain balances thereof ("HOME EQUITY LOANS" ) and/or (ii) secured home improvement installment sales contracts and secured installment loan agreements ("HOME IMPROVEMENT CONTRACTS" ). In addition, the Mortgage Loans may include certain Mortgage Loans evidenced by contracts ("LAND SALE CONTRACTS" ) for the sale of properties pursuant to which the mortgagor promises to pay the amount due thereon to the holder thereof with fee title to the related property held by such holder until the mortgagor has made all of the payments required pursuant to such Land Sale Contract, at which time fee title is conveyed to the mortgagor. All Mortgage Loans will have been originated by persons other than the Depositor, and all Mortgage Loans will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related series of Securities or, if the related Trust Fund includes a Pre-Funding Account, as described herein, within the period specified in the related Prospectus Supplement following such date. The related Prospectus Supplement will indicate if any such persons are affiliates of the Depositor. To the extent specified in the related Prospectus Supplement, all or a portion of the Mortgage Loans will be Sub-prime Mortgage Loans, as described under "Risk Factors--Sub-prime Mortgage Loans May be More Likely to Default or to be Foreclosed." Each Mortgage Loan may provide for accrual of interest thereon at an interest rate (a "MORTGAGE RATE" ) that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time at the mortgagor's election, in each case as described in the related Prospectus Supplement. Adjustable Mortgage Rates on the Mortgage Loans in a Trust Fund may be based on one or more indices. Each Mortgage Loan may provide for scheduled payments to maturity, payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment, in each case as described in the related Prospectus Supplement. The Mortgage Loans may provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or at such other interval as is specified in the related Prospectus Supplement. See "Description of the Trust Funds--Assets."

(c) Unsecured Home
 Improvement Loans..........
                              The Assets with respect to a series of Securities may consist of or include home improvement installment sales contracts or installment loans that are unsecured ("UNSECURED HOME IMPROVEMENT LOANS" ). The Unsecured Home Improvement Loans will not be insured or guaranteed by the Depositor or any of its affiliates. The Unsecured Home Improvement Loans will be insured or guaranteed by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Unsecured Home Improvement Loans may be insured by the FHA. The Unsecured Home Improvement Loans may have any of the features described under "(a) Mortgage Loans" above, except that they will not be secured by a lien on or other security interest in any property.

(d) Contracts...............  The Contracts with respect to a series of
                              Securities will consist of manufactured housing installment sale contracts and installment loan agreements secured by a security interest in a new or used manufactured home (each, a "MANUFACTURED HOME" ), and, to the extent, if any, indicated in the related Prospectus Supplement, by real property. The Contracts will not be insured or guaranteed by the Depositor or any of its affiliates. The Contracts will be insured or guaranteed by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Contracts may be insured by the FHA. All Contracts will have been originated by persons other than the Depositor, and all Contracts will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related series of Securities or, if the related Trust Fund includes a Pre-Funding Account, as described herein, within the period specified in the related Prospectus Supplement following such date. The related Prospectus Supplement will indicate if any such persons are affiliates of the Depositor. Each Contract may provide for an annual percentage rate thereon (a "CONTRACT
                              RATE" ) that is fixed over its term or that adjusts as described in the related Prospectus Supplement. The manner of determining scheduled payments due on the Contract will be described in the Prospectus Supplement. The Prospectus Supplement will describe the minimum principal balance of the Contracts at origination and the maximum original term to maturity of the Contracts.

(e) Agency Securities.......  If so provided in the related Prospectus
                              Supplement, the Trust Fund may include any combination of "fully modified pass-through" mortgage-backed certificates ("GINNIE MAE CERTIFICATES" ) guaranteed by the Government National Mortgage Association ("GINNIE MAE" ), guaranteed mortgage pass-through securities ("FANNIE MAE CERTIFICATES" ) issued by Fannie Mae ("FANNIE MAE" ) and mortgage participation certificates ("FREDDIE MAC CERTIFICATES" ) issued by the Federal Home Loan Mortgage Corporation ("FREDDIE MAC" ) (each, and collectively, "AGENCY SECURITIES" ).

(f) Mortgage Securities.....
                              If so provided in the related Prospectus
                              Supplement, the Trust Fund may include asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, "MORTGAGE SECURITIES" ) evidencing interests in, or collateralized by, mortgage loans or Agency Securities. Mortgage Securities included in a Trust Fund (i) will have been issued by an entity other than the Depositor or its affiliates, (ii) will have been acquired in bona fide secondary market transactions from persons other than the issuer thereof or its affiliates and (iii) will have previously been
                              (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided a period of two years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual assets underlying the Mortgage Securities may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Mortgage Securities themselves will not be so insured or guaranteed. See "Description of the Trust Funds--Mortgage Securities." Payments on the Mortgage Securities will be distributed directly to the Trustee or other person specified in the related Prospectus Supplement as registered owner of such Mortgage Securities.

(g) Collection Accounts.....  Each Trust Fund will include one or more accounts established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus Supplement will, to the extent described herein and in such Prospectus Supplement, deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreements--Certain Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--Collection Account and Related Accounts."

(h) Credit Support..........
                              If so provided in the related Prospectus
                              Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Securities of the related series in the form of subordination of one or more other classes of Securities of such series, which other classes may include one or more classes of Offered Securities, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Securities of any series, "CREDIT SUPPORT" ). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See "Risk Factors--Credit Support is Limited in Amount and Coverage" and "Description of Credit Support."

(i) Cash Flow Agreements....  If so provided in the related Prospectus
                              Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Securities. Currency exchange agreements might be included in the Trust Fund if some or all of the Assets (such as Mortgage Loans secured by Mortgaged Properties located outside the United States) were denominated in a non-United States currency. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "CASH FLOW AGREEMENT" ), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement. See "Description of the Trust Funds--Cash Flow Agreements."

(j) Pre-Funding Account.....
                              To the extent provided in the related Prospectus Supplement, a portion of the proceeds of the issuance of Securities may be deposited into an account maintained with the Trustee (a "PRE-FUNDING ACCOUNT" ). In such event, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the satisfaction of certain conditions described in the applicable Agreement), additional Assets (the "SUBSEQUENT ASSETS" ) from time to time (as frequently as daily) within the period (not to exceed three months) specified in the Prospectus Supplement (the "PRE-FUNDING PERIOD" ) after the issuance of such series of Securities having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "PRE-FUNDED AMOUNT" ) for such series on date of such issuance. The Pre-Funded Amount with respect to a series is not expected to exceed 25% of the aggregate initial Security Balance of the related Securities. Any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more classes of Securities in the amounts and in the manner specified in the related Prospectus Supplement. In addition, if specified in the related Prospectus Supplement, the Depositor may be required to deposit cash into an account maintained by the Trustee (the "CAPITALIZED INTEREST ACCOUNT" ) for the purpose of assuring the availability of funds to pay interest with respect to the Securities during the Pre-Funding Period. Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the related Prospectus Supplement. Amounts deposited in the Pre-Funding and Capitalized Interest Accounts will be permitted to be invested, pending application thereof, only in eligible investments authorized by each applicable Rating Agency. See "Description of the Trust Funds--Pre-Funding Account".

Description of Securities...  Each series of Certificates will evidence an interest in the related Trust Fund and will be issued pursuant to a Pooling and Servicing Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund (which will be formed pursuant to a deposit trust agreement (each, a "DEPOSIT TRUST AGREEMENT" ) between the Depositor and an owner trustee specified in the related Prospectus Supplement) and will be secured by a security interest in the Assets of the Trust Fund (or a specified group thereof) pursuant to an indenture (each, an "INDENTURE" ). Some or all of the Assets in a Trust Fund may be serviced pursuant to one or more Underlying Servicing Agreements. The Pooling and Servicing Agreements and Underlying Servicing Agreements are referred to herein as the "AGREEMENTS." Each series of Securities will include one or more classes. Each class of Securities (other than certain Strip Securities, as defined below) will have a stated principal amount (a "SECURITY BALANCE" ) and except for certain Strip Securities, as defined below, will accrue interest thereon based on a fixed, variable or adjustable interest rate (in the case of Certificates, a "PASS-THROUGH
                              RATE" ). The related Prospectus Supplement will specify the Security Balance, if any, and the Pass-Through Rate or interest rate for each class of Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate.

Distributions on              Each series of Securities will consist of one or
Securities..................  more classes of Securities that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "SENIOR SECURITIES" ) or subordinate (collectively, "SUBORDINATE
                              SECURITIES" ) to one or more other classes of Securities in respect of certain distributions on the Securities; (iii) be entitled either to (A) principal distributions, with disproportionately low, nominal or no interest distributions or (B) interest distributions, with disproportionately low, nominal or no principal distributions
                              (collectively, "STRIP SECURITIES" ); (iv) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, "ACCRUAL
                              SECURITIES" ); (v) provide for distributions of principal as described in the related Prospectus
                              Supplement; and/or (vi) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph, including one or more Strip Security or Accrual Security components, to the extent of available funds, in each case as described in the related Prospectus
                              Supplement. If so specified in the related
                              Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Assets in the related Trust Fund (each such portion of Assets, an "ASSET GROUP"). See
                              "Description of the Securities--General." Any such classes may include classes of Offered
                              Securities. With respect to Securities with two or more components, references herein to Security
                              Balance, notional amount and Pass-Through Rate or interest rate refer to the principal balance, if any, notional amount, if any, and the Pass-
                              Through Rate or interest rate, if any, for any such component.

                              The Securities will not represent any interest in or obligation of the Depositor or any affiliate thereof except as set fort herein, nor will the Securities, any Assets (other than Assets identified as FHA Loans or VA Loans in the related Prospectus Supplement) or Mortgage Securities be insured or guaranteed by any governmental agency or instrumentality. Although payment of principal and interest on Agency Securities will be guaranteed as described herein and in the related Prospectus Supplement by Ginnie Mae, Fannie Mae or Freddie Mac, the Securities of any series including such Agency Securities will not be so guaranteed. See "Risk Factors--Limited Assets for Payment of Securities" and "Description of the Securities."

(a) Interest................  Interest on each class of Offered Securities
                              (other than certain classes of Strip Securities) of each series will accrue at the applicable Pass-Through Rate or interest rate on the outstanding Security Balance thereof and will be distributed to Securityholders as provided in the related Prospectus Supplement. The specified date on which distributions are to be made is a "DISTRIBUTION DATE." Distributions with respect to interest on certain classes of Strip Securities may be made on each Distribution Date on the basis of a notional amount as described in the related Prospectus Supplement. Distributions of interest with respect to one or more classes of Securities may be reduced to the extent of certain delinquencies, losses, prepayment interest shortfalls, and other contingencies described herein and in the related Prospectus Supplement. See "Risk Factors--Rate of Prepayments on Assets and Priority of Payment of Securities May Adversely Affect Average Lives and Yields of Securities," "Yield Considerations" and "Description of the Securities--Distributions of Interest on the Securities."

(b) Principal...............  The Securities of each series initially will have an aggregate Security Balance no greater than the outstanding principal balance of the Assets as of, unless the related Prospectus Supplement provides otherwise, the close of business on the first day of the month of formation of the related Trust Fund (the "CUT-OFF DATE" ), after application of scheduled payments due on or before such date, whether or not received. The Security Balance of a Security outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. Distributions of principal will be made on each Distribution Date to the class or classes of Securities in the amounts and in accordance with the priorities specified in the related Prospectus Supplement. Distributions of principal of any class of Securities will be made on a pro rata basis among all of the Securityholders of such class, by random selection, or as described in the related Prospectus Supplement. Certain classes of Strip Securities with no Security Balance will not receive distributions in respect of principal. See "Description of the Securities--Distributions of Principal of the Securities."

Advances....................
                              To the extent specified in the related Prospectus Supplement, the Servicer will be obligated as part of its servicing responsibilities to make certain advances that in its good faith judgment it deems recoverable with respect to delinquent scheduled payments on the Assets serviced by such Servicer in such Trust Fund. If so specified in the related Prospectus Supplement, the Master Servicer, the Trustee or other entity so specified will be required to make such advances in the event a Servicer fails to do so. Neither the Depositor nor, except to the extent specified in the related Prospectus Supplement, any of its affiliates will have any responsibility to make such advances. Advances are reimbursable generally from subsequent recoveries in respect of such Assets and otherwise to the extent described herein and in the related Prospectus Supplement. If and to the extent provided in the Prospectus Supplement for any series, a Servicer or another entity will be entitled to receive interest on its outstanding advances, payable from amounts in the related Trust Fund. See "Description of the Securities--Advances in Respect of Delinquencies."

Termination.................
                              To the extent specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the Assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a specified class or classes of Securities to a specified percentage or on and after a date specified in such Prospectus Supplement, the party specified therein will solicit bids for the purchase of all of the Assets of the Trust Fund, or of a sufficient portion of such Assets to retire such class or classes, or purchase such Assets at a price set forth in the related Prospectus Supplement. Any such purchase or solicitation of bids may be made only when the aggregate security balance of such class or classes declines to a percentage of the initial Security Balance of such Securities (generally not to exceed 10%) specified in the related Prospectus Supplement. In addition, if so provided in the related Prospectus Supplement, certain classes of Securities may be purchased or redeemed in the manner set forth therein. In either case, the purchase price will at least equal the outstanding Security Balance of all Securities, or of the Securities to be purchased or redeemed, if less than all of the Securities, and any accrued and unpaid interest thereon. See "Description of the Securities--Termination."

Registration of               If so provided in the related Prospectus
Securities..................  Supplement, one or more classes of the Offered
                              Securities will initially be represented by one or more certificates or notes, as applicable, registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in Offered Securities so registered will be entitled to receive a definitive certificate or note, as applicable, representing such person's interest except in the event that definitive certificates or notes, as applicable, are issued under the limited circumstances described herein.
                              See "Risk Factors--Owners of Book-Entry
                              Securities Not Entitled to Exercise Rights of
                              Holders of Securities" and "Description of the Securities--Book-Entry Registration and
                              Definitive Securities."

Tax Status of the             The following discussion represents the opinion
Securities..................  of Cadwalader, Wickersham & Taft. The Securities
                              of each series offered hereby will constitute either (i) "regular interests" ("REGULAR SECURITIES") and "residual interests" ("RESIDUAL SECURITIES") in a Trust
                              Fund treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the "CODE"), (ii) interests ("GRANTOR
                              TRUST SECURITIES") in a Trust Fund treated as a grantor trust under applicable provisions of the Code, (iii) interests ("PARTNERSHIP SECURITIES") in a Trust Fund treated as a partnership under applicable provisions of the Code, or (iv) evidences of indebtedness ("DEBT SECURITIES") of a Trust Fund treated as debt instruments for federal income tax purposes. In general, to the extent the assets and income of the Trust Fund are treated as qualifying assets and income under the following sections of the Code, Regular
                              Securities (i) owned by a "domestic building and loan association" will be treated as "loans
                              . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C) and
                              (ii) owned by a real estate investment trust will be treated as "real estate assets" for purposes of Section 856(c)(4)(A) of the Code and interest income therefrom will be treated as "interest on obligations secured by mortgages on real property" for purposes of Section 856(c)(3)(B) of the Code. In addition, Regular Securities will be "qualified mortgages" within the meaning of
                              Section 860G(a)(3) of the Code if transferred to another REMIC on its startup in exchange for regular or residual interests therein. Moreover, if 95% or more of the assets and the income of the Trust Fund qualify for any of the foregoing treatments, the Regular Securities will qualify for the foregoing treatments in their entirety.
                              Residual Securities generally will be treated as represting an interest in qualifying assets and income to the same extent described above for institutions subject to Sections 7701(a)(19)(C),
                              856(c)(4)(A) and 856(c)(3)(B) of the Code. A
                              portion (or, in certain cases, all) of the income from Residual Securities (i) may not be offset by any losses from other activities of the holder of such Residual Securities, (ii) may be treated as unrelated business taxable income, for holders of Residual Securities that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), and (iii) may be subject to U.S. federal income tax withholding rules. In addition, transfers of certain Residual
                              Securities may be disregarded under some circumstances for all federal income tax purposes. See "Federal Income Tax Consequences--
                              REMICs--Taxation of Owners of Residual
                              Securities-Excess Inclusions," and "Noneconomic
                              Residual Securities" herein. Grantor Trust
                              Securities may be either Standard Securities having the same percentage ownership of principal and interest payments on the Mortgage Loans or Strip Securities having a different percentage ownership interests in such principal and interest payments. Holders of Grantor Trust Securities generally will be treated as owning an interest in qualifying assets and income under Sections 7701(a)(19)(C), 856(c)(4)(A), 856(c)(3)(B) and 860G(a)(3)(A) of
                              the Code. Partnership Securities will be treated as partnership interests for purposes of federal income taxation, and accordingly, will not represent an interest in qualifying assets for purposes of Section 7701(a)(19)(C) of the Code, but will represent qualifying assets and income under Sections 856(c)(4)(A) and 856(c)(3)(B) of the Code to the extent their proportionate share of the assets of the related Trust Fund so qualify. Debt Securities will not represent qualifying assets or income for purposes of any of the preceding sections. See "Federal Income Tax Consequences" herein and in the related Prospectus Supplement.

Legal Investment............  The Prospectus Supplement for each series of
                              Securities will specify which class or classes of Offered Securities of such series, if any, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Securities constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

ERISA Considerations........  An investment in Offered Securities by an employee benefit plan or other retirement plan or arrangement that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code (each, a "PLAN") may cause the Assets of the related Trust Fund to be deemed "plan assets" and could give rise to a "prohibited transaction" within the meaning of ERISA and the Code. The U.S. Department of Labor has issued an individual exemption, Prohibited Transaction Exemption (the "EXEMPTION"), to Deutsche Bank Securities Inc. ("DBSI") that generally exempts from the application of certain of the prohibited transaction provisions of ERISA and the excise taxes imposed on such prohibited transactions by
                              Section 4975 of the Code, transactions relating to the purchase, sale and holding of pass-through securities underwritten by DBSI and the servicing and operation of pools of assets such as certain of the Assets, provided that certain conditions are satisfied. To the extent the Securities are not treated as equity interests in the related Trust Fund for purposes of ERISA, a Plan's investment in such Securities would not cause the Assets to be deemed "plan assets." However, the purchase or holding of such non-equity Securities by a Plan with respect to which an affiliate of the Depositor or an equity investor is a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of the Code) could give rise to a prohibited transaction unless one or more statutory or administrative exemptions apply to such investment. The Prospectus Supplement with respect to a series of Securities may contain additional information regarding the application of the Exemption or any other exemption with respect to the Securities offered thereby. See "ERISA Considerations" herein.

Rating......................
                              At the date of issuance, as to each series, each class of Offered Securities will be rated in one of the four highest rating categories by one or more nationally recognized statistical rating agencies (each, a "RATING AGENCY"). A security rating is not a recommendation to buy, sell or hold such Securities and is subject to revision or withdrawal at any time by the assigning Rating Agency. Further, such ratings do not address the possibility that, as a result of principal prepayments, holders of Securities may receive a lower than anticipated yield. If a series of Securities provides for the establishment of a Pre-Funding Account, it will be an express condition to the purchase of Subsequent Assets that, after notice to each assigning Rating Agency, no Rating Agency notifies the Depositor that such purchase would result in the withdrawal or downgrade of the ratings assigned to such Securities. See "Rating" herein.

Material Risks..............  Prospective investors are urged to read "Risk
                              Factors" herein and in the applicable Prospectus Supplement for a discussion of the material risks associated with an investment in the Securities.

                                 RISK FACTORS

  Investors should consider, in connection with the purchase of Offered Securities, among other things, the following factors.

LIMITED LIQUIDITY FOR SECURITIES

  At the time of issuance of a series of Securities, there will be no secondary market for any of the Securities. Deutsche Bank Securities Inc. and the other underwriters, if any, specified in the related Prospectus Supplement, currently expect to make a secondary market in the Offered Securities, but have no obligation to do so. There can be no assurance that a secondary market for the Securities of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Securities of such series remain outstanding. It is not expected that any application will be made to list the Securities of a series on any securities exchange. Accordingly, the liquidity of the Securities may be limited.

LIMITED ASSETS FOR PAYMENT OF SECURITIES

  The Securities will not represent an interest in or obligation of the Depositor, any Master Servicer, any Servicer, the Trustee or any of their affiliates. The only obligations with respect to the Securities or the Assets will be the obligations (if any) of the Warranting Party (as defined herein) pursuant to certain limited representations and warranties made with respect to the Assets, the Master Servicer's obligations and any Servicer's servicing obligations under the related Agreement (including the limited obligation to make certain advances in the event of delinquencies on the Assets, but only to the extent deemed recoverable) and, if and to the extent expressly described in the related Prospectus Supplement, certain limited obligations of a Servicer or Master Servicer in connection with an agreement to purchase or act as remarketing agent with respect to a convertible ARM Loan (as defined herein) upon conversion to a fixed rate or a different index. Since certain representations and warranties with respect to the Assets may have been made and/or assigned in connection with transfers of such Assets prior to the issuance of the Securities, the rights of the Trustee and the Securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof. Except to the extent, if any, specified in the related Prospectus Supplement, none of the Depositor, any Master Servicer, any Servicer, the Trustee or any of their affiliates will have any obligation with respect to representations or warranties made by any other entity. Except to the extent, if any, specified in the related Prospectus Supplement, neither the Securities nor the underlying Assets will be guaranteed or insured by any governmental agency or instrumentality, or by the Depositor, any Master Servicer, any Servicer, the Trustee or any of their affiliates. Proceeds of the assets included in the related Trust Fund for each series of Securities (including the Assets and any form of credit enhancement) will be the sole source of payments on the Securities, and there will be no recourse to the Depositor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the Securities.

  EXCEPT TO THE EXTENT, IF ANY, SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, A SERIES OF SECURITIES WILL NOT HAVE ANY CLAIM AGAINST OR SECURITY INTEREST IN THE TRUST FUNDS FOR ANY OTHER SERIES AND THE ASSETS INCLUDED IN THE RELATED TRUST FUND WILL BE THE SOLE SOURCE OF PAYMENTS ON THE SECURITIES OF A SERIES. IF THE RELATED TRUST FUND IS INSUFFICIENT TO MAKE PAYMENTS ON SUCH SECURITIES, NO OTHER ASSETS WILL BE AVAILABLE FOR PAYMENT OF THE DEFICIENCY. Additionally, certain amounts remaining in certain funds or accounts, including the Collection Accounts and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Securities. If so provided in the Prospectus Supplement for a series of Securities containing one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Securities, and, thereafter, by the remaining classes of Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement.

RATE OF PREPAYMENTS ON ASSETS MAY ADVERSELY AFFECT AVERAGE LIVES AND YIELDS OF SECURITIES

  Prepayments (including those caused by defaults) on the Assets in any Trust Fund (or, in the case of Agency Securities and Mortgage Securities, the underlying assets related thereto) generally will result in a faster rate of principal payments on one or more classes of the related Securities than if payments on such Assets were made as scheduled. Thus, the prepayment experience on the Assets may affect the average life of each class of related Securities. The rate of principal payments on pools of mortgage loans or manufactured housing contracts varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the assets underlying or comprising the Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage interest rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the assets underlying or comprising the Assets in any Trust Fund. As a result, the actual maturity of any class of Securities evidencing an interest in or an obligation of a Trust Fund containing Mortgage Loans, Contracts, Unsecured Home Improvement Loans, Agency Securities or Mortgage Securities could occur significantly earlier than expected. Conversely, if prevailing interest rates rise significantly above the applicable mortgage interest rates, principal prepayments are likely to be lower than if prevailing rates remain at or below the rates borne by the assets underlying or comprising the Assets in any Trust Fund and the maturity of any class of Securities evidencing an interest in or an obligation of such Trust Fund could occur significantly later than expected. The relationship of prevailing interest rates and prepayment rates on Contracts will be discussed in the related Prospectus Supplement. In addition, certain prepayments may result in the collection of less interest than would otherwise be the case in the month of prepayment.

PRIORITY OF PAYMENT OF SECURITIES MAY ADVERSELY AFFECT AVERAGE LIVES AND YIELDS OF SECURITIES

  A series of Securities may include one or more classes of Securities with priorities of payment and, as a result, yields on other classes of Securities, including classes of Offered Securities, of such series may be more sensitive to prepayments on Assets. A series of Securities may include one or more classes offered at a significant premium or discount. Yields on such classes of Securities will be sensitive, and in some cases extremely sensitive, to prepayments on Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Strip Securities, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Securities may include one or more classes of Securities, including classes of Offered Securities, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Securities and, as a result, yields on such Securities will be sensitive to (a) the provisions of such Accrual Securities relating to the timing of distributions of interest thereon and (b) if such Accrual Securities accrue interest at a variable or adjustable Pass-Through Rate or interest rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

LIMITED NATURE OF RATINGS

  Any rating assigned by a Rating Agency to a class of Securities will reflect such Rating Agency's assessment solely of the likelihood that holders of Securities of such class will receive payments to which such Securityholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments (including those caused by defaults) on the related Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination or redemption of the series of Securities. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Securities of the related series are entitled that is not covered by the applicable rating.

REAL ESTATE MARKET CONDITIONS AFFECT MORTGAGE LOAN PERFORMANCE

  An investment in securities such as the Securities which represent interests in Mortgage Loans may be affected generally by, among other things, a decline in real estate values and changes in the mortgagors' financial condition. No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans, and any secondary financing on the Mortgaged Properties, become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, in the case of Mortgage Loans that are subject to negative amortization, due to the addition to the principal balance of deferred interest, the principal balances of such Mortgage Loans could be increased to an amount equal to or in excess of the value of the underlying Mortgaged Properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by the applicable Credit Support, if any, holders of Securities of the series evidencing interests in the related Mortgage Loans will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the Mortgaged Properties for recovery of the outstanding principal and unpaid interest on the defaulted Mortgage Loans.

VARIABLE PAYMENT PROVISIONS IN MORTAGE LOANS MAY INCREASE RATE OF DEFAULT

  Certain of the types of Mortgage Loans may involve additional uncertainties not present in traditional types of loans. For example, certain Mortgage Loans provide for escalating or variable payments by the mortgagor under the Mortgage Loan, as to which the mortgagor is generally qualified on the basis of the initial payment amount. In some instances the mortgagors' income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase.

GEOGRAPHIC CONCENTRATION MAY INCREASE RATES OF LOSS AND DELINQUENCY

  Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. The Mortgage Loans underlying certain series of Securities may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration. Furthermore, the rate of default on Mortgage Loans that are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Additionally, a decline in the value of the Mortgaged Properties will increase the risk of loss particularly with respect to any related junior Mortgage Loans. See "--Increased Risk of Losses on Foreclosure of Junior Mortgage Loans."

MULTIFAMILY PROPERTIES MAY EXPERIENCE INCREASED DEFAULTS AND FORECLOSURES

  Mortgage Loans secured by Multifamily Properties may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with loans secured by Single Family Properties. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower; thus, the value of an income-producing property typically is directly related to the net operating income derived from such property. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower's ability to repay the loan may be impaired. In addition, the concentration of default, foreclosure and loss risk for a pool of Mortgage Loans secured by Multifamily Properties may be greater than for a pool of Mortgage Loans secured by Single Family Properties of comparable aggregate unpaid principal balance because the pool of Mortgage Loans secured by Multifamily Properties is likely to consist of a smaller number of higher balance loans.

  If applicable, certain legal aspects of the Mortgage Loans for a series of Securities may be described in the related Prospectus Supplement. See also "Certain Legal Aspects of Mortgage Loans" herein.

BALLOON PAYMENT ASSETS ARE MORE LIKELY TO EXPERIENCE LOSSES ON FORECLOSURE IF OBLIGOR IS UNABLE TO REFINANCE OR SELL RELATED PROPERTY

  Certain of the Mortgage Loans (the "BALLOON PAYMENT ASSETS") as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (I.E., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of an obligor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage interest rates at the time of sale or refinancing, the obligor's equity in the related property, the financial condition of the obligor, the value of the property, tax laws, prevailing general economic conditions and the availability of credit for single family or multifamily real properties generally.

JUNIOR MORTGAGE LOANS ARE MORE LIKELY TO EXPERIENCE LOSSES ON FORECLOSURE

  Certain of the Mortgage Loans may be secured by junior liens and the related first and other senior liens, if any (collectively, the "SENIOR LIEN"), may not be included in the Trust Fund. The primary risk to holders of Mortgage Loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the Mortgage Loan. In the event that a holder of the senior lien forecloses on a Mortgaged Property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien. The claims of the holder of the senior lien will be satisfied in full out of proceeds of the liquidation of the Mortgaged Property, if such proceeds are sufficient, before the Trust Fund as holder of the junior lien receives any payments in respect of the Mortgage Loan. If a Servicer were to foreclose on any Mortgaged Property, it would do so subject to any related senior lien. In order for the debt related to the Mortgaged Property to be paid in full at such sale, a bidder at the foreclosure sale of such Mortgage Loan would have to bid an amount sufficient to pay off all sums due under the Mortgage Loan and the senior lien or purchase the Mortgaged Property subject to the senior lien. In the event that such proceeds from a foreclosure or similar sale of the related Mortgaged Property were insufficient to satisfy both loans in the aggregate, the Trust Fund, as the holder of the junior lien, and, accordingly, holders of the related Securities, would bear the risk of delay in distributions while a deficiency judgment against the borrower was being obtained and the risk of loss if the deficiency judgment were not realized upon. Moreover, deficiency judgments may not be available in certain jurisdictions. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

SUB-PRIME MORTGAGE LOANS MAY BE MORE LIKELY TO DEFAULT OR BE FORECLOSED

  All or a portion of the Assets may consist of mortgage loans underwritten in accordance with the underwriting for "SUB-PRIME MORTGAGE LOANS." A Sub-prime Mortgage Loan is a mortgage loan that is ineligible for purchase by Fannie Mae ("FANNIE MAE") or the Federal Home Loan Mortgage Corporation ("FREDDIE MAC") under their traditional mortgage loan purchase programs due to borrower credit characteristics, property characteristics, loan documentation guidelines or other credit characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and a borrower who may have a record of major derogatory credit items such as default on a prior mortgage loan, credit write-offs, outstanding judgments or prior bankruptcies. As a consequence, delinquencies and foreclosures can be expected to be more prevalent with respect to Sub-prime Mortgage Loans than with respect to mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines, and changes in the values of the Mortgaged Properties may have a greater effect on the loss experience of Sub-prime Mortgage Loans than on mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines.

POTENTIAL FOR LOSSES INCREASES IF ASSETS ARE DELINQUENT

  A portion of the Assets may be delinquent upon the issuance of the related Securities. Credit enhancement provided with respect to a particular series of Securities may not cover all losses related thereto. Prospective investors should consider the risk that the inclusion of such Assets in the Trust Fund for a series may cause the rate of defaults and prepayments on the Assets to increase and, in turn, may cause losses to exceed the available credit enhancement for such series and affect the yield on the Securities of such series.

EFFECTS OF FAILURE TO COMPLY WITH CONSUMER PROTECTION LAWS; OTHER LEGAL CONSIDERATIONS

  Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and may require licensing of the persons who originated the Mortgage Loans (the "ORIGINATORS") and Servicers. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Mortgage Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of a Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject such Servicer to damages and administrative sanctions. See "Certain Legal Aspects of Mortgage Loans."

  The Mortgage Loans may also be subject to federal laws, including: (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Mortgage Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and (iv) the National Housing Act of 1934 (the "HOUSING ACT" ) with respect to Mortgage Loans insured thereunder.

  The Mortgage Loans may be subject to the Home Ownership and Equity Protection Act of 1994 (the "HOME OWNERSHIP ACT" ), which amended the Federal Truth in Lending Act as it applies to mortgages subject to the Home Ownership Act. The Home Ownership Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Home Ownership Act. The Home Ownership Act also provides that any purchaser or assignee of a mortgage covered by the Home Ownership Act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered in an action under the Home Ownership Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan. Any Trust Fund for which the Mortgage Loans include Mortgage Loans subject to the Home Ownership Act would be subject to all of the claims and defenses that the borrower could assert against the original lender. Any violation of the Home Ownership Act that would result in such liability would be a breach of the applicable Warranting Party's representations and warranties, and the Warranting Party would be obligated to cure, repurchase or, if permitted by the related Agreement, substitute for the Mortgage Loan in question.

GENERAL ECONOMIC CONDITIONS INCREASES THE POTENTIAL FOR LOSSES ON CONTRACTS AND MANUFACTURED HOMES

  An investment in Securities evidencing an interest in or obligation of a Trust Fund containing Contracts may be affected by, among other things, a downturn in national, regional or local economic conditions. The geographic location of the Manufactured Homes securing the Contracts in any Trust Fund at origination of the related Contract will be set forth in the related Prospectus Supplement. Regional and local economic conditions are often volatile and, historically, regional and local economic conditions, as well as national economic conditions, have affected the delinquency, loan loss and repossession experience of manufactured housing installment sales contracts and/or installment loan contracts (hereinafter generally referred to as "contracts" or "MANUFACTURED HOUSING CONTRACTS").

DEPRECIATION IN VALUE INCREASES THE POTENTIAL FOR LOSSES ON CONTRACTS AND MANUFACTURED HOMES

  Regardless of its location, manufactured housing generally depreciates in value. Thus, Securityholders should expect that, as a general matter, the market value of any Manufactured Home will be lower than the outstanding principal balance of the related Contract. Sufficiently high delinquencies and liquidation losses on the Contracts in a Trust Fund will have the effect of reducing, and could eliminate, the protection against loss afforded by any credit enhancement supporting any class of the related Securities. If such protection is eliminated with respect to a class of Securities, the holders of such Securities will bear all risk of loss on the related Contracts and will have to rely on the value of the related Manufactured Homes for recovery of the outstanding principal of and unpaid interest on any defaulted Contracts in the related Trust Fund. See "Description of Credit Support."

GRANT OF SECURITY INTEREST IN CONTRACTS; RISKS OF DEFECTIVE SECURITY INTEREST AND EFFECTS OF CERTAIN OTHER LEGAL ASPECTS OF THE CONTRACTS

  The Asset Seller in respect of a Contract will represent that such Contract is secured by a security interest in a Manufactured Home. Perfection of security interests in the Manufactured

Homes and enforcement of rights to realize upon the value of the Manufactured Homes as collateral for the Contracts are subject to a number of federal and state laws, including the Uniform Commercial Code as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. The Servicer will not amend any certificates of title to change the lienholder specified therein from the Asset Seller to the Trustee and will not deliver any certificate of title to the Trustee or note thereon the Trustee's interest. Consequently, in some states, in the absence of such an amendment, the assignment to the Trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected and, in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Asset Seller or a trustee in bankruptcy of the Asset Seller. In addition, numerous federal and state consumer protection laws impose requirements on lending under installment sales contracts and installment loan agreements such as the Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and claims by such assignees may be subject to set-off as result of such lender's or seller's noncompliance. These laws would apply to the Trustee as assignee of the Contracts. The Asset Seller of the Contracts to the Depositor will warrant that each Contract complies with all requirements of law and will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each Manufactured Home securing a Contract. A breach of any such warranty that materially adversely affects any Contract would create an obligation of the Asset Seller to repurchase, or if permitted by the applicable Agreement, substitute for, such Contract unless such breach is cured. If the Credit Support is exhausted and recovery of amounts due on the Contracts is dependent on repossession and resale of Manufactured Homes securing Contracts that are in default, certain other factors may limit the ability to realize upon the Manufactured Home or may limit the amount realized by Securityholders to less than the amount due. See "Certain Legal Aspects of the Contracts."

BANKRUPTCY OF BORROWER MAY PREVENT COLLECTIONS ON UNSECURED HOME IMPROVEMENT
LOANS

  The obligations of the borrower under any Unsecured Home Improvement Loan included in a Trust Fund will not be secured by an interest in the related real estate or any other property, and the Trust Fund will be a general unsecured creditor as to such obligations. In the event of a default under an Unsecured Home Improvement Loan, the related Trust Fund will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower. In a bankruptcy or insolvency proceeding relating to a borrower on an Unsecured Home Improvement Loan, the obligations of the borrower under such Unsecured Home Improvement Loan may be discharged in their entirety, notwithstanding the fact that the portion of such borrower's assets made available to the related Trust Fund as a general unsecured creditor to pay amounts due and owing thereunder are insufficient to pay all such amounts. A borrower on an Unsecured Home Improvement Loan may not demonstrate the same degree of concern over performance of the borrower's obligations under such Home Improvement Loan as if such obligations were secured by the real estate or other assets owned by such borrower.

CREDIT SUPPORT IS LIMITED IN AMOUNT AND COVERAGE

  The Prospectus Supplement for a series of Securities will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan or contract originator or other parties.

  A series of Securities may include one or more classes of Subordinate Securities (which may include Offered Securities), if so provided in the related Prospectus Supplement. Although subordination is intended to reduce the risk to holders of Senior Securities of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of Securities of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Securities of such series has been repaid. As a result, the impact of significant losses and shortfalls on the Assets may fall primarily upon those classes of Securities having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "COVERED TRUST"), holders of Securities evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts.

  The amount of any applicable Credit Support supporting one or more classes of Offered Securities, including the subordination of one or more classes of Securities, will be determined on the basis of criteria established by each Rating Agency rating such classes of Securities based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Assets will not exceed such assumed levels. See "--Limited Nature of Ratings," "Description of the Securities" and "Description of Credit Support."

  Regardless of the form of credit enhancement provided, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. The Servicer or the Master Servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of Securities, if the applicable Rating Agency indicates that the then-current rating thereof will not be adversely affected.

LOWERING OF RATING ON SECURITIES MAY DECREASE VALUE AND LIQUIDITY

  The rating of any series of Securities by any applicable Rating Agency may be lowered following the initial issuance thereof as a result of the downgrading of the obligations of any applicable Credit Support provider, or as a result of losses on the related Assets substantially in excess of the levels contemplated by such Rating Agency at the time of its initial rating analysis. The lowering of a rating on a series or class of Securities may adversely affect the market value of such Securities and the liquidity of such Securities. None of the Depositor, any Master Servicer, any Servicer or any of their affiliates will have any obligation to replace or supplement any Credit Support or to take any other action to maintain any rating of any series of Securities.

SUBORDINATED SECURITIES BEAR RISK OF LOSS BEFORE MORE SENIOR SECURITIES

  The rights of Subordinate Securityholders to receive distributions to which they would otherwise be entitled with respect to the Assets will be subordinate to the rights of the Servicer (to the extent of its servicing fee, including any unpaid servicing fees with respect to one or more prior Due Periods, and is reimbursed for certain unreimbursed advances and unreimbursed liquidation expenses), any Master Servicer (to the extent of its master servicing fee, including any unpaid master servicing fee with respect to one or more prior Due Periods, and is reimbursed for certain unreimbursed advances) and the Senior Securityholders to the extent described in the related Prospectus Supplement. As a result of the foregoing, investors must be prepared to bear the risk that they may be subject to delays in payment and may not recover their initial investments in the Subordinate Securities. See "Description of the Securities--General" and "--Allocation of Losses and Shortfalls."

  The yields on the Subordinate Securities may be extremely sensitive to the loss experience of the Assets and the timing of any such losses. If the actual rate and amount of losses experienced by the Assets exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the Subordinate Securities may be lower than anticipated.

RESIDUAL SECURITIES MAY HAVE ADVERSE TAX ATTRIBUTES

  Holders of Residual Securities will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the related REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Federal Income Tax Consequences-- REMICs." Accordingly, under certain circumstances, holders of Offered Securities that constitute Residual Securities may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. Individual holders of Residual Securities may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Securities are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Securities, the taxable income arising in a given year on a Residual Security will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Securities may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics. Additionally, prospective purchasers of Residual Securities should be aware that applicable regulations prevent the ability to mark-to-market REMIC residual interests. See "Federal Income Tax Consequences--REMICs."

OWNERS OF BOOK-ENTRY SECURITIES NOT ENTITLED TO EXERCISE RIGHTS OF HOLDERS OF SECURITIES

  If so provided in the Prospectus Supplement, one or more classes of the Offered Securities will be initially represented by one or more certificates or notes registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Security Owners or their nominees. Because of this, unless and until Securities are issued in fully registered, certificated form ("DEFINITIVE SECURITIES" ), Security Owners will not be recognized by the Trustee as "SECURITYHOLDERS" (as that term is to be used in the related Agreement). Hence, until such time, Security Owners will be able to exercise the rights of Securityholders only indirectly through DTC and its participating organizations. See "Description of the Securities--Book-Entry Registration and Definitive Securities."

FINANCIAL INSTRUMENTS ARE SUBJECT TO COUNTERPARTY RISK

  The assets of a Trust Fund may, if specified in the related Prospectus Supplement, include financial instruments such as interest rate swap, cap, floor or similar agreements (each, a "FINANCIAL INSTRUMENT"), which will require the provider of such instrument (the "COUNTERPARTY") to make payments to the Trust Fund under the circumstances described in the Prospectus Supplement. To the extent that payments on the Securities of the related series depend in part on payments to be received under a Financial Instrument, the ability of the Trust Fund to make payments on the Securities will be subject to the credit risk of the Counterparty. The Prospectus Supplement for a series of Securities will describe any mechanism, such as the payment of "breakage fees", which may exist to facilitate replacement of a Financial Instrument upon the default or credit impairment of the related Counterparty. However, there can be no assurance that any such mechanism will result in the ability of the Servicer to obtain a replacement Financial Instrument.

                        DESCRIPTION OF THE TRUST FUNDS

ASSETS

  The primary assets of each Trust Fund (the "ASSETS" ) will include (i) single family and/or multifamily mortgage loans (or certain balances thereof) (collectively, the "MORTGAGE LOANS" ), including without limitation, Home Equity Loans, Home Improvement Contracts and Land Sale Contracts, (ii) home improvement installment sales contracts or installment loans that are unsecured ("UNSECURED HOME IMPROVEMENT LOANS" ), (iii) manufactured housing installment sale contracts or installment loan agreements (the "CONTRACTS" ),
(iv) any combination of "fully modified pass-through" mortgage-backed certificates ("GINNIE MAE CERTIFICATES" ) guaranteed by the Government National Mortgage Association ("GINNIE MAE" ), guaranteed mortgage pass-through securities ("FANNIE MAE CERTIFICATES" ) issued by Fannie Mae and mortgage participation certificates ("FREDDIE MAC CERTIFICATES" ) issued by Freddie Mac (collectively, "AGENCY SECURITIES" ), (v) previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates (each, and collectively, "MORTGAGE SECURITIES" ) evidencing interests in, or collateralized by, Mortgage Loans, Unsecured Home Improvement Loans, Contracts or Agency Securities or (vi) a combination of Mortgage Loans, Unsecured Home Improvement Loans, Contracts, Agency Securities and/or Mortgage Securities. The Mortgage Loans will not be guaranteed or insured by ACE Securities Corp. (the "DEPOSITOR" ) or any of its affiliates. The Mortgage Loans will be guaranteed or insured by a governmental agency or instrumentality or other person only if and to the extent expressly provided in the related Prospectus Supplement. Each Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (an "ASSET SELLER" ), which may be an affiliate of the Depositor and which prior holder may or may not be the originator of such Mortgage Loan, Unsecured Home Improvement Loan or Contract.

  The Assets included in the Trust Fund for a series may be subject to various types of payment provisions. Such Assets may consist of (1) "LEVEL PAYMENT ASSETS," which may provide for the payment of interest and full repayment of principal in level monthly payments with a fixed rate of interest computed on their declining principal balances; (2) "ADJUSTABLE RATE ASSETS," which may provide for periodic adjustments to their rates of interest to equal the sum (which may be rounded) of a fixed margin and an index; (3) "BUY DOWN ASSETS," which are Assets for which funds have been provided by someone other than the related Obligors to reduce the Obligors' monthly payments during the early period after origination of such Assets; (4) "INCREASING PAYMENT ASSETS," as described below; (5) "INTEREST REDUCTION ASSETS," which provide for the one-time reduction of the interest rate payable thereon; (6) "GEM ASSETS," which provide for (a) monthly payments during the first year after origination that are at least sufficient to pay interest due thereon, and (b) an increase in such monthly payments in subsequent years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization terms of such Assets; (7) "GPM ASSETS," which allow for payments during a portion of their terms which are or may be less than the amount of interest due on the unpaid principal balances thereof, and which unpaid interest will be added to the principal balances of such Assets and will be paid, together with interest thereon, in later years; (8) "STEP-UP RATE ASSETS" which provide for interest rates that increase over time; (9) "BALLOON PAYMENT ASSETS;" (10) "CONVERTIBLE ASSETS" which are Adjustable Rate Assets subject to provisions pursuant to which, subject to certain limitations, the related Obligors may exercise an option to convert the adjustable interest rate to a fixed interest rate; and
(11) "BI-WEEKLY ASSETS," which provide for Obligor payments to be made on a bi-weekly basis.

  An Increasing Payment Asset is an Asset that provides for monthly payments that are fixed for an initial period to be specified in the related Prospectus Supplement and which increase thereafter (at a predetermined rate expressed as a percentage of the monthly payment during the preceding payment period, subject to any caps on the amount of any single monthly payment increase) for a period to be specified in the related Prospectus Supplement from the date of origination, after which the monthly payment is fixed at a level- payment amount so as to fully amortize the Asset over its remaining term to maturity. The scheduled monthly payment with respect to an Increasing Payment Asset is the total amount required to be paid each month in accordance with its terms and equals the sum of (1) the Obligor's monthly payments referred to in the preceding sentence and (2) in the case of certain Increasing Payment Assets, payments made by the respective Servicers pursuant to buy-down or subsidy agreements. The Obligor's initial monthly payments for each Increasing Payment Asset are set at the level-payment amount that would apply to an otherwise identical Level Payment Asset having an interest rate a certain number of percentage points below the Asset Rate of such Increasing Payment Asset. The Obligor's Monthly Payments on each Increasing Payment Asset, together with any payments made thereon by the related Servicers pursuant to buy-down or subsidy agreements, will in all cases be sufficient to allow payment of accrued interest on such Increasing Payment Asset at the related interest rate, without negative amortization. An Obligor's monthly payments on such an Asset may, however, not be sufficient to result in any reduction of the principal balance of such Asset until after the period when such payments may be increased.

  The Securities will be entitled to payment only from the assets of the related Trust Fund and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. If specified in the related Prospectus Supplement, the assets of a Trust Fund will consist of certificates representing beneficial ownership interests in, or indebtedness of, another trust fund that contains the Assets.

MORTGAGE LOANS

 General

  Each Mortgage Loan will generally be secured by a lien on (i) a one- to four-family residential property (including a manufactured home) or a security interest in shares issued by a cooperative housing corporation (a "SINGLE FAMILY PROPERTY" and the related Mortgage Loan a "SINGLE FAMILY MORTGAGE
LOAN" ) or (ii) a primarily residential property which consists of five or more residential dwelling units, and which may include limited retail, office or other commercial space (a "MULTIFAMILY PROPERTY" and the related Mortgage Loan a "MULTIFAMILY MORTGAGE LOAN" ). Single Family Properties and Multifamily Properties are sometimes referred to herein collectively as "MORTGAGED PROPERTIES." To the extent specified in the related Prospectus Supplement, the Mortgage Loans will be secured by first and/or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on Mortgaged Property. The Mortgaged Properties may include apartments owned by cooperative housing corporations ("COOPERATIVES" ). The Mortgaged Properties may include leasehold interests in properties, the title to which is held by third party lessors. The term of any such leasehold shall exceed the term of the related mortgage note by at least five years or such other time period specified in the related Prospectus Supplement. The Mortgage Loans may include
(i) closed-end and/or revolving home equity loans or certain balances thereof ("HOME EQUITY LOANS" ) and/or (ii) secured home improvement installment sales contracts and secured installment loan agreements ("HOME IMPROVEMENT CONTRACTS" ). In addition, the Mortgage Loans may include certain Mortgage Loans evidenced by contracts ("LAND SALE CONTRACTS" ) for the sale of properties pursuant to which the mortgagor promises to pay the amount due thereon to the holder thereof with fee title to the related property held by such holder until the mortgagor has made all of the payments required pursuant to such Land Sale Contract, at which time fee title is conveyed to the mortgagor. The Originator of each Mortgage Loan will have been a person other than the Depositor. The related Prospectus Supplement will indicate if any Originator is an affiliate of the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "MORTGAGE NOTES" ) secured by mortgages, deeds of trust or other security instruments (the "MORTGAGES" ) creating a lien on the Mortgaged Properties. The Mortgaged Properties will be located in any one of the fifty states, the District of Columbia, Guam, Puerto

Rico or any other territory of the United States. If so provided in the related Prospectus Supplement, Mortgage Loans may include loans insured by the FHA ("FHA LOANS" ) or partially guaranteed by the VA ("VA LOANS"). See "--FHA Loans and VA Loans." below.

 Loan-to-Value Ratio

  The "LOAN-TO-VALUE RATIO" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "VALUE" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. "REFINANCE LOANS" are loans made to refinance existing loans. Unless otherwise set forth in the related Prospectus Supplement, the Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The value of a Mortgaged Property as of the date of initial issuance of the related series of Securities may be less than the Value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

 Mortgage Loan Information in Prospectus Supplements

  Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans, (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date of the Mortgage Loans, (v) the range of the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the state or states in which most of the Mortgaged Properties are located, (viii) information with respect to the prepayment provisions, if any, of the Mortgage Loans, (ix) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM LOANS" ), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum Mortgage Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Loan, (x) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions, (xi) the number of Mortgage Loans that are delinquent and the number of days or ranges of the number of days such Mortgage Loans are delinquent and (xii) the material underwriting standards used for the Mortgage Loans. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance. Notwithstanding the foregoing, the characteristics of the Mortgage Loans included in a Trust Fund will not vary by more than five percent (by aggregate principal balance as of the Cut-off Date) from the characteristics thereof that are described in the related Prospectus Supplement.

  The related Prospectus Supplement will specify whether the Mortgage Loans include (i) Home Equity Loans, which may be secured by Mortgages that are junior to other liens on the related Mortgaged Property and/or (ii) Home Improvement Contracts originated by a home improvement contractor and secured by a Mortgage on the related Mortgaged Property that is junior to other liens on the Mortgaged Property. The home improvements purchased with the Home Improvement Contracts typically include replacement windows, house siding, roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods, solar heating panels, patios, decks, room additions and garages. The related Prospectus Supplement will specify whether the Home Improvement Contracts are FHA Loans and, if so, the limitations on any FHA insurance. In addition, the related Prospectus Supplement will specify whether the Mortgage Loans contain certain Mortgage Loans evidenced by Land Sale Contracts.

 Payment Provisions of the Mortgage Loans

  All of the Mortgage Loans will provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement or for payments in another manner described in the related Prospectus Supplement. Each Mortgage Loan may provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "MORTGAGE RATE") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate or a different adjustable Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time pursuant to an election or as otherwise specified on the related Mortgage Note, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events or that adjust on the basis of other methodologies, and may provide for negative amortization or accelerated amortization, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may be fully amortizing or require a balloon payment due on its stated maturity date, in each case as described in the related Prospectus Supplement. Each Mortgage Loan may contain prohibitions on prepayment (a "LOCK-OUT PERIOD" and, the date of expiration thereof, a "LOCK-OUT DATE") or require payment of a premium or a yield maintenance penalty (a "PREPAYMENT PREMIUM") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Securities will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. See "--The Assets" above.

 Revolving Credit Line Loans

  As more fully described in the related Prospectus Supplement, the Mortgage Loans may consist, in whole or in part, of revolving Home Equity Loans or certain balances thereof ("REVOLVING CREDIT LINE LOANS"). Interest on each Revolving Credit Line Loan, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of such loan. From time to time prior to the expiration of the related draw period specified in a Revolving Credit Line Loan, principal amounts on such Revolving Credit Line Loan may be drawn down (up to a maximum amount as set forth in the related Prospectus Supplement) or repaid. If specified in the related Prospectus Supplement, new draws by borrowers under the Revolving Credit Line Loans will automatically become part of the Trust Fund described in such Prospectus Supplement. As a result, the aggregate balance of the Revolving Credit Line Loans will fluctuate from day to day as new draws by borrowers are added to the Trust Fund and principal payments are applied to such balances and such amounts will usually differ each day, as more specifically described in the related Prospectus Supplement. Under certain circumstances, under a Revolving Credit Line Loan, a borrower may, during the related draw period, choose an interest only payment option, during which the borrower is obligated to pay only the amount of interest which accrues on the loan during the billing cycle, and may also elect to pay all or a portion of the principal. An interest only payment option may terminate at the end of the related draw period, after which the borrower must begin paying at least a minimum monthly portion of the average outstanding principal balance of the loan.

UNSECURED HOME IMPROVEMENT LOANS

  The Unsecured Home Improvement Loans may consist of conventional unsecured home improvement loans, unsecured installment loans and unsecured home improvement loans which are FHA Loans. See "--FHA Loans and VA Loans" below and "Description of the

Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--FHA Insurance and VA Guarantees." Except as otherwise set forth in the related Prospectus Supplement, the Unsecured Home Improvement Loans will be fully amortizing and will bear interest at a fixed or variable annual percentage rate.

 Unsecured Home Improvement Loan Information in Prospectus Supplements

  Each Prospectus Supplement will contain information, as of the dates specified in such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Unsecured Home Improvement Loans, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Unsecured Home Improvement Loans as of the applicable Cut-Off Date, (ii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Unsecured Home Improvement Loans, (iii) the earliest and latest origination date and maturity date of the Unsecured Home Improvements Loans, (iv) the interest rates or range of interest rates and the weighted average interest rates borne by the Unsecured Home Improvement Loans, (v) the state or states in which most of the Unsecured Home Improvement Loans were originated, (vi) information with respect to the prepayment provisions, if any, of the Unsecured Home Improvement Loans, (vii) with respect to the Unsecured Home Improvement Loans with adjustable interest rates ("ARM UNSECURED HOME IMPROVEMENT LOANS"), the index, the frequency of the adjustment dates, the range of margins added to the index, and the maximum interest rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Unsecured Home Improvement Loan, (viii) information regarding the payment characteristics of the Unsecured Home Improvement Loan,
(ix) the number of Unsecured Home Improvement Loans that are delinquent and the number of days or ranges of the number of days such Unsecured Home Improvement Loans are delinquent and (x) the material underwriting standards used for the Unsecured Home Improvement Loans. If specific information respecting the Unsecured Home Improvement Loans is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance. Notwithstanding the foregoing, the characteristics of the Unsecured Home Improvement Loans included in a Trust Fund will not vary by more than five percent (by aggregate principal balance as of the Cut-off Date) from the characteristics thereof that are described in the related Prospectus Supplement.

CONTRACTS

 General

  To the extent provided in the related Prospectus Supplement, each Contract will be secured by a security interest in a new or used Manufactured Home. To the extent specified in the related Prospectus Supplement, the Contracts may include Contracts which are FHA Loans. See "--FHA Loans and VA Loans" below and "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--FHA Insurance and VA Guarantees." Such Prospectus Supplement will specify the states or other jurisdictions in which the Manufactured Homes are located as of the related Cut-off Date. The method of computing the "LOAN-TO-VALUE RATIO" of a Contract will be described in the related Prospectus Supplement.

 Contract Information in Prospectus Supplements

  Each Prospectus Supplement will contain certain information, as of the dates specified in such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Contracts, including
(i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Contracts as of the applicable Cut-off Date, (ii) whether the Manufactured Homes were new or used as of the origination of the related Contracts, (iii) the weighted average (by principal balance) of the original and remaining terms to maturity of the Contracts,
(iv) the earliest and latest origination date and maturity date of the Contracts, (v) the range of the Loan-to-Value Ratios at origination of the Contracts, (vi) the Contract Rates or range of Contract Rates and the weighted average Contract Rate borne by the Contracts, (vii) the state or states in which most of the Manufactured Homes are located at origination, (viii) information with respect to the prepayment provisions, if any, of the Contracts, (ix) with respect to Contracts with adjustable Contract Rates ("ARM CONTRACTS" ), the index, the frequency of the adjustment dates, and the maximum Contract Rate or monthly payment variation at the time of any adjustment thereof and over the life of the ARM Contract, (x) the number of Contracts that are delinquent and the number of days or ranges of the number of days such Contracts are delinquent, (xi) information regarding the payment characteristics of the Contracts and (xii) the material underwriting standards used for the Contracts. If specific information respecting the Contracts is not known to the Depositor at the time Securities are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Securities at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance. Notwithstanding the foregoing, the characteristics of the Contracts included in a Trust Fund will not vary by more than five percent (by aggregate principal balance as of the Cut-off Date) from the characteristics thereof that are described in the related Prospectus Supplement.

 Payment Provisions of the Contracts

  All of the Contracts will provide for payments of principal, interest or both, on due dates that occur monthly or at such other interval as is specified in the related Prospectus Supplement or for payments in another manner described in the Prospectus Supplement. Each Contract may provide for no accrual of interest or for accrual of interest thereon at an annual percentage rate (a "CONTRACT RATE") that is fixed over its term or that adjusts from time to time, or as otherwise specified in the related Prospectus Supplement. Each Contract may provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Contract Rate as otherwise described in the related Prospectus Supplement. See "-- Assets" above.

AGENCY SECURITIES

  The Agency Securities will consist of any combination of Ginnie Mae Certificates, Fannie Mae Certificates and Freddie Mac Certificates, which may include Stripped Agency Securities, as described below.

 Ginnie Mae

  Ginnie Mae is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA Loans, VA Loans or by pools of other eligible residential loans.

  Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under such guaranty, Ginnie Mae is authorized, under
Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

 Ginnie Mae Certificates

  Each Ginnie Mae Certificate will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by an issuer approved by Ginnie Mae or Fannie Mae as a seller-servicer of FHA Loans or VA Loans, except as described below with respect to Stripped Agency Securities (as defined below). The loans underlying Ginnie Mae Certificates may consist of FHA Loans, VA Loans and other loans eligible for inclusion in loan pools underlying Ginnie Mae Certificates. Ginnie Mae Certificates may be issued under either or both of the Ginnie Mae I program and the Ginnie Mae II program, as described in the related Prospectus Supplement. The Prospectus Supplement for Certificates of each Series evidencing interests in a Trust Fund including Ginnie Mae Certificates will set forth additional information regarding the Ginnie Mae guaranty program, the characteristics of the pool underlying such Ginnie Mae Certificates, the servicing of the related pool, the payment of principal and interest on Ginnie Mae Certificates to the extent not described herein and other relevant matters with respect to the Ginnie Mae Certificates.

  Except as otherwise specified in the related Prospectus Supplement or as described below with respect to Stripped Agency Securities, each Ginnie Mae Certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of such Ginnie Mae Certificate of monthly payments of principal and interest equal to the holder's proportionate interest in the aggregate amount of the monthly principal and interest payments on each related FHA Loan or VA Loan, less servicing and guaranty fees aggregating the excess of the interest on such FHA Loan or VA Loan over the Ginnie Mae Certificates pass-through rate. In addition, each payment to a holder of a Ginnie Mae Certificate will include proportionate pass-through payments to such holder of any prepayments of principal of the FHA Loans or VA Loans underlying the Ginnie Mae Certificate and the holder's proportionate interest in the remaining principal balance in the event of a foreclosure or other disposition of any such FHA Loan or VA Loan.

  The Ginnie Mae Certificates do not constitute a liability of, or evidence any recourse against, the issuer of the Ginnie Mae Certificates, the Depositor or any affiliates thereof, and the only recourse of a registered holder, such as the Trustee, is to enforce the guaranty of Ginnie Mae.

  Ginnie Mae will have approved the issuance of each of the Ginnie Mae Certificates included in a Trust Fund in accordance with a guaranty agreement or contract between Ginnie Mae and the issuer of such Ginnie Mae Certificates. Pursuant to such agreement, such issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA Loans and VA Loans, including collecting payments from borrowers and remitting such collections to the registered holder, maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower, maintaining primary hazard insurance, and advancing from its own funds in order to make timely payments of all amounts due on the Ginnie Mae Certificate, even if the payments received by such issuer on the loans backing the Ginnie Mae Certificate are less than the amounts due thereon. If the issuer is unable to make payments on a Ginnie Mae Certificate as they become due, it must promptly notify Ginnie Mae and request Ginnie Mae to make such payment. Upon such notification and request, Ginnie Mae will make such payments directly to the registered holder of the Ginnie Mae Certificate. In the event no payment is made by the issuer and the issuer fails to notify and request Ginnie Mae to make such payment, the registered holder of the Ginnie Mae Certificate has recourse against only Ginnie Mae to obtain such payment. The Trustee or its nominee, as registered holder of the Ginnie Mae Certificates included in a Trust Fund, is entitled to proceed directly against Ginnie Mae under the terms of the guaranty agreement or contract relating to such Ginnie Mae Certificates for any amounts that are not paid when due under each Ginnie Mae Certificate.

  The Ginnie Mae Certificates included in a Trust Fund may have other characteristics and terms, different from those described above so long as such Ginnie Mae Certificates and underlying residential loans meet the criteria of the Rating Agency or Agencies. Such Ginnie Mae Certificates and underlying residential loans will be described in the related Prospectus Supplement.

 Fannie Mae

  Fannie Mae is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended (the "CHARTER ACT"). Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

  Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thereby expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

 Fannie Mae Certificates

  Fannie Mae Certificates are Guaranteed Mortgage Pass-Through Certificates typically issued pursuant to a prospectus which is periodically revised by Fannie Mae. Fannie Mae Certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program. Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program. Mortgage loans underlying Fannie Mae Certificates included in a Trust Fund will consist of conventional mortgage loans, FHA Loans or VA Loans. The Prospectus Supplement for Securities of each series evidencing interests in a Trust Fund including Fannie Mae Certificates will set forth additional information regarding the Fannie Mae program, the characteristics of the pool underlying such Fannie Mae Certificates, the servicing of the related pool, payment of principal and interest on the Fannie Mae Certificates to the extent not described herein and other relevant matters with respect to the Fannie Mae Certificates.

  Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest at the applicable pass-through rate provided for by such Fannie Mae Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered.

  The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy such obligations, distributions to the holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying loans and, accordingly, monthly distributions to the holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on such loans.

  Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or multifamily loans) are available in book-entry form only. With respect to a Fannie Mae Certificate issued in book-entry form, distributions thereon will be made by wire, and with respect to a fully registered Fannie Mae Certificate, distributions thereon will be made by check.

  The Fannie Mae Certificates included in a Trust Fund may have other characteristics and terms, different from those described above, so long as such Fannie Mae Certificates and underlying mortgage loans meet the criteria of the Rating Agency or Rating Agencies rating the Certificates of such Series. Such Fannie Mae Certificates and underlying mortgage loans will be described in the related Prospectus Supplement.

 Freddie Mac

  Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the "FREDDIE MAC ACT"). Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien, conventional residential mortgage loans or participation interests in such mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests therein which it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

 Freddie Mac Certificates

  Each Freddie Mac Certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA Loans or VA Loans (the "FREDDIE MAC CERTIFICATE GROUP"). Each such mortgage loan must meet the applicable standards set forth in the Freddie Mac Act. A Freddie Mac Certificate Group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac Certificate Group. The Prospectus Supplement for Securities of each series evidencing interests in a Trust Fund including Freddie Mac Certificates will set forth additional information regarding the Freddie Mac guaranty program, the characteristics of the pool underlying such Freddie Mac Certificate, the servicing of the related pool, payment of principal and interest on the Freddie Mac Certificate to the extent not described herein and other relevant matters with respect to the Freddie Mac Certificates.

  Except as described below with respect to Stripped Agency Securities, Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable pass-through rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac Certificate Group represented by such Freddie Mac Certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related Prospectus Supplement, guarantee the timely payment of scheduled principal. Pursuant to its guarantees, Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of (i) foreclosure sale, (ii) payment of the claim by any mortgage insurer and (iii) the expiration of any right of redemption, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

  Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy such obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on such Mortgage Loans.

  The Freddie Mac Certificates included in a Trust Fund may have other characteristics and terms, different from those described above, so long as such Freddie Mac Certificates and underlying mortgage loans meet the criteria of the Rating Agency or Rating Agencies rating the Securities of such Series. Such Freddie Mac Certificates and underlying mortgage loans will be described in the related Prospectus Supplement.

 Stripped Agency Securities

  The Ginnie Mae Certificates, Fannie Mae Certificates or Freddie Mac Certificates may be issued in the form of certificates ("STRIPPED AGENCY SECURITIES") which represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal or interest distributions (but not all of such distributions), on an underlying pool of mortgage loans or certain other Ginnie Mae Certificates, Fannie Mae Certificates or Freddie Mac Certificates. Ginnie Mae, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such Stripped Agency Securities or to the extent described above with respect to a Stripped Agency Security backed by a pool of mortgage loans, unless otherwise specified in the related Prospectus Supplement. The Prospectus Supplement for Securities of each series evidencing interests in a Trust Fund including Stripped Agency Securities will set forth additional information regarding the characteristics of the assets underlying such Stripped Agency Securities, the payments of principal and interest on the Stripped Agency Securities and other relevant matters with respect to the Stripped Agency Securities.

MORTGAGE SECURITIES

  The Mortgage Securities will represent beneficial interests in loans of the type that would otherwise be eligible to be Mortgage Loans, Unsecured Home Improvement Loans, Contract, or Agency Securities, or collateralized obligations secured by Mortgage Loans, Unsecured Home Improvement Loans, Contracts or Agency Securities. The Mortgage Securities (i) will have been issued by an entity other than the Depositor or its affiliates, (ii) will have been acquired in bona fide secondary market transactions from persons other than the issuer thereof or its affiliates and (iii) will have been (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the preceding three months); provided a period of two years elapsed since the later of the date the securities were acquired from the issuer. Although individual Underlying Loans may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and Mortgage Securities themselves will not be so insured or guaranteed. Except as otherwise set forth in the related Prospectus Supplement, Mortgage Securities will generally be similar to Securities offered hereunder.

  The Prospectus Supplement for Securities of each series evidencing interests in a Trust Fund including Mortgage Securities will include a description of such Mortgage Securities and any related credit enhancement, and the related Mortgage Loans, Unsecured Home Improvement Loans, Contracts or Agency Securities will be described together with any other Mortgage Loans, Unsecured Home Improvement Loans, Contracts or Agency Securities included in the Trust Fund relating to such series. As to any such series of Securities, as used herein the terms "Mortgage Loans," "Unsecured Home Improvement Loans" and "Contracts" include the Mortgage Loans, Unsecured Home Improvement Loans or Contracts, as applicable, underlying such Mortgage Securities. References herein to advances to be made and other actions to be taken by the Master Servicer in connection with the Assets may include such advances made and other actions taken pursuant to the terms of such Mortgage Securities.

FHA LOANS AND VA LOANS

  FHA Loans will be insured by the FHA as authorized under the Housing Act, and the United States Housing Act of 1937, as amended. One- to four-family FHA Loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. Such FHA Loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA Loan. No FHA Loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of such FHA Loan.

  Mortgage Loans, Unsecured Home Improvement Loans and Contracts that are FHA Loans are insured by the FHA (as described in the related Prospectus Supplement, up to an amount equal to 90% of the sum of the unpaid principal of the FHA Loan, a portion of the unpaid interest and certain other liquidation costs) pursuant to Title I of the Housing Act.

  There are two primary FHA insurance programs that are available for multifamily loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure multifamily loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of such loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a multifamily loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

  Section 223(f) of the Housing Act allows HUD to insure multifamily loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section

244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

  VA Loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended (the "SERVICEMEN'S READJUSTMENT ACT"). The Servicemen's Readjustment Act permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA Loan will have an original principal amount greater than five times the partial VA guarantee for such VA Loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the related Prospectus Supplement.

PRE-FUNDING ACCOUNT

  To the extent provided in a Prospectus Supplement, a portion of the proceeds of the issuance of Securities may be deposited into an account maintained with the Trustee (a "PRE-FUNDING ACCOUNT"). In such event, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust Fund for the related series of Securities will be obligated to purchase (subject to the availability thereof), additional Assets (the "SUBSEQUENT ASSETS") from time to time (as frequently as daily) within the period (not to exceed three months) specified in the related Prospectus Supplement (the "PRE-FUNDING PERIOD") after the issuance of such series of Securities having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the "PRE-FUNDED AMOUNT") for such series on the date of such issuance. The Pre-Funded Amount with respect to a series is not expected to exceed 25% of the aggregate initial Security Balance of the related Securities. Any Subsequent Assets will be required to satisfy certain eligibility criteria more fully set forth in the related Prospectus Supplement, which eligibility criteria will be consistent with the eligibility criteria of the Assets initially included in the Trust Fund, subject to such exceptions as are expressly stated in the Prospectus Supplement. For example, the Subsequent Assets will be subject to the same underwriting standards, representations and warranties as the Assets initially included in the Trust Fund. In addition, certain conditions must be satisfied before the Subsequent Assets are transferred into the Trust Fund such as the delivery to the Rating Agencies and the Trustee of certain opinions of counsel (including bankruptcy, corporate and tax opinions).

  Any portion of the Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be used to prepay one or more classes of Securities in the amounts and in the manner specified in the related Prospectus Supplement. In addition, if specified in the related Prospectus Supplement, the Depositor may be required to deposit cash into an account maintained by the Trustee (the "CAPITALIZED INTEREST ACCOUNT" ) for the purpose of assuring the availability of funds to pay interest with respect to the Securities during the Pre-Funding Period. Any amount remaining in the Capitalized Interest Account at the end of the Pre-Funding Period will be remitted as specified in the related Prospectus Supplement.

  Amounts deposited in the Pre-Funding and Capitalized Interest Accounts will be permitted to be invested, pending application thereof, only in eligible investments authorized by each applicable Rating Agency.

ACCOUNTS

  Each Trust Fund will include one or more accounts, established and maintained on behalf of the Securityholders into which the person or persons designated in the related Prospectus

Supplement will, to the extent described herein and in such Prospectus Supplement deposit all payments and collections received or advanced with respect to the Assets and other assets in the Trust Fund. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related Prospectus Supplement. See "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements-- Collection Account and Related Accounts."

CREDIT SUPPORT

  If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Assets in the related Trust Fund may be provided to one or more classes of Securities in the related series in the form of subordination of one or more other classes of Securities in such series or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Securities of any series, "CREDIT SUPPORT"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Securities. See "Risk Factors--Credit Support Limitations" and "Description of Credit Support."

CASH FLOW AGREEMENTS

  If so provided in the related Prospectus Supplement, the Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Assets or on one or more classes of Securities. (Currency exchange agreements might be included in the Trust Fund if some or all of the Mortgage Loans were denominated in a non-United States currency.) The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "CASH FLOW AGREEMENT"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                                USE OF PROCEEDS

  The net proceeds to be received from the sale of the Securities will be applied by the Depositor to the purchase of Assets, or the repayment of the financing incurred in such purchase, and to pay for certain expenses incurred in connection with such purchase of Assets and sale of Securities. The Depositor expects to sell the Securities from time to time, but the timing and amount of offerings of Securities will depend on a number of factors, including the volume of Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             YIELD CONSIDERATIONS

GENERAL

  The yield on any Offered Security will depend on the price paid by the Securityholder, the Pass-Through Rate of the Security, the receipt and timing of receipt of distributions on the Security and the weighted average life of the Assets in the related Trust Fund (which may be affected by prepayments, defaults, liquidations or repurchases). See "Risk Factors."

PASS-THROUGH RATE AND INTEREST RATE

  Securities of any class within a series may have fixed, variable or adjustable Pass-Through Rates or interest rates, which may or may not be based upon the interest rates borne by the Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Securities will specify the Pass-Through Rate or interest rate for each class of such Securities or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method of determining the Pass-Through Rate or interest rate; the effect, if any, of the prepayment of any Asset on the Pass-Through Rate or interest rate of one or more classes of Securities; and whether the distributions of interest on the Securities of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

  If so specified in the related Prospectus Supplement, the effective yield to maturity to each holder of Securities entitled to payments of interest will be below that otherwise produced by the applicable Pass-Through Rate or interest rate and purchase price of such Security because, while interest may accrue on each Asset during a certain period (each, an "INTEREST ACCRUAL PERIOD"), the distribution of such interest will be made on a day which may be several days, weeks or months following the period of accrual.

TIMING OF PAYMENT OF INTEREST

  Each payment of interest on the Securities (or addition to the Security Balance of a class of Accrual Securities) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. As indicated above under "--Pass-Through Rate and Interest Rate," if the Interest Accrual Period ends on a date other than the day before a Distribution Date for the related series, the yield realized by the holders of such Securities may be lower than the yield that would result if the Interest Accrual Period ended on such day before the Distribution Date.

PAYMENTS OF PRINCIPAL; PREPAYMENTS

  The yield to maturity on the Securities will be affected by the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto), including principal prepayments resulting from both voluntary prepayments by the borrowers and involuntary liquidations. The rate at which such principal prepayments occur will be affected by a variety of factors, including, without limitation, the terms of the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto), the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the interest rates on the Assets in a particular Trust Fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto), such assets are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such assets. In this regard, it should be noted that certain Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto) may consist of loans with different interest rates. The rate of principal payment on

Mortgage Securities will also be affected by the allocation of principal payments on the underlying assets among the Mortgage Securities or Agency Securities and other Mortgage Securities or Agency Securities of the same series. The rate of principal payments on the Assets in the related Trust Fund (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto) is likely to be affected by the existence of any Lock-out Periods and Prepayment Premium provisions of the mortgage loans underlying or comprising such Assets, and by the extent to which the servicer of any such mortgage loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums. Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms and principal amounts of manufactured housing contracts are generally shorter and smaller than the terms and principal amounts of mortgage loans secured by site-built homes, changes in interest rates have a correspondingly smaller effect on the amount of the monthly payments on manufactured housing contracts than on the amount of the monthly payments on mortgage loans secured by site-built homes. Consequently, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgage on site-built homes. Conversely, local economic conditions and certain of the other factors mentioned above may play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

  If the purchaser of a Security offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto), the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is slower than that actually experienced on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto), the actual yield to maturity will be lower than that so calculated. In either case, if so provided in the Prospectus Supplement for a series of Securities, the effect on yield on one or more classes of the Securities of such series of prepayments of the Assets in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

  When a full prepayment is made on a Mortgage Loan or a Contract, the obligor is charged interest on the principal amount of the Mortgage Loan or Contract so prepaid for the number of days in the month actually elapsed up to the date of the prepayment or such other period specified in the related Prospectus Supplement. Generally, the effect of prepayments in full will be to reduce the amount of interest paid in the following month to holders of Securities entitled to payments of interest because interest on the principal amount of any Mortgage Loan or Contract so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Mortgage Loan or Contract as of the Due Date in the month in which such partial prepayment is receive or such other date as is specified in the related Prospectus Supplement.

  The timing of changes in the rate of principal payments on the Assets (or, in the case of Mortgage Securities and Agency Securities, the underlying assets related thereto) may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Loans and distributed on a Security, the greater the effect on such investor's yield to maturity. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

  The Securityholder will bear the risk of being able to reinvest principal received in respect of a Security at a yield at least equal to the yield on such Security.

PREPAYMENTS--MATURITY AND WEIGHTED AVERAGE LIFE

  The rates at which principal payments are received on the Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of Securities may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans or Contracts comprising or underlying the Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Securities of the related series.

  If so provided in the Prospectus Supplement for a series of Securities, one or more classes of Securities may have a final scheduled Distribution Date, which is the date on or prior to which the Security Balance thereof is scheduled to be reduced to zero, calculated on the basis of the assumptions applicable to such series set forth therein. Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Securities of a series will be influenced by the rate at which principal on the Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "PREPAYMENT" includes prepayments, in whole or in part, and liquidations due to default).

  In addition, the weighted average life of the Securities may be affected by the varying maturities of the Assets in a Trust Fund. If any Assets in a particular Trust Fund have actual terms to maturity less than those assumed in calculating final scheduled Distribution Dates for the classes of Securities of the related series, one or more classes of such Securities may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Assets will, to some extent, be a function of the mix of Mortgage Rates or Contract Rates and maturities of the Mortgage Loans or Contracts comprising or underlying such Assets. See "Description of the Trust Funds."

  Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

  Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans or Contracts underlying or comprising the Assets.

  The Prospectus Supplement with respect to each series of Securities may contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Securities of such series and the percentage of the initial Security Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Assets are made at rates corresponding to various percentages of CPR, SPA or such other standard specified in such Prospectus Supplement. Such tables and assumptions are intended to illustrate the sensitivity of the weighted average life of the Securities to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Securities. It is unlikely that prepayment of any Mortgage Loans or Contracts comprising or underlying the Assets for any series will conform to any particular level of CPR, SPA or any other rate specified in the related Prospectus Supplement.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

 Type of Asset

  If so specified in the related Prospectus Supplement, a number of Mortgage Loans may have balloon payments due at maturity (which, based on the amortization schedule of such Mortgage Loans, may be a substantial amount), and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Balloon Payment Assets may default at maturity. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions. Neither the Depositor, the Servicer, the Master Servicer, nor any of their affiliates will be obligated to refinance or repurchase any Mortgage Loan or to sell the Mortgaged Property except to the extent provided in the related Prospectus Supplement. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the Servicer may modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Securities and may thereby lengthen the period of time elapsed from the date of issuance of a Security until it is retired.

  With respect to certain Mortgage Loans, including ARM Loans, the Mortgage Rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. With respect to certain Contracts, the Contract Rate may be "stepped up" during its term or may otherwise vary or be adjusted. Under the applicable underwriting standards, the mortgagor or obligor under each Mortgage Loan or Contract generally will be qualified on the basis of the Mortgage Rate or Contract Rate in effect at origination. The repayment of any such Mortgage Loan or Contract may thus be dependent on the ability of the mortgagor or obligor to make larger level monthly payments following the adjustment of the Mortgage Rate or Contract Rate. In addition, certain Mortgage Loans may be subject to temporary buydown plans ("BUYDOWN MORTGAGE LOANS") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments thereon (the "BUYDOWN PERIOD"). The periodic increase in the amount paid by the mortgagor of a Buydown Mortgage Loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage, and may accordingly increase the risk of default with respect to the related Mortgage Loan.

  The Mortgage Rates on certain ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Mortgage Rates are generally lower than the sum of the applicable index at origination and the related margin over such index at which interest accrues), the amount of interest accruing on the principal balance of such Mortgage Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Mortgage Loans may be added to the principal balance thereof and will bear interest at the applicable Mortgage Rate. The addition of any such deferred interest to the principal balance of any related class or classes of Securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Mortgage Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce the principal balance of the related class or classes of Securities, the weighted average life of such Securities will be reduced and may adversely affect yield to holders thereof, depending upon the price at which such Securities were purchased.

  As may be described in the related Prospectus Supplement, the related Agreement may provide that all or a portion of the principal collected on or with respect to the related Mortgage Loans may be applied by the related Trustee to the acquisition of additional Mortgage Loans during a specified period (rather than used to fund payments of principal to Securityholders during such period) with the result that the related securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events to be described in the related Prospectus Supplement, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

  In addition, and as may be described in the related Prospectus Supplement, the related Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Mortgage Loans) for a specified period prior to being used to fund payments of principal to Securityholders.

  The result of such retention and temporary investment by the Trustee of such principal would be to slow the amortization rate of the related Securities relative to the amortization rate of the related Mortgage Loans, or to attempt to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in the current funding of principal payments to the related Securityholders and an acceleration of the amortization of such Securities.

 Termination

  If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the Assets in the related Trust Fund by the party specified therein, on any date on which the aggregate Security Balance of the Securities of such series declines to a percentage specified in the related Prospectus Supplement (generally not to exceed 10%) of the Initial Security Balance, under the circumstances and in the manner set forth therein. In addition, if so provided in the related Prospectus Supplement, certain classes of Securities may be purchased or redeemed in the manner set forth therein. See "Description of the Securities--Termination."

 Defaults

  The rate of defaults on the Assets will also affect the rate, timing and amount of principal payments on the Assets and thus the yield on the Securities. In general, defaults on mortgage loans or contracts are expected to occur with greater frequency in their early years. The rate of default on Mortgage Loans which are refinance or limited documentation mortgage loans, and on Mortgage Loans with high Loan-to-Value Ratios, may be higher than for other types of Mortgage Loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the Mortgage Loans and Contracts will be affected by the general economic condition of the region of the country in which the related Mortgage Properties or Manufactured Homes are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

 Foreclosures

  The number of foreclosures or repossessions and the principal amount of the Mortgage Loans or Contracts comprising or underlying the Assets that are foreclosed or repossessed in relation to the number and principal amount of Mortgage Loans or Contracts that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans or Contracts comprising or underlying the Assets and that of the related series of Securities.

 Refinancing

  At the request of a mortgagor, the Servicer may allow the refinancing of a Mortgage Loan or Contract in any Trust Fund by accepting prepayments thereon and permitting a new loan secured by a mortgage on the same property. In the event of such a refinancing, the new loan would not be included in the related Trust Fund and, therefore, such refinancing would have the same effect as a prepayment in full of the related Mortgage Loan or Contract. A Servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. In addition, Servicers may encourage the refinancing of Mortgage Loans or Contracts, including defaulted Mortgage Loans or Contracts, that would permit creditworthy borrowers to assume the outstanding indebtedness of such Mortgage Loans or Contracts.

 Due-on-Sale Clauses

  Acceleration of mortgage payments as a result of certain transfers of underlying Mortgaged Property is another factor affecting prepayment rates that may not be reflected in the prepayment standards or models used in the relevant Prospectus Supplement. A number of the Mortgage Loans comprising or underlying the Assets, other than FHA Loans and VA Loans, may include "DUE-ON-SALE CLAUSES" that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale, transfer or conveyance of the related Mortgaged Property.

  With respect to any Mortgage Loans, except as set forth in the related Prospectus Supplement, the Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses" and "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements Underlying Servicing Agreements--Due-on-Sale Provisions." The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to. It is expected that the Servicer will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession of the Manufactured Home. In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale clause". See "Certain Legal Aspects of the Contracts-- Transfers of Manufactured Homes; Enforceability of Due-on-Sale Clauses."

                                 THE DEPOSITOR

  ACE Securities Corp., the Depositor, is a special purpose corporation incorporated in the State of Delaware on June 3, 1998. The principal executive offices of the Depositor are located at 6707 Fairview Road, Suite D, Charlotte, North Carolina 28210. Its telephone number is (704) 365-0569. The Depositor does not have, nor is it expected in the future to have, any significant assets.

  The limited purposes of the Depositor are, in general, to acquire, own and sell mortgage loans and financial assets; to issue, acquire, own, hold and sell securities and notes secured by or representing ownership interests in Mortgage Loans and other financial assets, collections thereon and related assets; and to engage in any acts which are incidental to, or necessary, suitable or convenient to accomplish, the foregoing.

  All of the shares of capital stock of the Depositor are held by Altamont Holdings Corp., a Delaware corporation.

                         DESCRIPTION OF THE SECURITIES

GENERAL

  The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. If a series of Securities includes Notes, such Notes will represent indebtedness of the related Trust Fund and will be issued and secured pursuant to an Indenture. Each series of Securities will consist of one or more classes of Securities that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior (collectively, "SENIOR SECURITIES") or subordinate (collectively, "SUBORDINATE SECURITIES") to one or more other classes of Securities in respect of certain distributions on the Securities; (iii) be entitled either to (A) principal distributions, with disproportionately low, nominal or no interest distributions or (B) interest distributions, with disproportionately low, nominal or no principal distributions (collectively, "STRIP SECURITIES"); (iv) provide for distributions of accrued interest thereon commencing only following the occurrence of certain events, such as the retirement of one or more other classes of Securities of such series (collectively, "ACCRUAL SECURITIES"); (v) provide for payments of principal as described in the related Prospectus Supplement, from all or only a portion of the Assets in such Trust Fund, to the extent of available funds, in each case as described in the related Prospectus Supplement; and/or (vi) provide for distributions based on a combination of two or more components thereof with one or more of the characteristics described in this paragraph including a Strip Security component. If so specified in the related Prospectus Supplement, distributions on one or more classes of a series of Securities may be limited to collections from a designated portion of the Assets in the related Trust Fund (each such portion of Assets, an "ASSET GROUP"). Any such classes may include classes of Offered Securities.

  Each class of Offered Securities of a series will be issued in minimum denominations corresponding to the Security Balances or, in the case of certain classes of Strip Securities, notional amounts or percentage interests specified in the related Prospectus Supplement. The transfer of any Offered Securities may be registered and such Securities may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Securities of a series may be issued as Definitive Securities or in book-entry form ("BOOK-ENTRY SECURITIES"), as provided in the related Prospectus Supplement. See "Risk Factors--Owners of Book-Entry Securities Not Entitled to Exercise Rights of Holders of Securities" and "Description of the Securities--Book-Entry Registration and Definitive Securities." Definitive Securities will be exchangeable for other Securities of the same class and series of a like aggregate Security Balance, notional amount or percentage interest but of different authorized denominations. See "Risk Factors--Limited Liquidity for Securities" and "-- Limited Assets for Payment of Securities."

DISTRIBUTIONS

  Distributions on the Securities of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Distribution Amount for such series and such Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Securities are registered at the close of business on, unless a different date is specified in the related Prospectus Supplement, the last business day of the month preceding the month in which the Distribution Date occurs (the "RECORD DATE"), and the amount of each distribution will be determined as of the close of business on the date specified in the related Prospectus Supplement (the "DETERMINATION DATE"). All distributions with respect to each class of Securities on each Distribution Date will be allocated pro rata among the outstanding Securityholders in such class or by random selection or as described in the related Prospectus Supplement. Payments will be made either by wire transfer in immediately available funds to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or other person required to make such payments no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Securities in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Security Register; provided, however, that the final distribution in retirement of the Securities will be made only upon presentation and surrender of the Securities at the location specified in the notice to Securityholders of such final distribution.

AVAILABLE DISTRIBUTION AMOUNT

  All distributions on the Securities of each series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related Prospectus Supplement. Generally, the "AVAILABLE DISTRIBUTION AMOUNT" for each Distribution Date equals the sum of the following amounts:

    (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

      (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Due Period (unless a different period is specified in the related Prospectus Supplement, a "DUE
    PERIOD " with respect to any Distribution Date will commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after the Cut-off Date in the case of the first Due Period, and will end on the first day of the month of the related Distribution Date),

      (b) all prepayments, together with related payments of the interest thereon and related Prepayment Premiums, all proceeds of any FHA insurance, VA Guaranty Policy or insurance policies to be maintained in respect of each Asset (to the extent such proceeds are not applied to the restoration of the Asset or released in accordance with the normal servicing procedures of a Servicer, subject to the terms and conditions applicable to the related Asset) (collectively, "INSURANCE PROCEEDS" ), all other amounts received and retained in connection with the liquidation of Assets in default in the Trust Fund ("LIQUIDATION PROCEEDS" ), and other unscheduled recoveries received subsequent to the related Due Period,

      (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, an Asset Seller, a Servicer, the Master Servicer or any other entity as specified in the related Prospectus Supplement or that are payable in respect of certain expenses of the related Trust Fund, and

      (d) all amounts received for a repurchase of an Asset from the Trust Fund for defective documentation or a breach of representation or warranty received subsequent to the related Due Period;

    (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

    (iii) all advances made by a Servicer or the Master Servicer or any other entity as specified in the related Prospectus Supplement with respect to such Distribution Date;

    (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Servicer or any other entity as specified in the related Prospectus Supplement with respect to interest shortfalls resulting from prepayments during the related Prepayment Period; and

    (v) to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

  As described below, the entire Available Distribution Amount will be distributed among the related Securities (including any Securities not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

  The related Prospectus Supplement for a series of Securities will describe any variation in the calculation of the Available Distribution Amount for such series.

DISTRIBUTIONS OF INTEREST ON THE SECURITIES

  Each class of Securities (other than classes of Strip Securities that have no Pass-Through Rate or interest rate) may have a different Pass-Through Rate or interest rate, which will be a fixed, variable or adjustable rate at which interest will accrue on such class or a component thereof (the "PASS-THROUGH RATE" in the case of Certificates). The related Prospectus Supplement will specify the Pass-Through Rate or interest rate for each class or component or, in the case of a variable or adjustable Pass-Through Rate or interest rate, the method for determining the Pass-Through Rate or interest rate. Interest on the Securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months unless the related Prospectus Supplement specifies a different basis.

  Distributions of interest in respect of the Securities of any class will be made on each Distribution Date (other than any class of Accrual Securities, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Strip Securities that are not entitled to any distributions of interest) based on the Accrued Security Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of Accrued Security Interest otherwise distributable on such class will be added to the Security Balance thereof on each Distribution Date. With respect to each class of Securities and each Distribution Date (other than certain classes of Strip Securities), "ACCRUED SECURITY INTEREST" will be equal to interest accrued during the related Interest Accrual Period on the outstanding Security Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below. Accrued Security Interest on certain classes of Strip Securities will be equal to interest accrued during the related Interest Accrual Period on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate or interest rate, reduced as described below, or interest accrual in the manner described in the related Prospectus Supplement. The method of determining the notional amount for a certain class of Strip Securities will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. Unless otherwise provided in the related Prospectus Supplement, the Accrued Security Interest on a series of Securities will be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans or Contracts comprising or underlying the Assets in the Trust Fund for such series. The particular manner in which such shortfalls are to be allocated among some or all of the classes of Securities of that series will be specified in the related Prospectus Supplement. The related Prospectus Supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the Security Balance of) a class of Offered Securities may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the Mortgage Loans or Contracts comprising or underlying the Assets in the related Trust Fund. Unless otherwise provided in the related Prospectus Supplement, any reduction in the amount of Accrued Security Interest otherwise distributable on a class of Securities by reason of the allocation to such class of a portion of any deferred interest on the Mortgage Loans or Contracts comprising or underlying the Assets in the related Trust Fund will result in a corresponding increase in the Security Balance of such class. See "Risk Factors--Rate of Prepayments on Assets May Adversely Affect Average Lives and Yields of Securities" and "--Priority of Payment of Securities May Adversely Affect Average Lives and Yields of Securities," and "Yield Considerations."

DISTRIBUTIONS OF PRINCIPAL OF THE SECURITIES

  The Securities of each series, other than certain classes of Strip Securities, will have a "SECURITY BALANCE" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Assets and other assets included in the related Trust Fund. The outstanding Security Balance of a Security will be reduced to the extent of distributions of principal thereon from time to time and, if and to the extent so provided in the related Prospectus Supplement, by the amount of losses incurred in respect of the related Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Securities prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any related Accrued Security Interest. If so specified in the related Prospectus Supplement, the initial aggregate Security Balance of all classes of Securities of a series will be greater than the outstanding aggregate principal balance of the related Assets as of the applicable Cut-off Date. The initial aggregate Security Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Securities in the amounts and in accordance with the priorities specified in the related Prospectus Supplement. Certain classes of Strip Securities with no Security Balance are not entitled to any distributions of principal.

COMPONENTS

  To the extent specified in the related Prospectus Supplement, distribution on a class of Securities may be based on a combination of two or more different components as described under "--General" above. To such extent, the descriptions set forth under "--Distributions of Interest on the Securities" and "--Distributions of Principal of the Securities" above also relate to components of such a class of Securities. In such case, reference in such sections to Security Balance and Pass-Through Rate or interest rate refer to the principal balance, if any, of any such component and the Pass-Through Rate or interest rate, if any, on any such component, respectively.

DISTRIBUTIONS ON THE SECURITIES OF PREPAYMENT PREMIUMS

  If so provided in the related Prospectus Supplement, Prepayment Premiums that are collected on the Mortgage Loans in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Securities entitled thereto in accordance with the provisions described in such Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

  If so provided in the Prospectus Supplement for a series of Securities consisting of one or more classes of Subordinate Securities, on any Distribution Date in respect of which losses or shortfalls in collections on the Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Securities in the priority and manner and subject to the limitations specified in such Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Assets comprising such Trust Fund. The Prospectus Supplement for a series of Securities will describe the entitlement, if any, of a class of Securities whose Security Balance has been reduced to zero as a result of distributions or the allocation of losses on the related Assets to recover any losses previously allocated to such class from amounts received on the Assets. However, if the Security Balance of a class of Securities has been reduced to zero as the result of principal distributions, the allocation of losses on the Assets, an optional termination or an optional purchase or redemption, such class will no longer be entitled to receive principal distributions from amounts received on the assets of the related Trust Fund, including distributions in respect of principal losses previously allocated to such class.

ADVANCES IN RESPECT OF DELINQUENCIES

  With respect to any series of Securities evidencing an interest in a Trust Fund, if so provided in the related Prospectus Supplement, the Servicer or another entity described therein will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the related Collection Account that are not included in the Available Distribution Amount for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Assets in such Trust Fund during the related Due Period and were delinquent on the related Determination Date, subject to the Servicer's (or another entity's) good faith determination that such advances will be reimbursable from Related Proceeds (as defined below). In the case of a series of Securities that includes one or more classes of Subordinate Securities and if so provided in the related Prospectus Supplement, the Servicer's (or another entity's) advance obligation may be limited only to the portion of such delinquencies necessary to make the required distributions on one or more classes of Senior Securities and/or may be subject to the Servicer's (or another entity's) good faith determination that such advances will be reimbursable not only from Related Proceeds but also from collections on other Assets otherwise distributable on one or more classes of such Subordinate Securities. See "Description of Credit Support."

  Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Securities entitled thereto, rather than to guarantee or insure against losses. Advances of the Servicer's (or another entity's) funds will be reimbursable only out of related recoveries on the Assets (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Assets, "RELATED PROCEEDS") and from any other amounts specified in the related Prospectus Supplement, including out of any amounts otherwise distributable on one or more classes of Subordinate Securities of such series; provided, however, that any such advance will be reimbursable from any amounts in the related Collection Account prior to any distributions being made on the Securities to the extent that the Servicer (or such other entity) shall determine in good faith that such advance (a "NONRECOVERABLE ADVANCE") is not ultimately recoverable from Related Proceeds or, if applicable, from collections on other Assets otherwise distributable on such Subordinate Securities. If advances have been made by the Servicer from excess funds in the related Collection Account, the Servicer is required to replace such funds in such Collection Account on any future Distribution Date to the extent that funds in such Collection Account on such Distribution Date are less than payments required to be made to Securityholders on such date. If so specified in the related Prospectus Supplement, the obligations of the Servicer (or another entity) to make advances may be secured by a cash advance reserve fund, a surety bond, a letter of credit or another form of limited guaranty. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

  If and to the extent so provided in the related Prospectus Supplement, the Servicer (or another entity) will be entitled to receive interest at the rate specified therein on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Assets prior to any payment to Securityholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

  If specified in the related Prospectus Supplement, the Master Servicer or the Trustee will be required to make advances, subject to certain conditions described in the Prospectus Supplement, in the event of a Servicer default.

REPORTS TO SECURITYHOLDERS

  With each distribution to holders of any class of Securities of a series, the Servicer, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may

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

be specified in the related Agreement, a statement generally setting forth, in each case to the extent applicable and available:

    (i) the amount of such distribution to holders of Securities of such class applied to reduce the Security Balance thereof;

    (ii) the amount of such distribution to holders of Securities of such class allocable to Accrued Security Interest;

    (iii) the amount of such distribution allocable to Prepayment Premiums;

    (iv) the amount of related servicing compensation and such other customary information as is required to enable Securityholders to prepare their tax returns;

    (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

    (vi) the aggregate principal balance of the Assets at the close of business on such Distribution Date;

    (vii) the number and aggregate principal balance of Mortgage Loans or Contracts in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

    (viii) with respect to any Mortgage Loan or Contract liquidated during the related Due Period, (a) the portion of such liquidation proceeds payable or reimbursable to a Servicer (or any other entity) in respect of such Mortgage Loan and (b) the amount of any loss to Securityholders;

    (ix) with respect to collateral acquired by the Trust Fund through foreclosure or otherwise (an "REO PROPERTY" ) relating to a Mortgage Loan or Contract and included in the Trust Fund as of the end of the related Due Period, the date of acquisition;

    (x) with respect to each REO Property relating to a Mortgage Loan or Contract and included in the Trust Fund as of the end of the related Due Period, (a) the book value, (b) the principal balance of the related Mortgage Loan or Contract immediately following such Distribution Date (calculated as if such Mortgage Loan or Contract were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (c) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (d) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

    (xi) with respect to any such REO Property sold during the related Due Period (a) the aggregate amount of sale proceeds, (b) the portion of such sales proceeds payable or reimbursable to the Master Servicer in respect of such REO Property or the related Mortgage Loan or Contract and (c) the amount of any loss to Securityholders in respect of the related Mortgage Loan;

    (xii) the aggregate Security Balance or notional amount, as the case may be, of each class of Securities (including any class of Securities not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Security Balance due to the allocation of any loss and increase in the Security Balance of a class of Accrual Securities in the event that Accrued Security Interest has been added to such balance;

    (xiii) the aggregate amount of principal prepayments made during the related Due Period;

    (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

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

    (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

    (xvi) the aggregate unpaid Accrued Security Interest, if any, on each class of Securities at the close of business on such Distribution Date;

    (xvii) in the case of Securities with a variable Pass-Through Rate or interest rate, the Pass-Through Rate or interest rate applicable to such Distribution Date, and, if available, the immediately succeeding Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

    (xviii) in the case of Securities with an adjustable Pass-Through Rate or interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate or interest rate applicable to such Distribution Date, if available, and the immediately succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

    (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date;

    (xx) during the Pre-Funding Period, the remaining Pre-Funded Amount and the portion of the Pre-Funding Amount used to acquire Subsequent Mortgage Loans since the preceding Distribution Date;

    (xxi) during the Pre-Funding Period, the amount remaining in the Capitalized Interest Account; and

    (xxii) the aggregate amount of payments by the obligors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Due Period.

  Within a reasonable period of time after the end of each calendar year, the Servicer, the Master Servicer or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each Securityholder of record at any time during the calendar year such information required by the Code and applicable regulations thereunder to enable Securityholders to prepare their tax returns. See "Description of the Securities--Book-Entry Registration and Definitive Securities."

TERMINATION

  The obligations created by the related Agreement for each series of Securities will terminate upon the payment to Securityholders of that series of all amounts held in the Collection Accounts or by a Servicer, the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan or Contract subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination, under the circumstances and in the manner set forth in the related Prospectus Supplement. In no event, however, will the Trust Fund continue beyond the date specified in the related Prospectus Supplement. Written notice of termination of the Agreement will be given to each Securityholder, and the final distribution will be made only upon presentation and surrender of the Securities at the location to be specified in the notice of termination.

  If so specified in the related Prospectus Supplement, a series of Securities may be subject to optional early termination through the repurchase of the Assets in the related Trust Fund by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related Prospectus Supplement, upon the reduction of the Security Balance of a

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


specified class or classes of Securities by a specified percentage, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related Prospectus Supplement, in each case, under the circumstances and in the manner set forth therein. Such price will at least equal the outstanding Security Balances and any accrued and unpaid interest thereon (including any unpaid interest shortfalls for prior Distribution Dates). Any sale of the Assets of the Trust Fund will be without recourse to the Trust Fund or the Securityholders. Any such purchase or solicitation of bids may be made only when the aggregate Security Balance of such class or classes declines to a percentage of the Initial Security Balance of such Securities (not to exceed 10%) specified in the related Prospectus Supplement. In addition, if so provided in the related Prospectus Supplement, certain classes of Securities may be purchased or redeemed in the manner set forth therein at a price at least equal to the outstanding Security Balance of each class so purchased or redeemed and any accrued and unpaid interest thereon (including any unpaid interest shortfalls for prior Distribution Dates).

OPTIONAL PURCHASES

  Subject to the provisions of the applicable Agreement, the Depositor, the Servicer or such other party specified in the related Prospectus Supplement may, at such party's option, repurchase any Mortgage Loan which is in default or as to which default is reasonably foreseeable if, in the Depositor's, the Servicer's or such other party's judgment, the related default is not likely to be cured by the borrower or default is not likely to be averted, at a price equal to the unpaid principal balance thereof plus accrued interest thereon and under the conditions set forth in the applicable Prospectus Supplement.

BOOK-ENTRY REGISTRATION AND DEFINITIVE SECURITIES

  If so provided in the related Prospectus Supplement, one or more classes of the Offered Securities of any series will be issued as Book-Entry Securities, and each such class will be represented by one or more single Securities registered in the name of a nominee for the depository, The Depository Trust Company ("DTC" ).

  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code ("UCC") and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("PARTICIPANTS") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("INDIRECT PARTICIPANTS").

  Investors that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Book-Entry Securities may do so only through Participants and Indirect Participants or in such other manner as is provided for in the related Prospectus Supplement. In addition, such investors ("SECURITY OWNERS") will receive all distributions on the Book-Entry Securities through DTC and its Participants. Under a book-entry format, Security Owners will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co., as nominee for DTC ("CEDE"), on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Security Owners. The only "Securityholder" (as such term is used in the Agreement or Indenture, as applicable) will be Cede, as nominee of DTC or

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

such other entity specified in the related Prospectus Supplement, and the Security Owners will not be recognized by the Trustee as Securityholders under the Agreement or Indenture, as applicable. Security Owners will be permitted to exercise the rights of Securityholders under the related Agreement or Indenture, as applicable, only indirectly through the Participants who in turn will exercise their rights through DTC.

  Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Securities and is required to receive and transmit distributions of principal of and interest on the Book-Entry Securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Security Owners.

  Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Security Owner to pledge its interest in the Book-Entry Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in the Book-Entry Securities, may be limited due to the lack of a physical certificate evidencing such interest.

  DTC has advised the Depositor that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Securities are credited.

  Securities initially issued in book-entry form will be issued as Definitive Securities to Security Owners or their nominees, rather than to DTC or its nominee only (i) if the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Securities and the Depositor is unable to locate a qualified successor, (ii) if the Depositor, at its option, elects to terminate the book-entry system through DTC or (iii) in accordance with such other provisions described in the related Prospectus Supplement.

  Upon the occurrence of either of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Securities for the Security Owners. Upon surrender by DTC of the certificate or certificates representing the Book-Entry Securities, together with instructions for registration, the Trustee will issue (or cause to be issued) to the Security Owners identified in such instructions the Definitive Securities to which they are entitled, and thereafter the Trustee will recognize the holders of such Definitive Securities as Securityholders under the Agreement.

  None of the Depositor, any Master Servicer, any Servicer, the Trustee, or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                         DESCRIPTION OF THE AGREEMENTS

AGREEMENTS APPLICABLE TO A SERIES

 REMIC Securities, Grantor Trust Securities

  Securities representing interests in a Trust Fund, or a portion thereof, that the Trustee will elect to have treated as a real estate mortgage investment conduit under Sections 860A through

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


860G of the Code ("REMIC SECURITIES" ), or Grantor Trust Securities will be issued, and the related Trust Fund will be created, pursuant to a pooling and servicing agreement or trust agreement (each, a "POOLING AND SERVICING AGREEMENT" ) among the Depositor, the Trustee and the sole Servicer or Master Servicer, as applicable. The Assets of such Trust Fund will be transferred to the Trust Fund and thereafter serviced in accordance with the terms of the Pooling and Servicing Agreement. In the event there are multiple Servicers of the Assets of such Trust Fund, or in the event the Securities consist of Notes, each Servicer will perform such servicing functions pursuant to a related servicing agreement (each, an "UNDERLYING SERVICING AGREEMENT" ).

 Securities That Are Partnership Interests for Tax Purposes and Notes

  Securities that are partnership interests for tax purposes will be issued, and the related Trust Fund will be created, pursuant to a Pooling and Servicing Agreement.

  A series of Notes issued by a Trust Fund will be issued pursuant to an indenture (the "INDENTURE" ) between the related Trust Fund and an indenture trustee (the "INDENTURE TRUSTEE" ) named in the related Prospectus Supplement. The Trust Fund will be established pursuant to a deposit trust agreement (each, a "DEPOSIT TRUST AGREEMENT" ) between the Depositor and an owner trustee specified in the Prospectus Supplement relating to such series of Notes. The Assets securing payment on the Notes will be serviced in accordance with an Underlying Servicing Agreement.

MATERIAL TERMS OF THE POOLING AND SERVICING AGREEMENTS AND UNDERLYING SERVICING AGREEMENTS

 General

  The following summaries describe the material provisions that may appear in each Pooling and Servicing Agreement and Underlying Servicing Agreement (each an "AGREEMENT" ). The Prospectus Supplement for a series of Securities will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the Agreement for each Trust Fund and the description of such provisions in the related Prospectus Supplement. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. As used herein with respect to any series, the term "SECURITY" refers to all of the Securities of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Depositor will provide a copy of the Pooling and Servicing Agreement (without exhibits) relating to any series of Securities without charge upon written request of a Securityholder of such series addressed to ACE Securities Corp., 6707 Fairview Road, Suite D, Charlotte, North Carolina 28210, Attention:
Elizabeth S. Eldridge.

  The Servicers, any Master Servicer and the Trustee with respect to any series of Securities will be named in the related Prospectus Supplement. In the event there are multiple Servicers for the Assets in a Trust Fund, a Master Servicer will perform certain administration, calculation and reporting functions with respect to such Trust Fund and will supervise the related Servicers pursuant to a Pooling and Servicing Agreement. With respect to series involving a Master Servicer, references in this Prospectus to the Servicer will apply to the Master Servicer where non-servicing obligations are described. If so specified in the related Prospectus Supplement, a

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

manager or administrator may be appointed pursuant to the Pooling and Servicing Agreement for any Trust Fund to administer such Trust Fund.

 Assignment of Assets; Repurchases

  At the time of issuance of any series of Securities, the Depositor will assign (or cause to be assigned) to the designated Trustee the Assets to be included in the related Trust Fund, together with all principal and interest to be received on or with respect to such Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Securities to the Depositor in exchange for the Assets and the other assets comprising the Trust Fund for such series. Each Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include detailed information to the extent available and relevant (i) in respect of each Mortgage Loan included in the related Trust Fund, including without limitation, the city and state of the related Mortgaged Property and type of such property, the Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Loan-to-Value Ratio as of the date indicated and payment and prepayment provisions, if applicable; (ii) in respect of each Contract included in the related Trust Fund, including without limitation the outstanding principal amount and the Contract Rate and (iii) in respect of each Mortgage Security and Agency Security, the original and outstanding principal amount, if any, and the pass-through rate thereon.

  With respect to each Mortgage Loan, except as otherwise specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, which will generally include the original Mortgage Note endorsed, without recourse, in blank or to the order of the Trustee, the original Mortgage (or a certified copy thereof) with evidence of recording indicated thereon and an assignment of the Mortgage to the Trustee in recordable form. Notwithstanding the foregoing, a Trust Fund may include Mortgage Loans where the original Mortgage Note is not delivered to the Trustee if the Depositor delivers to the Trustee or the custodian a copy or a duplicate original of the Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. With respect to such Mortgage Loans, the Trustee (or its nominee) may not be able to enforce the Mortgage Note against the related borrower. The Asset Seller or other entity specified in the related Prospectus Supplement will be required to agree to repurchase, or substitute for, each such Mortgage Loan that is subsequently in default if the enforcement thereof or of the related Mortgage is materially adversely affected by the absence of the original Mortgage Note. The related Agreement will generally require the Depositor or another party specified in the related Prospectus Supplement to promptly cause each such assignment of Mortgage to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Servicer, the relevant Asset Seller or any other prior holder of the Mortgage Loan.

  The Trustee (or a custodian) will review such Mortgage Loan documents within a specified period of days after receipt thereof, and the Trustee (or a custodian) will hold such documents in trust for the benefit of the Securityholders. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall immediately notify the Servicer and the Depositor, and the Servicer shall immediately notify the relevant Asset Seller or other entity specified in the related Prospectus Supplement. If the Asset Seller cannot cure

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


the omission or defect within a specified number of days after receipt of such notice, then the Asset Seller or other entity specified in the related Prospectus Supplement will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Mortgage Loan from the Trustee at a price equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest at the interest rate for such Asset from the date as to which interest was last paid to the due date in the Due Period in which the relevant purchase is to occur, plus certain servicing expenses that are payable to the Servicer or such other price as specified in the related Prospectus Supplement (the "PURCHASE PRICE") or substitute for such Mortgage Loan. There can be no assurance that an Asset Seller or other named entity will fulfill this repurchase or substitution obligation, and neither the Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Asset Seller or other named entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller or other named entity may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

  Notwithstanding the preceding two paragraphs, the documents with respect to Home Equity Loans, Home Improvement Contracts and Unsecured Home Improvement Loans will be delivered to the Trustee (or a custodian) only to the extent specified in the related Prospectus Supplement. Generally such documents will be retained by the Servicer, which may also be the Asset Seller. In addition, assignments of the related Mortgages to the Trustee will be recorded only to the extent specified in the related Prospectus Supplement.

  With respect to each Contract, the Servicer (which may also be the Asset Seller) generally will maintain custody of the original Contract and copies of documents and instruments related to each Contract and the security interest in the Manufactured Home securing each Contract. In order to give notice of the right, title and interest of the Trustee in the Contracts, the Depositor will cause UCC-1 financing statements to be executed by the related Asset Seller identifying the Depositor as secured party and by the Depositor identifying the Trustee as the secured party and, in each case, identifying all Contracts as collateral. The Contracts will be stamped or otherwise marked to reflect their assignment from the Depositor to the Trust Fund only to the extent specified in the related Prospectus Supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of the Trustee in the Contracts could be defeated. See "Certain Legal Aspects of the Contracts."

  While the Contract documents will not be reviewed by the Trustee or the Servicer, if the Servicer finds that any such document is missing or defective in any material respect, the Servicer will be required to immediately notify the Depositor and the relevant Asset Seller or other entity specified in the related Prospectus Supplement. If the Asset Seller or such other entity cannot cure the omission or defect within a specified number of days after receipt of such notice, then the Asset Seller or such other entity will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Contract from the Trustee at the Purchase Price or substitute for such Contract. There can be no assurance that an Asset Seller or such other entity will fulfill this repurchase or substitution obligation, and neither the Servicer nor the Depositor will be obligated to repurchase or substitute for such Contract if the Asset Seller or such other entity defaults on its obligation. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document. To the extent specified in the related Prospectus

Supplement, in lieu of curing any omission or defect in the Asset or repurchasing or substituting for such Asset, the Asset Seller may agree to cover any losses suffered by the Trust Fund as a result of such breach or defect.

  Mortgage Securities and Agency Securities will be registered in the name of the Trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of Mortgage Securities and Agency Securities issued only in book-entry form, through the depository with respect thereto, in accordance with the procedures established by the issuer or guarantor for registration of such certificates, and distributions on such securities to which the Trust Fund is entitled will be made directly to the Trustee.

 Representations and Warranties; Repurchases

  To the extent provided in the related Prospectus Supplement the Depositor will, with respect to each Asset, assign certain representations and warranties, as of a specified date (the person making such representations and warranties, the "WARRANTING PARTY") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Asset on the schedule of Assets appearing as an exhibit to the related Agreement;
(ii) in the case of a Mortgage Loan, the existence of title insurance insuring the lien priority of the Mortgage Loan and, in the case of a Contract, that the Contract creates a valid first security interest in or lien on the related Manufactured Home; (iii) the authority of the Warranting Party to sell the Asset; (iv) the payment status of the Asset; (v) in the case of a Mortgage Loan, the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property or Manufactured Home.

  Any Warranting Party shall be an Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

  Representations and warranties made in respect of an Asset may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Securities evidencing an interest in such Asset. In the event of a breach of any such representation or warranty, the Warranting Party will be obligated to reimburse the Trust Fund for losses caused by any such breach or either cure such breach or repurchase or replace the affected Asset as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a reimbursement, cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date.

  Each Agreement will provide that the Servicer and/or Trustee or such other entity identified in the related Prospectus Supplement will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by it in respect of an Asset that materially and adversely affects the value of such Asset or the interests therein of the Securityholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Asset from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase an Asset as to which a breach has occurred, will have the option, within a specified

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

period after initial issuance of such series of Securities, to cause the removal of such Asset from the Trust Fund and substitute in its place one or more other Assets, as applicable, in accordance with the standards described in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase or substitute an Asset as to which a breach has occurred, will have the option to reimburse the Trust Fund or the Securityholders for any losses caused by such breach. This reimbursement, repurchase or substitution obligation will constitute the sole remedy available to Securityholders or the Trustee for a breach of representation by a Warranting Party.

  Neither the Depositor (except to the extent that it is the Warranting Party) nor the Servicer will be obligated to purchase or substitute for an Asset if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to the Assets.

  A Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement. A breach of any such representation of the Servicer which materially and adversely affects the interests of the Securityholders and which continues unremedied for the number of days specified in the Agreement after the giving of written notice of such breach to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights or such other percentage specified in the related Prospectus Supplement, will constitute an Event of Default under such Agreement. See "Events of Default" and "Rights Upon Event of Default."

 Collection Account and Related Accounts

  General. The Servicer and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on the related Assets (collectively, the "COLLECTION ACCOUNT"), which must be either (i) an account or accounts the deposits in which are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Securityholders have a claim with respect to the funds in the Collection Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained or (ii) otherwise maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Securities of such series. The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade obligations specified in the Agreement ("PERMITTED INVESTMENTS"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in certain short-term Permitted Investments. Any interest or other income earned on funds in the Collection Account will, unless otherwise specified in the related Prospectus Supplement, be paid to the Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Servicer, if applicable, provided that such institution meets the standards imposed by the Rating Agency or Agencies. If permitted by the Rating Agency or Agencies, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Servicer or serviced or master serviced by it on behalf of others.

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

  Deposits. A Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for one or more Trust Funds on a daily basis, or such other period provided in the related Agreement, the following payments and collections received, or advances made, by the Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

    (i) all payments on account of principal, including principal prepayments, on the Assets;

    (ii) all payments on account of interest on the Assets, including any default interest collected, in each case net of any portion thereof retained by a Servicer as its servicing compensation and net of any Retained Interest;

    (iii) Liquidation Proceeds and Insurance Proceeds, together with the net proceeds on a monthly basis with respect to any Assets acquired for the benefit of Securityholders;

    (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Securities as described under "Description of Credit Support";

    (v) any advances made as described under "Description of the Securities-- Advances in Respect of Delinquencies";

    (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements";

    (vii) all proceeds of any Asset or, with respect to a Mortgage Loan, property acquired in respect thereof purchased by the Depositor, any Asset Seller or any other specified person as described under "Assignment of Assets; Repurchases" and "Representations and Warranties; Repurchases," all proceeds of any defaulted Mortgage Loan purchased as described under "Realization Upon Defaulted Assets," and all proceeds of any Asset purchased as described under "Description of the Securities--Termination";

    (viii) any amounts paid by a Servicer to cover certain interest shortfalls arising out of the prepayment of Assets in the Trust Fund as described under "Description of the Agreements--Retained Interest; Servicing Compensation and Payment of Expenses";

    (ix) to the extent that any such item does not constitute additional servicing compensation to a Servicer, any payments on account of modification or assumption fees, late payment charges or Prepayment Premiums on the Assets;

    (x) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "Hazard Insurance Policies";

    (xi) any amount required to be deposited by a Servicer or the Trustee in connection with losses realized on investments for the benefit of the Servicer or the Trustee, as the case may be, of funds held in the Collection Account; and

    (xii) any other amounts required to be deposited in the Collection Account as provided in the related Agreement and described in the related Prospectus Supplement.

  Withdrawals. A Servicer or the Trustee may, from time to time, make withdrawals from the Collection Account for each Trust Fund for any of the following purposes:

    (i) to make distributions to the Securityholders on each Distribution
  Date;

    (ii) to reimburse a Servicer for unreimbursed amounts advanced as described under "Description of the Securities--Advances in Respect of Delinquencies," such reimbursement to be made out of amounts received which were identified and applied by the Servicer as late collections of interest (net of related servicing fees and Retained

  Interest) on and principal of the particular Assets with respect to which the advances were made or out of amounts drawn under any form of Credit Support with respect to such Assets;

    (iii) to reimburse a Servicer for unpaid servicing fees earned and certain unreimbursed servicing expenses incurred with respect to Assets and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular Assets and properties, and net income collected on the particular properties, with respect to which such fees were earned or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such Assets and properties;

    (iv) to reimburse a Servicer for any advances described in clause (ii) above and any servicing expenses described in clause (iii) above which, in the Servicer's good faith judgment, will not be recoverable from the amounts described in clauses (ii) and (iii), respectively, such reimbursement to be made from amounts collected on other Assets or, if and to the extent so provided by the related Agreement and described in the related Prospectus Supplement, just from that portion of amounts collected on other Assets that is otherwise distributable on one or more classes of Subordinate Securities, if any, remain outstanding, and otherwise any outstanding class of Securities, of the related series;

    (v) if and to the extent described in the related Prospectus Supplement, to pay a Servicer interest accrued on the advances described in clause (ii) above and the servicing expenses described in clause (iii) above while such advances and servicing expenses remain outstanding and unreimbursed;

    (vi) to reimburse a Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding Servicers, the Master Servicer and the Depositor";

    (vii) if and to the extent described in the related Prospectus Supplement, to pay (or to transfer to a separate account for purposes of escrowing for the payment of) the Trustee's fees;

    (viii) to reimburse the Trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under "Certain Matters Regarding the Trustee";

    (ix) to pay a Servicer, as additional servicing compensation, interest and investment income earned in respect of amounts held in the Collection Account;

    (x) to pay the person entitled thereto any amounts deposited in the Collection Account that were identified and applied by the Servicer as recoveries of Retained Interest;

    (xi) to pay for costs reasonably incurred in connection with the proper management and maintenance of any Mortgaged Property acquired for the benefit of Securityholders by foreclosure or by deed in lieu of foreclosure or otherwise, such payments to be made out of income received on such property;

    (xii) if one or more elections have been made to treat the Trust Fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the Trust Fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICs--Taxes That May Be Imposed on the REMIC Pool" or in the applicable Prospectus Supplement, respectively;

    (xiii) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted Mortgage Loan or a property

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

  acquired in respect thereof in connection with the liquidation of such Mortgage Loan or property;

    (xiv) to pay for the cost of various opinions of counsel obtained pursuant to the related Agreement for the benefit of Securityholders;

    (xv) to pay for the costs of recording the related Agreement if such recordation materially and beneficially affects the interests of Securityholders, provided that such payment shall not constitute a waiver with respect to the obligation of the Warranting Party to remedy any breach of representation or warranty under the Agreement;

    (xvi) to pay the person entitled thereto any amounts deposited in the Collection Account in error, including amounts received on any Asset after its removal from the Trust Fund whether by reason of purchase or substitution as contemplated by "Assignment of Assets; Repurchase" and "Representations and Warranties; Repurchases" or otherwise;

    (xvii) to make any other withdrawals permitted by the related Agreement;
  and

    (xviii) to clear and terminate the Collection Account at the termination of the Trust Fund.

  Other Collection Accounts. Notwithstanding the foregoing, if so specified in the related Prospectus Supplement, the Agreement for any series of Securities may provide for the establishment and maintenance of a separate collection account into which the Servicer will deposit on a daily basis, or such other period provided in the related Agreement, the amounts described under "-- Deposits" above for one or more series of Securities. Any amounts on deposit in any such collection account will be withdrawn therefrom and deposited into the appropriate Collection Account by a time specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any amounts which could be withdrawn from the Collection Account as described under "--Withdrawals" above, may also be withdrawn from any such collection account. The Prospectus Supplement will set forth any restrictions with respect to any such collection account, including investment restrictions and any restrictions with respect to financial institutions with which any such collection account may be maintained.

  The Servicer will establish and maintain with the Indenture Trustee an account, in the name of the Indenture Trustee on behalf of the holders of Notes, into which amounts released from the Collection Account for distribution to the holders of Notes will be deposited and from which all distributions to the holders of Notes will be made

  Collection and Other Servicing Procedures. The Servicer is required to make reasonable efforts to collect all scheduled payments under the Assets and will follow or cause to be followed such collection procedures as it would follow with respect to assets that are comparable to the Assets and held for its own account, provided such procedures are consistent with (i) the terms of the related Agreement and any related hazard insurance policy or instrument of Credit Support, if any, included in the related Trust Fund described herein or under "Description of Credit Support," (ii) applicable law and (iii) the general servicing standard specified in the related Prospectus Supplement or, if no such standard is so specified, its normal servicing practices (in either case, the "SERVICING STANDARD"). In connection therewith, the Servicer will be permitted in its discretion to waive any late payment charge or penalty interest in respect of a late payment on an Asset.

  Each Servicer will also be required to perform other customary functions of a servicer of comparable assets, including maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining, to the extent required by the Agreement, escrow or impoundment accounts of obligors for payment of taxes, insurance and other items required to be paid by any obligor pursuant to the terms of the Assets; processing assumptions or substitutions in those cases where the Servicer has determined not to enforce any applicable due-on-sale clause; attempting to cure delinquencies; supervising foreclosures or repossessions; inspecting and managing Mortgaged Properties or Manufactured Homes under certain circumstances; and maintaining accounting records relating to the Assets. The Servicer or such other entity specified in the related Prospectus Supplement will be responsible for filing and settling claims in respect of particular Assets under any applicable instrument of Credit Support. See "Description of Credit Support."

  The Servicer may agree to modify, waive or amend any term of any Asset in a manner consistent with the Servicing Standard so long as the modification, waiver or amendment will not (i) affect the amount or timing of any scheduled payments of principal or interest on the Asset or (ii) in its judgment, materially impair the security for the Asset or reduce the likelihood of timely payment of amounts due thereon. The Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, an Asset if (i) in its judgment, a material default on the Asset has occurred or a payment default is reasonably foreseeable and
(ii) in its judgment, such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the Asset on a present value basis than would liquidation. The Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Asset.

  In the case of Multifamily Loans, a mortgagor's failure to make required Mortgage Loan payments may mean that operating income is insufficient to service the Mortgage Loan debt, or may reflect the diversion of that income from the servicing of the Mortgage Loan debt. In addition, a mortgagor under a Multifamily Loan that is unable to make Mortgage Loan payments may also be unable to make timely payment of all required taxes and otherwise to maintain and insure the related Mortgaged Property. In general, the Servicer will be required to monitor any Multifamily Loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related Multifamily Property and take such other actions as are consistent with the related Agreement. A significant period of time may elapse before the Servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the Servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose may vary considerably depending on the particular Multifamily Loan, the Multifamily Property, the mortgagor, the presence of an acceptable party to assume the Multifamily Loan and the laws of the jurisdiction in which the Multifamily Property is located.

 Realization Upon Defaulted Assets

  Generally, the Servicer is required to monitor any Assets which is in default, initiate corrective action in cooperation with the mortgagor or obligor if cure is likely, inspect the Asset and take such other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the Servicer is able to assess the success of such corrective action or the need for additional initiatives.

  Any Agreement relating to a Trust Fund that includes Mortgage Loans or Contracts may grant to the Servicer and/or the holder or holders of certain classes of Securities a right of first refusal to purchase from the Trust Fund at a predetermined purchase price any such Mortgage

Loan or Contract as to which a specified number of scheduled payments thereunder are delinquent. Any such right granted to the holder of an Offered Security will be described in the related Prospectus Supplement. The related Prospectus Supplement will also describe any such right granted to any person if the predetermined purchase price is less than the Purchase Price described under "Representations and Warranties; Repurchases."

  If so specified in the related Prospectus Supplement, the Servicer may offer to sell any defaulted Mortgage Loan or Contract described in the preceding paragraph and not otherwise purchased by any person having a right of first refusal with respect thereto, if and when the Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation through foreclosure, repossession or similar proceedings. The related Agreement will provide that any such offering be made in a commercially reasonable manner for a specified period and that the Servicer accept the highest cash bid received from any person (including itself, an affiliate of the Servicer or any Securityholder) that constitutes a fair price for such defaulted Mortgage Loan or Contract. In the absence of any bid determined in accordance with the related Agreement to be fair, the Servicer shall proceed with respect to such defaulted Mortgage Loan or Contract as described below. Any bid in an amount at least equal to the Purchase Price described under "Representations and Warranties; Repurchases" will in all cases be deemed fair.

  The Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Mortgage Loan by operation of law or otherwise and may at any time repossess and realize upon any Manufactured Home, if such action is consistent with the Servicing Standard and a default on such Mortgage Loan or Contract has occurred or, in the Servicer's judgment, is imminent.

  If title to any Mortgaged Property is acquired by a Trust Fund as to which a REMIC election has been made, the Servicer, on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless (i) the Internal Revenue Service grants an extension of time to sell such property or (ii) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Securities are outstanding. Subject to the foregoing, the Servicer will be required to (i) solicit bids for any Mortgaged Property so acquired in such a manner as will be reasonably likely to realize a fair price for such property and (ii) accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any person that constitutes a fair price.

  The limitations imposed by the related Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the ownership and management of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans--Foreclosure."

  If recovery on a defaulted Asset under any related instrument of Credit Support is not available, the Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Asset. If the proceeds of any liquidation of the property securing the defaulted Asset are less than the outstanding principal balance of the defaulted Asset plus interest accrued thereon at the applicable interest rate, plus the aggregate amount of expenses incurred by the Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Asset, prior to the distribution of such Liquidation Proceeds to Securityholders, amounts representing its normal servicing compensation on the Security, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset.

  If any property securing a defaulted Asset is damaged the Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Securityholders on liquidation of the Asset after reimbursement of the Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

  The Pooling and Servicing Agreement will require the Trustee, if it has not received a distribution with respect to any Mortgage Security or Agency Security by the fifth business day after the date on which such distribution was due and payable pursuant to the terms of such Agency Security, to request the issuer or guarantor, if any, of such Mortgage Security or Agency Security to make such payment as promptly as possible and legally permitted to take such legal action against such issuer or guarantor as the Trustee deems appropriate under the circumstances, including the prosecution of any claims in connection therewith. The reasonable legal fees and expenses incurred by the Trustee in connection with the prosecution of any such legal action will be reimbursable to the Trustee out of the proceeds of any such action and will be retained by the Trustee prior to the deposit of any remaining proceeds in the Collection Account pending distribution thereof to Securityholders of the related series. In the event that the proceeds of any such legal action may be insufficient to reimburse the Trustee for its legal fees and expenses, the Trustee will be entitled to withdraw from the Collection Account an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged.

  As servicer of the Assets, a Servicer, on behalf of itself, the Trustee and the Securityholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Assets.

  If a Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Assets, the Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Securityholders, amounts representing its normal servicing compensation on such Asset, unreimbursed servicing expenses incurred with respect to the Asset and any unreimbursed advances of delinquent payments made with respect to the Asset. See "Hazard Insurance Policies" and "Description of Credit Support."

 Hazard Insurance Policies

  Mortgage Loans. Generally, each Agreement for a Trust Fund comprised of Mortgage Loans will require the Servicer to cause the mortgagor on each Mortgage Loan to maintain a hazard insurance policy providing for such coverage as is required under the related Mortgage or, if any Mortgage permits the holder thereof to dictate to the mortgagor the insurance coverage to be maintained on the related Mortgaged Property, then such coverage as is consistent with the Servicing Standard. Such coverage will be in general in an amount equal to the lesser of the principal balance owing on such Mortgage Loan (but not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy) and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis or such other amount specified in the related Prospectus Supplement. The ability of the Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement may provide that the Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Servicer's maintaining a blanket policy insuring against hazard losses on the Mortgage Loans. If such blanket policy contains a deductible clause, the Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause.

  In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks.

  The hazard insurance policies covering the Mortgaged Properties securing the Mortgage Loans will typically contain a coinsurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

  Each Agreement for a Trust Fund comprised of Mortgage Loans will require the Servicer to cause the mortgagor on each Mortgage Loan to maintain all such other insurance coverage with respect to the related Mortgaged Property as is consistent with the terms of the related Mortgage and the Servicing Standard, which insurance may typically include flood insurance (if the related Mortgaged Property was located at the time of origination in a federally designated flood area).

  Any cost incurred by the Servicer in maintaining any such insurance policy will be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of such cost will not be taken into account for purposes of calculating the distribution to be made to Securityholders. Such costs may be recovered by the Servicer from the Collection Account, with interest thereon, as provided by the Agreement.

  Under the terms of the Mortgage Loans, mortgagors will generally be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged

Properties. The Servicer, on behalf of the Trustee and Securityholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Loans. However, the ability of the Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Servicer by mortgagors.

  Contracts. Generally, the terms of the Agreement for a Trust Fund comprised of Contracts will require the Servicer to cause to be maintained with respect to each Contract one or more hazard insurance policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each such hazard insurance policy shall be sufficient to avoid the application of any co-insurance clause contained therein. When a Manufactured Home's location was, at the time of origination of the related Contract, within a federally designated special flood hazard area, the Servicer shall cause such flood insurance to be maintained, which coverage shall be at least equal to the minimum amount specified in the preceding sentence or such lesser amount as may be available under the federal flood insurance program. Each hazard insurance policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any obligor is in default in the payment of premiums on its hazard insurance policy or policies, the Servicer shall pay such premiums out of its own funds, and may add separately such premium to the obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract.

  The Servicer may maintain, in lieu of causing individual hazard insurance policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the obligor to maintain a hazard insurance policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the obligor's interest in the Contracts resulting from the absence or insufficiency of individual hazard insurance policies. The Servicer shall pay the premium for such blanket policy on the basis described therein and shall pay any deductible amount with respect to claims under such policy relating to the Contracts.

 FHA Insurance and VA Guarantees

  FHA Loans will be insured by the FHA as authorized under the Housing Act. Certain FHA Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The Prospectus Supplement for Securities of each series evidencing interests in a Trust Fund including FHA Loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. Except as otherwise specified in the related Prospectus Supplement, the following describes FHA insurance programs and regulations as generally in effect with respect to FHA Loans.

  The insurance premiums for FHA Loans are collected by lenders approved by the Department of Housing and Urban Development ("HUD") or by the Servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and

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

conveyance of the mortgaged premises to the United States of America or upon assignment of the defaulted loan to the United States of America. With respect to a defaulted FHA Loan, the Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made upon or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than FHA Loans originated under the FHA Title I Program, beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Servicer in partial or full satisfaction of amounts due under the FHA Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the FHA Loan, and HUD must have rejected any request for relief from the mortgagor before the Servicer may initiate foreclosure proceedings.

  HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. To the extent specified in the related Prospectus Supplement, the Servicer of each single family FHA Loan will be obligated to purchase any such debenture issued in satisfaction of such FHA Loan upon default for an amount equal to the principal amount of any such debenture.

  Other than in relation to the FHA Title I Program, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA Loan adjusted to reimburse the Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA Loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

  VA Loans will be partially guaranteed by the VA under the Serviceman's Readjustment Act (a "VA GUARANTY POLICY"). With respect to a defaulted VA Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

  The amount payable under the guarantee will be the percentage of the VA Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of such VA Loan, interest accrued on the unpaid balance of such VA Loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case

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only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

 Fidelity Bonds and Errors and Omissions Insurance

  Each Agreement will require that the Servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the Servicer. The related Agreement will allow the Servicer to self-insure against loss occasioned by the errors and omissions of the officers, employees and agents of the Servicer so long as certain criteria set forth in the Agreement are met.

 Due-on-Sale Provisions

  The Mortgage Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Mortgage Loan upon any sale, transfer or conveyance of the related Mortgaged Property. The Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Mortgaged Property and it is entitled to do so under applicable law; provided, however, that the Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect or jeopardize coverage under any applicable insurance policy. Any fee collected by or on behalf of the Servicer for entering into an assumption agreement will be retained by or on behalf of the Servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale Clauses." The Contracts may also contain such clauses. The Servicer will generally permit such transfer so long as the transferee satisfies the Servicer's then applicable underwriting standards. The purpose of such transfers is often to avoid a default by the transferring obligor. See "Certain Legal Aspects of the Contracts--Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses."

 Retained Interest; Servicing Compensation and Payment of Expenses

  The Prospectus Supplement for a series of Securities will specify whether there will be any Retained Interest in the Assets, and, if so, the initial owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "RETAINED INTEREST" in an Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

  The Servicer's primary servicing compensation with respect to a series of Securities will come from the periodic payment to it of a portion of the interest payment on each Asset or such other amount specified in the related Prospectus Supplement. Since any Retained Interest and a Servicer's primary compensation are percentages of the principal balance of each Asset, such amounts will decrease in accordance with the amortization of the Assets. The Prospectus Supplement with respect to a series of Securities evidencing interests in a Trust Fund that includes Mortgage Loans or Contracts may provide that, as additional compensation, the Servicer may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any account established by a Servicer pursuant to the Agreement.

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

  The Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the Assets, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Securityholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Assets and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein may be borne by the Trust Fund.

  If and to the extent provided in the related Prospectus Supplement, the Servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain interest shortfalls resulting from the voluntary prepayment of any Assets in the related Trust Fund during such period prior to their respective due dates therein.

 Evidence as to Compliance

  Each Agreement relating to Assets which include Mortgage Loans or Contracts will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers, the Audit Program for Mortgages serviced for Freddie Mac or such other program used by the Servicer, the servicing by or on behalf of the Servicer of mortgage loans under agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements or such program except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for Freddie Mac, or paragraph 4 of the Uniform Single Attestation Program for Mortgage Bankers, or such other program, requires it to report.

  Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Servicer to the effect that the Servicer has fulfilled its obligations under the Agreement throughout the preceding calendar year or other specified twelve-month period.

  Copies of such annual accountants' statement and such statements of officers will be obtainable by Securityholders without charge upon written request to the Servicer or other entity specified in the related Prospectus Supplement at the address set forth in the related Prospectus Supplement.

 Certain Matters Regarding Servicers, the Master Servicer and the Depositor

  The Servicers and Master Servicer under each Agreement will be named in the related Prospectus Supplement. The entities serving as Servicer or Master Servicer may be affiliates of the Depositor and may have other normal business relationships with the Depositor or the Depositor's affiliates. Reference herein to the Servicer shall be deemed to be to the Master Servicer, if applicable.

  The related Agreement will provide that the Servicer may resign from its obligations and duties thereunder only upon a determination that its duties under the Agreement are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Servicer so causing such a conflict being of a type and nature carried on by the Servicer at the date of the Agreement. No such

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

resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under the Agreement.

  Each Agreement will further provide that neither any Servicer, the Depositor nor any director, officer, employee, or agent of a Servicer or the Depositor will be under any liability to the related Trust Fund or Securityholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Servicer, the Depositor nor any such person will be protected against any breach of a representation, warranty or covenant made in such Agreement, or against any liability specifically imposed thereby, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that any Servicer, the Depositor and any director, officer, employee or agent of a Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities; provided, however, that such indemnification will not extend to any loss, liability or expense (i) specifically imposed by such Agreement or otherwise incidental to the performance of obligations and duties thereunder, including, in the case of a Servicer, the prosecution of an enforcement action in respect of any specific Mortgage Loan or Mortgage Loans or Contract or Contracts (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to such Agreement); (ii) incurred in connection with any breach of a representation, warranty or covenant made in such Agreement; (iii) incurred by reason of misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder, or by reason of reckless disregard of such obligations or duties; (iv) incurred in connection with any violation of any state or federal securities law; or (v) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the related Agreement. In addition, each Agreement will provide that neither any Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Securityholders, and the Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Account.

  Any person into which the Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer or the Depositor is a party, or any person succeeding to the business of the Servicer or the Depositor, will be the successor of the Servicer or the Depositor, as the case may be, under the related Agreement.


 Special Servicers

  If and to the extent specified in the related Prospectus Supplement, a special servicer (a "SPECIAL SERVICER") may be a party to the related Agreement or may be appointed by the Servicer or another specified party to perform certain specified duties in respect of servicing the related Mortgage Loans that would otherwise be performed by the Servicer (for example, the workout and/or foreclosure of defaulted Mortgage Loans). The rights and obligations of any Special Servicer will be specified in the related Prospectus Supplement, and the Servicer will be liable for the performance of a Special Servicer only if, and to the extent, set forth in such Prospectus Supplement.

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

 Events of Default under the Agreement

  Events of default under the related Agreement will generally include (i) any failure by the Servicer to distribute or cause to be distributed to Securityholders, or to remit to the Trustee for distribution to Securityholders, any required payment that continues after a grace period, if any; (ii) any failure by the Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for 30 days after written notice of such failure has been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by Securityholders evidencing not less than 25% of the Voting Rights; (iii) any breach of a representation or warranty made by the Servicer under the Agreement which materially and adversely affects the interests of Securityholders and which continues unremedied for 30 days after written notice of such breach has been given to the Servicer by the Trustee or the Depositor, or to the Servicer, the Depositor and the Trustee by the holders of Securities evidencing not less than 25% of the Voting Rights; and (iv) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Servicer indicating its insolvency or inability to pay its obligations. Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related Prospectus Supplement. The Trustee will, not later than the later of 60 days or such other period specified in the related Prospectus Supplement after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an event of default and five days after certain officers of the Trustee become aware of the occurrence of such an event, transmit by mail to the Depositor and all Securityholders of the applicable series notice of such occurrence, unless such default shall have been cured or waived.

  The manner of determining the "VOTING RIGHTS" of a Security or class or classes of Securities will be specified in the related Prospectus Supplement.

 Rights Upon Event of Default under the Agreements

  So long as an event of default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Securities evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, the Trustee shall terminate all of the rights and obligations of the Servicer under the Agreement and in and to the Mortgage Loans (other than as a Securityholder or as the owner of any Retained Interest), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Servicer under the Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent Assets, or if the related Prospectus Supplement so specifies, then the Trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Securities entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to the Rating Agency with a net worth at the time of such appointment of at least $15,000,000 (or such other amount specified in the related Prospectus Supplement) to act as successor to the Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Servicer under the Agreement.

  The holders of Securities representing at least 66 2/3% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights allocated to the respective classes of Securities affected by any event of default will be entitled to waive such event of default;

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

provided, however, that an Event of Default involving a failure to distribute a required payment to Securityholders described in clause (i) under "Events of Default under the Agreements" may be waived only by all of the Securityholders. Upon any such waiver of an event of default, such event of default shall cease to exist and shall be deemed to have been remedied for every purpose under the Agreement.

  No Securityholders will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Securities evidencing not less than 25% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days (or such other number of days specified in the related Prospectus Supplement) has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Securityholders covered by such Agreement, unless such Securityholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

 Amendment

  Each Agreement may be amended by the parties thereto, without the consent of any Securityholders covered by the Agreement, (i) to cure any ambiguity or mistake, (ii) to correct, modify or supplement any provision therein which may be inconsistent with any other provision therein or with the related Prospectus Supplement, (iii) to make any other provisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof, or (iv) to comply with any requirements imposed by the Code; provided that, in the case of clause (iii), such amendment will not adversely affect in any material respect the interests of any Securityholders covered by the Agreement as evidenced either by an opinion of counsel to such effect or the delivery to the Trustee of written notification from each Rating Agency that provides, at the request of the Depositor, a rating for the Offered Securities of the related series to the effect that such amendment or supplement will not cause such Rating Agency to lower or withdraw the then current rating assigned to such Securities. Each Agreement may also be amended by the Depositor, the Servicer, if any, and the Trustee, with the consent of the Securityholders affected thereby evidencing not less than 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights, for any purpose; provided, however, no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Assets which are required to be distributed on any Security without the consent of the Securityholder or (ii) reduce the consent percentages described in this paragraph without the consent of all the Securityholders covered by such Agreement then outstanding. However, with respect to any series of Securities as to which a REMIC election is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not result in the imposition of a tax on the related Trust Fund or cause the related Trust Fund to fail to qualify as a REMIC, at any time that the related Securities are outstanding.

 The Trustee

  The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association, banking corporation or trust company

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

serving as Trustee may have a banking relationship with the Depositor and its affiliates, with any Servicer and its affiliates and with any Master Servicer and its affiliates.

 Duties of the Trustee

  The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Securities or any Asset or related document and is not accountable for the use or application by or on behalf of any Servicer of any funds paid to the Master Servicer or its designee in respect of the Securities or the Assets, or deposited into or withdrawn from the Collection Account or any other account by or on behalf of the Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement, as applicable. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

 Certain Matters Regarding the Trustee

  The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to indemnification out of the Collection Account for any loss, liability or expense (including costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) incurred in connection with the Trustee's (i) enforcing its rights and remedies and protecting the interests, of the Securityholders during the continuance of an Event of Default, (ii) defending or prosecuting any legal action in respect of the related Agreement or series of Securities (iii) being the mortgagee of record with respect to the Mortgage Loans in a Trust Fund and the owner of record with respect to any Mortgaged Property acquired in respect thereof for the benefit of Securityholders, or (iv) acting or refraining from acting in good faith at the direction of the holders of the related series of Securities entitled to not less than 25% (or such other percentage as is specified in the related Agreement with respect to any particular matter) of the Voting Rights for such series; provided, however, that such indemnification will not extend to any loss, liability or expense that constitutes a specific liability of the Trustee pursuant to the related Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the Trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made therein.

 Resignation and Removal of the Trustee

  The Trustee may at any time resign from its obligations and duties under an Agreement by giving written notice thereof to the Depositor, the Servicer, if any, and all Securityholders. Upon receiving such notice of resignation, the Depositor is required promptly to appoint a successor trustee acceptable to the Servicer, if any. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

  If at any time the Trustee shall cease to be eligible to continue as such under the related Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if a change in the financial condition of the Trustee has adversely affected or will adversely affect the rating on any class of the Securities, then the Depositor may remove the Trustee and appoint a successor trustee

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

acceptable to the Master Servicer, if any. Securityholders of any series entitled to at least 51% (or such other percentage specified in the related Prospectus Supplement) of the Voting Rights for such series may at any time remove the Trustee without cause and appoint a successor trustee.

  Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until acceptance of appointment by the successor trustee.

MATERIAL TERMS OF THE INDENTURE

 General

  The following summary describes the material provisions that may appear in each Indenture. The Prospectus Supplement for a series of Notes will describe any provision of the Indenture relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified by reference to, all of the provisions of the Indenture for a series of Notes. A form of an Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Depositor will provide a copy of the Indenture (without exhibits) relating to any series of Notes without charge upon written request of a Securityholder of such series addressed to ACE Securities Corp., 6707 Fairview Road, Suite D, Charlotte, North Carolina 28210, Attention:
Elizabeth S. Eldridge.

 Events of Default

  Events of default under the Indenture for each series of Notes will generally include: (i) a default for thirty (30) days (or such other number of days specified in such Prospectus Supplement) or more in the payment of any principal of or interest on any Note of such series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;
(iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days (or such other number of days specified in such Prospectus Supplement) after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;
(iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other event of default provided with respect to Notes of that series.

  If an event of default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Indenture Trustee or the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount (or, if the Notes of that series are Accrual Securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related Prospectus Supplement) of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the Securityholders of a majority in aggregate outstanding amount of the Notes of such series.

  If, following an event of default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Indenture Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the

Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an event of default, other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless (a) the Securityholders of 100% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such series at the date of such sale or (c) the Indenture Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Securityholders of 66 2/3% (or such other percentage specified in the related Prospectus Supplement) of the then aggregate outstanding amount of the Notes of such series.

  In the event that the Indenture Trustee liquidates the collateral in connection with an event of default involving a default for thirty (30) days (or such other number of days specified in the related Prospectus Supplement) or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Indenture Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an event of default, the amount available for distribution to the Securityholders would be less than would otherwise be the case. However, the Indenture Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Securityholders after the occurrence of such an event of default.

  To the extent provided in the related Prospectus Supplement, in the event the principal of the Notes of a series is declared due and payable, as described above, the Securityholders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

  Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an event of default shall occur and be continuing with respect to a series of Notes, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Securityholders of such series, unless such holders offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to the Notes of such series, and the Securityholders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Securityholders of the outstanding Notes of such series affected thereby.

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 Discharge of Indenture

  The Indenture will be discharged with respect to a series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Indenture Trustee for cancellation of all the Notes of such series or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of the Notes of such series.

  In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such series, to replace stolen, lost or mutilated Notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Indenture Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such series on the maturity date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such series. In the event of any such defeasance and discharge of Notes of such series, holders of Notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

 Indenture Trustee's Annual Report

  The Indenture Trustee for each series of Notes will be required to mail each year to all related Securityholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by such Trust to the applicable Indenture Trustee in its individual capacity, the property and funds physically held by such Indenture Trustee as such and any action taken by it that materially affects such Notes and that has not been previously reported.

 The Indenture Trustee

  The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee for any series may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee for such series. The Depositor may also remove any such Indenture Trustee if such Indenture Trustee ceases to be eligible to continue as such under the related Indenture or if such Indenture Trustee becomes insolvent. In such circumstances the Depositor will be obligated to appoint a successor trustee for the applicable series of Notes. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee for any series of Notes does not become effective until acceptance of the appointment by the successor trustee for such series.

  The bank or trust company serving as Indenture Trustee may have a banking relationship with the Depositor or any of its affiliates, a Servicer or any of its affiliates or the Master Servicer or any of its affiliates.

                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

  For any series of Securities, Credit Support may be provided with respect to one or more classes thereof or the related Assets. Credit Support may be in the form of the subordination of

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one or more classes of Securities, letters of credit, insurance policies, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

  The coverage provided by any Credit Support will be described in the related Prospectus Supplement. Generally, such coverage will not provide protection against all risks of loss and will not guarantee repayment of the entire Security Balance of the Securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Securityholders will bear their allocable share of deficiencies. Moreover, if a form of Credit Support covers more than one series of Securities (each, a "COVERED TRUST"), Securityholders evidencing interests in any of such Covered Trusts will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

  If Credit Support is provided with respect to one or more classes of Securities of a series, or the related Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Risk Factors-- Credit Support is Limited in Amount and Coverage."

SUBORDINATE SECURITIES

  If so specified in the related Prospectus Supplement, one or more classes of Securities of a series may be Subordinate Securities. To the extent specified in the related Prospectus Supplement, the rights of the holders of Subordinate Securities to receive distributions of principal and interest from the Collection Account on any Distribution Date will be subordinated to such rights of the holders of Senior Securities. If so provided in the related Prospectus Supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

  If the Assets for a series are divided into separate groups, each supporting a separate class or classes of Securities of a series, Credit Support may be provided by cross-support provisions requiring that distributions be made on Senior Securities evidencing interests in one group of Mortgage Loans prior to distributions on Subordinate Securities evidencing interests in a different group of Mortgage Loans within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

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

LIMITED GUARANTEE

  If so specified in the related Prospectus Supplement with respect to a series of Securities, credit enhancement may be provided in the form of a limited guarantee issued by a guarantor named therein.

FINANCIAL GUARANTY INSURANCE POLICY OR SURETY BOND

  If so specified in the related Prospectus Supplement with respect to a series of Securities, credit enhancement may be provided in the form of a financial guaranty insurance policy or a surety bond issued by an insurer named therein.

LETTER OF CREDIT

  Alternative credit support with respect to a series of Securities may be provided by the issuance of a letter of credit by the bank or financial institution specified in the related Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a letter of credit issued with respect to a series of Securities will be set forth in the Prospectus Supplement relating to such series.

POOL INSURANCE POLICIES

  If so specified in the related Prospectus Supplement relating to a series of Securities, a pool insurance policy for the Mortgage Loans in the related Trust Fund will be obtained. The pool insurance policy will cover any loss (subject to the limitations described in the related Prospectus Supplement) by reason of default to the extent a related Mortgage Loan is not covered by any primary mortgage insurance policy. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

SPECIAL HAZARD INSURANCE POLICIES

  If so specified in the related Prospectus Supplement, a special hazard insurance policy may also be obtained for the related Trust Fund in the amount set forth in such Prospectus Supplement. The special hazard insurance policy will, subject to the limitations described in the related Prospectus Supplement, protect against loss by reason of damage to Mortgaged Properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states, in which the Mortgaged Properties are located. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

MORTGAGOR BANKRUPTCY BOND

  If so specified in the related Prospectus Supplement, losses resulting from a bankruptcy proceeding relating to a mortgagor affecting the Mortgage Loans in a Trust Fund with respect to a series of Securities will be covered under a mortgagor bankruptcy bond (or any other instrument that will not result in a downgrading of the rating of the Securities of a series by the Rating Agency or Rating Agencies that rate such series). Any mortgagor bankruptcy bond or such other instrument will provide for coverage in an amount meeting the criteria of the Rating Agency or Rating Agencies rating the Securities of the related series, which amount will be set forth in the related Prospectus Supplement. The amount and principal terms of any such coverage will be set forth in the Prospectus Supplement.

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RESERVE FUNDS

  If so provided in the Prospectus Supplement for a series of Securities, deficiencies in amounts otherwise payable on such Securities or certain classes thereof will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Assets as specified in the related Prospectus Supplement.

  Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Securities. If so specified in the related Prospectus Supplement, reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Securities.

  Moneys deposited in any reserve funds will be invested in Permitted Investments, to the extent specified in the related Prospectus Supplement. To the extent specified in the related Prospectus Supplement, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related Servicer or another service provider as additional compensation. To the extent specified in the related Prospectus Supplement, the reserve fund, if any, for a series will not be a part of the Trust Fund.

  Additional information concerning any reserve fund will be set forth in the related Prospectus Supplement, including the initial balance of such reserve fund, the balance required to be maintained in the reserve fund, the manner in which such required balance will decrease over time, the manner of funding such reserve fund, the purposes for which funds in the reserve fund may be applied to make distributions to Securityholders and use of investment earnings from the reserve fund, if any.

OVERCOLLATERALIZATION

  If specified in the related Prospectus Supplement, subordination provisions of a Trust Fund may be used to accelerate to a limited extent the amortization of one or more classes of Securities relative to the amortization of the related Assets. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of Securities. This acceleration feature creates, with respect to the Assets or groups thereof, overcollateralization which results from the excess of the aggregate principal balance of the related Assets, or a group thereof, over the principal balance of the related class or classes of Securities. Such acceleration may continue for the life of the related Security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related Prospectus Supplement, such limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

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

                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

  The following discussion contains summaries, which are general in nature, of certain legal aspects of loans secured by single-family or multi-family residential properties. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. In this regard, the following discussion does not fully reflect federal regulations with respect to FHA Loans and VA Loans. See "Description of The Trust Funds-- FHA Loans and VA Loans," "Description of the Agreements--Material Terms of the Pooling and Servicing Agreements and Underlying Servicing Agreements--FHA Insurance and VA Guarantees" and "Description of the Trust Funds--Assets."

GENERAL

  All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages." Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

  A mortgage either creates a lien against or constitutes a conveyance of real property between two parties--a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "MORTGAGOR" includes the trustor under a deed of trust and a grantor under a security deed or a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailors' Civil Relief Act of
1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

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  The Mortgages that encumber Multifamily Properties may contain an assignment of rents and leases, pursuant to which the Mortgagor assigns to the lender the Mortgagor's right, title and interest as landlord under each lease and the income derived therefrom, while retaining a revocable license to collect the rents for so long as there is no default. If the Mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

INTEREST IN REAL PROPERTY

  The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. The Depositor, the Asset Seller or other entity specified in the related Prospectus Supplement will make certain representations and warranties in the Agreement or certain representations and warranties will be assigned to the Trustee with respect to any Mortgage Loans that are secured by an interest in a leasehold estate. Such representation and warranties, if applicable, will be set forth in the Prospectus Supplement.

COOPERATIVE LOANS

  If specified in the Prospectus Supplement relating to a series of Offered Securities, the Mortgage Loans may also consist of cooperative apartment loans ("COOPERATIVE LOANS") secured by security interests in shares issued by a cooperative housing corporation (a "COOPERATIVE") and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. The security agreement will create a lien upon, or grant a title interest in, the property which it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office. Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

  Each Cooperative owns in fee or has a leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage or mortgages on the cooperative apartment building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as property mortgagor, or lessee, as the case may be, is also responsible for meeting these mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with either the construction or purchase of the Cooperative's apartment building or obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (i) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (ii) arising under its

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land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreement. In either event, a foreclosure by the holder of a blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant stockholder of cooperative shares or, in the case of the Mortgage Loans, the collateral securing the Cooperative Loans.

  The Cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary lease or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights are financed through a Cooperative Loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "Foreclosure--Cooperative Loans" below.

LAND SALE CONTRACTS

  Under an installment land sale contract for the sale of real estate (a "LAND SALE CONTRACT" ) the contract seller (hereinafter referred to as the "CONTRACT LENDER" ) retains legal title to the property and enters into an agreement with the contract purchaser (hereinafter referred to as the "CONTRACT BORROWER" ) for the payment of the purchase price, plus interest, over the term of the land sale contract. Only after full performance by the borrower of the contract is the contract lender obligated to convey title to the real estate to the purchaser. As with mortgage or deed of trust financing, during the effective period of the land sale contract, the contract borrower is responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

  The method of enforcing the rights of the contract lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of land sale contracts generally provide that upon default by the contract borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The contract lender in such a situation does not have to foreclose in order to obtain title to the property, although in some

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cases a quiet title action is in order if the contract borrower has filed the land sale contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of contract borrower default during the early years of a land sale contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under land sale contracts from the harsh consequences of forfeiture. Under such statues, a judicial contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a contract borrower with significant investment in the property under a land sale contract for the sale of real estate to share the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the contract lender's procedures for obtaining possession and clear title under a land sale contract for the sale of real estate in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

FORECLOSURE

 General

  Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

  Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

 Judicial Foreclosure

  A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

 Equitable Limitations on Enforceability of Certain Provisions

  United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the

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likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

 Non-Judicial Foreclosure/Power of Sale

  Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

 Public Sale

  A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to or less than the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will

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become obligated to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

  A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans, if any, that are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

  The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

 Rights of Redemption

  The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

  The equity of redemption is a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise

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of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

  Under the REMIC Provisions currently in effect, property acquired by foreclosure generally must not be held for more than two years. With respect to a series of Securities for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than two years if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion to the effect that holding such property for such additional period is permissible under the REMIC Provisions.

 Cooperative Loans

  The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be canceled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permit the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

  The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

  Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

  In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially

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reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

  Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperatives to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

  In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in a building so converted.

JUNIOR MORTGAGES

  Some of the Mortgage Loans may be secured by junior mortgages or deeds of trust, which are subordinate to first or other senior mortgages or deeds of trust held by other lenders. The rights of the Trust Fund as the holder of a junior deed of trust or a junior mortgage are subordinate in lien and in payment to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "--Foreclosure" herein.

  Furthermore, because the terms of the junior mortgage or deed of trust are subordinate to the terms of the first mortgage or deed of trust, in the event of a conflict between the terms of the first mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the first mortgage or deed of trust will generally govern. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a first mortgagee expends such sums, such sums will generally have priority over all sums due under the junior mortgage.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

  Statutes in some states limit the right of a beneficiary under a deed of trust or a mortgagee under a mortgage to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on

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such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, numerous statutory provisions under the United States Bankruptcy Code, 11 U.S.C. Sections 101 ET SEQ., (the "BANKRUPTCY CODE") may interfere with or affect the ability of the secured mortgage lender to obtain payment of a Mortgage Loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of a bankruptcy petition, and often no interest or principal payments are made during the course of the bankruptcy proceeding. In a case under the Bankruptcy Code, the secured party is precluded from foreclosing without authorization from the bankruptcy court. In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 plan to cure a monetary default in respect of a Mortgage Loan by paying arrearages within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no foreclosure sale had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

  If a Mortgage Loan is secured by property not consisting solely of the debtor's principal residence, the Bankruptcy Code also permits such Mortgage Loan to be modified. Such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the property, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the property and the outstanding balance of the Mortgage Loan. Some courts have permitted such modifications when the Mortgage Loan is secured both by the debtor's principal residence and by personal property.

  In the case of income-producing Multifamily Properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

  Certain tax liens arising under the Code may in certain circumstances provide priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal

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Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit
Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

  Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL CONSIDERATIONS

  A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property. Property subject to such a security interest may be subject to federal, state, and local laws and regulations relating to environmental protection. Such laws may regulate, among other things: emissions of air pollutants; discharges of wastewater or storm water; generation, transport, storage or disposal of hazardous waste or hazardous substances; operation, closure and removal of underground storage tanks; removal and disposal of asbestos-containing materials; management of electrical or other equipment containing polychlorinated biphenyls ("PCBS"). Failure to comply with such laws and regulations may result in significant penalties, including civil and criminal fines. Under the laws of certain states, environmental contamination on a property may give rise to a lien on the property to ensure the availability and/or reimbursement of cleanup costs. Generally all subsequent liens on such property are subordinated to such a lien and, in some states, even prior recorded liens are subordinated to such liens ("SUPERLIENS"). In the latter states, the security interest of the Trustee in a property that is subject to such Superlien could be adversely affected.

  Under the federal Comprehensive Environmental Response, Compensation and Liability Act, as amended ( "CERCLA"), and under state law in certain states, a secured party which takes a deed in lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, operates a mortgaged property or undertakes certain types of activities that may constitute management of the mortgaged property may become liable in certain circumstances for the costs of remedial action ("CLEANUP COSTS") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Cleanup Costs may be substantial. CERCLA imposes strict, as well as joint and several liability for environmental remediation and/or damage costs on several classes of "potentially responsible parties," including current "owners and/or operators" of property, irrespective of whether those owners or operators caused or contributed to the contamination on the property. In addition, owners and operators of properties that generate hazardous substances that are disposed of at other "off-site" locations may be held strictly, jointly and severally liable for environmental remediation and/or damages at those off-site locations. Many states also have laws that are similar to CERCLA. Liability under CERCLA or under similar state law could exceed the value of the property itself as well as the aggregate assets of the property owner.

  The law is unclear as to whether and under what precise circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust Fund. Under the laws of some states and under CERCLA, a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on

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a mortgaged property if such lender or its agents or employees have
"participated in the management" of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner or current owner or operator or other third party. Excluded from CERCLA's definition of "owner or operator" is a person "who without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" (the "SECURED-CREDITOR EXEMPTION"). This exemption for holders of a security interest such as a secured lender applies only to the extent that a lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property, the lender may incur potential CERCLA liability in various circumstances, including among others, when it holds the facility or property as an investment (including leasing the facility or property to a third party), fails to market the property in a timely fashion or fails to properly address environmental conditions at the property or facility.

  The Resource Conservation and Recovery Act, as amended ("RCRA"), contains a similar secured-creditor exemption for those lenders who hold a security interest in a petroleum underground storage tank ("UST") or in real estate containing a UST, or that acquire title to a petroleum UST or facility or property on which such a UST is located. As under CERCLA, a lender may lose its secured-creditor exemption and be held liable under RCRA as a UST owner or operator if such lender or its employees or agents participate in the management of the UST. In addition, if the lender takes title to or possession of the UST or the real estate containing the UST, under certain circumstances the secured-creditor exemption may be deemed to be unavailable.

  A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in UNITED STATES V. FLEET FACTORS CORP. very narrowly construed CERCLA's secured-creditor exemption. The court's opinion suggested that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility were broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in IN RE BERGSOE METAL CORP., apparently disagreeing with, but not expressly contradicting, the FLEET FACTORS court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender.

  Court decisions have taken varying views of the scope of the secured-creditor exemption, leading to administrative and legislative efforts to provide guidance to lenders on the scope of activities that would trigger CERCLA and/or RCRA liability. Until recently, these efforts have failed to provide substantial guidance.

  On September 28, 1996, however, Congress enacted, and on September 30, 1996 the President signed into law the Asset Conservation Lender Liability and Deposit Insurance Protection Act of 1996 (the "ASSET CONSERVATION ACT"). The Asset Conservation Act was intended to clarify the scope of the secured creditor exemption under both CERCLA and RCRA. The Asset Conservation Act more explicitly defined the kinds of "participation in management" that would trigger liability under CERCLA and specified certain activities that would not constitute "participation in management" or otherwise result in a forfeiture of the secured-creditor exemption prior to foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and

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authorized certain regulatory clarifications of the scope of the secured-
creditor exemption for purposes of RCRA, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

  If a secured lender does become liable, it may be entitled to bring an action for contribution against the owner or operator who created the environmental contamination or against some other liable party, but that person or entity may be bankrupt or otherwise judgment-proof. It is therefore possible that cleanup or other environmental liability costs could become a liability of the Trust Fund and occasion a loss to the Trust Fund and to Securityholders in certain circumstances. The new secured creditor amendments to CERCLA, also, would not necessarily affect the potential for liability in actions by either a state or a private party under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption.

  Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Neither the Depositor nor any Servicer makes any representations or warranties or assumes any liability with respect to: environmental conditions of such Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on, near or emanating from such Mortgaged Property; the impact on Securityholders of any environmental condition or presence of any substance on or near such Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws. In addition, no agent, person or entity otherwise affiliated with the Depositor is authorized or able to make any such representation, warranty or assumption of liability relative to any such Mortgaged Property.

DUE-ON-SALE CLAUSES

  The Mortgage Loans may contain due-on-sale clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells, transfers or conveys the related Mortgaged Property. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St. Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations of federal savings banks are fully enforceable pursuant to regulations of the United States Federal Home Loan Bank Board, as succeeded by the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Comptroller of the Currency and the National Credit Union Administration, respectively.

  The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the act (including federal savings and loan associations and federal savings banks) may not exercise a "due-on-sale" clause, notwithstanding the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations

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promulgated under the Garn-St. Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause. The inability to enforce a "due-on-sale" clause may result in a mortgage that bears an interest rate below the current market rate being assumed by a new home buyer rather than being paid off, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity.

PREPAYMENT CHARGES

  Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of mortgage loans secured by liens encumbering owner-occupied residential properties, if such loans are paid prior to maturity. With respect to Mortgaged Properties that are owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirement of such loans.

SUBORDINATE FINANCING

  Where a mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

  Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("TITLE V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

  The Depositor believes that a court interpreting Title V would hold that residential first mortgage loans that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

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  In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loan originated after the date of such state action will be eligible for inclusion in a Trust Fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or
(ii) such mortgage loan provides that the terms thereof shall be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the mortgagor's counsel has rendered an opinion that such choice of law provision would be given effect.

  Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the mortgagor may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the mortgagor to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

ALTERNATIVE MORTGAGE INSTRUMENTS

  Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act ("TITLE VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

  Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "RELIEF ACT"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists

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who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the Servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Securities, and would not be covered by advances. Such shortfalls will be covered by the Credit Support provided in connection with such Securities only to the extent provided in the related Prospectus Supplement. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

  Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "CRIME CONTROL ACT"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

  A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                    CERTAIN LEGAL ASPECTS OF THE CONTRACTS

  The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Contracts. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Contracts is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Contracts may be originated.

GENERAL

  As a result of the assignment of the Contracts to the Trustee, the Trustee will succeed collectively to all of the rights (including the right to receive payment on the Contracts) of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

  The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Agreement, the Servicer will transfer physical

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possession of the Contracts to the Trustee or its custodian or may retain possession of the Contracts as custodian for the Trustee. In addition, the Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. The Contracts will be stamped or marked otherwise to reflect their assignment from the Depositor to the Trustee only if provided in the related Prospectus Supplement. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in Contracts could be defeated.

SECURITY INTERESTS IN THE MANUFACTURED HOMES

  The Manufactured Homes securing the Contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The Asset Seller may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Asset Seller fails, due to clerical error, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Asset Seller may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Contracts contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Asset Seller and transferred to the Depositor. With respect to a series of Securities and if so described in the related Prospectus Supplement, the Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. The Warranting Party will represent that as of the date of the sale to the Depositor it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

  The Depositor will cause the security interests in the Manufactured Homes to be assigned to the Trustee on behalf of the Securityholders. The Depositor or the Trustee will amend the certificates of title (or file UCC-3 statements) to identify the Trustee as the new secured party, and will deliver the certificates of title to the Trustee or note thereon the interest of the Trustee only if specified in the related Prospectus Supplement. Accordingly, the Asset Seller (or other originator of the Contracts) will continue to be named as the secured party on the certificates of

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

title relating to the Manufactured Homes. In some states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to Servicer's rights as the secured party. However, in some states, in the absence of an amendment to the certificate of title (or the filing of a UCC-3 statement), such assignment of the security interest in the Manufactured Home may not be held effective or such security interests may not be perfected and in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Asset Seller (or such other originator of the Contracts) or a trustee in bankruptcy of the Asset Seller (or such other originator).

  In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Asset Seller (or other originator of the Contracts) on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Securityholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

  In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Servicer must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Asset Seller (or other originator) would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing contracts, the Servicer takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing contract sells a manufactured home, the Servicer must surrender possession of the certificate of title or, if it is noted as lienholder on the certificate of title, will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Agreement, the Servicer is obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

  Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority even over a perfected security interest. The Warranting Party will represent in the Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such

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

liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Securityholders in the event such a lien arises.

ENFORCEMENT OF SECURITY INTERESTS IN MANUFACTURED HOMES

  The Servicer on behalf of the Trustee, to the extent required by the related Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such defaulted Contracts. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

  Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

  Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

  The terms of the Relief Act apply to an obligor on a Contract as described for a mortgagor on a Mortgage Loan under "Certain Legal Aspects of Mortgage Loans--Soldiers' and Sailors' Civil Relief Act of 1940."

CONSUMER PROTECTION LAWS

  The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

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

TRANSFERS OF MANUFACTURED HOMES; ENFORCEABILITY OF "DUE-ON-SALE" CLAUSES

  The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to. Generally, it is expected that the Servicer will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

  In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some states the Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

APPLICABILITY OF USURY LAWS

  Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("TITLE V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

  Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The related Asset Seller will represent that all of the Contracts comply with applicable usury law.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

  The following discussion represents the opinion of Cadwalader, Wickersham & Taft as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Securities offered hereunder. This opinion assumes the accuracy of the factual descriptions contained in this Prospectus and the applicable Prospectus Supplement and compliance with all provisions of the Agreements pursuant to which the Securities are issued. This discussion is directed solely to Securityholders that hold the Securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "CODE"), and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. In addition to the federal income tax consequences described herein, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the Securities. See "State and Other Tax Consequences." The Depositor recommends that Securityholders consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the Securities offered hereunder.

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


  The following discussion addresses securities of four general types: (i) securities ("REMIC SECURITIES") representing interests in a Trust Fund, or a portion thereof, that the Trustee will elect to have treated as a real estate mortgage investment conduit ("REMIC") under Sections 860A through 860G (the "REMIC PROVISIONS") of the Code, (ii) securities ("GRANTOR TRUST SECURITIES") representing interests in a Trust Fund ("GRANTOR TRUST FUND") as to which no such election will be made, (iii) securities ("PARTNERSHIP SECURITIES") representing interests in a Trust Fund ("PARTNERSHIP TRUST FUND") which is treated as a partnership for federal income tax purposes, and (iv) securities ("DEBT SECURITIES") representing indebtedness of a Partnership Trust Fund for federal income tax purposes. The Prospectus Supplement for each series of Securities will indicate which of the foregoing treatments will apply to such series and, if a REMIC election (or elections) will be made for the related Trust Fund, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, (i) references to a "Securityholder" or a "holder" are to the beneficial owner of a Security, (ii) references to "REMIC POOL" are to an entity or portion thereof as to which a REMIC election will be made and (iii) to the extent specified in the applicable Prospectus Supplement, references to "Mortgage Loans" include Contracts. Except to the extent specified in the applicable Prospectus Supplement, no REMIC election will be made with respect to Unsecured Home Improvement Loans.

  The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID REGULATIONS"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC REGULATIONS"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Securities.

 Taxable Mortgage Pools

  Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages ("TAXABLE MORTGAGE POOLS"). Any entity other than a REMIC or a REIT will be considered a Taxable Mortgage Pool if (i) substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of "real estate mortgages," (ii) such entity is the obligor under debt obligations with two or more maturities, and (iii) under the terms of the debt obligations on which the entity is the obligor, payments on such obligations bear a relationship to payments on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity's issues of debt obligations. The Depositor generally will structure offerings of non-REMIC Securities to avoid the application of the Taxable Mortgage Pool rules.

REMICS

 Classification of REMICS

  With respect to each series of REMIC Securities, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the related Trust Fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Securities offered with respect thereto will be considered to evidence ownership of "regular interests" ("REGULAR SECURITIES") or "residual interests" ("RESIDUAL SECURITIES") in that REMIC within the meaning of the REMIC Provisions.

  In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must

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

fulfill an asset test, which requires that no more than a DE MINIMIS portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "STARTUP DAY" (which for purposes of this discussion is the date of issuance of the REMIC Securities) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the DE MINIMIS requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a DE MINIMIS amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling and Servicing Agreement with respect to each Series of REMIC Securities will contain provisions meeting these requirements. See "Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations."

  A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests, shares held by a tenant stockholder in a cooperative housing corporation, and manufactured housing that qualifies as a "single family residence" under Code section 25(e) (10) can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached, (iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

  Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired

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

by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally may not be held for more than three taxable years after the taxable year of acquisition unless extensions are granted by the Secretary of the Treasury.

  In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Securities of a Series will constitute one or more classes of regular interests, and the Residual Securities with respect to that Series will constitute a single class of residual interests with respect to each REMIC Pool.

  If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the Trust Fund's income for the period in which the requirements for such status are not satisfied. The Pooling and Servicing Agreement with respect to each REMIC Pool will include provisions designed to maintain the Trust Fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any Trust Fund as a REMIC will be terminated.

 Characterization of Investments in REMIC Securities

  In general, the REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c) (4) (A) of the Code and assets described in Section 7701 (a) (19) (C) of the Code in the same proportion that the assets of the REMIC Pool underlying such Securities would be so treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. If the assets of the REMIC Pool include Buydown Mortgage Loans, it is possible that the percentage of such assets constituting
"loans . . . secured by an interest in real property which is . . . residential real property" for

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purposes of Code Section 7701 (a) (19) (C) (v) may be required to be reduced by the amount of the related funds paid thereon (the "BUYDOWN FUNDS"). No opinion is expressed as to the treatment of such Buydown Funds because the law is unclear as to whether such Buydown Funds represent an account held by the lender that reduces the lender's investment in the mortgage loan. Such a reduction of a holder's investment may reduce the assets qualifying for the 60% of assets test for meeting the definition of a "domestic building and loan association." Interest (including original issue discount) on the Regular Securities and income allocated to the class of Residual Securities will be interest described in Section 856 (c) (3) (B) of the Code to the extent that such Securities are treated as "real estate assets" within the meaning of
Section 856 (c) (4) (A) of the Code. In addition, the Regular Securities generally will be "qualified mortgages" within the meaning of Section 860G (a)
(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during such calendar quarter. The REMIC will report those determinations to Securityholders in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the "SBJPA OF 1996") repealed the reserve method of bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701
(a) (19) (C) (v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

  The assets of the REMIC Pool will include, in addition to Mortgage Loans, payments on Mortgage Loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the Mortgage Loans, or whether such assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the Mortgage Loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on Mortgage Loans held pending distribution are considered part of the Mortgage Loans for purposes of Section 856 (c) (4) (A) of the Code. Furthermore, foreclosure property generally will qualify as "real estate assets" under Section 856 (c) (4) (A) of the Code.

 Tiered REMIC Structures

  For certain series of REMIC Securities, two or more separate elections may be made to treat designated portions of the related Trust Fund as REMICs ("TIERED REMICS") for federal income tax purposes. Upon the issuance of any such series of REMIC Securities, Cadwalader, Wickersham & Taft will deliver its opinion that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the Tiered REMICS, respectively, will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

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

  Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856 (c) (4) (A) of the Code and "loans secured by an interest in real property" under Section 7701 (a)
(19) (C) of the Code, and whether the income on such Securities is interest described in Section 856 (c) (3) (B) of the Code, the Tiered REMICs will be treated as one REMIC.

 Taxation of Owners of Regular Securities

  General

  In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a holder of the Regular Security (the "REGULAR SECURITYHOLDER"), and principal payments on a Regular Security will be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by such Regular Securityholder.

  Original Issue Discount

  Accrual Securities will be, and other classes of Regular Securities may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any Class or Subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations issued on February 2, 1994, as amended on June 14, 1996, (the "OID REGULATIONS") under Code Section 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities. To the extent such issues are not addressed in such regulations, the Seller intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

  Each Regular Security (except to the extent described below with respect to a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts upon the request of a Securityholder or by random lot (a "NON-PRO RATA SECURITY")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a Class of Regular Securities offered pursuant to this Prospectus generally is the first price at which a substantial amount of such Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the Trustee will treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor

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

as the fair market value of the Class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if such distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is possible that no interest on any Class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage Loans provide for remedies in the event of default, it is anticipated that the Trustee will treat interest with respect to the Regular Securities as qualified stated interest. Distributions of interest on an Accrual Security, or on other Regular Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Securities includes all distributions of interest as well as principal thereon. Likewise, it is anticipated that the Trustee will treat an interest-only Class or a Class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" Class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Security is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

  Under a DE MINIMIS rule, original issue discount on a Regular Security will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years (I.E., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "PREPAYMENT ASSUMPTION") and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption with respect to a Series of Regular Securities will be set forth in the applicable Prospectus Supplement. Holders generally must report DE MINIMIS original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all DE MINIMIS original issue discount as well as market discount and market premium, under the constant yield method. See "Election to Treat All Interest Under the Constant Yield Method."

  A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The Trustee will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Security, a calculation will be made of the original issue discount that

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

accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Security. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on (i) the yield to maturity of the Regular Security at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular Security in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

  Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Securities can result in both a change in the priority of principal payments with respect to certain Classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Securities.

  In the case of a Non-Pro Rata Security, it is anticipated that the Trustee will determine the yield to maturity of such Security based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Security (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Security of such Class will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

  Acquisition Premium

  A purchaser of a Regular Security having original issue discount at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to

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

include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method."

  Variable Rate Regular Securities

  Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate." A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than 0.65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than
0.65 but not more than 1.35, increased or decreased by a fixed rate. Such rate may also be subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Securities may be issued under this Prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest with respect to Regular Securities apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

  Under the REMIC Regulations, a Regular Security (i) bearing interest at a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed

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


rate for other periods, qualifies as a regular interest in a REMIC. Accordingly, it is anticipated that the Trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

  The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount," with the yield to maturity and future payments on such Regular Security generally to be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless required otherwise by applicable final regulations, it is anticipated that the Trustee will treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class or a Class bearing interest at a rate equal to the weighted average of the net rates on the Mortgage Loans, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

  Market Discount

  A subsequent purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security (i) is exceeded by the remaining outstanding principal payments and interest payments other than qualified stated interest payments due on a Regular Security, or (ii) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of such Regular Security at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Security as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate, or (ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Securityholder in that taxable year

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

or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made. A person who purchases a Regular Security at a price lower than the remaining amounts includible in the stated redemption price at maturity of the security, but higher than its adjusted issue price, does not acquire the Regular Security with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price.

  Market discount with respect to a Regular Security will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Security (or, in the case of a Regular Security having original issue discount, the adjusted issue price of such Regular Security) multiplied by the weighted average maturity of the Regular Security (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that DE MINIMIS market discount would be reported in a manner similar to DE MINIMIS original issue discount. See "Original Issue Discount" above.

  Under provisions of the OID Regulations relating to contingent payment obligations, a secondary purchaser of a Regular Security that has "contingent interest" at a discount generally would continue to accrue interest and determine adjustments on the Regular Security based on the original projected payment schedule devised by the issuer of the Security. The holder of such a Regular Security would be required, however, to allocate the difference between the adjusted issue price of the Regular Security and its basis in the Regular Security as positive adjustments to the accruals or projected payments on the Regular Security over the remaining term of the Regular Security in a manner that is reasonable (e.g., based on a constant yield to maturity).

  Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given Class of Regular Securities. Prospective investors in Regular Securities should consult their own tax advisors regarding the application of the market discount rules to the Regular Securities. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

  Amortizable Premium

  A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds such Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Regular Security. Such election will apply to all taxable debt obligations (including REMIC regular interests) acquired by the Regular Securityholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the Internal Revenue Service. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Securities, although it is unclear whether the alternatives to the constant interest method described above under "Market Discount" are available. Amortizable bond premium generally will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

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

  Amortizable premium on a Regular Security that is subject to redemption at the option of the issuer generally must be amortized as if the optional redemption price and date were the Security's principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a holder of a Regular Security would not be able to amortize any premium on a Regular Security that is subject to optional redemption at a price equal to or greater than the Securityholder's acquisition price unless and until the redemption option expires. A Regular Security subject to redemption at the option of the issuer described in the preceding sentence will be treated as having matured on the redemption date for the redemption price and then as having been reissued on that date for that price. Any premium remaining on the Regular Security at the time of the deemed reissuance will be amortized on the basis of (i) the original principal amount and maturity date or (ii) the price and date of any succeeding optional redemption, under the principles described above.

  Election to Treat All Interest Under the Constant Yield Method

  A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, DE MINIMIS original issue discount, market discount and DE MINIMIS market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

  Treatment of Losses

  Regular Securityholders will be required to report income with respect to Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a Subordinate Security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code
Section 166 regarding bad debts are applicable, it appears that Regular Securityholders

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

that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such Regular Securities becoming wholly or partially worthless, and that, in general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any such Regular Securities becoming wholly worthless. Although the matter is not free from doubt, such non-corporate Regular Securityholders should be allowed a bad debt deduction at such time as the principal balance of such Regular Securities is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the Mortgage Loans remaining in the Trust Estate have been liquidated or the applicable Class of Regular Securities has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Securities are deductible based on some other method that may defer such deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Securities. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Securities.

  Sale or Exchange of Regular Securities

  If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal the original cost of the Regular Security to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security and reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium, and by any recognized losses.

  Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the long-term capital gain holding period (currently, more than one year). Such gain will be treated as ordinary income (i) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258 (c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163 (d) (4) to have net capital gains taxed as investment income at ordinary income rates, or (iii) to the extent that such

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gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Security were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to such Regular Security. In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c). Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate (20%) than ordinary income of such taxpayers (39.6%) for property held for more than one year. Currently, the maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

 Taxation of Owners of Residual Securities

  Taxation of REMIC Income

  Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities ("RESIDUAL HOLDERS"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of issue premium, if any, on the Regular Securities, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Securities. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Securities, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Securities of any class of the related Series outstanding.

  The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Securities, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities, and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When there is more than one Class of Regular Securities that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular

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

Securities when distributions in reduction of principal are being made in respect of earlier Classes of Regular Securities to the extent that such Classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing Classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a Series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding Classes of Regular Securities, whereas, to the extent the REMIC Pool consists of fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "-- Limitations on Offset or Exemption of REMIC Income." The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a Series of Securities, may have a significant adverse effect upon a Residual Holder's after-tax rate of return.

  A portion of the income of a Residual Securityholder may be treated unfavorably in three contexts: (i) it may not be offset by current or net operating loss deductions; (ii) it will be considered unrelated business taxable income to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Securityholder. See "--Limitations on Offset or Exemption of REMIC Income" below. In addition, a Residual Holder's taxable income during certain periods may exceed the income reflected by such Residual Holders for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Securities.

  Basis and Losses

  The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter (or time of disposition of the Residual Security if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for such Residual Security. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC Pool.

  A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Although the law is unclear in certain respects, such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "Taxation of REMIC Income," the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Securities.


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

  A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Internal Revenue Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Holders should consult their own tax advisors in this regard.

  Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Holder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "Sale or Exchange of a Residual Security" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

  Treatment of Certain Items of REMIC Income and Expense

  Although it is anticipated that the Trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that will be used for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Securities, and different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

  Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of premium will be determined in the same manner as original issue discount income on Regular Securities as described above under "Taxation of Owners of Regular Securities--Original Issue Discount" and "--Variable Rate Regular Securities," without regard to the DE MINIMIS rule described therein, and "--Amortizable Premium."

  Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool in such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "Taxation of Owners of Regular Securities--Market Discount."

  Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Owners of Regular Securities--Amortizable Premium," a

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

person that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on Mortgage Loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. Because substantially all of the mortgagors on the Mortgage Loans are expected to be individuals, Code Section 171 will not be available for premium on Mortgage Loans originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Internal Revenue Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

  Limitations on Offset or Exemption of REMIC Income

  A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Security (if it were a debt instrument) on the Startup Day under Code
Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Security at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Security prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Securities diminishes.

  The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign Investors--Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("THRIFT INSTITUTIONS") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Securities that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Securities continuously held by a thrift institution since November 1, 1995.

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

  In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Holder elects to have such rules apply only to taxable years beginning after August 20, 1996.

  Tax-Related Restrictions on Transfer of Residual Securities

  Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Security for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Security, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Security would in no event be liable for such tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

  In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

  For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by section 860E (c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

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

  For these purposes, (i) "DISQUALIFIED ORGANIZATION" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors in not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381 (a) (2) (C), and any organization (other than a farmers' cooperative described in Code Section 531) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, and (ii) "PASS-THROUGH ENTITY" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

  The Pooling and Servicing Agreement with respect to a Series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless (i) the proposed transferee furnished to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing such Residual Security on behalf of a Disqualified Organization (I.E., as a broker, nominee or middleman thereof) and (ii) the transferor provides a statement in writing to the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a Series will bear a legend referring to such restrictions on transfer, and each Residual Holder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling and Servicing Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the Seller or the Trustee may charge a fee for computing and providing such information.

  Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person as defined below under "Foreign Investors") is disregarded to all federal income tax purposes if a significant purpose of the transfer is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its

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

share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling and Servicing Agreement with respect to each Series of Certificates will require the transferee of a Residual Security to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations."

  Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

  The Prospectus Supplement relating to the Certificates of a Series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. PERSON" means a citizens or resident of the United States, a corporation, partnership (except as provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).


  Sale or Exchange of a Residual Security

  Upon the sale or exchange of a Residual Security, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Owners of Residual Securities--Basis and Losses") of such Residual Holder in such Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Holder's Residual Security, in which case, if the Residual Holder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds such Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of such remaining adjusted basis.

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

  Any gain on the sale of a Residual Security will be treated as ordinary income (i) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163 (d) (4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

  The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Securities where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Security.

  Mark to Market Regulations

  On December 24, 1996, the Internal Revenue Service issued final regulations (the "MARK TO MARKET REGULATIONS") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark to market requirement, a Residual Security is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Securities acquired on or after January 4, 1995.

 Taxes That May Be Imposed on the REMIC Pool

  Prohibited Transactions

  Income from certain transaction by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgages other than for
(a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default, or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services, or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding
(i) and (iv), it is not a prohibited transaction to sell a qualified mortgage or cash flow investment held by a REMIC Pool to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Securities is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition

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if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

  Contributions to the REMIC Pool After the Startup Day

  In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Holder, (iii) in the nature of a guarantee, (iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted in Treasury regulations yet to be issued. It is not anticipated that there will be any contributions to the REMIC Pool after the Startup Day.

  Net Income from Foreclosure Property

  The REMIC Pool will be subject of federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" until the close of the third calender year after the year in which the REMIC Pool acquired such property, with possible extensions. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that the REMIC Pool will have any taxable net income from foreclosure property.

  Liquidation of the REMIC Pool

  If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F (a) (4) (A) (i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Securities and Residual Holders within the 90-day period.

  Administrative Matters

  The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Master Servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool as agent of the Residual Holders holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the Master Servicer to act as tax matters person in its capacity as agent of such Residual Holder, such Residual Holder or such other person specified pursuant to Treasury regulations will be required to act as tax

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

matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Holders of certain administrative and judicial proceedings regarding the REMIC Pool's tax affairs, although other holders of the Residual Securities of the same series would be able to participate in such proceedings in appropriate circumstances.

  Limitations on Deduction of Certain Expenses

  An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser or (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (subject to adjustment for inflation), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Securities either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. With respect to a REMIC Pool that would be classified as an investment trust in the absence of a REMIC election or that is substantially similar to an investment trust, any holder of a Regular Security that is an individual, trust, estate, or pass-through entity also will be allocated its pro rata share of such expenses and a corresponding amount of income and will be subject to the limitations or deductions imposed by Code Sections 67 and 68, as described above. The applicable Prospectus Supplement will indicate if all such expenses will not be allocable to the Residual Securities. In general, such allocable portion will be determined based on the ratio that a REMIC Securityholder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

 Taxation of Certain Foreign Investors

  Regular Securities

  Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), generally will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that (i) such interest is not effectively connected with the conduct of a trade or business in the United States of the Securityholder, (ii) such Non-U.S. Person is not a "10-percent shareholder" within the meaning of Code Section 871 (h) (3) (B)

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

or a controlled foreign corporation described in Code Section 881 (c) (3) (C) and (iii) such Non-U.S. Person provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code
Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a Non-U.S. Person. If such statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security. The term "NON-U.S. PERSON" means any person who is not a U.S. Person.

  The IRS recently issued final regulations (the "NEW REGULATIONS") which would provide alternative methods of satisfying the beneficial ownership certification requirement described above. The New Regulations are effective January 1, 2000, although valid withholding certificates that are held on December 31, 1999 remain valid until the earlier of December 31, 2000 or the due date of expiration of the certificate under the rules as currently in effect. The New Regulations would require, in the case of Regular Certificates held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in the New Regulations.

  Residual Securities

  The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amount distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that (i) the Mortgage Loans were issued after July 18, 1984 and (ii) the Trust Estate or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163
(f) (1). Generally, Mortgage Loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income." If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Security is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Securities-- Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

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

  Backup Withholding

  Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Holder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Security, or such Holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Holder's federal income tax liability.


  Reporting Requirements

  Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular Series of Regular Securities. Holders through nominees must request such information from the nominee.

  The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence). Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Characterization of Investments in REMIC Securities."

  Residual Holders should be aware that their responsibilities as holders of the residual interest in a REMIC Pool, including the duty to account for their shares of the REMIC Pool's income or loss on their returns, continue for the life of the REMIC Pool, even after the principal and interest on their Residual Securities have been paid in full.

  Treasury regulations provide that a Residual Holder is not required to treat items on its return consistently with their treatment on the REMIC Pool's return if the Holder owns 100% of the Residual Securities for the entire calendar year. Otherwise, each Residual Holder is required to treat items on its returns consistently with their treatment on the REMIC Pool's return, unless the Holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Pool. The Internal Revenue Service may assess a deficiency resulting from a failure to comply with the consistency

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

requirement without instituting an administrative proceeding at the REMIC Pool level. A REMIC Pool typically will not register as a tax shelter pursuant to Code section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Security as a nominee for another person may be required to furnish the related REMIC Pool, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

GRANTOR TRUST FUNDS

 Classification of Grantor Trust Funds

  With respect to each series of Grantor Trust Securities, assuming compliance with all provisions of the related Agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership, an association taxable as a corporation, or a "taxable mortgage pool" within the meaning of Code Section 7701 (i). Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the Mortgage Loans included in the Grantor Trust Fund.


STANDARD SECURITIES

 General

  Where there is no Retained Interest or "excess" servicing with respect to the Mortgage Loans underlying the Securities of a Series, and where such Securities are not designated as "STRIPPED SECURITIES," the holder of each such Security in such Series (referred to herein as "STANDARD SECURITIES") will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Security of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Security, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Servicer, in accordance with such Securityholder's method of accounting. A Securityholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the Trust Estate in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Grantor Trust Fund. However, investors who are individuals, estates or trusts who own Securities, either directly or indirectly through certain pass-through entities, will be subject to limitations with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Grantor Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Securities, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Securities with respect to interest at the pass-through rate or as discount income on such Standard Securities. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and

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

may cause such investors to be subject to significant additional tax liability. Moreover, where there is Retained Interest with respect to the Mortgage Loans underlying a Series of Securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Securities" and "Recharacterization of Servicing Fees," respectively.

  Holders of Standard Securities, particularly any class of a Series which is a Subordinate Security, may incur losses of interest or principal with respect to the Mortgage Loans. Such losses would be deductible generally only as described above under "REMICs--Taxation of Owners of Regular Securities-- Treatment of Losses," except that Securityholders on the cash method of accounting would not be required to report qualified stated interest as income until actual receipt.

  Tax Status

  With respect to a series, Cadwalader, Wickersham & Taft has advised the Depositor that, except with respect to that portion of a Trust Fund consisting of Unsecured Home Improvement Loans:

    1. A Standard Security owned by a "domestic building and loan association" within the meaning of Code Section 7701 (a) (19) will be considered to represent "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701 (a) (19) (C) (v), provided that the real property securing the Mortgage Loans represented by that Standard Security is of the type described in such section of the Code.

    2. A Standard Security owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
  Section 856 (c) (4) (A) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856 (c)
  (3) (B).

    3. A Standard Security owned by a REMIC will be considered to represent an "obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property" within the meaning of Code Section 860G (a) (3) (A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G (a) (3).

  An issue arises as to whether Buydown Mortgage Loans may be characterized in their entirety under the Code provisions cited in clauses 1 and 2 of the immediately preceding paragraph or whether the amount qualifying for such treatment must be reduced by the amount of the Buydown Mortgage Funds. There is indirect authority supporting treatment of an investment in a Buydown Mortgage Loan as entirely secured by real property if the fair market value of the real property securing the loan exceeds the principal amount of the loan at the time of issuance or acquisition, as the case may be. There is no assurance that the treatment described above is proper. Accordingly, Securityholders are urged to consult their own tax advisors concerning the effects of such arrangements on the characterization of such Securityholder's investment for federal income tax purposes.

  Premium and Discount

  Securityholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Securities or thereafter.

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

  Premium. The treatment of premium incurred upon the purchase of a Standard Security will be determined generally as described above under "REMICs-- Taxation of Owners of Residual Securities Premium."

  Original Issue Discount. The original issue discount rules of Code Section 1271 through 1275 will be applicable to a Securityholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income generally are applicable to mortgages originated after March 2, 1984. The rules allowing for the amortization of premium are available with respect to mortgage loans originated after September 27, 1985. Under the OID Regulations, original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the Mortgage Loans. See "Stripped Securities" below regarding original issue discount on Stripped Securities.

  Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. No prepayment assumption will be assumed for purposes of such accrual except as set forth in the applicable Prospectus Supplement. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Securityholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

  Market Discount. Securityholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "REMICs--Taxation of Owners of Regular Securities--Market Discount," except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. No prepayment assumption will be assumed for purposes of such accrual except as set forth in the applicable Prospectus Supplement.

  Recharacterization of Servicing Fees

  If the servicing fees paid to a Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Securityholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation ("EXCESS SERVICING" ) will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

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  Accordingly, if the Internal Revenue Service's approach is upheld, a
Servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds." Subject to the DE MINIMIS rule discussed below under "Stripped Securities," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder thereof. While Securityholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Securityholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

  Sale or Exchange of Standard Securities

  Upon sale or exchange of a Standard Securities, a Securityholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and other assets represented by the Security. In general, the aggregate adjusted basis will equal the Securityholder's cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions (other than accrued interest) received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income (i) if a Standard Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163 (d) (4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%) for property held for more than one year but less than 18 months, and a still lower maximum rate (20%) for property held for more than 18 months. The maximum tax rate for corporations currently is the same with respect to both ordinary income and capital gains.

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STRIPPED SECURITIES

 General

  Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Securities that are subject to those rules will be referred to as "STRIPPED SECURITIES." The Securities will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of Retained Interest or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Depositor or any of its affiliates is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "Standard Securities--Recharacterization of Servicing Fees" above), and (iii) a Class of Securities are issued in two or more Classes or Subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

  In general, a holder of a Stripped Security will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Security's allocable share of the servicing fees paid to a Servicer, to the extent that such fees represent reasonable compensation for services rendered. See the discussion above under "Standard Securities--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to Stripped Securityholders, the servicing fees will be allocated to the classes of Stripped Securities in proportion to the distributions to such Classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Securities--General," subject to the limitation described therein.

  Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects, particularly where such Stripped Securities are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Grantor Trust Fund will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701 (i), and (ii) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Securities could be made in one of the ways described below under "Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be aggregated and treated as though they were made on a single debt instrument. The Pooling and Servicing Agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

  Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue

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discount. In addition, under such regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a DE MINIMIS original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of such a Stripped Security would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of such a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Security was treated as zero under the DE MINIMIS rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described above under "REMICs--Taxation of Owners of Regular Securities--Market Discount," without regard to the DE MINIMIS rule therein, assuming that a prepayment assumption is employed in such computation.

  The holder of a Stripped Security will be treated as owning an interest in each of the Mortgage Loans held by the Grantor Trust Fund and will recognize an appropriate share of the income and expenses associated with the Mortgage Loans. Accordingly, an individual, trust or estate that holds a Stripped Security directly or through a pass-through entity will be subject to the limitations on deductions imposed by Code Sections 67 and 68.

  A holder of a Stripped Security, particularly any class of a Series which is a Subordinate Security, may deduct losses incurred with respect to the Stripped Security as described above under "Standard Securities General."

 Status of Stripped Securities

  No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that, except with respect to a Trust Fund consisting of Unsecured Home Improvement Loans, Stripped Securities owned by applicable holders should be considered to represent 11 real estate assets" within the meaning of Code Section 856 (c) (4) (A), "obligation [ s ] . . . principally secured by an interest in real property which is . . . .  residential real estate" within the meaning of Code Section 860G (a) (3) (A), and "loans . . . secured by an interest in real property" within the meaning of Code Section 7701 (a) (19) (C) (v), and interest (including original issue discount) income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856 (c) (3) (B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buydown Mortgage Loans is uncertain. See "Standard Securities--Tax Status" above.

 Taxation of Stripped Securities

  Original Issue Discount. Except as described above under "General," each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security (referred to in this discussion as a "STRIPPED SECURITYHOLDER" ) in any taxable year likely will be computed generally as described above under "REMICs--

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Taxation of Owners of Regular Securities--Original Issue Discount" and "--
Variable Rate Regular Securities." However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under "General," the issue price of a Stripped Security will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Security to such Securityholder, presumably under the Prepayment Assumption, other than qualified stated interest.

  If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Securityholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Securityholder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Security to recognize a loss (which may be a capital loss) equal to such portion of unrecoverable basis.

  As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

  Sale or Exchange of Stripped Securities. Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Securityholder's adjusted basis in such Stripped Security, as described above under "REMICs-- Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities." Gain or loss from the sale or exchange of a Stripped Security generally will be capital gain or loss to the Securityholder if the Stripped Security is held as a "capital asset" within the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Stripped Security has been held for the long-term capital gain holding period (currently, more than one year). To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Securityholder other than an original Securityholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

  Purchase of More Than One Class of Stripped Securities. When an investor purchases more than one Class of Stripped Securities, it is currently unclear whether for federal income tax purposes such Classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

  Possible Alternative Characterization. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For

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example, the Securityholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Security's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Security's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan, or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more Classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Security, or Classes of Stripped Securities in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to such regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is DE MINIMIS, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

  Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, Securityholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

 Reporting Requirements and Backup Withholding

  The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Securityholder at any time during such year, such information (prepared on the basis described above) as is necessary to enable such Securityholder to prepare its federal income tax returns. Such information will include the amount of original issue discount accrued on Securities held by persons other than Securityholders exempted from the reporting requirements. However, the amount required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Securityholder, other than an original Securityholder that purchased at the issue price. In particular, in the case of Stripped Securities, such reporting will be based upon a representative initial offering price of each Class of Stripped Securities except as set forth in the applicable Prospectus Supplement. The Trustee will also file such original issue discount information with the Internal Revenue Service. If a Securityholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Securityholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "REMICs--Backup Withholding."

 Taxation of Certain Foreign Investors

  To the extent that a Security evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Securityholder on the sale or exchange of such a Security also will be subject to federal income tax at the same rate.


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  Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "REMICs--Taxation of Certain Foreign Investors--Regular Securities."

PARTNERSHIP TRUST FUNDS

 Classification of Partnership Trust Funds

  With respect to each series of Partnership Securities or Debt Securities, Cadwalader, Wickersham & Taft will deliver its opinion that the Trust Fund will not be a taxable mortgage pool or an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related Agreement and related documents will be complied with, and on counsel's opinion that the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

 Characterization of Investments in Partnership Securities and Debt Securities

  For federal income tax purposes, (i) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans.......... secured by an interest in real property which is.......... residual real property'' within the meaning of Code
Section 7701 (a) (19) (C) (v) and (ii) interest on Debt Securities held by a real estate investment trust will not be treated as ""interest on obligations secured by mortgages on real property or on interests in real property'' within the meaning of Code Section 856(c) (3) (B), and Debt Securities held by a real estate investment trust will not constitute ""real estate assets'' within the meaning of Code Section 856 (c) (4) (A), but Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts.

 Taxation of Debt Securityholders

  Treatment of the Debt Securities as Indebtedness

  The Depositor will agree, and the Securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each Series of Debt Securities, Cadwalader, Wickersham & Taft will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

  If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust, and the timing and amount of income allocable to holders of such Debt Securities may be different than as described in the following paragraph.

  Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that (i) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (ii) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "REMICs--Taxation of Owners of Regular Securities" and "--Sale or Exchange of Regular Securities."

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 Taxation of Owners of Partnership Securities

  Treatment of the Partnership Trust Fund as a Partnership

  If so specified in the applicable Prospectus Supplement, the Depositor will agree, and the Securityholders will agree by their purchase of Securities, to treat the Partnership Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the partnership being the Securityholders (including the Depositor), and the Debt Securities (if any) being debt of the partnership. However, the proper characterization of the arrangement involving the Partnership Trust Fund, the Partnership Securities, the Debt Securities, and the Depositor is not clear, because there is no authority on transactions closely comparable to that contemplated herein.

  A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the Depositor or the Partnership Trust Fund. Any such characterization would not result in materially adverse tax consequences to Securityholders as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

  Partnership Taxation

  As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each Securityholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. It is anticipated that the Partnership Trust Fund's income will consist primarily of interest earned on the Mortgage Loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under "--Grantor Trust Funds--Standard Securities--General," and "--Premium and Discount") and any gain upon collection or disposition of Mortgage Loans. The Partnership Trust Fund's deductions will consist primarily of interest accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

  The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Agreement and related documents). The Agreement will provide, in general, that the Securityholders will be allocated taxable income of the Partnership Trust Fund for each Due Period equal to the sum of (i) the interest that accrues on the Partnership Securities in accordance with their terms for such Due Period, including interest accruing at the applicable pass-through rate for such Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (ii) any Partnership Trust Fund income attributable to discount on the Mortgage Loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (iii) any other amounts of income payable to the Securityholders for such Due Period. Such allocation will be reduced by any amortization by the Partnership Trust Fund of premium on Mortgage Loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust Fund will be allocated to the Depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Securityholders. Moreover, even under the foregoing method of allocation, Securityholders may be allocated income equal to the entire pass-through rate plus the other items described above even though the Trust Fund might not have sufficient

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cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and Securityholders may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay such taxes.

  Part or all of the taxable income allocated to a Securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

  A share of expenses of the Partnership Trust Fund (including fees of the Master Servicer but not interest expense) allocable to an individual, estate or trust Securityholder would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds--Standard Securities--General." Accordingly, such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust Fund.

  Discount income or premium amortization with respect to each Mortgage Loan would be calculated in a manner similar to the description above under "-- Grantor Trust Funds--Standard Securities--General" and "--Premium and Discount." Notwithstanding such description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to Securityholders on an aggregate basis with respect to all Mortgage Loans held by the Partnership Trust Fund rather than on a Mortgage Loan-by-Mortgage Loan basis. If the IRS were to require that such calculations be made separately for each Mortgage Loan, the Partnership Trust Fund might be required to incur additional expense, but it is believed that there would not be a material adverse effect on Securityholders.

  Discount and Premium

  It is not anticipated that the Mortgage Loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the Mortgage Loans may be greater or less than the remaining principal balance of the Mortgage Loans at the time of purchase. If so, the Mortgage Loans will have been acquired at a premium or discount, as the case may be. See "Grantor Trust Funds--Standard Securities--Premium and Discount." (As indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Mortgage Loan-by-Mortgage Loan basis).

  If the Partnership Trust Fund acquires the Mortgage Loans at a market discount or premium, the Partnership Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Mortgage Loans or to offset any such premium against interest income on the Mortgage Loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to Securityholders.

  Section 708 Termination

  Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. If such a termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust Fund (the "OLD
PARTNERSHIP" ) to a new Partnership Trust Fund (the "NEW PARTNERSHIP" ) in exchange for

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interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

  Disposition of Securities

  Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A Securityholder's tax basis in an Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includible in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of an Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

  Any gain on the sale of an Partnership Security attributable to the holder's share of unrecognized accrued market discount on the Mortgage Loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

  If a Securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

  Allocations Between Transferors and Transferees

  In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the Securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

  The use of such a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Partnership Trust Fund might be reallocated among the Securityholders. The Depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

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  Section 731 Distributions

  In the case of any distribution to a Securityholder, no gain will be recognized to that Securityholder to the extent that the amount of any money distributed with respect to such Security exceeds the adjusted basis of such Securityholder's interest in the Security. To the extent that the amount of money distributed exceeds such Securityholder's adjusted basis, gain will be currently recognized. In the case of any distribution to a Securityholder, no loss will be recognized except upon a distribution in liquidation of a Securityholder's interest. Any gain or loss recognized by a Securityholder will be capital gain or loss.

  Section 754 Election

  In the event that a Securityholder sells its Partnership Securities at a profit (loss), the purchasing Securityholder will have a higher (lower) basis in the Partnership Securities than the selling Securityholder had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher (or lower) basis unless the Partnership Trust Fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make such an election. As a result, Securityholder might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Securities.

  Administrative Matters

  The Trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust Fund and will report each Securityholder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

  Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the Trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

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

  The Depositor will be designated as the tax matters partner in the Pooling and Servicing Agreement and, as such, will be responsible for representing the Securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Securityholders, and, under certain circumstances, a Securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a Securityholder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

  Tax Consequences to Foreign Securityholders

  It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to Non-U.S. Persons, because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Partnership Trust Fund would be engaged in a trade or business in the United States for such purposes, the Partnership Trust Fund will withhold as if it were so engaged in order to protect the Partnership Trust Fund from possible adverse consequences of a failure to withhold. The Partnership Trust Fund expects to withhold on the portion of its taxable income that is allocable to Securityholders who are Non-U.S. Persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for Non-U.S. Persons that are taxable as corporations and 39.6% for all other foreign holders. Amounts withheld will be deemed distributed to the Non-U.S. Person Securityholders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust Fund to change its withholding procedures. In determining a holder's withholding status, the Partnership Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

  Each Non-U.S. Person holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Partnership Trust Fund's income. Each Non-U.S. Person holder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust Fund on Form W-8 in order to assure appropriate crediting of the taxes withheld. A Non-U.S. Person holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust Fund, taking the position that no taxes were due because the Partnership Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Securityholder who is a Non-U.S. Person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered "portfolio interest." As a result, Securityholders who are Non-U.S. Persons may be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a Non-U.S. Person holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

  Backup Withholding

  Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax of 31% if, in general, the

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

Securityholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

  THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A SECURITYHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF REMIC SECURITIES, GRANTOR TRUST SECURITIES, PARTNERSHIP SECURITIES AND DEBT SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                       STATE AND OTHER TAX CONSEQUENCES

  In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the Securities offered hereunder. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Securities offered hereunder.

                             ERISA CONSIDERATIONS

  The Employee Retirement Income Security Act of 1974, as amended ("ERISA" ), and the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that are subject to Title I of ERISA and Section 4975 of the Code ("PLANS" ) and on persons who are fiduciaries with respect to such Plans in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401 (a) and 501 (a) of the Code, however, is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

  ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("PARTIES IN INTEREST" ) who have certain specified relationships to the Plan unless a statutory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

  A Plan's investment in Securities may cause the Mortgage Loans, Contracts, Unsecured Home Improvement Loans, Agency Securities, Mortgage Securities and other assets included in

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

a related Trust Fund to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL" ) provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "benefit plan investors" (I.E., Plans and certain employee benefit plans not subject to ERISA) is not "significant," both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be "significant" on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. To the extent the Securities are treated as equity interests for purposes of DOL regulations section 2510.3-101, equity participation in a Trust Fund will be significant on any date if immediately after the most recent acquisition of any Security, 25% or more of any class of Securities is held by benefit plan investors.

  Any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Plan. If the Mortgage Loans, Contracts, Unsecured Home Improvement Loans, Agency Securities, Mortgage Securities and other assets included in a Trust Fund constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as the Servicer or Master Servicer, may be deemed to be a Plan "fiduciary" and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the Mortgage Loans, Contracts, Unsecured Home Improvement Loans, Agency Securities, Mortgage Securities and other assets included in a Trust Fund constitute Plan assets, the purchase of Securities by a Plan, as well as the operation of the Trust Fund, may constitute or involve a prohibited transaction under ERISA and the Code.

  The DOL issued an individual exemption (the "EXEMPTION" ), to DBSI which generally exempts from the application of the prohibited transaction provisions of Sections 406 (a) and 407 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975 (a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of Securities underwritten by an Underwriter (as hereinafter defined), that (a) represent a beneficial ownership interest in the assets of a Trust Fund and entitle the holder the pass-through payments of principal, interest and/or other payments made with respect to the assets of the Trust Fund or (b) are denominated as a debt instrument and represent an interest in a REMIC, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "UNDERWRITER" shall include (a) DBSI,
(b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DBSI, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of Securities.

  The Exemption sets forth six general conditions which must be satisfied for a transaction involving the purchase, sale and holding of Securities to be eligible for exemptive relief thereunder. First, the acquisition of Securities by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to Securities evidencing rights and interests not subordinated to the rights and interests evidenced by the other Securities of the same series. Third, the Securities at the time of acquisition by the Plan must be rated in one of the three highest generic rating categories by Standard & Poor's ("S&P" ), Moody's Investors Service, Inc. ("MOODY'S" ), Duff & Phelps Credit Rating Co. ("DCR" ) or Fitch IBCA, Inc. ("FITCH" ). Fourth, the Trustee cannot be an affiliate of any member of the "RESTRICTED GROUP" which consists of the Underwriter, the Depositor, the Trustee, the Master Servicer, any Servicer, any insurer and any obligor with respect to Assets constituting more than 5% of the aggregate unamortized principal balance of the Assets in the related Trust Fund as of the date of initial issuance of the Securities. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the Assets to the related Trust Fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the Servicer must represent not more than reasonable compensation for such person's services under the related Agreement and reimbursement of such person's reasonable expenses in connection therewith. Sixth, the investing Plan must be an accredited investor as defined in Rule 501 (a) (1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended. In addition, the Trust Fund must meet the following requirements: (i) the assets of the Trust Fund must consist solely of assets of the type that have been included in other investment pools; (ii) securities evidencing interests in such other investment pools must have been rated in one of the three highest generic rating categories by S&P, Moody's, DCR, or Fitch for at least one year prior to the Plan's acquisition of the securities; and (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Securities.

  A fiduciary of a Plan contemplating purchasing a Security must make its own determination that the general conditions set forth above will be satisfied with respect to such Security. However, to the extent Securities are subordinate, the Exemption will not apply to an investment by a Plan. In addition, any Securities representing a beneficial ownership interest in Unsecured Home Improvement Loans or Revolving Credit Line Loans will not satisfy the general conditions of the Exemption.

  If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407 of ERISA (as well as the excise taxes imposed by Sections 4975 (a) and (b) of the Code by reason of Sections 4975 (c) (1) (A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans. However, no exemption is provided from the restrictions of Sections 406 (a) (1) (E), 406 (a) (2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an "EXCLUDED PLAN" by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the Securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

  If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406 (b) (1) and (b) (2) of ERISA and the taxes imposed by Sections 4975 (a) and (b) of the Code by reason of Section 4975 (c) (1) (E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Securities in the initial issuance of Securities between the Depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in the Securities is (a) an obligor with respect to 5% or less of the fair market value of the Assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of Securities by a Plan and (3) the holding of Securities by a Plan.

  Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the taxes imposed by Sections 4975 (a) and (b) of the Code by reason of Section 4975 (c) of the Code for transactions in connection with the servicing, management and operation of the Trust Fund. The Depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of
Section 4975 (c) of the Code) for transactions in connection with the servicing, management and operation of the Mortgage Pools, provided that the general conditions of the Exemption are satisfied.

  The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975 (c) (1) (A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a "party in interest" (within the meaning of Section 3
(14) of ERISA) or a "disqualified person" (within the meaning of Section 4975
(e) (2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Plan's ownership of Securities.

  To the extent the Securities are not treated as equity interests for purposes of DOL regulations section 2510.3-101, a Plan's investment in such Securities ("NON-EQUITY SECURITIES" ) would not cause the assets included in a related Trust Fund to be deemed Plan assets. However, the Depositor, the Servicer, the Trustee, or Underwriter may be the sponsor of or investment advisor with respect to one or more Plans. Because such parties may receive certain benefits in connection with the sale of Non-Equity Securities, the purchase of Non-Equity Securities using Plan assets over which any such parties has investment authority might be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, Non-Equity Securities may not be purchased using the assets of any Plan if any of the Depositor, the Servicer, the Trustee or Underwriter has investment authority with respect to such assets.

  In addition, certain affiliates of the Depositor might be considered or might become Parties in Interest with respect to a Plan. Also, any holder of Securities, because of its activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to certain Plans, including but not limited to Plans sponsored by such holder. In either case, the acquisition or holding of Non-Equity Securities by or on behalf of such a Plan could be considered to give rise to an indirect prohibited transaction within the meaning of ERISA and the Code, unless it is subject to one or more statutory or administrative exemptions such as Prohibited Transaction Class Exemption ("PTCE" ) 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager," PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE-91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain "in-house" asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

  Any Plan fiduciary which proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary which proposes to cause a Plan to purchase Securities representing a beneficial ownership interest in a pool of single-family residential first mortgage loans, a Plan

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

fiduciary should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The Prospectus Supplement with respect to a series of Securities may contain additional information regarding the application of the Exemption, PTCE 83-1 or any other exemption, with respect to the Securities offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase Strip Securities should consider the federal income tax consequences of such investment.

  ANY PLAN FIDUCIARY CONSIDERING WHETHER TO PURCHASE A SECURITY ON BEHALF OF A PLAN SHOULD CONSULT WITH ITS COUNSEL REGARDING THE APPLICABILITY OF THE FIDUCIARY RESPONSIBILITY AND PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE TO SUCH INVESTMENT.

  THE SALE OF SECURITIES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR THE UNDERWRITER THAT THIS INVESTMENT MEETS ALL RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

                               LEGAL INVESTMENT

  Each class of Offered Securities will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. The related Prospectus Supplement will specify which classes of the Securities, if any, will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, only classes of Offered Securities that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a series representing interests in, or secured by, a Trust Fund consisting of loans secured by first liens on real property and originated by certain types of originators specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. Those classes of Offered Securities qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut-off for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in mortgage related securities secured by liens on residential, or mixed residential and commercial, properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.

  SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. (S)24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC" ) has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. (S)1.5), certain "Type IV securities," defined in 12 C.F.R. (S)1.2(l) to include certain "residential mortgage related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration ("NCUA" ) has adopted rules, codified at 12 C.F.R. part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R.
(S)703.140.

  All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 POLICY STATEMENT") of the Federal Financial Institutions Examination Council ("FFIEC"), which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift Supervision, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes. Until October 1, 1998, federal credit unions will still be subject to the FFIEC's now-superseded "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as adopted by the NCUA with certain modifications, which prohibited depository institutions from investing in certain "high-risk mortgage securities," except under limited circumstances, and set forth certain investment practices deemed to be unsuitable for regulated institutions.

  If specified in the related Prospectus Supplement, other classes of Offered Securities offered pursuant to this Prospectus will not constitute "mortgage related securities" under SMMEA. The appropriate characterization of those classes under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Offered Securities, may be subject to significant interpretive uncertainties.

  Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Offered Securities, as certain classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

  The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and with regard to any Offered Securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

  Except as to the status of certain classes of Offered Securities as "mortgage related securities," no representation is made as to the proper characterization of the Offered Securities for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any Offered Securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Offered Securities) may adversely affect the liquidity of the Offered Securities.

  Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Securities of any class constitute legal investments for them or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                            METHODS OF DISTRIBUTION

  The Securities offered hereby and by the Supplements to this Prospectus will be offered in series. The distribution of the Securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Deutsche Bank Securities Inc. ("DBSI" ) acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Securities, underwriters may receive compensation from the Depositor or from purchasers of the Securities in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

  Alternatively, the Prospectus Supplement may specify that the Securities will be distributed by DBSI acting as agent or in some cases as principal with respect to Securities which it has previously purchased or agreed to purchase. If DBSI acts as agent in the sale of Securities, DBSI will receive a selling commission with respect to each series of Securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related Mortgage Loans as of the Cut-off Date. The exact percentage for each series of Securities will be disclosed in the related Prospectus Supplement. To the extent that DBSI elects to purchase Securities as principal, DBSI may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Securities of such series.

  The Depositor will indemnify DBSI and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments DBSI and any underwriters may be required to make in respect thereof.

  In the ordinary course of business, DBSI and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Securities.


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

  The Depositor anticipates that the Securities will be sold primarily to institutional investors. Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Securities. Securityholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

  As to each series of Securities, only those classes rated in one of the four highest rating categories by any Rating Agency will be offered hereby. Any unrated class may be initially retained by the Depositor, and may be sold by the Depositor at any time to one or more institutional investors.

                                 LEGAL MATTERS

  Certain legal matters, including the federal income tax consequences to Securityholders of an investment in the Securities of a series, will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York.

                             FINANCIAL INFORMATION

  A new Trust Fund will be formed with respect to each series of Securities and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Securities. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                    RATING

  It is a condition to the issuance of any class of Offered Securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by a Rating Agency.

  Ratings on mortgage pass-through certificates address the likelihood of receipt by Securityholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and other asset backed securities do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             INDEX OF DEFINED TERMS

1998 Policy Statement....................................................... 151
Accrual Securities..........................................................  54
Accrued Security Interest...................................................  56
Adjustable Rate Assets......................................................  34
Agency Securities...........................................................   1
Agreement...................................................................  63
Agreements..................................................................  18
ARM Contracts...............................................................  39
ARM Loans...................................................................  36
ARM Unsecured Home Improvement Loans........................................  38
Asset Conservation Act......................................................  99
Asset Group.................................................................  54
Asset Seller................................................................  34
Assets......................................................................   1
Available Distribution Amount...............................................  55
Balloon Payment Assets......................................................  28
Bankruptcy Code.............................................................  97
Bi-weekly Assets............................................................  34
Book-Entry Securities.......................................................  54
Buy Down Assets.............................................................  34
Buydown Funds............................................................... 111
Buydown Mortgage Loans......................................................  50
Buydown Period..............................................................  50
Capitalized Interest Account................................................  45
Cash Flow Agreement.........................................................  46
Cash Flow Agreements........................................................   1
Cede........................................................................   4
CERCLA......................................................................  98
Certificates................................................................   1
Charter Act.................................................................  41
Cleanup Costs...............................................................  98
clearing agency.............................................................  61
clearing corporation........................................................  61
Code........................................................................ 107
Collection Account..........................................................  67
Commission..................................................................   3
contract borrower...........................................................  91
Contract Lender.............................................................  91
Contract Rate...............................................................  39
Contracts...................................................................   1
Convertible Assets..........................................................  34
Cooperative.................................................................  90
Cooperative Loans...........................................................  90
Cooperatives................................................................  35
Counterparty................................................................  33
Covered Trust...............................................................  32
CPR.........................................................................  49
Credit Support..............................................................   1
Crime Control Act........................................................... 103
Cut-off Date................................................................  20

DBSI........................................................................ 152
DCR......................................................................... 147
Debt Securities............................................................. 108
Definitive Securities.......................................................  33
Deposit Trust Agreement.....................................................  63
Depositor...................................................................  34
Determination Date..........................................................  54
Disqualified Organization................................................... 125
disqualified person.........................................................  23
Distribution Date...........................................................  19
DOL......................................................................... 147
DTC.........................................................................   4
Due Period..................................................................  55
due-on-sale clause..........................................................  53
due-on-sale clauses.........................................................  52
ERISA....................................................................... 146
excess servicing............................................................ 134
Exchange Act................................................................   4
Excluded Plan............................................................... 148
Exemption................................................................... 147
Fannie Mae..................................................................   1
Fannie Mae Certificates.....................................................  34
FDIC........................................................................  67
FFIEC....................................................................... 151
FHA.........................................................................  12
FHA Loans...................................................................  35
Freddie Mac.................................................................   1
Freddie Mac Act.............................................................  42
Freddie Mac Certificate Group...............................................  42
Freddie Mac Certificates....................................................  24
Financial Instrument........................................................  33
Fitch....................................................................... 147
Freddie Mac Certificates....................................................  34
GEM Assets..................................................................  34
Ginnie Mae..................................................................   1
Ginnie Mae Certificates.....................................................  34
GPM Assets..................................................................  34
Grantor Trust Fund.......................................................... 108
Grantor Trust Securities.................................................... 108
holder...................................................................... 108
Home Equity Loans...........................................................  35
Home Improvement Contracts..................................................  35
Home Ownership Act..........................................................  30
Housing Act.................................................................  30
HUD.........................................................................  75
Increasing Payment Assets...................................................  34
Indenture...................................................................  63
Indenture Trustee...........................................................  63
Indirect Participants.......................................................  61
Insurance Proceeds..........................................................  55
Interest Accrual Period.....................................................  47
Interest Reduction Assets...................................................  34

land sale contract..........................................................  91
Land Sale Contracts.........................................................  35
Level Payment Assets........................................................  34
Liquidation Proceeds........................................................  55
Loan-to-Value Ratio.........................................................  35
Lock-out Date...............................................................  37
Lock-out Period.............................................................  37
Manufactured Home...........................................................  14
manufactured housing contracts..............................................  30
Mark to Market Regulations.................................................. 127
Master Servicer.............................................................  11
Moody's..................................................................... 147
Mortgage Loans..............................................................   1
Mortgage Notes..............................................................  35
Mortgage Rate...............................................................  37
mortgage related securities.................................................  23
Mortgage Securities.........................................................  34
Mortgaged Properties........................................................  35
Mortgages...................................................................  35
mortgagor...................................................................  89
Multifamily Mortgage Loan...................................................  35
Multifamily Property........................................................  35
NCUA........................................................................ 151
new partnership............................................................. 142
New Regulations............................................................. 130
Non-Equity Securities....................................................... 149
Non-Pro Rata Security....................................................... 112
Nonrecoverable Advance......................................................  58
Non-U.S. Person............................................................. 130
Notes.......................................................................   1
OCC......................................................................... 150
Offered Securities..........................................................   1
OID Regulations............................................................. 108
old partnership............................................................. 142
Originators.................................................................  29
Participants................................................................  61
Parties in Interest......................................................... 146
Partnership Securities...................................................... 108
Partnership Trust Fund...................................................... 108
party in interest...........................................................  23
Pass-Through Entity......................................................... 124
Pass-Through Rate...........................................................  56
PCBs........................................................................  98
Permitted Investments.......................................................  67
Plan........................................................................  23
plan assets.................................................................  23
Plans....................................................................... 146
Pooling and Servicing Agreement.............................................  63
Pre-Funded Amount...........................................................  45
Pre-Funding Account.........................................................  45
Pre-Funding Period..........................................................  45
prepayment..................................................................  49

Prepayment Assumption....................................................... 113
Prepayment Premium..........................................................  37
prohibited transaction......................................................  23
PTCE........................................................................ 149
Purchase Price..............................................................  65
qualified mortgages......................................................... 109
Rating Agency...............................................................  24
RCRA........................................................................  99
real estate assets..........................................................  22
real estate mortgage investment conduit.....................................   2
Record Date.................................................................  54
Refinance Loans.............................................................  36
regular interests........................................................... 108
Regular Securities.......................................................... 108
Regular Securityholder...................................................... 112
Related Proceeds............................................................  58
Relief Act.................................................................. 102
REMIC.......................................................................   3
REMIC Pool.................................................................. 108
REMIC Provisions............................................................ 108
REMIC Regulations........................................................... 108
REMIC Securities............................................................  63
REO Property................................................................  59
Residual Holders............................................................ 120
residual interests.......................................................... 108
Residual Securities......................................................... 109
Restricted Group............................................................ 147
Retained Interest...........................................................  77
Revolving Credit Line Loans.................................................  37
RICO........................................................................ 103
S&P......................................................................... 147
SBJPA of 1996............................................................... 111
secured-creditor exemption..................................................  99
Securities..................................................................   1
Security....................................................................  63
Security Balance............................................................  57
Security Owners.............................................................   4
Securityholder..............................................................  61
Securityholders.............................................................   4
senior lien.................................................................  28
Senior Securities...........................................................  53
Servicemen's Readjustment Act...............................................  45
Servicer....................................................................  11
Servicing Standard..........................................................  70
Single Family Mortgage Loan.................................................  35
Single Family Properties....................................................  35
SMMEA....................................................................... 150
SPA.........................................................................  49
Special Servicer............................................................  79
Standard Securities......................................................... 132
Startup Day................................................................. 109
Step-up Rate Assets.........................................................  34

Strip Securities............................................................  53
Stripped Agency Securities..................................................  43
Stripped Securities......................................................... 132
Stripped Securityholder..................................................... 137
Subordinate Securities......................................................  53
Sub-prime Mortgage Loan.....................................................  29
Subsequent Assets...........................................................  45
Superliens..................................................................  98
Taxable Mortgage Pools...................................................... 108
thrift institutions......................................................... 123
Tiered REMICS............................................................... 111
Title V..................................................................... 101
Title VIII.................................................................. 102
Trust Assets................................................................   3
Trust Fund..................................................................   1
Trustee.....................................................................  12
U.S. Person................................................................. 126
UCC.........................................................................  61
Underlying Servicing Agreement..............................................  63
Underwriter................................................................. 147
Unsecured Home Improvement Loans............................................   1
UST.........................................................................  99
VA..........................................................................  12
VA Guaranty Policy..........................................................  66
VA Loans....................................................................  35
Value.......................................................................  36
Voting Rights...............................................................  80
Warranting Party............................................................  66

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The expenses expected to be incurred in connection with the issuance and distribution of the Securities being registered, other than underwriting compensation, are as set forth below. All such expenses, except for the filing fee, are estimated.

      SEC Registration Fee.......................................... $  147,500
      Printing and Engraving Fees................................... $   90,000
      Legal Fees and Expenses....................................... $  250,000
      Accounting Fees and Expenses.................................. $   60,000
      Trustee Fees and Expenses..................................... $   30,000
      Rating Agency Fees............................................ $  510,000
      Miscellaneous................................................. $   50,000
                                                                     ----------
        Total....................................................... $1,137,500
                                                                     ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are made, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

  The By-laws of the Registrant provide for indemnification of officers and directors to the full extent permitted by the Delaware General Corporation Law.

  The Pooling and Servicing Agreement or Indenture for each series of Securities will provide either that the Registrant and the partners, directors, officers, employees and agents of the Registrant, or that the Servicer or Master Servicer and the partners, directors, officers, employees and agents of the Servicer or Master Servicer, will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder.

  The Underwriting Agreement for each series of Securities will generally provide that each underwriter will indemnify the Registrant, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Registrant within the meaning of either the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against claims, damages, or liability, to which the Registrant may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of material fact furnished by the underwriter for the preparation of a prospectus, or included in any computational materials, term sheets or similar documents delivered to prospective investors by the underwriter (other than any such untrue statement that is based on materials previously provided to the underwriter by the Registrant).

ITEM 16. EXHIBITS.

    1.1 Form of Underwriting Agreement.*
    4.1 Form of Pooling and Servicing Agreement.*
    4.2 Form of Indenture.*
    5.1 Opinion of Cadwalader, Wickersham & Taft.
    8.1 Opinion of Cadwalader, Wickersham & Taft with respect to certain tax matters.
   24.1 Consent of Cadwalader, Wickersham & Taft (included as part of Exhibits
         5.1 and 8.1).
   25.1 Powers of Attorney.*

*Previously filed.

ITEM 17. UNDERTAKINGS.

 A. Undertaking pursuant to Rule 415.

  The Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 B. Undertaking in connection with incorporation by reference of certain filings under the Securities Exchange Act of 1934.

  The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 C. Undertaking in respect of indemnification.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issues.

 D. Undertaking in respect of qualification of Indentures under the Trust Indenture Act of 1939.

  The Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of
Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 (including the requirement that the securities be rated investment grade at the time of sale) and has duly caused this Pre-Effective Amendment No. 1 to Form S-3 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on the 5th day of August, 1998.

                                          ACE Securities Corp.

                                                  /s/ Elizabeth S. Eldridge
                                          By:__________________________________
                                            Name:  Elizabeth S. Eldridge
                                            Title:      Vice President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS PRE-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.

               *                       President and Chief      August 5, 1998
-------------------------------------   Executive Officer
         DOUGLAS K. JOHNSON

               *                       Vice President,          August 5, 1998
-------------------------------------   Treasurer and Chief
         JULIANA C. JOHNSON             Financial Officer
                                        and Chief
                                        Accounting Officer

      /s/ Elizabeth S. Eldridge        Vice President,
-------------------------------------   Secretary               August 5, 1998
        ELIZABETH S. ELDRIDGE           and Assistant Treasurer

   /s/ Elizabeth S. Eldridge

*By: ___________________________
        ELIZABETH S. ELDRIDGE

        ATTORNEY-IN-FACT

--------

(1) Elizabeth S. Eldridge, by signing her name hereto, does sign this document on behalf of the person indicated above pursuant to a power of attorney duly executed by such person and filled with the Securities and Exchange Commission.